As filed with the Securities and Exchange Commission on October 30, 2017

Registration No. 333-220899

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEXTSOURCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Minnesota*
(State or other jurisdiction of incorporation or organization)
1040
(Primary Standard Industrial Classification Code Number)
20-0803515
(I.R.S. Employer Identification Number)

1001–145 Wellington Street West Toronto, Ontario, Canada M5J 1H8 (416) 364-4911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Scherba Chief Executive Officer 1001–145 Wellington Street West Toronto, Ontario, Canada M5J 1H8 (416) 364-4911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Chad Accursi Cassels Brock & Blackwell LLP Suite 2100, Scotia Plaza 40 King Street West Toronto Ontario, Canada M5H 3C2	Kimberley Anderson Dorsey & Whitney LLP 701 Fifth Ave., Suite 6100 Seattle, WA 98104

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the Redomicile described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares	527,716,967(1)	$0.06	$31,663,018(2)	$3,942.05(3)
(1)

Represents the estimated maximum number of common shares, $0.001 par value, of NextSource Materials Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Redomicile (as defined herein). The number of common shares is based upon the product obtained by multiplying (a) the exchange ratio of 1 by (b) the sum of (i) the total number of the Company’s common shares issued and outstanding as of October 26, 2017, (ii) the maximum number of the Company’s common shares issuable under warrants, and (iii) the total number of the Company’s common shares reserved and available for issuance pursuant to the Company’s stock option plans.

(2)

Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended, and based on the average of the bid and asked price of the Registrant’s common shares as reported on the OTCQB on October 26, 2017.

(3)

$3,930.84 of the filing fee was previously paid by the Registrant in connection with the initial filing, on October 11, 2017, of the registration statement on Form S-4 to which this Amendment No. 1 relates.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* Immediately after the effective date of the Redomicile (as defined herein), the registrant’s jurisdiction of incorporation will be Canada.

i

The information in this proxy statement/prospectus is not complete and may change. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or jurisdiction in which such offer or solicitation is not permitted.

SUBJECT TO COMPLETION – DATED OCTOBER 30, 2017

NEXTSOURCE MATERIALS INC.

145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8

525 93 Street, Surfside, Florida, United States 33154

NOTICE OF THE 2017 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

I am pleased to give you notice that the 2017 annual and special meeting (the “Meeting”) of holders (the “Stockholders”) of common shares (the “Shares”) of NextSource Materials Inc. (the “Company”) will be held at the Company offices at 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada, M5J 1H8 on December 5, 2017 at 10:00 a.m. (Toronto time) for the following purposes:

1.

To elect six directors of the Company, each to hold their offices until the next annual meeting of the Stockholders or until their successors have been duly elected and qualified or until the earlier of their resignation, removal or death. The Board of Directors recommends that Stockholders vote “FOR” each Director.

2.

To approve the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 and to authorize the Board of Directors to fix their remuneration. The Board of Directors recommends that the Stockholders vote “FOR” this proposal.

3.

To approve an amendment to the articles of incorporation of the Company or the articles of continuance of the Company, as applicable, to be completed at the Board’s sole discretion, to effect a share consolidation (reverse stock split) of the Company’s outstanding Shares in a ratio of between one-for-five and one-for-ten at any time prior to the one year anniversary of the Meeting, without further Stockholder approval; provided that all fractional Shares as a result of the split shall be automatically rounded up to the next whole Share. The Board of Directors recommends that the Stockholders vote “FOR” this proposal.

4.

To approve: (i) the corporate redomicile through a continuance of the Company from Minnesota to Canada (the “Redomicile”) pursuant to which the Company will be subject to and governed by Canadian corporate laws under the Canada Business Corporations Act (the “CBCA”); (ii) the plan of conversion relating to the Redomicile; (iii) the filing of the proposed articles of conversion under the Minnesota Business Corporation Act and the proposed articles of continuance of the Company under the CBCA; (iv) amendments to the articles of incorporation of the Company relating to the Redomicile; and (v) the adoption of new by-laws of the Company to replace the existing by-laws of the Company in connection therewith. The Board of Directors recommends that the Stockholders vote “FOR” this proposal.

5.	To consider and, if deemed appropriate, approve an advisory vote on executive compensation.

The Board of Directors has fixed the close of business on October 6, 2017 at 5:00 p.m. (Toronto time) as the record date for the Meeting. Only Stockholders of record at such time are entitled to notice of, and to vote at, the Meeting.

You should read this entire proxy statement/prospectus, including the appendices, carefully because it contains important information about matters to be voted on at the Meeting, including the Redomicile. In particular, you should read carefully the information set forth under the heading “Risk Factors”, beginning on page 50 of this proxy statement/prospectus, which discusses the risks relating to, among other things, the Redomicile.

Dated: October 30, 2017

/s/ Craig Scherba

President and Chief Executive Officer

Regardless of the number of Shares you own or whether you plan to attend the Meeting, it is important that your Shares be voted. If you hold your Shares in "street name" (that is, through a broker, bank or other nominee), complete, date and sign the voting instruction card that has been provided by your broker, bank or other nominee and return it in the enclosed envelope. If you hold your Shares directly and will attend the Meeting, remember to bring a form of personal identification with you and, if acting as a proxy for another Stockholder, bring written confirmation from that Stockholder that you are acting as a proxy. If you hold your Shares in "street name" and will attend the Meeting, bring a form of personal identification with you and proof of beneficial ownership. The Meeting for which this notice is given may be adjourned without further notice other than announcement at the Meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned Meeting.

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Canada has approved or disapproved of the securities to be issued in the Redomicile or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November 1, 2017, and will be sent to Stockholders on or about November 13, 2017.

ii

Table of Contents

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS	2
Broker Non-Votes and Other Matters	3
Voting of Proxies	3
Revocability of Proxies	3
Dissenters’ Rights	3
Solicitation Costs	4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
QUESTIONS AND ANSWERS RELATING TO MATTERS TO BE ADDRESSED AT THE MEETING	6
PROPOSAL 1	13
Recommendation	14
Biographies of the Nominated Directors of the Company	14
Interest of Informed Persons in Material Transactions and Related Transactions	15
Cease Trade Orders or Bankruptcies	16
Penalties or Sanctions	16
PROPOSAL 2	17
General Information	17
Recommendation	17
PROPOSAL 3	18
General Information About the Share Consolidation	18
Recommendation	19
Additional Information About the Share Consolidation	19
U.S. Federal and Canadian Federal Income Tax Considerations of the Share Consolidation	22
Certain Risks Related to the Share Consolidation	22
PROPOSAL 4	23
General Information About the Redomicile	23
Recommendation	24
Share Capital of the Company following the Redomicile	25
Comparison of Stockholder Rights	25
Dissent Rights of Stockholders	33
Interests of Directors and Executive Officers in the Redomicile	34
Certain Risks Related to the Redomicile	34
PROPOSAL 5	35
General Information	35
Recommendation	35
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	36
Scope of This Disclosure	36
Treatment of the Post-Redomicile Company as a U.S. Corporation	38
Tax Consequences to U.S. Stockholders	38
Tax Consequences to Non-U.S. Stockholders	41
MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	44
General	44
Share Consolidation	44
Redomicile to Canada	44
RISK FACTORS	49
Certain Risks Related to the Share Consolidation	49
Certain Risks Related to the Redomicile	49
Other Risk Factors Relating to the Company	50
BUSINESS OF THE COMPANY	51
FINANCIAL STATEMENTS, PRO FORMA FINANCIAL DATA AND HISTORICAL DATA	51
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	51
STATEMENT OF CORPORATE GOVERNANCE PRACTICES	51
Corporate Governance	51
Board of Directors	52

AUDIT COMMITTEE INFORMATION AND OVERSIGHT	57
REPORT OF THE AUDIT COMMITTEE	57
EXECUTIVE COMPENSATION	58
Compensation of Executives	58
Summary of the Stock Option Plan	59
EQUITY COMPENSATION PLAN INFORMATION	64
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	66
Changes in Control	67
MARKET PRICE AND DIVIDEND INFORMATION	67
Market Information	67
Stockholders of Record	67
Dividends	67
PRINCIPAL ACCOUNTING FEES AND SERVICES	67
ADDITIONAL INFORMATION	68
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	68
STOCKHOLDER PROPOSALS & NOMINATION DEADLINES	68

APPENDIX “A”	AUDIT COMMITTEE CHARTER
APPENDIX “B”	PLAN OF CONVERSION
APPENDIX “C”	PROPOSED ARTICLES OF CONVERSION
APPENDIX “D”	PROPOSED ARTICLES OF CONTINUANCE
APPENDIX “E”	PROPOSED NEW BY-LAWS
APPENDIX “F”	SECTION 302A.471 AND SECTION 302A.473 OF THE MBCA
APPENDIX “G”	FORM 10-K OF THE COMPANY

This proxy statement/prospectus incorporates important business and financial information about the Company that is not included in or delivered with the proxy statement/prospectus. Such information is available without charge to Stockholders upon written or oral request directed to: Marc Johnson, 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8, telephone (416) 364-4911. In order to ensure timely delivery of the information, any request should be made no later than five business days before December 5, 2017, the date of the Meeting.

NEXTSOURCE MATERIALS INC.

145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8

Tel: (416) 364-4911; Fax: (416) 364-2753

PROXY STATEMENT FOR THE 2017 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

December 5, 2017

Unless otherwise stated, the information contained in this proxy statement/prospectus is as of November 1, 2017.

Introduction

This proxy statement/prospectus is being furnished to holders (the “Stockholders”) of common shares (the “Shares”) of NextSource Materials Inc. (the “Company”) in connection with the solicitation by or on behalf of management of the Company by its Board of Directors (the “Board”) in connection with the 2017 annual and special meeting of Stockholders (the “Meeting”).

The Company is listed on the Toronto Stock Exchange (“TSX”) in Canada (ticker: NEXT), on the OTCQB in the United States of America (ticker: NSRC) and on the Frankfurt, Germany Stock Exchange (ticker: A1CXW3). Our registered United States office is located at 525 93 Street, Surfside, Florida 33154 United States and our principal business office is located at 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8.

All dollar amounts referenced herein, unless otherwise indicated, are expressed in United States dollars and Canadian dollars are referred to as “CAD”.

Date, Time and Place of the Meeting

This proxy statement/prospectus is being sent to Stockholders in connection with the solicitation of proxies by the Board of Shares for use at the Meeting to be held at the Company offices at 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada, M5J 1H8 on December 5, 2017 at 10:00 a.m. (Toronto time), or at any adjournment or postponement thereof. The proxy cut-off date for Shares to be voted in advance of the Meeting will be on December 1, 2017 at 10:00 a.m. (Toronto time). Proxies will be solicited primarily by mail but may also be solicited personally, by telephone or by facsimile by the regular employees of the Company at nominal costs. The costs of solicitation will be borne by the Company.

Record Date

Stockholders of record at the close of business on October 6, 2017, the record date for the Meeting, are entitled to receive this proxy statement/prospectus and to vote at the Meeting and at any adjournment or postponement thereof. On the record date, there were 460,995,711 outstanding Shares entitled to notice of and to vote at the Meeting. Holders of Shares have one vote per Share on each matter to be acted upon. A list of the Stockholders of record entitled to vote will be available at the Meeting and for 10 days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Toronto Time) at the Company’s principal office at 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8.

The presence in person or by proxy of holders of at least ten percent (10%) of the outstanding Shares of the Company constitutes a quorum. For purposes of determining the presence of a quorum for transacting business, abstentions and broker non-votes will be treated as Shares that are present. There are no cumulative voting rights. The inspector of election who will be appointed for the Meeting will tabulate votes cast by proxy or in person and will determine whether or not a quorum is present.

1

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

At the Meeting, we will ask our Stockholders to consider and to vote upon the following items:

1.

Election of Directors. The election of six directors of the Company, namely John Sanderson, Craig Scherba, Quentin Yarie, Robin Borley, Dean Comand and Dalton Larson. If elected, these directors will each hold their offices until the next annual meeting of Stockholders or until their successors have been duly elected and qualified or until the earlier of their resignation, removal or death. Directors are elected by a plurality of the voting power of the Shares present and entitled to vote at the Meeting. The Company has adopted a majority voting policy stipulating that if the votes in favour of the election of a director nominee at a Stockholders’ meeting represent less than a majority of the Shares voted and withheld at such meeting, the nominee will submit their resignation promptly after such meeting, for the Nomination Committee’s consideration. Ordinarily, a “withhold vote” will not have an effect on the vote of a proposal under a plurality standard. However, the standard required for this proposal (often referred to as “plurality plus”) differs from an ordinary plurality standard due to Company’s adoption of a majority voting policy. A “withhold” vote on this proposal may have an effect if the number of “withhold” votes exceeds the number of votes in favour of a nominee resulting in such nominee’s submission of their resignation for consideration by the Nomination Committee. Broker non-votes on the election of directors will have no effect as they will not represent votes cast for the purpose of electing directors.

2.

Appointment of MNP LLP. The approval of the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 and to authorize the Board to fix their remuneration. The proposal will require the affirmative vote of the greater of: (i) a majority of the voting power of the Shares present and entitled to vote at the Meeting, or (ii) a majority of the voting power of the minimum number of the Shares entitled to vote that would constitute a quorum for the transaction of business at the Meeting. For the purposes of this vote, abstentions will have the same effect as votes against the proposal.

3.

Share Consolidation. The approval of an amendment to the articles of incorporation or the articles of continuance, as applicable, to be completed at the Board’s sole discretion, to effect a share consolidation (reverse stock split) of our outstanding Shares (a “Share Consolidation”) in a ratio of between one-for-five and one-for-ten (the “Exchange Ratio”), at any time prior to the one year anniversary of the Meeting,, without further Stockholder approval; provided that all fractional Shares as a result of the split shall be automatically rounded up to the next whole Share. The proposal will require the affirmative vote of the greater of: (i) a majority of the voting power of the Shares present and entitled to vote at the Meeting, or (ii) a majority of the voting power of the minimum number of the Shares entitled to vote that would constitute a quorum for the transaction of business at the Meeting. For purposes of this vote, abstentions will have the same effect as votes against the proposal.

4.

Redomicile to Canada. The approval of: (i) the corporate redomicile through a continuance of the Company from Minnesota to Canada (the “Redomicile”) pursuant to which the Company will be subject to and governed by Canadian corporate laws under the Canada Business Corporations Act (the “CBCA”); (ii) the plan of conversion relating to the Redomicile (the “Plan of Conversion”); (iii) the filing of the proposed articles of conversion (the “Articles of Conversion”) under the Minnesota Business Corporation Act (“MBCA”) and the proposed articles of continuance (the “Articles of Continuance”) of the Company under the CBCA; (iv) amendments to the articles of incorporation of the Company relating to the Redomicile; and (v) the adoption of new by-laws of the Company (the “New By-laws”) to replace the existing by-laws of the Company in connection therewith. The proposal will pass with the affirmative vote of a majority of the outstanding Shares entitled to vote. For the purposes of this vote, abstentions and broker non-votes will have the same effect as votes against the proposal.

5.

Advisory Vote on Executive Compensation. As required by the rules of the Securities Exchange Commission, the approval, by a non-binding advisory vote, of the Company’s executive compensation as outlined in this proxy statement/prospectus. The proposal will pass with the affirmative vote of the greater of: (i) a majority of the voting power of the Shares present and entitled to vote at the Meeting, or (ii) a majority of the voting power of the minimum number of the Shares entitled to vote that would constitute a quorum for the transaction of business at the Meeting. For purposes of this vote, abstentions will have the same effect as votes against. Broker non-votes will have no effect on the vote on such proposal.

2

Broker Non-Votes and Other Matters

If you hold your Shares in street name and do not provide voting instructions to your broker, your Shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Meeting and, therefore, are not counted for the purpose of determining whether Stockholders have: (i) approved the election of directors in proposal 1; (ii) approved the Redomicile and related matters in proposal 4; or (iii) approved the advisory vote on executive compensation in proposal 5, because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker will have discretion to vote your Shares only on proposals 2 and 3 because the Company expects those matters to be considered routine matters.

As of the date of this proxy statement/prospectus, the Company does not know of any matters other than those set forth herein that will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

Voting of Proxies

If your Shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those Shares, the “Stockholder of record”. The proxy statement/prospectus has been sent directly to you on the Company’s behalf at the address on file with Continental Stock Transfer & Trust Company. The Company has engaged the Canadian co-transfer agent, TSX Trust Company, to handle the setup, mailing and tabulation of proxies in relation to the Meeting.

If your Shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of Shares held in street name. The proxy statement/prospectus has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those Shares, the Stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your Shares by using the voting instruction card included in the mailing.

A Stockholder has the right to appoint a person or company (who need not be a Stockholder of the Company), other than the persons designated in the accompanying form of proxy, to represent the Stockholder at the Meeting. Such right may be exercised by inserting the name of such person or company in the blank space provided in the proxy or by completing another proper form of proxy. Your Shares will be voted in accordance with the instructions contained in the proxies. Your Shares will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your Shares will be voted accordingly. Stockholders should not send stock certificates with their proxy cards.

IF YOU RETURN A SIGNED PROXY CARD WITHOUT INDICATING YOUR VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE PROPOSALS PUT FORTH AT THE MEETING.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a Stockholder from voting in person. A Stockholder may revoke a proxy at any time prior to your proxy being voted: (i) by delivering to the Company’s President and Chief Executive Officer, prior to the Meeting, a written notice of revocation bearing a later date or time than the proxy; (ii) by timely delivery of a valid, later dated proxy; or (iii) by attending the Meeting and voting in person. Attendance at the Meeting will not by itself constitute revocation of a proxy. If an adjournment occurs, it will have no effect on the ability of Stockholders of record as of the record date to exercise their voting rights or to revoke any previously delivered proxies. We do not expect to adjourn the Meeting for a period of time long enough to require the setting of a new record date.

Dissenters’ Rights

Stockholders are entitled to dissenters’ rights in connection with the Redomicile. Refer to the discussion under the heading “Dissent Rights of Stockholders” for important information concerning dissenters’ rights and the procedure to exercise such rights.

3

Stockholders are not entitled to dissenters’ rights in connection with the proposed amendment to the Company’s articles of incorporation to implement a Share Consolidation. If the Company implements a Share Consolidation, the Company will not independently make such rights available to the Company’s Stockholders.

Solicitation Costs

The Company will pay the cost of solicitation of proxies on behalf of the Board. In addition to mail, proxy solicitation may be made through other means, including by telephone, facsimile and personal interview by our officers, directors and employees.

The Company does not intend to pay for an intermediary to deliver to Objecting Beneficial Owners, or “OBOs” (within the meaning of such term under NI 54-101, the proxy-related materials and Form 54-101F7, and therefore OBOs will not receive the materials unless their intermediary assumes the costs of delivery. The Company is sending proxy related material to non-objecting beneficial holders.

4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of U.S. securities laws and forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”) and are intended to be covered by the safe harbors provided by such regulations. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements.

Our forward-looking statements may include, without limitation, statements with respect to:

●	the expected benefits, effects or results of the Redomicile;

●	the timing of the Redomicile;

●	the tax and accounting treatment of the Redomicile;

●	the expected benefits and effects of the Share Consolidation; and

●	our operations, costs and effective tax rates going forward.

Forward-looking statements are not guarantees of future performance. They are based on current expectations that involve a number of risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. The assumptions underlying our forward-looking statements are based on judgments with respect to a number of factors that are difficult or impossible to predict accurately, and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.

Important factors that may cause our actual results to differ from our forward-looking statements include, but are not limited to:

●	costs related to the Redomicile, which could be different than expected;

●

changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities reaching conclusions at odds with our assessment of the effects of such laws, treaties and regulations;

●	the timing of the completion of any Share Consolidation; and

●	the risks outlined in the Form 10-K of the Company as attached in Appendix “G” under the heading “Risk Factors” as well as risks discussed elsewhere in this proxy statement/prospectus.

In light of the significant uncertainties inherent in our forward-looking statements, there can be no assurance that the forward-looking statements contained in this proxy statement/prospectus will in fact occur, and the inclusion of such forward-looking statements in this proxy statement/prospectus should not be construed as a representation by us or any other person that our predicted or expected outcomes will be achieved. You should carefully consider the risks disclosed in this proxy statement/prospectus before deciding how to vote.

Additionally, you are cautioned that our Company does not have a policy of updating or revising forward-looking statements and thus, you should not assume that silence by our management over time means that actual events are bearing out as estimated in such forward-looking statements.

5

QUESTIONS AND ANSWERS RELATING TO MATTERS TO BE ADDRESSED AT THE MEETING

The following questions and answers are intended to address briefly some anticipated questions regarding the proposed matters to be addressed at the Meeting. These questions and answers may not address all questions that may be important to Stockholders. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its appendices and the documents referred to in this proxy statement/prospectus for further information.

Q:	Why am I receiving this proxy statement/prospectus?

A:

The Meeting is being held to consider the annual business of the Company, including the election of directors to the Board and the appointment of auditors. Stockholders are also being asked to vote on certain other business, including the Share Consolidation, the Redomicile, and a non-binding advisory vote on executive officer compensation. We encourage you to read this proxy statement/prospectus carefully, as it contains important information about the proposals to be put forth at the Meeting.

Q:	What does the Board recommend?

A:	The Board unanimously recommends that Stockholders use their proxy to vote as follows:

1.	FOR the election of persons put forth in this proxy to serve on the Board;

2.

FOR the approval of the appointment of MNP LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 and to authorize the Board to fix the firm’s remuneration;

3.

FOR the approval of an amendment to the articles of incorporation of the Company, to be completed at the sole discretion of the Board, to effect the Share Consolidation and determine the timing of, and Exchange Ratio applicable to, the Share Consolidation;

4.

FOR the approval of the Redomicile, the Plan of Conversion relating to the Redomicile, the filing of the proposed Articles of Conversion under the MBCA and the proposed Articles of Continuance under the CBCA, amendments to the articles of incorporation relating to the Redomicile, and the adoption of the New By-laws in connection therewith; and

5.	FOR the approval of the advisory vote on executive officer compensation.

Q:	What is the Share Consolidation?

A:

The Share Consolidation (reverse stock split) is a method by which the Company may reduce the total number of issued and outstanding Shares of the Company. All issued and outstanding Shares of the Company are divided by the Exchange Ratio, as determined by the Board.

The Board’s primary objective with the Share Consolidation resolution is to seek the authority to effect a Share Consolidation to increase the per-Share trading price of the Shares.

Stockholders are advised to read the more detailed discussion under the heading “General Information About the Share Consolidation”.

Q:	What are the potential benefits of the Share Consolidation?

A:

Implementing the Share Consolidation has the potential, among other things, to increase the price per Share, improve the marketability of the Shares to potential investors and reduce transaction expenses (i.e. commissions).

Stockholders are advised to read the more detailed discussion under the heading “Potential Benefits of the Share Consolidation”.

6

Q:	What are the effects of the Share Consolidation?

A:

If implemented, the Share Consolidation will, among other things, immediately and automatically reduce the total number of issued and outstanding Shares. However, Stockholders’ proportional holdings of Shares will remain unchanged following the Share Consolidation. Any outstanding options, restricted stock awards and warrants will automatically be adjusted in accordance with the Share Consolidation.

Stockholders are advised to read the more detailed discussion under the headings “Effects of the Share Consolidation” and “Risk Factors”.

Q:	What is the Redomicile?

A:

The Redomicile is the method by which the Company proposes to change the corporate jurisdiction in which it is incorporated from Minnesota to Canada. After the completion of the Redomicile, the Company will no longer be organized under the laws of Minnesota, but will instead be governed by the laws of Canada under the CBCA.

The Company will continue to conduct the same business as the Company conducted prior to the Redomicile and will continue to be traded on the TSX under the symbol “NEXT” and on the OTCQB under the symbol “NSRC”.

Stockholders are advised to read the more detailed discussion under the heading “General Information About the Redomicile”.

Q:	Why does the Company want to change the corporate jurisdiction in which it is incorporated from Minnesota to Canada?

A:	Management believes that being continued in Canada from Minnesota will assist the Company in advancing its business plan internationally and will provide the Company with the following benefits:

●

The Company’s principal office is located in Toronto, Canada and the Company does not have any substantive connections to Minnesota. As such, management is already familiar with the applicable Canadian laws that would apply to the Company as a Canadian corporation.

●	The Company’s principal trading market is the Toronto Stock Exchange (TSX) where Minnesota corporations are uncommon, which could be limiting investor interest.

●

As a Canadian corporation, we expect to be considered a “foreign private issuer” under U.S. securities laws, which is expected to ease our ability to raise funds outside of the United States without those securities being subject to an extended restricted period under U.S. securities laws.

●

As a Canadian corporation, we would have the potential to simplify our continuous disclosure obligations if we are eligible to discontinue our reporting obligations under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”). We would thereafter only be required to comply with Canadian continuous disclosure requirements, which is expected to greatly reduce our administrative, audit and legal costs as compared to our current situation.

●	As a Canadian corporation, we could apply for and benefit from export support programs from Export Development Canada (EDC), which offers trade financing, export credit insurance and bonding services.

The Company cannot assure Stockholders that all the anticipated benefits of the Redomicile will be realized. In addition to the potential benefits described above, the Redomicile will expose the Company and Stockholders to risks, some of which are described in greater detail later in this proxy statement/prospectus under the heading “Risk Factors”. The Board has considered both the potential advantages of and the risks associated with the Redomicile and has unanimously approved and recommends that Stockholders vote to approve the Redomicile.

Q:	Will the Redomicile affect the Company’s current or future operations?

A:

While changing the incorporation of the Company is expected to position the Company to capture the benefits described above, the Company believes that the Redomicile should otherwise have no material impact on day-to-day operations.

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Q:	Will the Redomicile have an impact on operating expenses?

A:	The Company expects the Redomicile to decrease its expenses relating to SEC filing fees, administrative, accounting, legal and other costs related to U.S. securities law compliance matters.

Q:	Will the Redomicile result in any changes to the rights of Stockholders?

A:

The rights of Stockholders under Canadian corporate laws, as holders of post-Redomicile common shares of the Company, will differ from the current stockholder rights under Minnesota corporate laws, as holders pre-Redomicile shares of common stock of the Company.

In addition, the Company’s amended articles of incorporation and New By-laws will differ from the Company’s current articles of incorporation and by-laws. Notwithstanding the changes to the governing documents of the Company, the Company believes that Canadian corporate laws and the post-Redomicile articles of incorporation and by-laws as a whole will adequately safeguard the rights of Stockholders.

Stockholders are advised to read the more detailed discussion of Stockholder rights under the heading “Comparison of Stockholder Rights”.

Q:	Can Stockholders trade Shares of the Company between the date of this proxy statement/prospectus and the completion of the Redomicile?

A:	Yes. Shares will continue to trade during this period.

Q:	After the Redomicile is complete, where can I trade common shares of the Company?

A:

The post-Redomicile common shares of the Company will continue to trade on the TSX in Canada (ticker: NEXT), on the OTCQB in the United States (ticker: NSRC) and on the Frankfurt, Germany Stock Exchange (ticker: A1CXW3).

Q.	Is the Redomicile a taxable transaction for the Company?

A:	The Redomicile is not expected to be a taxable transaction for the Company.

Q:	Is the Redomicile expected to be taxable to Stockholders?

A:	U.S. Tax Considerations for all Stockholders:

The Redomicile will qualify as a tax-deferred “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the “Code”) and no gain or loss will be recognized by Stockholders as a result of the Redomicile.

Stockholders are advised to read the more detailed discussion of U.S. tax considerations under the heading “Material U.S. Federal Income Tax Considerations”.

Canadian Tax Considerations for all Stockholders:

The Redomicile will not give rise to a disposition of Shares by a Stockholder and no Canadian income tax should be payable by a Stockholder on the Redomicile.

Stockholders are advised to read the more detailed discussion of Canadian tax considerations under the heading “Material Canadian Federal Income Tax Considerations”.

Q:	Will there be U.S. or Canadian withholding tax on future dividends paid by the Company to Stockholders following the Redomicile?

A:	U.S. Tax Considerations for U.S. Stockholders:

Future dividends received by a U.S. Stockholder with respect to the post-Redomicile common shares of the Company will generally not be subject to U.S. withholding taxes unless such U.S. Stockholder: (i) fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9); (ii) furnishes an incorrect U.S. taxpayer identification number; (iii) is notified by the IRS that such U.S. Stockholder has previously failed to properly report items subject to backup withholding tax; or (iv) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Stockholder that it is subject to backup withholding tax.

8

Stockholders are advised to read the more detailed discussion of U.S. tax considerations under the heading “Material U.S. Federal Income Tax Considerations”.

U.S. Tax Considerations for non-U.S. Stockholders:

A non-U.S. Stockholder that receives a distribution, including a constructive distribution, with respect to a post-Redomicile common share will be required to treat such distribution as a dividend to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated: (i) as a tax-free return of capital to the extent of a non-U.S. Stockholder’s tax basis in the Company common shares; and (ii) thereafter as gain from the sale or exchange of such shares.

Any amount treated as a dividend generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty. To the extent a distribution from the Company is treated as a dividend effectively connected with the conduct of a trade or business within the U.S. (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Stockholder) and includible in the non-U.S. Stockholder’s gross income, it will not be subject to the withholding tax (assuming proper certification and disclosure), but instead will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

Stockholders are advised to read the more detailed discussion of U.S. tax considerations under the heading “Material U.S. Federal Income Tax Considerations”.

Canadian Tax Considerations for U.S. Stockholders:

Although the Company has yet to pay any dividends to Stockholders, future dividends paid or credited or deemed to be paid or credited by the Company to a Stockholder who is not a resident of Canada will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended, the rate of withholding tax on dividends paid or credited to a non-Canadian Stockholder who is resident in the U.S. is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a Stockholder that is a company beneficially owning at least 10% of the voting shares of the Company).

Stockholders are advised to read the more detailed discussion under the heading “Material Canadian Federal Income Tax Considerations”.

Q:	Will there be U.S. and/or Canadian tax on future gains realized on dispositions by Stockholders of post-Redomicile common shares of the Company?

A:	U.S. Tax Considerations for U.S. Stockholders:

Upon the sale or other taxable disposition of Company common shares received in the Redomicile, a U.S. Stockholder will recognize a capital gain or loss in an amount equal to the difference between: (i) the amount of cash plus the fair market value of any property received; and (ii) such U.S. Stockholder’s tax basis in the shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Stockholder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Stockholder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Stockholders are advised to read the more detailed discussion under the heading “Material U.S. Federal Income Tax Considerations”.

9

U.S. Tax Considerations for non-U.S. Stockholders:

A non-U.S. Stockholder will not be subject to U.S. federal income tax on gain recognized from the sale, exchange, or other taxable disposition of post-Redomicile common shares of the Company, unless the gain is effectively connected with a U.S. trade or business carried on by the non-U.S. Stockholder (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Stockholder) or if such non-U.S. Stockholder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met.

Stockholders are advised to read the more detailed discussion under the heading “Material U.S. Federal Income Tax Considerations”.

Canadian Tax Considerations for U.S. Stockholders:

A Stockholder who is not resident in Canada generally will not be subject to Canadian income tax in respect of a capital gain realized on the disposition of a Share, unless the Share constitutes “taxable Canadian property” to the Stockholder.

Provided the Shares are listed on a “designated stock exchange”, which currently includes the TSX, at the time of disposition, the Shares generally will not constitute taxable Canadian property of a Stockholder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Stockholder, persons with whom the Stockholder did not deal at arm’s length, partnerships in which the Stockholder or a person with whom the Stockholder does not deal at arm’s length hold a membership interest directly or indirectly through one or more partnerships, or the Stockholder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties, timber resource properties or an option, an interest or right in such property.

Stockholders are advised to read the more detailed discussion under the heading “Material Canadian Federal Income Tax Considerations”.

Canadian Tax Considerations for Canadian Stockholders:

A Stockholder who is resident in Canada generally will realize a capital gain (or capital loss) upon the disposition of a Share and one-half of such gain will be taxable.

Stockholders are advised to read the more detailed discussion under the heading “Material Canadian Federal Income Tax Considerations”.

Q:	What types of information and reports will the Company make available following the Redomicile?

A:

As long as the Company remains a reporting issuer under the Exchange Act, the Company will continue to be subject to the rules regarding tender offers and the corporate governance requirements of the OTCQB, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. For example, this includes the independence requirements for audit and compensation committee composition, SEC and Sarbanes-Oxley annual certification requirements and auditor independence rules, unless certain circumstances change.

As a public company in Canada, the Company is already required to comply with Canadian securities laws as well as the policies of the TSX. This will not change as a result of the Redomicile. The Company will continue to comply with Canadian disclosure requirements in respect of, among other things, financial statements, management’s discussion and analysis and material change reports.

Stockholders are advised to read the more detailed discussion under the heading “Comparison of Stockholder Rights”.

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Q:	Are there any outstanding approvals that the Company needs to receive to complete the Redomicile?

A:

The Redomicile cannot be completed without receiving Stockholder approval of the resolution in respect of the Redomicile (the “Redomicile Resolution”). Under applicable law, the Board cannot waive the requirement to obtain Stockholder approval.

Under the CBCA, the Company will be required to obtain certain approvals from the Minnesota Secretary of State to effect the Redomicile. Upon receiving evidence of such approvals, the Company will proceed to notify the applicable authorities in Canada of our intention to continue the Company from Minnesota to Canada, including those that administer the CBCA and certain authorities at the TSX. The Company will then complete the necessary procedural steps to effect the Redomicile.

Notwithstanding approval of the Redomicile Resolution by Stockholders, the Board may, in its sole discretion and without further approval of Stockholders, abandon the application for the Redomicile.

Stockholders are advised to read the more detailed discussion under the heading “General Information About the Redomicile”. In addition, the expected timing for the completion of the Redomicile may be impacted by other factors described in this proxy statement/prospectus.

Q:	Will the financial statements of the Company change as a result of the Redomicile?

A:

The Company’s financial statements are currently reported in U.S. dollars under U.S. generally accepted accounting principles (“U.S. GAAP”) and must also comply with financial reporting and governance requirements of Canadian law.

As a result of the Redomicile, the Company will be required to begin reporting our financial results in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and an unreserved statement of compliance with the International Financial Reporting Standards (“IFRS”). Given the similarities between U.S. GAAP and Canadian GAAP, the Company does not expect any material change to our financial results as a result of the Redomicile. The Company expects to continue to report the financial statements in U.S. dollars.

As of the date of this proxy statement/prospectus, the Company’s authorized capital stock consists of 650,000,000 Shares. After giving effect to the Redomicile, the Company’s authorized share capital will be composed of an unlimited number of common shares without nominal or par value.

Q:	When do you expect the Redomicile to be completed?

A:

If the Company receives the requisite approval of the Redomicile Resolution by Stockholders at the Meeting, the Company anticipates that we will proceed with the necessary steps to effect the Redomicile as soon as practicable following the Meeting.

Stockholders are advised to read the more detailed discussion under the heading “General Information About the Redomicile”.

Q:	What will I receive for my Shares of common stock of the Company?

A:

In connection with the Redomicile, each Share of common stock held by a Stockholder immediately prior to the effective time of the Redomicile will become one common share of the Canadian corporation after the effective time of the Redomicile. The Shares will be deemed to be issued in compliance with the CBCA and accordingly no new share certificates will be issued. Additionally, each option, warrant or other right to purchase that are outstanding immediately before the effective time of Redomicile shall, upon the effectiveness of the Redomicile, be converted into an option, warrant or other right, respectively, to purchase an equal number of common shares of the Canadian corporation.

Q:	Do I have to take any action to exchange my Shares of common stock of the Company and receive the common shares of the Company that I become entitled to receive as a result of the Redomicile?

A:	No action will be required.

Beneficial holders of Shares held in “street name” through a bank, broker or other nominee and record owners of Shares held in book-entry form will not be required to take any action. The ownership of common shares of the Company will be recorded in book-entry form by each Stockholder’s nominee (for Shares held in “street name”) or by Continental Stock Transfer & Trust Company/TSX Trust Company, the Company’s transfer agent (for Shares held by record owners in book-entry form), without the need for any additional action on the part of Stockholders. Stockholders of record that hold Shares in book-entry form will receive a statement of shareholdings in the Company after the completion of the Redomicile.

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Stock certificates representing Shares will, at the effective time of the Redomicile, automatically represent the same number of post-Redomicile common shares of the Company. Stockholders will not be required to exchange stock certificates as a result of the Redomicile. If Stockholders desire to sell some or all of their post-Redomicile common shares of the Company after the effective time, delivery of the stock certificate or certificates which previously represented Shares of common stock will be sufficient.

Following the Redomicile, share certificates bearing the name of the Company will be issued in the normal course upon surrender of outstanding stock certificates for transfer or exchange.

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PROPOSAL 1

ELECTION OF DIRECTORS

General Information

Under TSX rules, listed issuers must elect directors annually, elect directors individually and publicly disclose the votes received for the election of each director by news release. The Company’s practice is to hold annual elections for directors and at meetings of Stockholders called for this purpose. Each director is elected individually. The Company will disclose the votes each nominee for election receives by way of press release in Canada and on a Form 8-K in the United States.

Under the Company’s existing by-laws, the number of directors of the Company shall be determined from time to time by the Board. The Board has fixed the number of directors of the Company at six. Directors of the Company will hold their offices until the next annual meeting of Stockholders or until their successors have been duly elected and qualified or until the earlier of resignation, removal of office or death. Executive officers of the Company are appointed by the Board to serve until their successors are elected and qualified.

Majority Voting Policy

The Company has adopted a majority voting policy stipulating that if the votes in favour of the election of a director nominee at a Stockholders’ meeting represent less than a majority of the Shares voted and withheld at such meeting, the nominee will submit their resignation promptly after such meeting, for the Nomination Committee’s consideration. The Nomination Committee will make a recommendation to the Board after reviewing the matter, and the Board’s decision to accept or reject the resignation offer will be disclosed to the public. The nominee will not participate in any Nomination Committee or Board deliberations relating to the resignation offer. The policy does not apply in circumstances involving a proxy battle or contested director elections.

Nominated Directors

The following table sets forth the name, province or state and country of residence, age, Company position and principal occupation of the six nominated directors of the Company as at October 30, 2017 as well as the stockholdings of each director. There are no family relationships between any director or executive officer of the Company.

Name	Age	Company Position	Principal Occupation	Director Since	# of Voting Securities Beneficially Owned, or Controlled or Directed, Directly or Indirectly (3)
John Sanderson(1) (Vancouver, BC, Canada)	82	Director, Chairman of the Board of Directors	Lawyer and arbitrator	January 2009	75,000
Craig Scherba(2) (Oakville, ON, Canada)	44	Director, President & Chief Executive Officer	President & CEO of the Company	January 2010	600,000
Robin Borley(2) (Johannesburg, South Africa)	49	Director, Senior Vice President – Mine Development	SVP-Mine Development of the Company	December 2013	2,787,857
Quentin Yarie(1) (Toronto, ON, Canada)	52	Director	President & CEO of Red Pine Exploration Inc., and Honey Badger Exploration Inc., and President of MacDonald Mines Exploration Inc.	December 2008	375,000
Dean Comand (1) (Ancaster, ON, Canada)	51	Director	Professional Engineer. Consultant - mining and energy sectors	October 2014	0
Dalton Larson (1) (Surrey, BC, Canada)	77	Director	Lawyer and arbitrator	October 2014	1,000,000

(1) Messrs. Sanderson, Comand, Larson and Yarie are independent of the Company.

(2) Messrs. Scherba and Borley are non-independent directors as they are executive officers of the Company.

(3) The information as to principal occupation and voting securities (defined as securities that, by their terms, provide the securityholders with a presently exercisable right to vote for the election of directors) beneficially owned or controlled or directed, directly or not directly, not being within the knowledge of the Company, has been furnished by the respective nominees.

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Recommendation

The Board recommends that Stockholders vote “FOR” the election of each of the nominated directors.

Biographies of the Nominated Directors of the Company

John Sanderson, Q.C. (Vancouver, Canada)

Mr. Sanderson has been the Company’s Vice Chairman of the Board since October 2009 and a director of our Company since January 2009. Mr. Sanderson was Chairman of the Board of the Company from January 2009 to September 2009. Mr. Sanderson is a chartered mediator, chartered arbitrator, consultant and lawyer called to the bar in the Canadian provinces of Ontario and British Columbia. Mr. Sanderson’s qualifications to serve as a director include his many years of legal and mediation experience in various industries. Mr. Sanderson is a Queen’s Counsel (Q.C.). He has acted as mediator, facilitator and arbitrator across Canada, and internationally, in numerous commercial transactions, including insurance claims, corporate contractual disputes, construction matters and disputes, environmental disputes, inter-governmental disputes, employment matters, and in relation to aboriginal claims. He has authored and co-authored books on the use and value of dispute resolution systems as an alternative to the courts in managing business and legal issues.

Craig Scherba, P.Geol. (Oakville, Canada)

Mr. Scherba was appointed as the President and Chief Executive Officer of the Company in August 2015 and has served as a director since January 2010. Mr. Scherba served as President and Chief Operating Officer from September 2012 to August 2015 and Vice President, Exploration of the Company from January 2010 to September 2012. Mr. Scherba has been a professional geologist (P. Geol.) since 2000, and his expertise includes supervising large Canadian and international exploration. Mr. Scherba also serves as Vice President, Exploration of MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc. which are resource exploration companies trading on the TSX Venture Exchange. In addition, Mr. Scherba was professional geologist with Taiga Consultants Ltd. (“Taiga”), a mining exploration consulting company from March 2003 to December 2009. He was a managing partner of Taiga between January 2006 and December 2009. Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources’ high grade gold, copper and zinc Bisha project in Eritrea. While at Taiga, Mr. Scherba served as the Company's Country and Exploration Manager in Madagascar during its initial exploration stage.

Robin Borley (Johannesburg, South Africa)

Mr. Borley was appointed our Senior Vice President (“SVP”) of Mine Development in December 2013 and has served as a director since December 2013. Mr. Borley is a Graduate mining engineering professional and a certified mine manager with more than 25 years of international mining experience building and operating mining ventures. He has held senior management positions both internationally and within the South African mining industry. Until October 2014, Mr. Borley served as Mining Director for DRA Mineral Projects. In addition, Mr. Borley was instrumental as the COO of Red Island Minerals in a developing a Madagascar coal venture. His diverse career has spanned resource project management, evaluation, exploration and mine development. Robin has completed several mine evaluations including operational and financial evaluations of new and existing operations across a diverse range of resource sectors. He has experience in the management of underground and surface mining operations from both the contractor and owner miner environments. From 2006 through to 2012, Robin participated in the BEE management buy-out transaction of the Optimum Colliery mining property from BHP, through its independent listing and its ultimate sale to Glencore in December 2012.

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Quentin Yarie, P.Geo. (Toronto, Canada)

Mr. Yarie has served as a director of the Company since 2008. Mr. Yarie is an experienced geophysicist and a successful entrepreneur with over 25 years’ experience in mining and environmental/engineering. Mr. Yarie has project management and business development experience as he has held positions of increasing responsibility with a number of Canadian-based geophysical service providers. He is currently CEO and President of Red Pine Exploration Inc., and Honey Badger Exploration Inc. and President of MacDonald Mines Exploration Inc. From January 2010, Mr. Yarie was Senior Vice President Exploration for MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc. all listed on the TSX Venture Exchange headquartered in Toronto, Canada. From October 2007 to December 2009, Mr. Yarie was a business development officer with Geotech Ltd, a geophysical airborne survey company. From September 2004 to October 2007, Mr. Yarie was a senior representative of sales and business development for Aeroquest Limited. From 1992-2001, he was a partner of a specialized environmental and engineering consulting group where he managed a number of large projects including the ESA of the Sydney Tar Ponds, the closure of the Canadian Forces Bases in Germany and the Maritime and Northeast Pipeline project.

Dean Comand P. Eng, CET MMP CDir. (Ancaster, Canada)

Mr. Comand has served as a director of the Company since October 2014. He is a Mechanical Engineer and holds his P. Eng designation in the province of Ontario as well as designation as a Certified Engineering Technologist. Mr. Comand earned his Maintenance Manager Professional Designation (MMP) license in 2006 and his Charter Director designation (CDir) in 2012. Mr. Comand is currently the President and Chief Executive Officer of Hamilton Utilities Corporation and continues to provide strategic advice to numerous clients around the world in the mining and energy sectors. From 2009 – 2014, Mr. Comand worked for Sherritt International as Vice President of Operations of Ambatovy, a large scale nickel project in Madagascar. He successfully led the construction and commissioning of Ambatovy, and led the operations to commercial production. He has extensive business and financial acumen in large-scale energy, power, and mining industries. He has consistently held senior positions in operations, business, project development, environmental management, maintenance, and project construction. He has managed a variety of complex operations, including one of the world’s largest mining facilities, industrial facilities, numerous power plants, renewable energy facilities and privately held municipal water treatment facilities across Canada and the United States.

Dalton Larson (Surrey, Canada)

Mr. Larson has served as a director of our Company since October 2014. Mr. Larson is a Canadian attorney with more than 35 years as a member of the Law Society of British Columbia. He commenced practice as a member of the Faculty of Law, University of British Columbia, subsequently becoming a partner of a major Vancouver Law firm, now McMillan LLP. Currently, he maintains a private practice along with a vigorous investment business. He is a recognized expert in alternate dispute resolution and has extensive experience as a professional arbitrator and mediator. He has three degrees, including a Master’s degree in law from the University of London, England. His business activities include more than 25 years as a director of several investment funds managed by the CW Funds group of companies, affiliated with Ventures West Management Inc., which is one of the largest venture capital firms in Canada. The CW Funds raised and invested in a wide variety of businesses totaling more than $130 million, primarily from overseas investors. In that period, he served as Chairman of the Board of Directors of a Philippine ethanol company. He was the founding shareholder of the First Coal Corporation, which started operations in 2014. He served as the first Chairman of the Board of Directors for two years and then participated closely in its governance and management including serving as the Chair of the Compensation Committee. During his tenure, the Company raised in excess of $65 million in equity to finance its development activities, all by way of private placements. First Coal Corporation was sold to Xstrata in excess of $150 million. He currently serves as the Chairman of the Board of Directors of Cloud Nine Education Group (CSE:CNI) and on the Board of Directors of SmartCool Systems Inc. (TSX-V: SSC).

Interest of Informed Persons in Material Transactions and Related Transactions

Other than as noted below, no director or executive officer of the Company, no proposed nominee for election to the Board, no person owning or exercising control over more than 5% of the Company’s issued and outstanding Shares, and no associate or affiliate of any such person has had any material interest, direct or indirect, in any material transaction involving the Company within the fiscal year ended June 30, 2017, or any matter to be acted upon in respect of the Meeting other than the election of directors or the appointment of auditors. Directors and officers have an interest in the advisory vote on executive compensation.

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The Company’s Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related party transactions as set forth in the Code of Ethics. Under the Company’s Code of Ethics, the directors, officers and employees of the Company are expected to avoid conflicts of interest with the Company and are required to report any such conflicts of interest to the Chief Financial Officer, or to the Audit Committee. The Audit Committee is charged with reviewing all such transactions and relationships by directors and executive officers that come to its attention either through the director and officer questionnaires or otherwise, and considers whether to approve or take other appropriate action with respect to such transactions or relationships. Except as noted under the section “Compensation of Executives” and below, none of the following parties has any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction with the Company that has or will materially affect the Company, or any: (i) directors or executive officers of the Company; (ii) person proposed as a nominee for election as a director; (iii) person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s outstanding Shares; (iv) promoters of the Company; and (v) immediate family member or relative of any of the foregoing persons who shares the same house as such person.

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. Parties are also related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

The following related party transactions occurred during the year ended June 30, 2017:

a)

The Company incurred $639,190 in mineral exploration expense and professional and consulting fees incurred directly to directors and officers or companies under their control (June 30, 2016: $556,982).

b)	The Company incurred $nil in severance costs paid or accrued directly to former officers (June 30, 2016: $125,047).

c)	The Company incurred $nil in general and administrative costs (June 30, 2016: $68,293) from a public company related by common management, Red Pine Exploration Inc. (TSX.V: “RPX”).

d)

The Company granted 18,100,000 options to directors and officers of the Company (June 30, 2016: 7,900,000 stock options issued to directors and officers). These options were valued at $680,560 using the Black-Scholes option pricing model and are included in stock-based compensation (June 30, 2016: $308,092).

The following related party transactions balances existed as of June 30, 2017:

a)	The accounts payable balance for payroll, management and consulting fees owed to directors and officers or companies under their control was $16,400 at the end of the period (June 30, 2016: $42,000).

b)	The prepaid payroll balance for payroll expenditures paid to officers was $29,746 at the end of the period (June 30, 2016: $nil).

Cease Trade Orders or Bankruptcies

No proposed director of the Company: (i) is, as at the date hereof, or has been, within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Company) that (a) was subject to a cease trade order; an order similar to a cease trade order; or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days (collectively, an “Order”) that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer, or (b) was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (ii) is, as at the date hereof, or has been within 10 years before the date hereof, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (ii) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangements or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Penalties or Sanctions

As at the date hereof, no proposed director of the Company has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable Stockholder in deciding whether to vote for a proposed director.

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PROPOSAL 2

APPROVAL OF APPOINTMENT MNP LLP

General Information

At the Meeting, the Stockholders will vote to ratify the appointment of MNP LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 and to authorize the Board to fix their remuneration. MNP LLP served as auditor for the fiscal year ended June 30, 2017. We do not expect a representative of MNP LLP to be present at the Meeting.

The Board has selected MNP LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018. Although the selection of the independent registered public accounting firm is not required under the Company’s current by-laws or otherwise to be ratified by Stockholders, the Board has directed that the appointment of MNP LLP be submitted to Stockholders for ratification due to the significance of their appointment. If Stockholders fail to ratify the selection, it will be considered as a direction to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and Stockholders.

Recommendation

The Board recommends that Stockholders vote “FOR” the ratification of the appointment of MNP LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2018 and to authorize the Board to fix their remuneration.

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PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO EFFECT A SHARE CONSOLIDATION (REVERSE STOCK SPLIT) OF THE SHARES AND AUTHORIZATION OF THE BOARD, IN ITS SOLE DISCRETION, TO EFFECT A SHARE CONSOLIDATION AT AN EXCHANGE RATIO OF NOT LESS THAN 1-FOR-5 AND NOT GREATER THAN 1-FOR-10, AS SHALL BE DETERMINED IN THE SOLE DISCRETION OF THE BOARD BY FILING AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AT ANY TIME BEFORE DECEMBER 5, 2018

General Information About the Share Consolidation

At the annual and special meeting of our Stockholders held last year (December 19, 2016) our Stockholders approved a Share Consolidation on materially the same terms as stated herein. The previously passed resolution granted the Board the discretion to implement the Share Consolidation for a period of one year.

Over the course of the previous year, the Board considered the timing for implementing the Share Consolidation, however, as a result of market conditions, determined that it was in the Company’s best interest not to implement the Share Consolidation. The Board will continue to monitor market conditions to determine the appropriate time to implement the Share Consolidation, however, the previously-approved Share Consolidation may not be completed prior to the one-year anniversary of the date the previous resolution was passed. Accordingly, you are being asked to approve the Share Consolidation again at the Meeting.

The Board has determined that it is advisable and in the Company’s and the Stockholders’ best interests to restructure the Company’s capital and has directed the proposal in respect of the Share Consolidation be submitted to Stockholders to authorize the Board, in its sole discretion, to effect a Share Consolidation (or reverse stock split), at an Exchange Ratio of not less than 1-for-5 and not greater than 1-for-10, as shall be determined in the sole discretion of the Board, on the terms described in this proxy statement/prospectus. A more detailed discussion of this proposal is presented below.

The Board’s primary objective in seeking authority to effect a Share Consolidation is to increase the per-Share trading price of the Shares. The Board believes that the low market price of the Shares impairs the Company’s marketability and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of Shares outstanding should not, by itself, affect the marketability of the Shares, the type of investor who would be interested in acquiring them, or the Company’s reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of the Shares but also the trading liquidity. In addition, these perceptions may affect the Company’s commercial business and the Company’s ability to raise additional capital through equity and debt financings. The Board will determine whether to effect a Share Consolidation and, if so, pursuant to which Exchange Ratio, based upon a number of market and business factors deemed relevant by the Board at that time, including, but not limited to:

(i)	historical trading price and volumes of the Shares;

(ii)	existing marketability and liquidity of the Shares and the expected impact of a Share Consolidation on the trading market, including the anticipated post-split market price, for the Shares;

(iii)	potential business and strategic alternatives, if any, that are available to the Company at that time; and

(iv)	stock market and economic conditions.

If the Board elects to effect a Share Consolidation, the Company shall issue a press release announcing the terms, Exchange Ratio and effective date of the Share Consolidation before the Company files an amendment to the articles of incorporation with the Secretary of State in Minnesota, or if after the Redomicile, with the authorities that administer the CBCA.

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The following table contains examples of approximate information, as of October 30, 2017, relating to the impact of the Share Consolidation on the Shares based on certain of the Exchange Ratios available for selection by the Board, without giving effect to any adjustments for fractional Shares:

Status	Number of Shares Issued and Outstanding (1)	Number of Shares Reserved for Future Issuance (2)	Number of Shares Authorized and Available for Future Issuance (3)
Pre-Consolidation	462,495,711	65,221,256	112,283,033
Post-Consolidation 1:5	92,499,142	13,044,251	534,456,607
Post-Consolidation 1:6	77,082,619	10,870,209	552,047,172
Post-Consolidation 1:7	66,070,816	9,317,322	564,611,862
Post-Consolidation 1:8	57,811,964	8,152,657	574,035,379
Post-Consolidation 1:9	51,388,412	7,246,806	581,364,781
Post-Consolidation 1:10	46,249,571	6,522,126	587,228,303

(1)	Number of Shares Issued and Outstanding does not take into account the treatment of any fractional Shares. See “Treatment of fractional shares.”
(2)	Shares reserved for issuance pursuant to outstanding options and warrants.
(3)

The Company is currently authorized to issue 650,000,000 Shares, of which 640,000,000 are classified as common shares and 10,000,000 are eligible to be divisible into classes, series and types as designated by the Board, which would be unaffected by a Share Consolidation implemented pursuant to this proposal. However, after giving effect to the Redomicile, the Company’s authorized share capital will be composed of an unlimited number of common shares without nominal or par value. Please see “Effect of a Share Consolidation on the Company’s authorized capital after giving effect to the Redomicile”.

Upon implementation of the Share Consolidation, the number of Shares that are issued and outstanding would immediately and automatically be reduced, as of the effective date of the Share Consolidation, by a factor equal to the Exchange Ratio and the number of Shares subject to outstanding options and warrants would be reduced proportionately and the respective exercise prices would be increased proportionately.

For example, on October 30, 2017, there were 462,495,711 Shares issued and outstanding, 65,221,256 Shares reserved for issuance pursuant to outstanding options and warrants and 112,283,033 Shares authorized and available for future issuance. If the Exchange Ratio selected by the Board is 1-for-5, after the Share Consolidation, there would be 92,499,142 Shares issued and outstanding, 13,044,251 Shares reserved for issuance pursuant to outstanding options and warrants and 534,456,607 Shares authorized and available for future issuance.

A Share Consolidation would affect all Stockholders uniformly and would have no effect on the proportionate holdings of any individual Stockholder, with the exception of adjustments related to the treatment of fractional Shares (as described below).

Approval of this Proposal 3 requires the affirmative vote of the greater of: (i) a majority of the voting power of the Shares present and entitled to vote at the Meeting; or (ii) a majority of the voting power of the minimum number of the Shares entitled to vote that would constitute a quorum for the transaction of business at the Meeting.

Recommendation

The Board recommends that Stockholders vote “FOR” the approval of the Share Consolidation and amending the articles of incorporation of the Company to effect the Share Consolidation at the discretion of the Board as outlined above.

Additional Information About the Share Consolidation

Potential Benefits of the Share Consolidation

In addition to an increase in the number of authorized and unissued Shares that would result from implementing a Share Consolidation, there are other considerations affecting the Board’s decision to seek approval from Stockholders to effect a Share Consolidation:

Increased Share Price

If the Board determines to implement a Share Consolidation, the price per Share would increase, at least initially, which could return the Share price to a more favorable level. An increase in the per-Share cost of the Shares should enhance the acceptability and marketability of the Shares to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers for the Shares. If the Shares traded at a higher price, the Company could potentially meet investing guidelines of institutional investors and investment funds who do not currently consider the Shares to be an eligible investment.

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Moreover, advisors and analysts at many broker-dealers are reluctant to recommend lower-priced stocks and do not as a practice follow the trading activity of lower-priced stocks, or if they do follow lower-priced stocks, frequently require additional monitoring activities.

Increasing the Company’s Share price may make it easier for individual brokers to recommend the Shares, which could generate increased interest in the Shares. If the Company were to generate increased interest in the Shares, the Company anticipates that the Shares potentially would have greater liquidity. However, there can be no assurance that a Share Consolidation under the proposal would result in any increased interest in the Shares, or that the Shares would achieve a price level that would meet investing guidelines of institutional investors who have not considered investing in the Shares.

Reduced Trading Expense

As investors tend to pay commissions based on the number of shares traded, commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced-stock. As a result, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total value, which may limit interest in the Shares. If the Company were successful in raising the price per Share, the Company’s investors could potentially incur lower transaction costs in trading the Shares, although Stockholders who hold odd-lot positions (less than 100 Shares) after a Share Consolidation could experience increased transaction costs in selling their Shares.

Effects of the Share Consolidation

Effect of a Share Consolidation on the Company’s outstanding Shares

A Share Consolidation will be effective immediately and without further action by Stockholders upon the filing of an amendment to the Company’s articles of incorporation, Individual Stockholders will own fewer Shares after a Share Consolidation, equal to the number of Shares owned prior to the Share Consolidation divided by the Exchange Ratio selected by the Board, subject to the Company’s treatment of fractional Shares. A Share Consolidation will not change the number of Stockholders of record, although it may increase the number of Stockholders holding odd-lot positions in the Shares. Following a Share Consolidation, all Shares will remain fully paid and non-assessable.

Following a Share Consolidation, the value of the Shares as designated on the Company’s consolidated balance sheet will be decreased proportionately based on the Exchange Ratio with a corresponding increase in additional paid-in capital. “Earnings per share” would increase proportionately as a result of the Share Consolidation since there would be fewer Shares outstanding. In future financial statements, “earnings per share” for periods ending before the Share Consolidation would be recast to give retroactive effect to the Share Consolidation. The Company does not anticipate any other material accounting consequence would arise as a result of the Share Consolidation.

As Stockholders have no pre-emptive rights to purchase or subscribe for any Shares, the future issuance of additional Shares will reduce the Company’s current Stockholders’ percentage ownership interest in the total outstanding Shares. An increase in the number of issued and outstanding Shares in the absence of a proportionate increase in the Company’s future earnings and book value would dilute the Company’s projected future earnings per share, if any, and book value per share of all outstanding Shares. If these factors were reflected in the price per share of the Shares, the potential realizable value of a Stockholder’s investment could be adversely affected.

While the potential effects of a Share Consolidation are expected to be similar prior to and after giving effect to the Redomicile, contemplated changes in the Company’s capital structure in connection with the Redomicile will lead to certain effects being realized if a Share Consolidation is completed prior to giving effect to the Redomicile that will not be present if a Share Consolidation is completed prior to giving effect to the Redomicile.

Effect of a Share Consolidation on the Company’s authorized capital prior to giving effect to the Redomicile

As of the date of this proxy statement/prospectus, the Company’s authorized capital stock consists of 650,000,000 Shares. If a Share Consolidation were completed prior to giving effect to the Redomicile, the par value of the Shares would remain unchanged post-split with a par value of $0.001 per Share.

A Share Consolidation will not reduce the authorized capital stock and number of Shares authorized for issuance provided for in the Company’s articles of incorporation. If a Share Consolidation were completed prior to giving effect to the Redomicile, a Share Consolidation would also result in a significant increase in the number of authorized and available Shares for future issuance.

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For example, on October 30, 2017, there were 462,495,711 Shares issued and outstanding, 65,221,256 Shares reserved for issuance pursuant to outstanding options and warrants and 112,283,033 Shares authorized and available for future issuance. If the Exchange Ratio selected by the Board is 1-for-5, after the Share Consolidation, there would be 92,499,142 Shares issued and outstanding, 13,044,251 Shares reserved for issuance pursuant to outstanding options and warrants and 534,456,607 Shares authorized and available for future issuance.

Effect of a Share Consolidation on the Company’s authorized capital after giving effect to the Redomicile

After giving effect to the Redomicile, the Company’s authorized share capital will be composed of an unlimited number of common shares without nominal or par value. As such, if a Share Consolidation is completed after giving effect to the Redomicile there will be no effect on the authorized share capital.

Treatment of fractional Shares

No fractional Shares will be issued as a result of the Share Consolidation. Stockholders who otherwise would be entitled to receive a fractional Share because they hold a number of Shares not evenly divisible by the Exchange Ratio selected by the Board will automatically be entitled to receive an additional fraction of a Share to round up to the next whole Share.

Effect of the Share Consolidation on options, restricted stock awards and warrants

The number of Shares subject to outstanding options, restricted stock awards and warrants will automatically be adjusted by a factor equal to the Exchange Ratio applied for the Share Consolidation and in accordance with the following:

●

Warrants that are outstanding immediately prior to the completion of the Share Consolidation will be adjusted in accordance with their terms, such that the number of Shares received upon exercise and the exercise price will reflect the Exchange Ratio.

●

Options that are outstanding immediately prior to the completion of the Share Consolidation (whether vested or unvested) will be adjusted to acquire that number of whole Shares (rounded down to the nearest whole Share) equal to the product of: (i) the number of Shares subject to such option; and (ii) the Exchange Ratio. No cash payment will be made in respect of such rounding down.

The per-share exercise price of options and warrants will also be increased by the same factor, so that the aggregate dollar amount payable for the purchase of Shares subject to options and warrants will remain unchanged. For example, if an option holder has options to purchase 1,000 Shares at an exercise price of $1.00 per Share, if the Share Consolidation is effected at the Exchange Ratio of 1-for-5, the number of Shares that may be purchased pursuant to the option will be reduced to 200 Shares and the exercise price at which the Shares may be purchased will be proportionately increased to $5.00 per Share. In addition, under the Company’s existing stock option plan (the “Stock Option Plan”), a Share Consolidation will reduce the number of Shares available for future issuance in proportion to the Exchange Ratio applied for the Share Consolidation.

No dissenters’ or appraisal rights

Under both the MBCA and CBCA, Stockholders are not entitled to dissenters’ or appraisal rights in connection with the proposed amendment to the Company’s articles of incorporation to implement the Share Consolidation. If the Company implements the Share Consolidation, the Company will not independently make such rights available to the Company’s Stockholders.

No going private transaction

Notwithstanding the decrease in the number of outstanding Shares resulting from a Share Consolidation, the Share Consolidation will not be the first step in a series of plans or proposals of a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act or under the CBCA.

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Registration and trading of the Shares

The Shares are currently registered under Section 12(g) of the Exchange Act, and the Company is, at present, subject to periodic reporting and other requirements of the Exchange Act. A Share Consolidation will not affect the registration of the Shares under the Exchange Act or the Company’s obligation to publicly file financial and other information with the SEC. To distinguish pre-Share Consolidation positions from post-Share Consolidation positions, the Shares will be assigned a new CUSIP number, which is an identifier used by participants in the securities industry to identify the Shares.

Interests of Directors and Executive Officers in the Share Consolidation

The Company’s directors and executive officers, and their associates, have no substantial interest, directly or indirectly, in the matters set forth in the Share Consolidation proposal except to the extent of their ownership of Shares or options to purchase Shares.

Procedures to Implement the Share Consolidation

The Share Consolidation will occur on the date that the amendment to the Company’s articles of incorporation effecting the Share Consolidation is filed with the Secretary of State in Minnesota, or if completed after the Redomicile, with the authorities that administer the CBCA, unless otherwise specified in such amendment, without any action on the part of the Stockholders and without regard to the date that any stock certificates representing the Shares prior to the Share Consolidation are physically surrendered for new stock certificates.

Exchange of book-entry shares

If the Board implements the Share Consolidation, Stockholders whose Shares are uncertificated and held in “street name” with a broker, either as direct or beneficial owners, will have their holdings electronically adjusted by their brokers to give effect to the Share Consolidation.

Exchange of Shares held in certificate form

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM THE COMPANY’S TRANSFER AGENT.

As soon as practicable after the effective date, the Company’s transfer agent, acting as exchange agent, will mail to each Stockholder of record whose Shares are held in certificate form transmittal forms to be used in forwarding their certificates for surrender and exchange for the whole number of new Shares that such Stockholder is entitled to receive as a result of the Share Consolidation. No new stock certificates will be issued to a Stockholder until the Stockholder has surrendered their outstanding stock certificate(s) together with the properly completed and executed transmittal form.

U.S. Federal and Canadian Federal Income Tax Considerations of the Share Consolidation

For a detailed discussion of material U.S. and Canadian federal income tax consequences, please see the discussion under the headings “Material U.S. Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations”.

Certain Risks Related to the Share Consolidation

Stockholders are referred to the more detailed of the risk factors relating to the Share Consolidation as discussed under the heading “Risk Factors”.

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PROPOSAL 4

APPROVAL OF: (I) THE CORPORATE REDOMICILE OF THE COMPANY FROM MINNESOTA TO CANADA; (II) THE PLAN OF CONVERSION RELATING TO THE REDOMICILE; (III) THE FILING OF THE PROPOSED ARTICLES OF CONVERSION AND THE PROPOSED ARTICLES OF CONTINUANCE; (IV) AMENDMENTS TO THE ARTICLES OF INCORPORATION RELATING TO THE REDOMICILE; AND (V) THE ADOPTION OF THE NEW BY-LAWS OF THE COMPANY

General Information About the Redomicile

We are seeking your approval of: (i) the Redomicile of the Company that would result in the completion of a continuance of the Company from Minnesota to Canada; (ii) the Plan of Conversion relating to the Redomicile; (iii) the filing of the proposed Articles of Conversion under the MBCA and the proposed Articles of Continuance under the CBCA; (iv) amendments to the articles of incorporation relating to the Redomicile; and (v) the adoption of the New By-laws to replace the existing by-laws of the Company in connection with the Redomicile.

At the effective time of the Redomicile, each Share outstanding immediately before the effective time, will convert into one common share of the Canadian corporation. Each option, warrant or other right to purchase Shares that are outstanding immediately before the Redomicile shall be converted into an option, warrant or other right, respectively, to purchase an equal number of common shares of the Canadian corporation.

The Board believes that it is in the best interests of the Company to complete the Redomicile. If Stockholders approve the Redomicile, following completion of the Redomicile, the Company will be organized under Canadian federal corporate laws and the Stockholders will become holders of common shares in a CBCA corporation rather than a Minnesota corporation. The Company will continue to trade on the TSX and the OTCQB.

Summary

The Redomicile is the method by which the Company proposes to change the corporate jurisdiction in which it is incorporated from Minnesota to Canada. After the completion of the Redomicile, the Company will no longer be organized under the laws of Minnesota, but will instead be governed by the laws of Canada under the CBCA. The Company will continue to conduct the same business as the Company conducted prior to the Redomicile and will continue to be traded on the TSX under the symbol “NEXT” and on the OTCQB under the symbol “NSRC”.

The Redomicile does not create a new legal entity, nor will it prejudice or affect the continuity of the Company. The Redomicile will not result in any change in the business of the Company. The persons who constitute the Board will continue to be those persons elected by the Stockholders at the Meeting. The officers of the Company will continue to be those persons appointed by the Board.

Under the CBCA, upon giving effect to the Redomicile, the Company will continue to: (i) possess all of the Company’s property, rights, privileges and franchises; (ii) be subject to all the liabilities, including civil, criminal or quasi-criminal and all contracts, disabilities and debts of the Company; (iii) be subject to the enforcement by or against the Company of a conviction, or ruling, order or judgment in favour of or against the Company; and (iv) be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against the Company. Furthermore, any Shares issued before the Redomicile are deemed to have been issued in compliance with the CBCA and with the Articles of Continuance.

The proposed Plan of Conversion, Articles of Conversion and Articles of Continuance of the Company are set out in Appendices “B”, “C” and “D”, respectively, and the proposed New By-laws of the Company are set out in Appendix “E” to this proxy statement/prospectus. Upon the Redomicile becoming effective, the Company shall be authorized to issue an unlimited number of common shares without par value and will be otherwise governed by the terms and conditions in the attached Articles of Continuance and New By-laws.

Regulatory Approvals

The Redomicile requires, among other things, the affirmative vote of a majority of the voting power of all outstanding Shares along with the requisite approvals from the authorities that administer the MBCA and CBCA. Notwithstanding approval of the Redomicile by Stockholders, the Board may, in its sole discretion and without further approval of Stockholders, abandon the application for the Redomicile at any time prior to all appropriate documentation being filed in Minnesota and Canada. In particular, the Board may determine not to present the Redomicile Resolution to the Meeting or, if the Redomicile Resolution is presented to the Meeting and approved, may determine not to proceed with completion of the Redomicile and filing of the proposed Articles of Continuance under the CBCA if a significant number of Stockholders dissent in respect of the Redomicile Resolution. Stockholders are referred to the more detailed discussion under the heading “Dissent Rights of Stockholders”.

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If the Redomicile is approved at the Meeting, subject to the discretion of the Board to decide otherwise, the Company will obtain approval to complete the Redomicile by filing the Articles of Conversion with the Minnesota Secretary of State and subsequently provide requisite evidence of such approval of the Redomicile to the authorities that administer the CBCA. The Company intends to then file Articles of Continuance pursuant to section 187 of the CBCA as soon as practicable after the Meeting. Subject to appropriate Stockholder approval and such filings, the Redomicile will be effective on the date of the certificate of continuance.

Redomicile Resolution

BE IT RESOLVED THAT:

1.

The Redomicile and the Plan of Conversion, substantially in the form attached as Appendix “B” to this proxy statement/prospectus, with such amendments as are deemed necessary or advisable by any officer of the Company in order to comply with the provisions of the MBCA, are approved and the Company is authorized to file the Articles of Conversion with the Minnesota Secretary of State for the purposes of effecting the Redomicile.

2.	The Company make application in accordance with the CBCA for a certificate of continuance continuing the Company as a corporation organized under the CBCA.

3.

The Articles of Continuance of the Company shall be in the form attached as Appendix “D” to this proxy statement/prospectus, with such amendments, deletions or alterations as may be considered necessary or advisable by any officer of the Company in order to ensure compliance with the provisions of the CBCA or the requests of the director under the CBCA, as the same may be amended, and the requirements of the CBCA Director thereunder.

4.

Subject to the issuance of such certificate of continuance and effectiveness of the Articles of Conversion to be filed to effect the Redomicile, and without affecting the validity of the incorporation or existence of the Company by and under its articles or of any act done thereunder, the Company is authorized to approve and adopt, in substitution for the existing articles of incorporation of the Company, the Articles of Continuance attached in Appendix “D” to this proxy statement/prospectus, with any amendments, deletions or alterations made pursuant to paragraph 3.

5.

Effective upon the issuance of a certificate of continuance to the Company under the CBCA, the New By-laws, being a by-law relating generally to the transaction of business and affairs of the Company, in the form attached as Appendix “E” to this proxy statement/prospectus, and providing for the repeal of the existing Third Amended and Restated Bylaws of the Company is confirmed as a by-law of the Company.

6.

The Board is authorized, in its sole discretion, to abandon the Redomicile, or determine not to proceed with the Redomicile, without further approval of Stockholders any time prior to all appropriate documentation being filed in Minnesota and Canada.

7.

Any officer of the Company is authorized, for and on behalf of the Company, to execute and deliver such documents and instruments and to take such other actions as such officer may determine to be necessary or advisable to implement this Redomicile Resolution and the matters authorized hereby.

Recommendation

The Board recommends that Stockholders vote “FOR” the approval of the Redomicile, the Plan of Conversion relating to the Redomicile, the filing of the proposed Articles of Conversion and the proposed Articles of Continuance, amendments to the Articles of Incorporation relating to the Redomicile, and the adoption of the New By-laws.

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Share Capital of the Company following the Redomicile

Common Shares

The authorized share capital of the Company following the completion of the Redomicile will consist of an unlimited number of common shares without nominal or par value. The authorized share capital may be increased or decreased by a resolution approved by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matter, voting together as a single class. The Board will be authorized to issue new post-Redomicile common shares without Stockholder approval.

Voting Rights

Stockholders will be entitled to one vote for each post-Redomicile common share held of record on all matters submitted to a vote of the Stockholders, will have the right to vote for the election of directors and will not have cumulative voting rights. Except as otherwise required by law, Stockholders will not be entitled to vote on any amendment to the articles of incorporation that relates solely to the terms of any future outstanding series if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the and articles of incorporation or pursuant to Canadian law.

Dividends

Stockholders will be entitled to receive in proportion to the number of post-Redomicile common shares held by them such dividends (payable in cash, post-Redomicile common shares or otherwise), if any, as may be declared from time to time by the Board out of funds available for dividend payments. Dividends will not be declared where there are reasonable grounds for believing the Company is insolvent or the payment of dividends would render the company insolvent. There will not be a fixed rate of dividends.

Conversion, Redemption, Liquidation and Pre-Emption Rights

Stockholders will have no preferences or rights of conversion, exchange, pre-emption or other subscription rights attached to post-Redomicile common shares. There will be no redemption or sinking fund provisions applicable to such common shares. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, Stockholders will be entitled to share ratably in the Company’s assets in proportion to such common shares held by them that are remaining after payment or provision for payment of all of the Company’s debts and obligations.

Comparison of Stockholder Rights

The completion of the Redomicile will change the governing law that applies to Stockholders of the Company from Minnesota law to Canadian law. Many of the principal attributes of the Shares and the post-Redomicile common shares of the Company will be similar. However, if the Redomicile is consummated, the future rights of Stockholders under Canadian law will differ from current rights as holders of common stock under Minnesota law.

In addition, the completion of the Redomicile will change the articles of incorporation and the by-laws will differ from those prior to the Redomicile.

Summarized below is a comparison that is intended to provide Stockholders with a relevant, but not exhaustive, discussion in respect of certain notable similarities and differences between Minnesota and Canadian corporate laws that may affect Stockholders’ rights.

Shares

Pursuant to the Company’s articles of incorporation as established under Minnesota law, the Company has an authorized share capital of 650,000,000 Shares, with a par value of $0.001 per Share, of which 640,000,000 are deemed common shares and the remaining 10,000,000 are deemed eligible to be divisible into classes, series and types with rights and preferences designated by the Board.

Following the Redomicile, the Company will have a capital structure composed of an unlimited number of common shares without nominal or par value, which is the common practice for publicly traded CBCA corporations. Despite having an unlimited number of common shares authorized for issuance, the Company is restricted by the policies of the TSX in issuing additional common shares in the same manner as which currently applies to the Company.

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Declaration and Payment of Dividends

Under Minnesota law, a corporation may pay dividends or repurchase shares if the corporation will be able to pay its debts in the ordinary course of business after paying the dividend or repurchasing the shares, regardless of whether the corporation has surplus or net profits, subject to certain limitations for the benefit of certain preference shares.

Under Canadian law, a corporation may pay a dividend in money or property or by issuing fully paid shares of the corporation. A corporation shall not declare or pay a dividend if there are reasonable grounds for believing that: (i) the corporation is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Number of Directors

Under Minnesota law, a corporation must have at least one or more directors, or such other number as fixed by the articles of incorporation or by-laws of the corporation. Currently, the Company’s by-laws state that the number of directors shall be determined from time to time by the Board. The Company currently has six directors and has nominated six directors to be elected by the Stockholders at the Meeting.

Under Canadian law, a public company must have no fewer than three directors at least two of whom are not officers or employees of the corporation or its affiliates and whereby at least twenty-five per cent of the directors of a corporation must be resident Canadians and if a corporation has less than four directors, at least one director must be a resident Canadian. The directors are elected at the annual meeting of shareholders of the Company for a term expiring at the end of the next annual meeting. Under the CBCA, the directors may also, if the articles so provide, appoint one or more additional directors, who shall also hold office for a term expiring at the end of the next annual meeting, provided that the total number of directors so elected shall not exceed one third of the number of directors elected at the previous annual meeting.

Staggered Board of Directors

Minnesota law permits the division of directors into classes as provided in the corporation’s articles and by-laws.

Canadian law allows a corporation to have a staggered board of directors (also known as a classified board of directors) if provided for in the articles or by-laws of the corporation. While staggered boards are commonplace for non-profit corporations in Canada, they are not permitted among Canadian public corporations that are listed on the TSX.

The Company’s Board is not staggered currently and it will not have a staggered board following completion of the Redomicile.

Removal of Directors

Under Minnesota law, unless modified by the articles or by-laws of the corporation or by shareholder agreement, the directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at an election of directors, except that, if a director was elected solely by the holders of a class or series of shares, as stated in a corporation’s articles or by-laws, then that director may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares of that class or series entitled to vote at an election of that director. This general rule is subject to certain exceptions for corporations with cumulative voting.

Under Canadian law, the shareholders of a corporation may by ordinary resolution at a special meeting remove any director or directors from office. However, there are certain exceptions. Where the corporation’s articles provide for cumulative voting, a director may be removed from office only if the number of votes cast in favour of the director’s removal is greater than the product of the number of directors required by the articles and the number of votes cast against the motion. In addition, where the holders of any class or series of shares of a corporation have an exclusive right to elect one or more of the directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

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Vacancies

Under Minnesota law, unless different rules for filling vacancies are provided for in the articles of incorporation or by-laws, vacancies resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum, and vacancies resulting from a newly-created directorship may be filled by the affirmative vote of a majority of the directors serving at the time of the increase. The shareholders may also elect a new director to fill a vacancy that is created by the removal of a director by the shareholders.

Under Canadian law, subject to certain exceptions, a quorum of directors may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles.

Stockholder Meetings

Minnesota law does not require a corporation to hold an annual meeting unless required by the corporation’s articles or by-laws. If a regular shareholders’ meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power may demand a meeting by written notice. At each regular shareholders’ meeting, there must be an election of qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting.

Under Canadian law, corporations are required to hold an annual general meeting of shareholders not later than fifteen months after their annual general meeting for the preceding calendar year but no later than six months after the end of the corporation’s preceding financial year.

●

An annual meeting of a shareholders must be held at the place within Canada provided in the by-laws or, in the absence of such provision, at the place within Canada that the directors determine, unless a location outside Canada is permitted by the corporation’s articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place.

●

In accordance with the CBCA, shareholders of a corporation are required at each annual meeting of the corporation to pass an ordinary resolution appointing an auditor to hold office until the close of the next annual meeting. Unless the auditor is appointed by the court in accordance with the provisions of the CBCA, shareholders of the corporation can remove the auditor from office by ordinary resolution at a special meeting of shareholders.

●

In accordance with the CBCA, the directors of the corporation must place before the shareholders at every annual meeting: (a) comparative financial statements as prescribed in respect of the immediately preceding financial year; (b) comparative financial statements as prescribed in respect of the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting; (c) the report of the auditor, if any; and (c) any further information respecting the financial position of the corporation and the result of its operations required by the articles, the by-laws or any unanimous shareholder agreement.

●

Public corporations are also required to prepare and file on SEDAR their annual financial statements and annual management discussion and analysis along with the report of the auditor, if any, within the prescribed period of time following financial year-end. Public corporations are also required to prepare and file on SEDAR their quarterly financial statements and interim management discussion and analysis within the prescribed period of time following the end of the first, second and third financial quarter.

Special Meetings of Stockholders

Under Minnesota law, a special meeting of shareholders may be called by the chief executive officer, the chief financial officer, any two or more directors, a person authorized in the articles or by-laws to call special meetings or a shareholder or shareholders holding 10% or more of all shares entitled to vote, except that a special meeting called by a shareholder for the purpose of considering any action to facilitate, directly or indirectly, or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote

Under Canadian law, a special meeting of shareholders may be called by the board of directors at any time or by the court upon application of a director or shareholder. Further, the holders of not less than 5% of the issued shares of the corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. If the directors do not call a meeting within 21 days after receiving the requisition to call a meeting, any shareholder who signed the requisition may call the meeting.

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Quorum at Stockholder Meetings

Under Minnesota law, the majority of the voting power of the shares entitled to vote at a meeting constitute a quorum for the transaction of business unless a larger or smaller number is provided in the corporation’s by-laws or articles of incorporation. Currently, the Company’s by-laws state that 10% of the outstanding Shares entitled to vote for the election of directors at a regular meeting of shareholders, represented either in person or by proxy, shall constitute a quorum for the transaction of business, and 10% of the shares outstanding shall constitute quorum for any special meetings of the shareholders.

Under Canadian law, unless otherwise provided in the articles or by-laws of the corporation, a quorum of shareholders is present at a meeting of shareholder, irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person of represented by proxy.

Notice of Stockholder Meetings

Under the MBCA, where a specific minimum notice period has not otherwise been fixed by law, the notice of each meeting of shareholders must be given at least 10 days before the date of the meeting, or a shorter time provided in the articles or by-laws, and not more than 60 days before the date of the meeting. The Company’s by-laws set a shorter period as permitted under the MBCA, by requiring the notice of each meeting of Stockholders to be mailed at least 7 days prior to any meeting. Every notice of any special meeting of the Stockholders of the Company called must state the purpose or purposes for which the meeting has been called and shall otherwise conform to the requirements of the MBCA.

Under Canadian law, unless waived by the shareholders, a corporation must send notice of the date, time and location of a general meeting of the shareholders not less than 21 days and not more than 60 days before the meeting.

Record Date

Under the MBCA, the Board may fix, or authorize an officer to fix, a date not more than 60 days, or a shorter time period provided in the Company’s articles or by-laws, before the date of a meeting of shareholders as the date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. The Company’s by-laws permit the Board to fix a date, not less than 20 days and not more than 60 days preceding the date of any meeting of the Stockholders, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of Shares on the books of the Company after any record date so fixed. If the Board fails to fix a record date for determination of the Stockholders entitled to notice of, and to vote at, any meeting of Stockholders, the record date shall be the 30th day preceding the date of such meeting. Unless the Board sets another time on the record date for the determination of the Stockholders of record, such determination shall be made as of the close of business on the record date.

Under Canadian law, the record date for a meeting of shareholders is set by the board of directors. Subject to certain exceptions, a corporation is required to file on SEDAR a notice of record date and meeting date at least 25 days before the record date for the meeting. The record date for a meeting of the corporation’s shareholders must not precede the date on which the meeting is to be held by more than 60 days or by less than 30 days.

Adjournment of Stockholder Meetings

Under Minnesota law, notice of an adjourned meeting is not required if it is to be held no more than 120 days after the date fixed for the original meeting and the date, time, and place of the meeting were announced at the time of the original meeting or any adjournment of the original meeting.

Under Canadian law, notice of an adjourned meeting of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

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Stockholder Voting Provisions

Under Minnesota law, except for the election of directors, the shareholders shall take action by the affirmative vote of the holders of the greater of: (i) a majority of the voting power of the shares present and entitled to vote on that item of business; or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the MBCA or the articles of incorporation requires a larger proportion or number. The affirmative vote of a majority of the voting power of all shares of the Company’s common stock is required to approve mergers and certain other extraordinary transactions. The Company’s articles of incorporation generally can be amended if the proposed amendment is approved by the Board and by holders of a majority of the voting power of the Shares of the Company’s common stock present and entitled to vote at a meeting. An amendment that: (i) merely restates the existing articles, as amended; or (ii) only changes a corporation's corporate name, may be authorized by a resolution approved by the board of directors and may, but need not, be submitted to and approved by the shareholders.

Under Canadian law, shareholders carry out actions such as the election of directors, appointment of auditors and approval of amendments to by-laws by ordinary resolution. Ordinary resolutions require a simple majority of votes cast by shareholders in order to pass. Certain extraordinary fundamental changes, such as, among others, amalgamations, continuances, and sales, leases or other dispositions of all or substantially all of the undertakings of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. Under the CBCA, a special resolution means a resolution passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of that resolution.

Duration of Proxies

Under Minnesota law, a proxy is valid for a period of 11 months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the shares or in the corporation.

Under Canadian law, there is no prescriptive period for which a proxy is valid, but a proxy is only valid at the meeting in respect of which it is given or any adjournment thereof.

Cumulative Voting

Under Minnesota law, cumulative voting on the election of directors is permitted unless the articles of the corporation provide otherwise. In order to exercise cumulative voting rights for a director, the shareholder is required to give written notice of the intent to cumulate those votes as provided in the MBCA. The Company’s articles of incorporation state that there shall be no cumulative voting rights.

Under Canadian law, cumulative voting on the election of directors is permitted if provided for in the articles of the corporation. Where the articles provide for cumulative voting certain protocols must be followed.

The Company’s proposed New By-laws do not contain any cumulative voting rights.

Advance Notice Policy

As an SEC filer, the Company is currently subject to to Rule 14a-8 under the Exchange Act. Under Rule 14a-8, certain Stockholder proposals may be eligible for inclusion in the Company’s Meeting Materials for the Meeting. In order to be eligible for inclusion, such proposals, if submitted for a regularly scheduled annual meeting, must be received by the Secretary at the Company’s principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting. However, if the company did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or if the proposal is for a meeting of shareholders other than a regularly scheduled annual meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials. Such proposals also must comply with SEC regulations regarding the inclusion of Stockholder proposals in company-sponsored materials.

Under Canadian law, advance notice policies adopted by corporations require shareholders to provide notice to the corporation if they wish to propose nominees for election to the board of directors.

The Company’s New By-laws will include an advance notice policy in compliance with the CBCA (the “Advance Notice Policy”), substantially the same as provided for in the current by-laws. The purpose of the Advance Notice Policy is to provide Stockholders, directors and management of the Company with direction on the nomination of directors. The Advance Notice Policy fixes a deadline by which holders of record of Shares of the Company must submit director nominations to the Company prior to any annual or special meeting of Stockholders and sets forth the information that a Stockholder must include in the notice to the Company for the notice to be in proper written form.

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Stockholder Action by Written Consent

Under Minnesota law, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action.

Under Canadian law, where a written statement is submitted by a director or auditor: (i) a resolution in writing signed by all the shareholder entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and (ii) a resolution in writing dealing with all matters required by the CBCA to be dealt with at a meeting of shareholders, and signed by all the shareholder entitled to vote at that meeting, satisfies all the requirements of the CBCA relating to meetings of shareholders.

Indemnification of Officers and Directors

Under Minnesota law, a corporation may indemnify its directors, officers and employees. Minnesota law requires a corporation to indemnify any director, officer, or employee who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the director, officer, or employee, against judgments, penalties, fines, settlements and reasonable expenses incurred by such director, officer or employee in connection with the proceeding, but only if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, did not receive improper benefits and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Minnesota law permits a corporation to prohibit or impose conditions on indemnification by so providing in its articles of incorporation or by-laws. Minnesota law permits a corporation to purchase and maintain insurance on behalf of a director, officer or employee in such person’s official capacity against any liability asserted against and incurred by the person in or arising from that capacity.

Under Canadian law, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, (an “Indemnifiable Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Indemnifiable Person in respect of any civil, criminal administrative, investigative or other proceeding in which the Indemnifiable Person is involved because of that association with the corporation or other entity.

A corporation may not indemnify an Indemnifiable Person under Canadian law unless the individual:

(i)

acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the bests interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity, against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the Indemnifiable Person fulfils all of the conditions set out above.

Advancement of Expenses

Under Minnesota law, a corporation may advance reasonable expenses, including attorneys’ fees, to a person entitled to payment or reimbursement of such fees, upon receipt of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth in the MBCA have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation if it is ultimately determined that the criteria for indemnification have not been satisfied.

Under Canadian law, the directors are entitled to be reimbursed for reasonable expenses they may incur in and about the business of the corporation.

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Fiduciary Duties of Directors

Under Minnesota law, the board of directors is charged with managing the business and affairs of a corporation. A director must discharge the duties of his position in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A person who so performs those duties is not liable by reason of being or having been a director of the corporation. A director may be liable to the corporation for distributions made in violation of Minnesota law or a restriction contained in the corporation’s articles or by-laws. The Board is responsible for the stewardship of the business and for acting in the best interests of the corporation.

Under Canadian law, directors have fiduciary obligations to the corporation. Under the CBCA, directors, when exercising the powers and discharging their duties, must act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

Personal Liability of Directors

Under Minnesota law, a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited in the articles of incorporation except that the articles of incorporation cannot limit the liability of a director:

(i)	for any breach of the director’s duty of loyalty to the corporation or its shareholders;

(ii)	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

(iii)	with respect to illegal distributions in violation of the MBCA or with respect to certain civil liabilities under the Minnesota Securities Act;

(iv)	for any transaction from which the director derived an improper personal benefit; or

(v)	for any act or omission occurring prior to the date when the provision in the articles of incorporation eliminating the liability becomes effective.

Under Canadian law, the CBCA imposes specific statutory liabilities on directors of corporations in certain situations. Directors can be held liable, for example, for the authorization of share issues at less than fair market value, or for unpaid wages and vacation pay owed to employees. Under numerous other provisions in federal and provincial statutes, directors may also face personal liability for, among other things, environmental offences, source deductions from payrolls, and tax remittances. Corporate directors have a number of defences to legal actions in which it is alleged that they have breached their statutory or fiduciary duties, including:

(i)	dissenting from a resolution passed or action taken at a board meeting, which may relieve the director of any liability for the results of that decision;

(ii)

raising a “good faith reliance” defence to an accusation of breach of a fiduciary duty, whereby the director is entitled to rely in good faith on financial statements or reports made by an officer of the corporation, the corporation’s auditor, or by other professionals, such as a lawyer, an accountant, or an engineer; and

(iii)

availing themselves of a due diligence defence that permits directors to avoid a number of statutory liabilities, including breach of fiduciary duty, where the directors exercise the same degree of care, diligence and skill as a reasonably prudent person in comparable circumstances.

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Amendments to Articles of Incorporation or By-Laws

Under Minnesota law, unless reserved by the articles of incorporation to the shareholders, the power to adopt, amend or repeal bylaws is vested in the board of directors. Minnesota law provides that such power of the board of directors is subject to the power of the shareholders to adopt, amend, or repeal by-laws adopted, amended or repealed by the board, by a majority vote of the shareholders at a meeting of the shareholders called for such purpose. The board of directors shall not adopt, alter or repeal any by-laws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office. Under Minnesota law, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may propose a resolution to amend or repeal by-laws adopted, amended or repealed by the board of directors, in which event such resolutions must be brought before the shareholders for their consideration and adoption pursuant to the procedures for amending the articles of incorporation. A proposal to amend the articles of incorporation may be presented to the shareholders of a Minnesota corporation by a resolution: (i) approved by the affirmative vote of a majority of the directors present; or (ii) proposed by a shareholder or shareholders holding 3% or more of the voting shares entitled to vote thereon. Any such amendment must be approved by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except in cases where the MBCA or the articles of incorporation require a larger proportion or number. If the articles of incorporation require a larger proportion or number than is required by the MBCA for a particular action, the articles of incorporation control.

Under Canadian law, the amendment of the articles of a corporation generally requires the approval by special resolution of the shareholders. Unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-law that regulates the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the CBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders who voted in respect of the resolution. If the directors of a corporation do not submit a by-law, an amendment or a repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal will cease to be effective on the date of the meeting of shareholders at which it should have been submitted, and no subsequent resolution of the directors to adopt, amend or repeal a by-law having substantially the same purpose and effect is effective until it is confirmed or confirmed as amended by the shareholders.

Inspection of Books and Records

Under Minnesota law, any shareholder, beneficial owner, or holder of a voting trust certificate of a publicly held corporation has, upon written demand stating the purpose and acknowledged or verified as required under Minnesota law, a right at any reasonable time to examine and copy the corporation’s share register and other corporate records reasonably related to the stated purpose and described with reasonable particularity in the written demand upon demonstrating the stated purpose to be a proper purpose. The acknowledged or verified demand must be directed to the corporation at its registered office in Minnesota or at its principal place of business. A “proper purpose” is one reasonably related to the person’s interest as a shareholder, beneficial owner, or holder of a voting trust certificate of the corporation.

Under Canadian law, subject to certain conditions, shareholders and creditors of a corporation and their personal representatives may examine the corporate records during the usual business hours of the corporation, and may take extracts from the records, free of charge, and if the corporation is a distributing corporation, any other person may do so on payment of a reasonable fee.

Mandatory Take-Over Bids/Squeeze-Out Rules

The MBCA contains certain provisions regulating take-overs, control share acquisitions and business combinations with interested shareholders. In general, the effect of such provisions is to discourage hostile take-overs.

The CBCA together with Canadian securities laws contain the procedural requirements for take-over bids and going-private transactions. If a bid is accepted by more than 90% of the shares of any class of shares to which the take-over bid relates, other than shares held at the date of the take-over bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled to acquire the shares held by any dissenting offerees. If the acquiring corporation elects to proceed by way of take-over bid but fails to acquire the requisite percentage of the shares to permit a compulsory acquisition of the minority, the corporation may elect to squeeze out the minority through an alternative statutory process if it acquires a certain threshold percentage of the corporation’s issued and outstanding shares.

As the Company currently trades on the TSX, the Company is subject to the above take-over bid and squeeze-out rules.

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Redemption Provisions

Under the MBCA, unless otherwise expressly provided in the corporation’s articles or in bylaws approved by the shareholders of an issuing public corporation, the issuing public corporation shall have the option to call for redemption all but not less than all of certain shares acquired in a control share acquisition, at a redemption price equal to the market value of the shares at the time the call for redemption is given, in the event: (i) an information statement has not been delivered to the issuing public corporation by the acquiring person by the 10th day after the control share acquisition; or (ii) an information statement has been delivered but the shareholders have voted not to accord voting rights to such shares. The call for redemption must be given by the issuing public corporation within 30 days after the event giving the issuing public corporation the option to call the shares for redemption and the shares must be redeemed within 60 days after the call is given.

Under Canadian securities law, a listed corporation can file a “Notice of Intention to Make a Normal Course Issuer Bid” with the TSX seeking approval for the corporation to purchase by normal market purchases up to, when aggregated with all other purchases by the listed corporation during the same trading day, the greater of 25% of the average daily trading volume of the shares and 1,000 securities, up to a maximum in a 12 month period of the greater of 5% of the outstanding shares or 10% of the public float.

Dissent Rights of Stockholders

Under Minnesota law, with certain exceptions inapplicable to our proposed Redomicile, a shareholder of a corporation may dissent from, and obtain the fair value of the shareholder’s shares, when a plan of conversion is adopted by the corporation and becomes effective. Consequently, upon the adoption and effectiveness of our plan of conversion, Stockholders may dissent and obtain the fair value of their Shares. A dissenting Stockholder cannot assert dissenters’ rights as to less than all of the Shares registered in such dissenting Stockholder’s name, unless the Stockholder dissents with respect to Shares that are beneficially owned by another person but registered in the name of the Stockholder, and the Stockholder discloses the name and address of each beneficial owner on whose behalf the Stockholder dissents.

A beneficial owner of the Shares who is not the Stockholder of record may assert dissenters’ rights with respect to Shares held on such beneficial owner’s behalf, if the beneficial owner submits a written consent of the Stockholder of record either at the time of or before the assertion of the dissenters’ rights.

Pursuant to the MBCA, only Stockholders (and beneficial owners who hold Shares through Stockholders) as of the record date, October 6, 2017, may exercise dissenters’ rights with respect to the Redomicile.

Any Stockholder who wishes to exercise dissenters’ rights must, before the vote on the Redomicile, file a written notice of intent to demand the fair value of the Stockholder’s Shares, and must not vote their Shares in favour of the Redomicile.

Section 302A.471 of the MBCA (which is the statute concerning the rights of dissenting shareholders) and Section 302A.473 of the MBCA (which is the statute concerning the procedure for asserting dissenters’ rights) are attached to this proxy statement/prospectus as Appendix “F”.

Procedure for Dissenting Rights

If, and after, the Plan of Conversion and Redomicile are approved by Stockholders at the Meeting, the Company will send to all Stockholders who filed a written notice of intent to demand the fair value of their Shares before the vote and did not vote in favour of the Redomicile, a notice (the “Company Notice”) that contains:

(i)	the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(ii)	any restrictions on transfer of uncertificated Shares that will apply after the demand for payment is received;

(iii)	a form to be used to certify the date on which the Stockholder, or the beneficial owner on whose behalf the Stockholder dissents, acquired the Shares or an interest in them and to demand payment; and

(iv)

a copy of Section 302A.471 of the MBCA (the statute detailing the rights of dissenting shareholders), a copy of Section 302A.407 (the statute detailing the procedures for asserting dissenters' rights), and a brief description of the procedures to be followed under those sections.

In order to receive the fair value of their Shares, a dissenting Stockholder must demand payment and deposit certificated Shares or comply with any restrictions on transfer of uncertificated Shares within 30 days after the Company Notice was given, but the dissenter retains all other rights of a Stockholder until the Redomicile takes effect.

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Payment and Return of Shares

After the Redomicile takes effect, or after the Company receives a valid demand for payment, whichever is later, the Company will remit to each dissenting Stockholder who has complied with the procedural requirements for exercising dissenters’ rights summarized herein, the amount the Company estimates to be the fair value of the Shares, plus interest, accompanied by:

(i)	the Company's closing balance sheet and statement of income for the fiscal year ended June 30, 2017, together with the latest available interim financial statements subsequent to June 30, 2017;

(ii)	an estimate by the Company of the fair value of the Shares and a brief description of the method used to reach such estimate; and

(iii)	a copy of Section 302A.471 of the MBCA, a copy of Section 302A.407, and a brief description of the procedures to be followed in demanding supplemental payment.

The Company may withhold the estimated fair value of the Shares (plus the interest) from a person who was not a Stockholder on the date the Redomicile was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with the procedural requirements for exercising dissenters’ rights specified in the MBCA and summarized herein, the Company will forward to the dissenter: (i) certain materials; (ii) a statement of the reason for withholding the estimated fair value plus interest; and (iii) an offer to pay to the dissenter the amount listed in such materials, if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand supplemental payment in accordance with the MBCA. Failure to do so entitles the dissenter only to the amount offered.

If the Company fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it must return all deposited certificates and cancel all transfer restrictions. However, the Company may again give notice under and require deposit or restrict transfer at a later time.

Interests of Directors and Executive Officers in the Redomicile

We do not believe that any of our current directors, nominated directors or executive officers, or any associates of the foregoing, have any interest in the Redomicile that are different from the interests of the Stockholders generally. No change of control payments or additional compensation will be payable to any current directors or executive officers in connection with the Redomicile.

Certain Risks Related to the Redomicile

Stockholders are referred to the more detailed of the risk factors relating to the Redomicile as discussed under the heading “Risk Factors”.

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PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General Information

The Company believes that its compensation policies are designed to attract, motivate and retain talented executive officers and are aligned with the long-term interests of its Stockholders. If such compensation were to be modified, the Company runs the risk of both being unable to retain and unable to attract qualified and competent people to fill roles necessary for the advancement and betterment of the Company.

The Company is providing its Stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this proxy statement/prospectus in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that Stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. At the previous meeting of Stockholders, Stockholders voted in favour of holding an advisory vote in respect of executive compensation on an annual basis. This advisory vote gives Stockholders the opportunity to approve or not approve the compensation of the Company’s NEOs that is disclosed in this proxy statement/prospectus by voting for or against the resolution below (or by abstaining with respect to the resolution).

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, the Company’s Compensation Committee and Board values the opinions expressed by Stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

Resolution

BE IT RESOLVED THAT the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement/prospectus, is hereby approved.

Recommendation

The Board recommends that Stockholders vote “FOR” the approval of the compensation of the Company’s Named Executive Officers.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations applicable to a Stockholder with respect to the Share Consolidation, the Redomicile and the ownership and disposition of common shares of the Company after giving effect to the Redomicile received pursuant to the Redomicile.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a Stockholder as a result of the Share Consolidation and the Redomicile or as a result of the ownership and disposition of post-Redomicile Company common shares received pursuant to the Redomicile. In addition, this summary does not take into account the individual facts and circumstances of any particular Stockholder that may affect the U.S. federal income tax consequences to such Stockholder, including specific tax consequences to a Stockholder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any Stockholder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to Stockholders of the Share Consolidation and the Redomicile or the ownership and disposition of post-Redomicile Company common shares. Except as discussed below, this summary does not discuss applicable tax reporting requirements. Each Stockholder should consult its own tax advisors regarding such tax consequences of the Share Consolidation, the Redomicile and the ownership and disposition of post-Redomicile Company common shares received in the Redomicile.

No ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Share Consolidation, the Redomicile and the ownership and disposition of post-Redomicile Company common shares received pursuant to the Redomicile. This summary is not binding on the Internal Revenue Service (the “IRS”), and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

The Company is not currently, and has not been during the preceding 5 tax years, classified as a “United States real property holding company” (“USRPHC”) for U.S. federal income tax purposes and the Company does not anticipate becoming a USRPHC in future tax years.

Scope of This Disclosure

Authorities

This summary is based on the Code, U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S. Treaty”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this proxy statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Stockholders

For purposes of this summary, the term “U.S. Stockholder” means a beneficial owner of Shares (or, after the Share Consolidation and the Redomicile, post-Redomicile Company common shares) participating in the Share Consolidation and the Redomicile or exercising dissent rights pursuant to the Redomicile that is for U.S. federal income tax purposes:

(i)	an individual who is a citizen or resident of the U.S.;

(ii)	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S.;

(iii)	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

(iv)

a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

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Non-U.S. Stockholders

For purposes of this summary, a “non-U.S. Stockholder” is a beneficial owner of Shares participating in the Share Consolidation and the Redomicile or exercising dissent rights that is not a U.S. Stockholder and is not a classified partnership for U.S. federal income tax purposes.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences of certain transactions effected prior or subsequent to, concurrently with, or as part of the Share Consolidation and the Redomicile (whether or not any such transactions are undertaken in connection with the Share Consolidation and the Redomicile), including, without limitation, the following:

(i)	any conversion into Shares or post-Redomicile Company common shares of any notes, debentures or other debt instruments;

(ii)

any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any rights to acquire Shares or post-Redomicile Company common shares, including without limitation options and warrants; and

(iii)	any transaction, other than the Share Consolidation or the Redomicile, in which Shares or post-Redomicile Company common shares are acquired.

U.S. Stockholders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Share Consolidation and the Redomicile to Stockholders that are subject to special provisions under the Code, including shareholders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Shares (or post-Redomicile Company common shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquired Shares (or post-Redomicile Company common shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Shares (or post-Redomicile Company common shares) other than as a capital asset within the meaning of Code Section 1221 of the Code (generally, property held for investment purposes); (h) own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Shares (or post-Redomicile Company common shares); (i) controlled foreign corporations and passive foreign investment companies; (j) S corporations; and (k) partnerships and entities classified as partnerships. This summary also does not address the U.S. federal income tax considerations applicable to Stockholders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Canadian Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares (or post-Redomicile Company common shares) in connection with carrying on a business in Canada; (d) persons whose Shares (or post-Redomicile Company common shares) constitute “taxable Canadian property” under the Canadian Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the U.S. Treaty. Stockholders that are subject to special provisions under the Code, including Stockholders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal estate and gift, U.S. state and local tax, and non-U.S. tax consequences relating to the Share Consolidation, the Redomicile and the ownership and disposition of post-Redomicile Company common shares received pursuant to the Redomicile.

If an entity that is classified as a partnership (or a “pass-through” entity) for U.S. federal income tax purposes holds Shares (or post-Redomicile Company common shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Share Consolidation, the Redomicile and the ownership and disposition of post-Redomicile Company common shares received pursuant to the Redomicile generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Share Consolidation, the Redomicile and the ownership and disposition of post-Redomicile Company common shares received pursuant to the Redomicile.

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Treatment of the Post-Redomicile Company as a U.S. Corporation

Because Stockholders will own 100% of the outstanding post-Redomicile Company common shares immediately after the Redomicile by reason of their ownership of the Shares and the Company believes that the post-Redomicile Company should not be treated as having substantial business activities in Canada when compared to the total worldwide business activities of the post-Redomicile Company and its subsidiaries immediately after the Redomicile, the post-Redomicile Company will be treated as a U.S. domestic corporation for U.S. federal income tax purposes under Code Section 7874 and be subject to U.S. tax on its worldwide income. Neither the Company nor the post-Redomicile Company have sought or obtained an opinion of legal counsel or a ruling from the IRS regarding the treatment of the post-Redomicile Company as a U.S. domestic corporation. Accordingly, there can be no assurance that the IRS will not challenge the treatment of the post-Redomicile Company as a U.S. domestic corporation or that the U.S. courts will uphold the status of the post-Redomicile Company as a U.S. domestic corporation in the event of an IRS challenge. If the post-Redomicile Company is not treated as a U.S. domestic corporation for U.S. federal income tax purposes, then adverse U.S. federal income tax consequences may result for the Company and U.S. Stockholders. This summary assumes that the post-Redomicile Company will be treated as a U.S. domestic corporation for U.S. federal income tax purposes.

Based upon and subject to the foregoing, the description of the law and the legal conclusions with respect to matters of U.S. federal income tax law set forth under the caption “Material U.S. Federal Income Tax Considerations,” unless otherwise noted in such discussion, constitutes the opinion of Dorsey & Whitney LLP.

Tax Consequences to U.S. Stockholders

Material U.S. Federal Income Tax Consequences to U.S. Stockholders of the Share Consolidation

The Share Consolidation will qualify as a tax-deferred "recapitalization" within the meaning of Code Section 368(a) (a “Recapitalization”). If the Share Consolidation qualifies as a Recapitalization, then the following U.S. federal income tax consequences will result for U.S. Stockholders:

(i)	the Share Consolidation should not result in the recognition of gain or loss by U.S. Stockholders for U.S. federal income tax purposes;

(ii)

the U.S. Stockholder’s aggregate adjusted tax bases of the post-Share Consolidation Shares will be the same as such U.S. Stockholder’s aggregate adjusted tax bases of the pre-Share Consolidation Shares;

(iii)	the holding period of the post-Share Consolidation Shares will include a U.S. Stockholder’s holding periods for the pre-Share Consolidation Shares; and

(iv)

U.S. Stockholders generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Share Consolidation occurs, and to retain certain records related to the Share Consolidation.

U.S. Stockholders whose fractional Shares resulting from the Share Consolidation are rounded up to the nearest whole Share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional Share. U.S. Stockholders should consult their own tax advisors regarding the characterization of the Share Consolidation for United States federal income tax purposes.

Material U.S. Federal Income Tax Consequences to U.S. Stockholders of the Redomicile

The Redomicile will qualify as a tax-deferred “reorganization” within the meaning of Code Section 368(a) (a “Section 368 Reorganization”).

If the Redomicile qualifies as a Section 368 Reorganization, then the following U.S. federal income tax consequences will result for U.S. Stockholders:

(i)	a U.S. Stockholder who exchanges Shares for post-Redomicile Company common shares pursuant to the Redomicile will not recognize a gain or loss on the Redomicile;

(ii)

the aggregate tax basis of a U.S. Stockholder in the post-Redomicile Company common shares received pursuant to the Redomicile will be equal to such shareholder’s aggregate tax basis in the Shares surrendered in exchange therefor;

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(iii)

the holding period of a U.S. Stockholder for the post-Redomicile Company common shares acquired in exchange for Shares pursuant to the Redomicile will include such U.S. Stockholder’s holding period for the Shares surrendered in exchange therefor; and

(iv)

U.S. Stockholders who exchange Shares for post-Redomicile Company common shares pursuant to the Redomicile generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Redomicile occurs, as applicable, and to retain certain records related to the Redomicile.

The IRS could challenge a U.S. Stockholder’s treatment of the Redomicile as a Section 368 Reorganization. If this treatment were successfully challenged, then the Redomicile would be treated as a taxable transaction. In that case, a U.S. Stockholder would recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the post-Redomicile Company common shares received in exchange for Shares pursuant to the Redomicile and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Stockholder in the Shares exchanged therefor. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such common shares exchanged are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Stockholder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Stockholder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

U.S. Stockholders Exercising Dissent Rights

A U.S. Stockholder that exercises dissent rights in the Redomicile and is paid cash in exchange for all of such U.S. Stockholder’s Shares generally will recognize a gain or loss in an amount equal to the difference, if any, between: (i) the amount of cash received by such U.S. Stockholder in exchange for its Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income); and (ii) the tax basis of such U.S. Stockholder in such Shares surrendered. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such common shares exchanged are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Stockholder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Stockholder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code

General U.S. Federal Income Tax Consequences Related to the Ownership and Disposition of post-Redomicile Company Common Shares

Distributions on Post-Redomicile Company Common Shares

A U.S. Stockholder that receives a distribution, including a constructive distribution, with respect to a post-Redomicile Company common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the post-Redomicile Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the post-Redomicile Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Stockholder’s tax basis in the post-Redomicile Company common shares and thereafter as gain from the sale or exchange of such shares taxable as described under “Sale or Other Taxable Disposition of post-Redomicile Company Common Shares Received in the Redomicile” below. Subject to applicable limitations and requirements, dividends received on the post-Redomicile Company common shares generally should be eligible for the “dividends received deduction” available to corporate shareholders.

Sale or Other Taxable Disposition of post-Redomicile Company Common Shares Received in the Redomicile

Upon the sale or other taxable disposition of post-Redomicile Company common shares received in the Redomicile, a U.S. Stockholder will recognize a capital gain or loss in an amount equal to the difference between: (i) the amount of cash plus the fair market value of any property received: and (ii) such U.S. Stockholder’s tax basis in the shares sold or otherwise disposed of. Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares have been held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Stockholder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Stockholder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

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Foreign Tax Credit

Because the post-Redomicile Company will be taxable both as a U.S. corporation and as a Canadian domestic corporation, a U.S. Stockholder may pay (either directly or through withholding) both Canadian and U.S. federal income tax with respect to dividends paid on its post-Redomicile Company common shares. While a U.S. Stockholder can potentially elect to receive either a credit or deduction on its U.S. federal income tax return to reduce U.S. federal income tax liability for foreign income tax paid, complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Stockholder’s U.S. federal income tax liability that such U.S. Stockholder’s “foreign source” taxable income bears to such U.S. Stockholder’s worldwide taxable income. In applying this limitation, a U.S. Stockholder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source”. In addition, this limitation is calculated separately with respect to specific categories of income. The status of the post-Redomicile Company as a U.S. corporation for U.S. federal income tax purposes will cause dividends paid to be treated as “U.S. source” rather than “foreign source” for this purpose. As a result, U.S. Stockholders generally would not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. A U.S. Stockholder would, however, be able to take a deduction for Canadian tax paid to reduce the amount of such U.S. Stockholder’s income subject to U.S. federal income tax. To the extent a sale or disposition of the post-Redomicile Company common shares by a U.S. Stockholder results in Canadian tax liability (e.g., if the post-Redomicile Company common shares constitute taxable Canadian property within the meaning of the Canadian Tax Act, as discussed under “Material Canadian Federal Income Tax Considerations—Non-Canadian Holders – Post Redomicile Dispositions of Shares”), a U.S. Stockholder generally would not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. However, a U.S. Stockholder should be able to take a deduction on its U.S. federal income tax return for Canadian tax paid.

The foreign tax credit rules are complex, and U.S. Stockholders should consult with their own tax advisors regarding the foreign tax credit rules.

Receipt of Foreign Currency

Amounts paid to a U.S. Stockholder in foreign currency generally will be equal to the U.S. dollar value of such distribution based on the exchange rate applicable on the date of receipt. A U.S. Stockholder that does not convert foreign currency received into U.S. dollars on the date of receipt generally will have a tax basis in such foreign currency equal to the U.S. dollar value of such foreign currency on the date of receipt. Such U.S. Stockholder generally will recognize ordinary income or loss on the subsequent sale or other taxable disposition of such foreign currency (including an exchange for U.S. dollars), which generally would be treated as U.S. source ordinary income for foreign tax credit purposes. Different rules apply to U.S. Stockholders who use the accrual method of tax accounting.

Additional Tax on Passive Income

Certain U.S. Stockholders that are individuals, estates and trusts (other than trusts that are exempt from tax) whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Stockholders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Shares or post-Redomicile Company common shares.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Stockholders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Stockholders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U.S. Stockholders may be subject to these reporting requirements unless their post-Redomicile Company common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Stockholders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

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Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the Shares or post-Redomicile Company common shares generally may be subject to information reporting and backup withholding tax, at the rate of 28%, if a U.S. Stockholder: (i) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9); (ii) furnishes an incorrect U.S. taxpayer identification number; (iii) is notified by the IRS that such U.S. Stockholder has previously failed to properly report items subject to backup withholding tax; or (iv) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Stockholder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Stockholders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Stockholder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Stockholder furnishes required information to the IRS in a timely manner.

Tax Consequences to Non-U.S. Stockholders

The following summary applies to “non-U.S. Stockholders” of Shares. A non-U.S. Stockholder is a beneficial owner of Shares that is not a U.S. Stockholder, as defined above.

Material U.S. Federal Income Tax Consequences to Non-U.S. Stockholders of the Share Consolidation

Non-U.S. Stockholders will not be subject to U.S. tax with respect to the Share Consolidation.

Material U.S. Federal Income Tax Consequences to Non-U.S. Stockholders of the Redomicile

If the Redomicile qualifies as a Section 368 Reorganization, a non-U.S. Stockholder will not recognize taxable gain on the exchange of Shares for post-Redomicile Company common shares pursuant to the Redomicile.

If the IRS were to successfully challenge the qualification of the Redomicile as a Section 368 Reorganization, a non-U.S. Stockholder will generally not recognize gain or loss for U.S. federal income tax purposes with respect to the Redomicile unless: (i) gain with respect to the Shares transferred in such transaction is effectively connected with such non-U.S. Stockholder’s conduct of a trade or business in the United States; or (ii) in the case of gain realized by an individual non-U.S. Stockholder, such non-U.S. Stockholder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Non-U.S. Stockholders Exercising Dissent Rights

A non-U.S. Stockholder who exercises dissent rights in the Redomicile generally will not be taxable on the receipt of cash in exchange for all of such non-U.S. Stockholder’s Shares except in the circumstances described under “Sale or Other Taxable Disposition of post-Redomicile Company Common Shares Received in the Redomicile” below. Amounts that are or are deemed to be interest for U.S. federal income tax purposes will be subject to withholding tax at a rate of 30% rate unless an exemption applies or the rate is reduced under an applicable treaty.

General Tax Consequences Related to the Ownership and Disposition of post-Redomicile Company Common Shares Received in the Redomicile to Non-U.S. Stockholders

Distributions on post-Redomicile Company Common Shares

A non-U.S. Stockholder that receives a distribution, including a constructive distribution, with respect to a post-Redomicile Company common share will be required to treat such distribution as a dividend to the extent of the current or accumulated “earnings and profits” of the post-Redomicile Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the post-Redomicile Company, such distribution will be treated: (i) as a tax-free return of capital to the extent of a non-U.S. Stockholder’s tax basis in the post-Redomicile Company common shares; and (ii) thereafter as gain from the sale or exchange of such shares.

Any amount treated as a dividend generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the non-U.S. Stockholder provides the post-Redomicile Company with a properly executed IRS Form W-8BEN, unless the non-U.S. Stockholder instead supplies a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Stockholder). To the extent a distribution from the post-Redomicile Company is treated as a dividend effectively connected with the conduct of a trade or business within the U.S. and includible in the non-U.S. Stockholder’s gross income, it will not be subject to the withholding tax (assuming proper certification and disclosure), but instead will be subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a non-U.S. corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

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A non-U.S. Stockholder who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a non-U.S. Stockholder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Amounts taxable to a non-U.S. Stockholder as gain from the sale or exchange of post-Redomicile Company common shares will be taxable as described under “Sale or Other Taxable Disposition of post-Redomicile Company Common Shares Received in the Redomicile” below.

Sale or Other Taxable Disposition of post-Redomicile Company Common Shares Received in the Redomicile

In general, a non-U.S. Stockholder of post-Redomicile Company common shares will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such shares, unless one of the circumstances described below exist.

If the gain is effectively connected with a U.S. trade or business carried on by the non-U.S. Stockholder (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Stockholder), such holder will be subject to tax on the net gain derived from the sale or other taxable disposition of post-Redomicile Company common shares under regular graduated U.S. federal income tax rates. If a non-U.S. Stockholder is a non-U.S. corporation, it will be subject to tax on its net gain from such a sale or other taxable disposition generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

If a non-U.S. Stockholder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, such holder will be subject to tax at a rate of 30% (or subject to any exemption or lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition of post-Redomicile Company common shares even though such holder is not considered a resident of the U.S. The amount of such gain may be offset by the non-U.S. Stockholder’s U.S. source capital losses.

Backup Withholding and Information Reporting.

Generally, the post-Redomicile Company must report annually to the IRS and to non-U.S. Stockholders the amount of dividends paid to non-U.S. Stockholders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. Stockholder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. Stockholder will not be subject to backup withholding with respect to payments of dividends paid, provided the post-Redomicile Company receives a statement meeting certain requirements to the effect that the non-U.S. Stockholder is not a U.S. person and that the post-Redomicile Company does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (i) the non-U.S. Stockholder provides its name and address and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN) or (ii) a financial institution holding the instrument on behalf of the non-U.S. Stockholder certifies, under penalty of perjury, that such statement has been received by it and furnishes the post-Redomicile Company or its paying agent with a copy of the statement. In addition, a non-U.S. Stockholder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of Shares or post-Redomicile Company common shares within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and the post-Redomicile Company does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. Stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Stockholder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding backup withholding and information reporting requirements applicable to them in light of their individual circumstances.

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Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on post-Redomicile Company common shares and on the gross proceeds from a disposition (or deemed disposition) of post-Redomicile Company common shares (if such disposition or deemed disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity acts as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities certain information regarding U.S. account holders of such institution, (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of such entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions in countries that have entered into an intergovernmental agreement with the U.S. to implement FATCA may be subject to different rules. Under certain circumstances, a non-U.S. Stockholder might be eligible for a refund or credit of such taxes.

The rules under FATCA are complex. non-U.S. Stockholders are encouraged to consult their own tax advisors regarding the implications of FATCA for their ownership and disposition of post-Redomicile Company common shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL RELEVANT TAX EFFECTS RELATED TO THE PROPOSALS TO BE PUT FORTH AT THE MEETING. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

After the Redomicile to Canada, the Company believes it will continue to be treated as a U.S. corporation for purposes of the Code although for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) the Company will be treated as a taxable Canadian corporation. Stockholders should carefully review the following summary as well as the discussion above under the heading “Material U.S. Federal Income Tax Considerations”.

General

In the opinion of Cassels Brock & Blackwell LLP, the following is, as of the date of this proxy statement/prospectus, an accurate summary of the principal Canadian federal income tax considerations under the Canadian Tax Act of the Share Consolidation and Redomicile transactions generally applicable to the Company and to a Stockholder who beneficially holds Shares and who, for the purposes of the Canadian Tax Act and at all relevant times, deals at arm’s length with the Company, is not affiliated with the Company, is not exempt from tax under Part I of the Canadian Tax Act, and who holds the Shares as capital property (a “Holder”). Generally, the Shares will be considered to be capital property to a Holder thereof provided that the Holder does not use the Shares in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder: (i) that is a “financial institution” for the purposes of the “mark-to-market property” rules; (ii) that is a “specified financial institution”; (iii) an interest in which would be a “tax shelter investment”; (iv) that has made a “functional currency” reporting election to determine its Canadian tax results in a currency other than Canadian currency; (v) that has or will enter into a “derivative forward agreement” with respect to the Shares, or (vi) in respect of whom the Company is a “foreign affiliate”, all within the meaning of the Canadian Tax Act. Such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes as part of a transaction or event or series of transactions or events that includes the Redomicile, controlled by a non-resident corporation for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors.

This summary is based upon the current provisions of the Canadian Tax Act and the regulations (the “Regulations”) in force as of the date hereof and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This summary takes into account all specific proposals to amend the Canadian Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all. This summary does not otherwise take into account any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account or consider any other federal or any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Holders should consult their own tax advisors with respect to their particular circumstances.

Subject to certain exceptions that are not discussed in this summary, for the purposes of the Canadian Tax Act, all amounts must be determined in Canadian dollars based on the spot rate quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Minister of National Revenue.

Share Consolidation

No disposition or acquisition of Shares by a Holder should be considered to have occurred for purposes of the Canadian Tax Act solely as a result of the Share Consolidation. The aggregate adjusted cost base of the Shares held by a Holder immediately after the Share Consolidation should be the same as the aggregate adjusted cost base of the Shares held by that Holder immediately before the Share Consolidation.

Redomicile to Canada

Consequences to the Company

As a result of being issued articles of continuance under the CBCA upon the Redomicile, the Company will be deemed to have been incorporated in Canada from that point onwards, and not to have been incorporated elsewhere, and consequently the Company will be deemed to be resident in Canada from the time of the Redomicile.

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The Company will be deemed to have a fiscal year-end immediately prior to the Redomicile to Canada. For Canadian federal income tax purposes, the Company generally will be able to choose a new fiscal year end falling within the 12 months following the effective date of the Redomicile, in accordance with the provisions of the Canadian Tax Act.

As a result of the Redomicile to Canada, the Company will be deemed to have disposed of all of its assets for proceeds of disposition equal to their fair market value immediately prior to such deemed fiscal year end and to have reacquired such assets thereafter at a cost equal to such proceeds of disposition. Gains arising on the deemed disposition of “taxable Canadian property” (if any) (as defined in the Canadian Tax Act) are taxable in Canada, subject to any relief offered under the provisions of the U.S. Treaty. The effect of these provisions is that the Company’s assets will be re-stated for Canadian income tax purposes as having a cost equal to their fair market value as at the time of the Redomicile to Canada.

In general terms, gains accrued on a particular property of the Company prior to the Redomicile would not be subject to tax on a subsequent disposition of the property by the Company. Losses accrued prior to the Redomicile may be available for future use in Canada, subject to the detailed provisions of the Canadian Tax Act.

Canadian Holders

The following section of this summary applies to Holders (“Canadian Holders”) who, for the purposes of the Canadian Tax Act, are or are deemed to be resident in Canada at all relevant times. Certain Canadian Holders whose post-Redomicile common shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act to deem the Shares, and every other “Canadian security” as defined in the Canadian Tax Act, held by such persons, in the taxation year of the election and each subsequent taxation year to be capital property. Canadian Holders should consult their own tax advisors regarding this election.

Redomicile of the Company

The Redomicile of the Company will not give rise to a disposition of Shares by a Canadian Holder for purposes of the Canadian Tax Act and no tax should be payable under the Canadian Tax Act by a Canadian Holder on the Redomicile. For Canadian income tax purposes, the adjusted cost base of a Canadian Holder’s Shares will not change upon the Redomicile.

Post Redomicile Dividends

Dividends received or deemed to be received on the Shares post Redomicile will be included in computing a Canadian Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as each term is defined in the Canadian Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Canadian Holder in accordance with the provisions of the Canadian Tax Act.

A Canadian Holder that is a corporation will be required to include in income any dividend received or deemed to be received on the Shares post Redomicile and generally will be entitled to deduct an equivalent amount in computing its taxable income. In certain circumstances, section 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Canadian Holders that are corporations should consult their own tax advisors having regard for their own circumstances.

“Private corporations” (as defined in the Canadian Tax Act) and certain other corporations controlled by or for the benefit of an individual (other than a trust) or related group of individuals (other than trusts) generally will be liable to pay a refundable tax under Part IV of the Canadian Tax Act on dividends to the extent such dividends are deductible in computing the corporation’s taxable income.

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Where applicable under the Canadian Tax Act, any United States withholding tax paid by or on behalf of a Canadian Holder in respect of dividends received from the Company post Redomicile generally will be eligible for foreign tax credit or deduction treatment. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Shares by a Canadian Holder post Redomicile may not be treated as income sourced in the United States for these purposes, and if so, the foreign tax credit or deduction treatment may not be available under the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Canadian Tax Act in respect of any United States withholding tax applicable to dividends on the Shares. See discussion above under the heading “Material U.S. Federal Income Tax Considerations”.

Post Redomicile Disposition of Shares

Upon a disposition (or a deemed disposition) of a Share, a Canadian Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Share, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of the Share to the Canadian Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Canadian Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in the year. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized in the year by such Canadian Holder. Allowable capital losses in excess of taxable capital gains for a particular year may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following taxation year against taxable capital gains realized in such year to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Canadian Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it post Redomicile on such Shares or shares substituted for such Shares to the extent and in the circumstance specified by the Canadian Tax Act. Similar rules may apply where a Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary, as the case may be. Canadian Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Holder that is a “Canadian-controlled private corporation”, as defined in the Canadian Tax Act, may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains.

Where applicable under the Canadian Tax Act, any United States withholding tax paid by, or on behalf of, a Canadian Holder in respect of a capital gain realized on a disposition of Shares generally will be eligible for foreign tax credit treatment. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Any capital gains realized on the disposition of Shares by a Canadian Holder post Redomicile may not be treated as income sourced in the United States for these purposes, and if so, the foreign tax credit treatment may not be available under the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the availability of any foreign tax credits under the Canadian Tax Act in respect of any United States withholding tax applicable to capital gains realized on the Shares post Redomicile. See the discussion above under the heading “Material U.S. Federal Income Tax Considerations”.

Dissenting Canadian Holders

A Canadian Holder who disposes of Shares upon the exercise of dissent rights and is considered to have disposed of their Shares to the Company at the time the Redomicile becomes effective in consideration for a cash payment from the Company will receive proceeds of disposition equal to the fair value of the Shares. The dissenting Canadian Holder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the dissenting Canadian Holder’s Shares.

A capital gain or capital loss realized by a dissenting Canadian Holder will be treated in the same manner as described above under the heading “Capital Gains and Capital Losses”.

Interest (if any) awarded by a court to a dissenting Canadian Holder will be included in the Canadian Holder’s income for purposes of the Canadian Tax Act.

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Minimum Tax

Capital gains realized and dividends received by a Canadian Holder that is an individual or a trust, other than certain specified trusts, may affect the Canadian Holder’s liability to pay minimum tax under the Canadian Tax Act. Canadian Holders should consult their own tax advisors with respect to the application of minimum tax.

Eligibility for Investment

Under the current provisions of the Canadian Tax Act and the Regulations, the Shares will, on the effective date of the Redomicile, be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans (“RRSPs”), registered retirement income funds (“RRIFs”), deferred profit sharing plans, registered education savings plans (“RESPs”), registered disability savings plans (“RDSPs”) and tax-free savings accounts (“TFSAs”), all as defined in the Canadian Tax Act, provided that, on such effective date, the Shares are listed on a “designated stock exchange” as defined in the Canadian Tax Act (which includes the TSX) or the Company is a “public corporation” (other than a mortgage investment corporation) as defined in the Canadian Tax Act.

The annuitant under an RRSP or RRIF and the holder of a TFSA, as the case may be, whose RRSP, RRIF or TFSA holds Shares may be subject to penalty taxes if such Shares are a “prohibited investment” for the RRSP, RRIF or TFSA for purposes of the Canadian Tax Act. The Shares generally will not be a prohibited investment for a trust governed by an RRSP, RRIF or TFSA provided the annuitant under the RRSP or RRIF or the holder of the TFSA, as the case may be, deals at arm’s length with the Company for purposes of the Canadian Tax Act and does not have a “significant interest” (within the meaning of subsection 207.01(4) of the Canadian Tax Act) in the Company. In addition, the Shares will not be a prohibited investment if they are “excluded property”, as defined in subsection 207.01(1) of the Canadian Tax Act. Under Tax Proposals contained in the federal budget released on March 22, 2017, the prohibited investment rules will also apply to RESPs and RDSPs, effective after March 22, 2017.

Non-Canadian Holders

The following section of this summary is generally applicable to Holders (“Non-Canadian Holders”) who, for the purposes of the Canadian Tax Act and at all relevant times, are neither resident nor deemed to be resident in Canada and do not use or hold, and will not be deemed to use or hold, the Shares in carrying on a business in Canada. This summary does not apply to a Non-Canadian Holder that is an insurer carrying on business in Canada and elsewhere or “an authorized foreign bank” as defined in the Canadian Tax Act. Such Non-Canadian Holders should consult their own tax advisors.

Redomicile of the Company

The Redomicile of the Company will not give rise to a disposition of Shares by a Non-Canadian Holder for purposes of the Canadian Tax Act and no tax will be payable under the Canadian Tax Act by a Non-Canadian on the Redomicile. The cost of any Shares held by a Non-Canadian Holder at the time of the Redomicile (other than Shares that are “taxable Canadian property” of the Non-Canadian Holder as discussed below) will be deemed to be equal to the fair market value of the Shares at that time.

Post Redomicile Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Canadian Holder by the Company post Redomicile will be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the U.S. Treaty, the rate of withholding tax on dividends paid or credited to a Non-Canadian Holder who is resident in the U.S. for purposes of the U.S. Treaty and entitled to benefits under the U.S. Treaty (a “U.S. Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a Non-Canadian Holder that is a company beneficially owning at least 10% of the Company’s voting shares). U.S. Holders should consult their own tax advisors.

Post Redomicile Dispositions of Shares

A Non-Canadian Holder generally will not be subject to tax under the Canadian Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Share post Redomicile, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless the Share constitutes “taxable Canadian property” to the Non-Canadian Holder thereof for purposes of the Canadian Tax Act, and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

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Provided the Shares are listed on a “designated stock exchange”, as defined in the Canadian Tax Act (which currently includes the TSX), at the time of disposition, the Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder at that time, unless at any time during the 60 month period immediately preceding the disposition the following two conditions are met concurrently: (i) the Non-Canadian Holder, persons with whom the Non-Canadian Holder did not deal at arm’s length, partnerships in which the Non-Canadian Holder or a person with whom the Non-Canadian Holder does not deal at arm’s length hold a membership interest directly or indirectly through one or more partnerships, or the Non-Canadian Holder together with all such persons, owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the shares of the Company was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act) or an option, an interest or right in such property, whether or not such property exists. Notwithstanding the foregoing, a Share may otherwise be deemed to be taxable Canadian property to a Non-Canadian Holder for purposes of the Canadian Tax Act in certain limited circumstances.

A Non-Canadian Holder’s capital gain (or capital loss) in respect of Shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) will generally be computed in the manner described above under the subheading “Canadian Holders - Post Redomicile Disposition of Shares”.

Non-Canadian Holders whose Shares are taxable Canadian property should consult their own tax advisors.

Dissenting Non-Canadian Holders

A Non-Canadian Holder who disposes of Shares upon the exercise of dissent rights, and is considered to have disposed of their Shares to the Company at the time the Redomicile becomes effective in consideration for a cash payment from the Company, will not be taxable under the Canadian Tax Act on any capital gain arising on the disposition unless the Shares constitute “taxable Canadian property” of the Non-Canadian Holder and are not “treaty-protected property” as defined in the Canadian Tax Act. A Non-Canadian Holder intending to dissent is referred to the discussion above under the heading “Post Redomicile Disposition of Shares” regarding whether the Shares may constitute “taxable Canadian property” of the Non-Canadian Holder.

Interest (if any) awarded by a court to a dissenting Non-Canadian Holder will not be subject to Canadian withholding tax.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL RELEVANT TAX EFFECTS RELATED TO THE PROPOSALS TO BE PUT FORTH AT THE MEETING. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, PROVINCIAL, LOCAL, NON-CANADIAN AND OTHER TAX CONSIDERATIONS IN LIGHT OF THEIR SPECIFIC CIRCUMSTANCES.

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RISK FACTORS

Certain Risks Related to the Share Consolidation

If a Share Consolidation is effected, there is no assurance that the Company’s market price will remain above $0.25, and the total value of the Company’s outstanding shares may decline.

If the Board determines that a Share Consolidation is in the best interests of the Company and Stockholders, the Board will set the Exchange Ratio with the intent of raising the price per Share above $0.25. However, there is no assurance that after the Share Consolidation is completed, the Shares will maintain its Share Consolidation adjusted price. As a result, the Company’s Share price could trade below the $0.25 price. Moreover, a decline in the market price of the Shares after a Share Consolidation may result in a greater percentage decline than would occur in the absence of a Share Consolidation.

Similarly, the total value of the Company’s outstanding Shares (market capitalization) immediately after a Share Consolidation may be lower than immediately before a Share Consolidation, and/or the total market capitalization may decline. If trading activity following a Share Consolidation has the effect of reducing the total market capitalization of the Company, the Company may be unable to fund the Company’s activities, resulting in reductions in Stockholders’ equity.

There are numerous risks and uncertainties that could affect the value of the Shares after a Share Consolidation including without limitation risks and uncertainties related directly to the Company, including, without limitation, the status of the Company’s development programs, the Company’s cash position and results of operations in future periods, and the Company’s ability to attract and retain key executive management and professional personnel, as well as other factors such as market conditions as a whole and the general economic environment. Even though a Share Consolidation would not directly impact the Company’s capital, cash position, or the number of Stockholders, there may be share-consolidation-related trading activity that may have the effect of depressing the market price of the Shares and the Company’s market capitalization. For these reasons, if the Board implements a Share Consolidation, the market price of the Shares will likely not be sustainable at the arithmetic result obtained by applying the Exchange Ratio of the Share Consolidation by the market price of the Shares immediately prior to the effective date of the Share Consolidation, and the percentage decline in the Company’s market value may be greater than would occur in the absence of a Share Consolidation. If the market price of the Shares declines after the Share Consolidation, the Company’s total market capitalization (the aggregate value of all of the Company’s outstanding Shares at the then existing market price) after the Share Consolidation will be lower than before the Share Consolidation.

A Share Consolidation may reduce liquidity and increase volatility of the Shares.

Following a Share Consolidation, the number of Shares available for trading in the public market will be reduced by a factor equal to the Exchange Ratio. This reduction in Shares could result in depressed trading activity, fewer market makers and less interest in the Shares. This could result in increased volatility and adversely affect liquidity of the Shares.

In addition, investors might consider the increased proportion of unissued authorized Shares to issued Shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances that could prevent certain Stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Share Consolidation to have any anti-takeover effects

Certain Risks Related to the Redomicile

After the Redomicile, the Company will be resident in Canada for purposes of the Canadian Tax Act and will continue to be treated as a domestic corporation in the United States under the Code. As a result, the Company (but not the Company’s subsidiaries) is generally taxable on its worldwide income in both Canada and the United States (subject to the availability of any tax credits and deductions in either or both jurisdictions in respect of foreign taxes paid by the Company). Management of the Company is of the view that the status of the Company as taxable both in Canada and the United States should not give rise to any material adverse consequences to the Company in the future as compared to the status quo as it is not anticipated that the Company will have any material amounts of taxable income after the use of U.S. and Canadian non-capital tax loss carry forwards. Nevertheless, the Company’s status as taxable on its worldwide income both in Canada and the United States could, in certain circumstances, have a material adverse effect on the Company.

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As a result of the Company being resident in both Canada and the United States, withholding taxes of both Canada and the United States will be relevant to Stockholders and could, in certain circumstances, result in double taxation and other consequences to certain Stockholders.

Further, as the Shares will be treated as shares of a U.S. domestic corporation under Section 7874 of the Code after the Redomicile, the U.S. gift, estate and generation-skipping transfer tax rules will continue to generally apply to a non-U.S. Stockholder of the Shares.

The risk discussed above relating to the Redomicile are not exhaustive. Accordingly, Stockholders should carefully review both the “Material U.S. Federal Income Tax Considerations” and the “Material Canadian Federal Income Tax Considerations” sections.

Further, there is also a risk that the anticipated benefits of the Redomicile will not be realized and that the Redomicile will expose the Company to unexpected risks.

Other Risk Factors Relating to the Company

Stockholders are also referred to the risks outlined in the Form 10-K of the Company attached in Appendix “G” under the heading “Risk Factors” for further risk factors relating to the Company.

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BUSINESS OF THE COMPANY

For a general discussion relating to the business of the Company, Stockholders are referred to the discussion in Item 1 (under the heading “Business”) of our Annual Report on Form 10-K attached as Appendix “G”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For a discussion of our recent operations, Stockholders are referred to the discussion on Item 7 (under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of our Annual Report on Form 10-K attached as Appendix “G”.

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL DATA AND HISToRICAL DATA

Pro forma financial statements of the Company to reflect the Redomicile are not presented in this proxy statement/prospectus as no significant pro forma adjustments are required to be made as a result of the Redomicile to the audited consolidated financial statements of Company for the year ended June 30, 2017.

Stockholders are referred to the discussion as referenced in Item 5 (under the heading “Market Information”) of our Annual Report on Form 10-K attached as Appendix “G” for information on the historical market value of our Shares.

Stockholders are referred to the financial statements as referenced in Item 8 (under the heading “Financial Statements”) of our Annual Report on Form 10-K attached as Appendix “G”.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The authorized share capital of the Company is 650,000,000 Shares with a $0.001 par value, of which 640,000,000 are deemed as common shares and 10,000,000 are eligible to be divisible into classes, series and types as designated by the Board.

As of October 30, 2017, the Company had 462,495,711 Shares issued and outstanding, all of which are common shares, each of which carries the right to one vote on all matters that may come before the Meeting.

To the knowledge of the directors and executive officers of the Company, no person or Company beneficially owns, or controls or directs, directly or indirectly, Shares carrying in excess of 10% of the voting rights attached to all outstanding Shares of the Company.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Corporate Governance

In accordance with Canadian National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) and the SEC’s proxy rules, the Company is required to disclose annually its corporate governance practices.

The Board and management consider good corporate governance to be central to the effective and efficient operation of the Company. The Board is committed to sound corporate governance practices, which are both in the interest of its Stockholders and contribute to effective and efficient decision making.

The role of the Board is to oversee the conduct of the Company's business, to set corporate policy and to supervise management, which is responsible to the Board for the day-to-day conduct of business. Material transactions are addressed at the Board level. The Board discharges five specific responsibilities as part of its stewardship responsibility. These are:

(1)	Strategic Planning Process: given the Company's size, the strategic plan is carried out directly by management, with input from and assistance of the Board;

(2)

Managing Risk: the Board directly oversees most aspects of the business of the Company and thus, does not require elaborate systems or numerous committees to effectively monitor and manage the principal risks of all aspects of the business of the Company;

(3)

Appointing, Training, and Monitoring Senior Management: no elaborate system of selection, training and assessment of Management has been established, given the operations and size of the Company; however, the Board closely monitors Management's performance, which is measured against the overall strategic plan, through reports by and regular meetings with management;

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(4)

Communication Policy: the Company has a Disclosure Committee and formal disclosure policy allowing it to communicate effectively and accurately with its Stockholders, other stakeholders, and the public generally through statutory filings and news releases; the Stockholders are also given an opportunity to make comments or suggestions at Stockholder meetings; these comments and suggestions are then factored into the Board's decisions; and

(5)

Ensuring the integrity of the Company's Internal Control and Management Information System: given the involvement of the Board in operations, the reports from and the meetings with management, the Board can effectively track and monitor the implementation of approved strategies.

The President and Chief Executive Officer of the Company is a member of the Board, as is usual given the Company’s size. The Board feels that this is not an impediment to the proper discharge of its responsibilities. Interaction between members of management and the Board, inside and outside Board meetings, ensures that the Board is informed and the Board members' experience utilized by management. The Board remains cognizant to corporate governance issues and seeks to set up structures to ensure the effective discharge of its responsibilities without creating additional costs. The Board is committed to ensuring the Company’s long-term viability, and the well-being of its employees and of the communities in which it operates. The Board has also adopted a policy of permitting individual directors, under appropriate circumstances, to engage legal, financial or other advisors at the Company’s expense. The majority of the Board, when elected, was comprised of independent directors. See “Election of Directors”.

The Board is of the view that the Company’s approach to corporate governance is appropriate for its current size and resources, but will monitor its approach as it progresses in its business plans. The Company will periodically monitor and refine such practices as the size and scope of its operations increase. The Board regularly reviews, evaluates and modifies its governance program to ensure it is of the highest standard. The Board is satisfied that the Company’s governance plan is consistent with legal and stock exchange requirements.

The Company does not have a policy requiring members of the Board to attend annual meetings of Stockholders, although the Company typically encourages the Board to attend.

Board of Directors

At the last annual meeting of Stockholders, which was held on December 19, 2016, the following individuals were elected as the Company’s directors: John Sanderson, Craig Scherba, Quentin Yarie, Robin Borley, Albert A. Thiess, Jr., Dean Comand and Dalton Larson. Sadly, Mr. Thiess passed away in April 2017 and the vacancy created was not filled by the Board. Subsequent to the passing of Mr. Thiess, the Board fixed the number of directors of the Company at six.

Since the last annual meeting of Stockholders, the Board has met four times. All directors, other than Mr. Yarie, and Mr. Borley attended all Board meetings. Mr. Yarie and Mr. Borley each attended three meetings. Prior to his passing, Mr. Thiess attended 1 meeting. Independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. Independent directors are encouraged to hold unscheduled and informal meetings to discuss issues ahead of regularly scheduled meetings of the Board. No member of the Board attended fewer than 75% of the total number of board and committee meetings.

The Board of Directors has developed written position descriptions for the Chair of the Board and the Chair of Board committees. The Board of Directors has established that these Chairs are required to set the agenda for respective meetings, assigning meeting secretaries, calling the meetings to proper order and ensuring the meeting agendas are respected and that matters are duly discussed. The Board has developed a written position description for the Chief Executive Officer, which is reviewed annually.

Board of Director Committees

The Company’s Board has three committees: Audit Committee, Nomination Committee, and Compensation Committee.

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Audit Committee

The Audit Committee is a key component of the Company’s commitment to maintaining a higher standard of corporate responsibility. The Audit Committee consists of Dean Comand (Chair), Dalton L. Larson and John Sanderson, each of whom is financially literate (see biographies under “Nominees” section above) and independent as per the independence standards of the NYSE American in the United States of America and as per the standards of NI 58-101 in Canada (each is an independent director as each is not involved in the day-to-day operations of the Company). The Board has determined that Dean Comand is the “audit committee financial expert” as defined in the SEC’s rules and regulations. During fiscal 2017, the Audit Committee met four times in person or by telephone.

The Audit Committee assists our Board in its oversight of the Company’s accounting and financial reporting processes and the annual audits of the Company’s financial statements, including: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements in both Canada and the United States of America; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the Board. Further, the Audit Committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall: (1) be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) discuss the annual audited financial statements and the quarterly unaudited financial statements with management and, if necessary the independent auditor prior to their filing with the SEC in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; (3) review with the Company’s financial management on a periodic basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (4) monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct; (5) maintain open, continuing and direct communication between the Board, the committee and both the company’s independent auditors and its internal auditors; and (6) monitor our compliance with legal and regulatory requirements and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act.

The Audit Committee has a charter, the full text of which is attached to this proxy statement/prospectus as “Appendix A”.

Nomination Committee

The Nomination Committee consists of Quentin Yarie (Chair), Dalton Larson and John Sanderson. All members are independent as per the independence standards of the NYSE American in the United States and the standards of NI 58-101 in Canada. During fiscal 2017, the Nomination Committee met four times in person or by telephone.

The Company has established a Nomination Committee to appoint and assesses the performance of directors. The Nomination Committee has a charter, a copy of which is available on the Company’s website at www. http://nextsourcematerials.com. The Nomination Committee seeks to attract and maintain directors with business expertise, and in particular, knowledge of mineral development, geology, investment banking, corporate law and finance. Further, the Company seeks to have the right mix of these disciplines. Nominations tend to be the result of recruitment efforts by management and directors, which are then presented to the Nomination Committee and then to the Board for consideration. The Nomination Committee has no specified policy regarding consideration of any director candidates recommended by securityholders, as it believes the most effective recruitment efforts are those led by management and directors.

Compensation Committee

The Compensation Committee consists of Dalton Larson (Chair), John Sanderson and Dean Comand. All members are independent as per the independence standards of the NYSE American in the United States of America and the standards of National Instrument 58-101 in Canada. During fiscal 2017, the Compensation Committee met four times in person or by telephone.

The Company has established a Compensation Committee to determine the appropriate compensation for the Company’s directors and officers. The Compensation Committee has a charter, a copy of which is available on the Company’s website at www. http://nextsourcematerials.com. The Compensation Committee determines compensation based on industry standards, the employee or consultant’s level of experience, and the Company’s financial situation.

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Directorships

The following directors of the Company are presently directors of the following other issuers that are reporting issuers, or the equivalent, in a Canadian or foreign jurisdiction:

Name	Name of Reporting Issuer	Exchange	Position
Craig Scherba	Honey Badger Exploration Inc.	TSX-V	Director
Quentin Yarie	MacDonald Mines Exploration Ltd Red Pine Exploration Inc.	TSX-V TSX-V	Director Director
Dalton Larson	Cloud Nine Education Group SmartCool Systems Inc.	CSE TSX-V	Director Director

Note: “TSX” – Toronto Stock Exchange, “TSX-V” = TSX Venture Exchange, and “CSE” = Canadian Securities Exchange

Orientation and Continuing Education

The Company does not provide a formal orientation and education program for its directors. New directors are given an opportunity to familiarize themselves with the Company by visiting the Company's corporate offices, meeting with other directors, reviewing the rules and regulations of the stock exchanges where the Shares are listed, and reviewing the Company's by-laws and related documents. Directors are invited to speak with the Company's solicitors, auditors and other service providers to become familiar with their legal responsibilities.

Director Term Limits and Female Representation in Management and on the Board

The Company has not instituted director term limits. The Company believes that in taking into account the nature and size of the Board and the Company, it is more important to have relevant experience than to impose set time limits on a director’s tenure, which may create vacancies at a time when a suitable candidate cannot be identified and as such would not be in the best interests of the Company. In lieu of imposing term limits, the Company regularly monitors director performance through annual assessments and regularly encourages sharing and new perspectives through regularly scheduled Board meetings, meetings with only independent directors in attendance, as well as through continuing education initiatives. On a regular basis, the Company analyzes the skills and experience necessary for the Board and evaluates the need for director changes to ensure that the Company has highly knowledgeable and motivated Board members, while ensuring that new perspectives are available to the Board.

The Company has not implemented a diversity policy; however, the Company believes that it currently promotes the benefits of, and need for, extending opportunities to all candidates, without distinction as to gender, race, colour, religion, sexual orientation, family or marital status, political belief, age, national or ethnic origin, citizenship, disability, or any other basis and will strive for diversity of experience, perspective and education. The Company believes that it currently focuses on hiring the best quality individuals for the position and also encourages representation of women on the Board and in executive officer positions.

While the Nomination Committee does not have a formal diversity policy for Board membership, the Nomination Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nomination Committee considers, among other factors, diversity with respect to viewpoint, skills, experience, character and behavior qualities in its evaluation of candidates for Board membership. The Company currently has six Board members and four executive officers, none of whom are female. The Nomination Committee has been tasked with identifying and nominating a woman as an eventual seventh director. The Company has not considered the level of representation of women in its executive officer positions or on its Board in previous nominations or appointments (including a targeted number or percentage).

As noted above, the Company’s focus has always been, and will continue to be, working to attract the highest quality executive officers and Board candidates with special focus on the skills, experience, character and behavioral qualities of each candidate. The Company will continue to monitor developments in the area of diversity.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Form 3 (Initial Statement of Beneficial Ownership), Form 4 (Statement of Changes of Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Shares are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they filed.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended June 30, 2017, beneficial owners and executives complied with Section 16(a) filing requirements applicable to them.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director, person nominated to become a director or executive officer of the Company:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(a) above of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation;

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b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its directors, officers, and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller or persons performing similar functions. A copy of the Company’s Code of Ethics is available on the Company’s website at www.nextsourcematerials.com under the “Corporate” caption. If the Company makes substantive amendments to the Code of Ethics, the Company will disclose the nature of such amendments or waiver on the Company’s website or in a report on Form 8-K within four days of such amendment or waiver.

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AUDIT COMMITTEE INFORMATION AND OVERSIGHT

National Instrument 52-110 – Audit Committees (“NI 52-110”) requires that certain information regarding the Audit Committee be included in the management information circular sent to shareholders in connection with the issuer’s annual meeting. The full text of the charter of the Company’s Audit Committee is attached hereto as “Appendix A”.

The Audit Committee is responsible for the oversight and for recommending the appointment, compensation, retention, termination of an independent external auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company has not yet adopted any specific policies or procedures regarding the engagement of non-audit services, but does review such matters as they arise in light of factors such as the Company’s current needs and the availability of services.

During the fiscal year ended June 30, 2017, the Audit Committee met four times in person or by telephone. All Audit Committee members attended all four meetings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. Audit Committee members are not professional accountants, or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent auditors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report (Form 10-K) with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by PCAOB AU Section 380 with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter provided by the independent auditors, as required by the applicable requirements of the Public Company Oversight Board for independent auditor communications with Audit Committees concerning independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee selects and engages the Company’s independent auditors and discusses the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. During the fiscal year ended June 30, 2017, the Audit Committee met four times in person or by telephone. All Audit Committee members attended all four meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2017 for filing with the Securities and Exchange Commission. The Audit Committee has selected MNP LLP as the Company’s auditors for the current year.

Respectfully submitted,

AUDIT COMMITTEE

Dalton Larson

Dean Comand

John Sanderson

November 1, 2017

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EXECUTIVE COMPENSATION

Compensation of Executives

The Compensation Committee sets the salary and bonus compensation of the CEO. The CEO in consultation with the Board sets the salary and consulting fee compensation of the other officers and employees. The Board, periodically reviews and determines an appropriate amount of option-based and stock-based awards, which are intended to incentivize officers, directors, employees and consultants.

Summary Compensation Table

The table below sets forth certain summary information concerning the compensation paid or accrued during each of our last two completed fiscal years to our principal executive officer and four most highly compensated executive officers who received compensation over $100,000 for the fiscal year ended June 30, 2017 (Named Executive Officers” or “NEO”):

Name and Principal Position	Fiscal Year	Salary & Consulting Fees ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)	Non- Equity Incentive Plans ($)	Change in Pension Value & Non-Qualified Deferred Compensation ($)	Other Compensation & Severance ($)	Total ($)
Craig Scherba,	2017	139,870	0	90,240	0	0	0	0	230,110
CEO, President and	2016	88,015	0	37,049	0	0	0	0	125,064
Director (A)			0
Marc Johnson,	2017	128,860	0	82,720	0	0	0	0	211,580
CFO (B)	2016	51,784	0	29,249	0	0	0	0	81,033
			0
Robin Borley,	2017	196,800	0	82,720	0	0	0	0	279,520
SVP and Director	2016	204,800	0	29,249	0	0	0	0	234,049
(C)			0
Brent Nykoliation,	2017	132,594	0	82,720	0	0	0	0	215,314
SVP (D)	2016	129,027	0	29,249	0	0	0	0	158,276
			0

(A)

On July 30, 2015, Mr. Scherba became the Chief Executive Officer. The Company has an employment agreement with Mr. Scherba, who receives a salary of CAD$20,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(B)

On October 23, 2015, Mr. Johnson became the Chief Financial Officer. The Company has a management company agreement with Mr. Johnson, who receives consulting fees of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(C)

The Company has a management company agreement with Mr. Borley, who receives consulting fees of USD$16,400 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(D)

The Company has a management company agreement with Mr. Nykoliation, who receives a salary of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(1)	These amounts include salary and/or consulting fees paid during the year. No bonuses have been paid during the fiscal year ended June 30, 2017.
(2)

These values represent the calculated Black-Scholes theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

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Summary of the Stock Option Plan

The following is a brief summary of the Stock Option Plan. The purpose of the Stock Option Plan is to advance the interests of the Company, by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company and upon whose efforts and judgment the success of the Company and its subsidiaries is largely dependent. Eligibility of the Stock Option Plan includes Employees, Consultants, Officers and Directors of the Company or any subsidiary.

Subject to adjustment in certain circumstances, the Company can issue up to 46,000,000 options under the Stock Option Plan (which represents approximately 10% of the Company’s issued and outstanding shares, and, assuming stockholder approval of proposal 5, will remain at 10% of the issued and outstanding shares due to the proportional consolidation of the authorized options under the Stock Option Plan)

There are currently 41,800,000 options issued under the Stock Option Plan of which 32,675,000 options are issued to existing insiders (which represents approximately 78% of the currently issued and outstanding Shares of the Company) and 7,295,000 options are issued to former insiders (which represents approximately 17% of the currently issued and outstanding shares of the Company).

The Board (or a committee appointed by the Board) administers the Stock Option Plan. The Board, may designate an exercise price for options as the prior day closing price on a stock exchange to which the Shares trade. To date, the Company has used the prior day U.S. dollar closing price as quoted on the OTCQB. The exercise price of options in no event shall be less than the market price of the Shares underlying such option, on the date such option is granted (110% of market price in the case of a 10% holder). Subject to the policies of the TSX, the Board may determine the granting of the options, the exercise price of the options, and vesting schedule and any terms and conditions attaching to such options. Options may be issued for a period of up to 10 years and are non-transferrable in the ordinary course. If and for so long as the Shares are listed on the TSX:

(i)

the aggregate number of Shares issued to insiders of the Company within any 12-month period, or issuable to insiders of the Company at any time, under the Stock Option Plan and any other security-based compensation arrangement of the Company, may not exceed 10% of the total number of issued and outstanding Shares of the Company at such time;

(ii)

the maximum aggregate number of Shares that may be reserved under the Stock Option Plan for issuance to any one individual in any 12-month period shall not exceed 5% of the issued and outstanding Shares at the time of grant, unless the Company has obtained disinterested shareholder approval for such an issuance;

(iii)

the maximum aggregate number of Shares that may be reserved under the Stock Option Plan or other share compensation arrangements of the Company for issuance to any one consultant during any 12-month period shall not exceed 2% of the issued and outstanding Shares at the time of grant;

(iv)

the maximum aggregate number of Shares that may be reserved under the Stock Option Plan or other share compensation arrangement of the Company for issuance to persons who are employed in investor relations activities during any 12-month period shall not exceed 2% of the issued and outstanding Shares at the time of grant; and

(v)	the Board shall, through the establishment of the appropriate procedures, monitor the trading in the securities of the Company by all optionees performing investor relations activities.

Unless otherwise expressly provided in any option agreement, and subject to any applicable limitations contained in the Stock Option Plan, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:

(i)

the expiration of a period not to exceed one year (such period to be determined by the Board in its sole discretion) after the date on which the optionee’s employment is terminated for any reason other than by reason of (a) cause, (b) the termination of the optionee’s employment with the Company by such optionee following less than 60 days’ prior written notice to the Company of such termination, (c) a mental or physical disability, or (d) death;

59

(ii)	immediately upon (a) the termination by the Company of the optionee’s employment for cause, or (b) an improper termination;

(iii)

the later of (a) the expiration of a period not to exceed one year (such period to be determined by the Board in its sole discretion) after the date on which the optionee’s employment is terminated by reason of a mental or physical disability, or (b) one year after the date on which the optionee shall die if such death shall occur during such period;

(iv)	one year after the date of termination of the optionee’s employment by reason of death of the employee; or

(v)

the expiration date of the Option established on the date of grant and set forth in the option agreement. Upon termination of optionee’s employment any Option (or portion thereof) not previously vested or not yet exercisable pursuant to the terms of the Stock Option Plan shall be immediately cancelled.

Under the terms of the Stock Option Plan, the Board is permitted to make certain adjustments or modifications to the Stock Option Plan and any Option that may have been issued under the Stock Option Plan. Notwithstanding the amendment provisions included in the Stock Option Plan, the following may not be amended without approval of security holders:

(i)	reduction in the exercise price or purchase price benefiting an insider of the Company;

(ii)	any amendment to remove or to exceed the insider participation limit;

(iii)	an increase to the maximum number of securities issuable, either as a fixed number or a fixed percentage of the listed issuer's outstanding capital represented by such securities; and

(iv)	amendments to an amending provision within a security based compensation arrangement.

The Board may grant stock appreciation rights in tandem with options that have been or are granted under the Stock Option Plan. A stock appreciation right shall entitle the holder to receive in cash, with respect to each Share as to which the right is exercised, payment in an amount equal to the excess of the share’s fair market value on the date the right is exercised over its fair market value on the date the right was granted. To date no stock appreciation rights have been granted.

The Stock Option Plan shall terminate in November 2026. All options issued under the Stock Option Plan shall remain outstanding and continue to be governed by the terms and conditions of the Stock Option Plan notwithstanding the termination of the Stock Option Plan.

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Outstanding Option Grants

Outstanding options granted to Named Executive Officers as at June 30, 2017 are as follows:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Value Realized if Exercised ($)(1)	Option Expiration Date
Craig Scherba	750,000	0	0	0.21	0	February 27, 2018
CEO, President	180,000	0	0	0.11	0	July 9, 2018
and Director	500,000	0	0	0.18	0	January 10, 2019
	250,000	0	0	0.15	0	July 3, 2019
	470,000	0	0	0.20	0	February 26, 2020
	950,000	0	0	0.056	0	December 22, 2020
	2,400,000	0	0	0.066	0	June 9, 2022
Marc Johnson	750,000	0	0	0.056	0	December 22, 2020
CFO	2,200,000	0	0	0.066	0	June 9, 2022

Robin Borley	75,000	0	0	0.21	0	February 27, 2018
SVP and Director	300,000	0	0	0.18	0	January 10, 2019
	350,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Brent Nykoliation	700,000	0	0	0.21	0	February 27, 2018
SVP	175,000	0	0	0.11	0	July 9, 2018
	75,000	0	0	0.15	0	July 19, 2018
	400,000	0	0	0.18	0	January 10, 2019
	400,000	0	0	0.15	0	July 3, 2019
	450,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022

(1)	Based on a closing price of $0.05 (CAD$0.07) on June 30, 2017 and presuming all options are exercised.

Outstanding Stock Appreciation Rights Grants

The Company had no stock appreciation rights as of June 30, 2017.

Outstanding Stock Awards at Year End

There were no outstanding stock awards as at June 30, 2017.

Options Exercises and Stocks Vested

No options were exercised and no stocks issued with a vesting period vested during the year ended June 30, 2017.

Grants of Plan-Based Awards

There were no grants of plan-based awards to a named executive officer during the year ended June 30, 2017.

Non-Qualified Deferred Compensation

The Company had no formalized deferred compensation plan as of June 30, 2017.

Other Compensation and Awards

The Company had arrangements in place relating to the termination of employees or NEOs as of June 30, 2017:

●

The Company has an employment agreement with Mr. Scherba, who receives a salary of CAD$20,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

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●

On October 23, 2015, Mr. Johnson became the Chief Financial Officer. The Company has a management company agreement with Mr. Johnson, who receives consulting fees of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Borley, who receives consulting fees of USD$16,400 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Nykoliation, who receives a salary of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

Long-Term Incentive Plan Awards Table

The Company had no Long-Term Incentive Plans in place as of June 30, 2017.

Pension Benefits

The Company had no pension or retirement plans as of June 30, 2017.

Indebtedness of Directors and Executive Officers

There is no outstanding indebtedness of directors and officers.

Compensation of Directors and Executive Officers

The Company has employment agreements in place for NEOs as of June 30, 2017:

●

The Company has an employment agreement with Mr. Scherba, who receives a salary of CAD$20,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

On October 23, 2015, Mr. Johnson became the Chief Financial Officer. The Company has a management company agreement with Mr. Johnson, who receives consulting fees of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Borley, who receives consulting fees of USD$16,400 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Nykoliation, who receives a salary of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

The Company compensates directors who are not NEOs as of June 30, 2017:

●	Mr. Sanderson receives chairman fees of CAD$3,500 per month.
●	Mr. Yarie receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.
●	Mr. Comand receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.
●	Mr. Larson receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.

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The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of the Company during the fiscal year ended June 30, 2017.

Name and Principal Position	Salary & Consulting Fees ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)	Non- Equity Incentive Plans ($)	Change in Pension Value & Non-Qualified Deferred Compensation ($)	Other Compensation & Severance ($)	Total ($)
John Sanderson, Chairman (A)	13,475	0	90,240	0	0	0	0	103,715
Quentin Yarie, Director (B)	5,775	0	82,720	0	0	0	0	88,495
Dean Comand, Director (C)	9,625	0	82,720	0	0	0	0	92,345
Dalton Larson, Director (D)	12,191	0	86,480	0	0	0	0	98,671

(A)	Mr. Sanderson receives chairman fees of CAD$3,500 per month.
(B)	Mr. Yarie receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.
(C)	Mr. Comand receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.
(D)	Mr. Larson receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.

(1)	These amounts include salary and/or consulting fees paid during the year. No bonuses have been paid.
(2)

These values represent the calculated Black-Scholes theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Outstanding options granted to directors who are not Named Executive Officers as at June 30, 2017 are as follows:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Value Realized if Exercised ($)(1)	Option Expiration Date
John Sanderson,	100,000	0	0	0.21	0	February 27, 2018
Chairman	25,000	0	0	0.11	0	July 9, 2018
	50,000	0	0	0.15	0	July 19, 2018
	400,000	0	0	0.18	0	January 10, 2019
	200,000	0	0	0.15	0	July 3, 2019
	350,000	0	0	0.20	0	February 26, 2020
	850,000	0	0	0.056	0	December 22, 2020
	2,400,000	0	0	0.066	0	June 9, 2022
Quentin Yarie,	300,000	0	0	0.21	0	February 27, 2018
Director	100,000	0	0	0.11	0	July 9, 2018
	50,000	0	0	0.15	0	July 19, 2018
	425,000	0	0	0.18	0	January 10, 2019
	250,000	0	0	0.15	0	July 3, 2019
	350,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Dean Comand,	400,000	0	0	0.20	0	February 26, 2020
Director	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Dalton Larson,	200,000	0	0	0.20	0	February 26, 2020
Director	750,000	0	0	0.056	0	December 22, 2020
	2,300,000	0	0	0.066	0	June 9, 2022

(1)	Based on a closing price of $0.05 (CAD$0.07) on June 30, 2017 and presuming all options are exercised.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of June 30, 2017 for: (i) all compensation plans previously approved by the Company's security holders and (ii) all compensation plans not previously approved by the Company's security holders. Options reported below were issued under the Company's Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	44,470,000	$0.11	1,530,000
Equity compensation plans not approved by security holders	--	--	--
Total	44,470,000	$0.11	1,530,000

The following tables set forth information as of June 30, 2017 for the equity compensation plans.

Group	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Grant Date	Additional Consideration to be Received Upon Exercise or Material Conditions required to Exercise	Option Exercise Price ($)	Option Expiration Date
Current	1,525,000	February 27, 2013	None	0.21	February 27, 2018
Named Executive	355,000	July 9, 2013	None	0.11	July 9, 2018
Officers (NEO)	75,000	July 19, 2013	None	0.15	July 19, 2018
As of	1,200,000	January 10, 2014	None	0.18	January 10, 2019
June 30, 2017	650,000	July 3, 2014	None	0.15	July 3, 2019
	1,270,000	February 26, 2015	None	0.20	February 26, 2020
	3,200,000	December 22, 2015	None	0.056	December 22, 2020
	9,000,000	June 9, 2017	None	0.066	June 9, 2022
Total	17,275,000

Current	1,225,000	February 27, 2013	None	0.21	February 27, 2018
Directors	305,000	July 9, 2013	None	0.11	July 9, 2018
As of	100,000	July 19, 2013	None	0.15	July 19, 2018
June 30, 2017	1,625,000	January 10, 2014	None	0.18	January 10, 2019
	700,000	July 3, 2014	None	0.15	July 3, 2019
	2,120,000	February 26, 2015	None	0.20	February 26, 2020
	4,800,000	December 22, 2015	None	0.056	December 22, 2020
	13,700,000	June 9, 2017	None	0.066	June 9, 2022
Total	24,575,000

Current	400,000	February 27, 2013	None	0.21	February 27, 2018
Directors	125,000	July 9, 2013	None	0.11	July 9, 2018
that are not	100,000	July 19, 2013	None	0.15	July 19, 2018
Named Executive	825,000	January 10, 2014	None	0.18	January 10, 2019
Officers (NEO)	450,000	July 3, 2014	None	0.15	July 3, 2019
As of	1,300,000	February 26, 2015	None	0.20	February 26, 2020
June 30, 2017	3,100,000	December 22, 2015	None	0.056	December 22, 2020
	9,100,000	June 9, 2017	None	0.066	June 9, 2022
Total	15,400,000

64

Group	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Grant Date	Additional Consideration to be Received Upon Exercise or Material Conditions required to Exercise	Option Exercise Price ($)	Option Expiration Date
Current	100,000	February 27, 2013	None	0.21	February 27, 2018
Employees	0	July 9, 2013	None	0.11	July 9, 2018
that are not	75,000	July 19, 2013	None	0.15	July 19, 2018
Named Executive	225,000	January 10, 2014	None	0.18	January 10, 2019
Officers (NEO)	250,000	July 3, 2014	None	0.15	July 3, 2019
As of	120,000	February 26, 2015	None	0.20	February 26, 2020
June 30, 2017	0	December 22, 2015	None	0.056	December 22, 2020
	0	June 9, 2017	None	0.066	June 9, 2022
Total	770,000

All Outstanding	3,725,000	February 27, 2013	None	0.21	February 27, 2018
Options	880,000	July 9, 2013	None	0.11	July 9, 2018
As of	450,000	July 19, 2013	None	0.15	July 19, 2018
June 30, 2017	3,775,000	January 10, 2014	None	0.18	January 10, 2019
	2,750,000	July 3, 2014	None	0.15	July 3, 2019
	4,100,000	February 26, 2015	None	0.20	February 26, 2020
	7,650,000	December 22, 2015	None	0.06	December 22, 2020
	21,140,000	July 19, 2013	None	0.15	July 19, 2018
Total	44,470,000

The Company has an authorized maximum of 46,000,000 options.

In addition, please note the following:

●

There are no associates of any such directors, executive officers, or nominees to that have or are to receive options or any other person who received or is to receive 5 percent of such options, warrants or rights.

●	All of the options in the above noted table are convertible into shares of common stock.
●	The exercise price of all of the options noted above were based on the most recent closing price prior to the granting of the options.
●	There are no cashless or other provisions aside from the right for the holder of the option to exercise.

65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common shares as of October 30, 2017, by: (i) each person who is known by the Company to own beneficially more than 5% of our common shares; (ii) each current director of the Company; (iii) each current Named Executive Officers; and (iv) all directors and Named Executive Officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The “Number of Common Shares Beneficially Owned” is the sum of Shares outstanding (462,495,711) plus the warrants exercisable within 60 days by that beneficial owner and the options entitled to be exercised within 60 days by that beneficial owner.

Name, Principal Position and Address	Common Shares Owned (#)	Common Share Purchase Warrants (#)	Common Share Stock Purchase Options (#)	Number of Common Shares Beneficially Owned (#)	Percentage of Common Shares Beneficially Owned (%)
CMP2016 Resource Limited Partnership, Goodman & Company, Investment Counsel Inc,(3) 2100-1 Adelaide Street East, Ontario, Canada	45,714,286	0	-	45,714,286	9.92%
Dundee Global Resource Class, Goodman & Company, Investment Counsel Inc,(4) 2100-1 Adelaide Street East, Ontario, Canada	43,516,714	0	-	43,516,714	9.92%
VR Capital Group Ltd., (5) Dubai International Financial Centre, Gate Village 4, Suite 402, Dubai, UAE	28,991,713	11,042,000(1)	-	40,033,713	8.5%
JP Morgan Chase & Co., (6) 270 Park Avenue, New York, NY 10017	33,428,200	-	-	33,428,200	7.0%
Craig Scherba, CEO, President & Director 1480 Willowdown Road, Oakville, ON, Canada	600,000	-	5,500,000	6,100,000	1.3%
Marc Johnson, CFO 59 East Liberty Street, Toronto, ON, Canada	85,000	-	2,950,000	3,035,000	0.7%
Brent Nykoliation, SVP Corporate Development 161 Fallingbrook Road, Toronto, ON, Canada	736,860	-	5,150,000	5,886,860	1.3%
John Sanderson, Chairman of the Board & Director 1721-27th Street, West Vancouver, BC, Canada	75,000	-	4,375,000	4,450,000	1.0%
Robin Borley, SVP Mine Development & Director Waterfall Country Estate, Gauteng, South Africa	2,787,857	2,787,857(2)	3,675,000	9,250,714	2.0%
Quentin Yarie, Director 196 McAllister Road, North York, ON, Canada	825,000	-	4,425,000	5,250,000	1.1%
Dean Comand, Director 131 Garden Avenue, Ancaster, ON, Canada	-	-	3,350,000	3,350,000	0.7%
Dalton Larson, Director 3629 Canterbury Drive, Surrey, BC , Canada	1,000,000	-	3,250,000	4,250,000	0.9%
All Directors and Named Executive Officers as a group	6,109,717	2,787,857	33,870,000	42,767,574	8.6%
(1)	These warrants expire May 4, 2018 and have an exercise price of $0.14.
(2)	These warrants expire April 11, 2018 and have an exercise price of $0.11.
(3)	Based on the Schedule 13G/A filed on March 7, 2017. The control person is Brett Whalen, Vice President and Portfolio Manager.
(4)	The control person is Brett Whalen, Vice President and Portfolio Manager.
(5)

Based on the Schedule 13G/A filed on February 14, 2017 on behalf of (i) VR Global Partners, L.P. (the “Fund”), a Cayman Islands exempted limited partnership, (ii) VR Advisory Services Ltd (“VR”), a Cayman Islands exempted company, as the general partner of the Fund, (iii) VR Capital Participation Ltd. (“VRCP”), a Cayman Islands exempted company, as the sole shareholder of VR, (iv) VR Capital Group Ltd. (“VRCG”), a Cayman Islands exempted company, as the sole shareholder of VRCP, (v) VR Capital Holdings Ltd. (“VRCH”), a Cayman Islands exempted company, as the sole shareholder of VRCG and (vi) Richard Deitz, the principal of VR, VRCP, VRCG, VRCH. All shares of Common Stock are held by the Fund and VRCG.

(6)

Based on the Schedule 13G/A filed on January 18, 2017 by JP Morgan Chase & Co. for itself and its wholly-owned subsidiary, JPMorgan Asset Management (UK) Limited. The control person is Neil Gregson, Portfolio Manager, Natural Resources Fund, J.P. Morgan Asset Management.

66

Changes in Control

The Company is not aware of any arrangements that may result in a change in control of the Company.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

As of October 30, 2017, there were 462,495,711 Shares issued and outstanding and 65,221,256 Shares underlying outstanding options and warrants to purchase, or securities convertible into, our Shares. Our Shares are quoted on the OTCQB under the symbol “NSRC”, the TSX under the symbol “NEXT” and the Frankfurt Stock Exchange under the symbol “A1CXW3”.

On October 26, 2017, the last reported sale price for our Shares on the OTCQB and TSX was US$0.06 and CAD$0.07 per Share, respectively. Stockholders should refer to the table and related discussion in Item 5 (under the sub-heading “Market Information”) of our Annual Report on Form 10-K attached as Appendix “G” for information relating to the high and low closing sale prices of our Shares for the fiscal quarters indicated as reported on the OTCQB and TSX.

Stockholders of Record

As of October 30, 2017, there were approximately 2,500 holders of record of Shares of the Company.

Dividends

We have never declared any cash dividends with respect to our Shares. Future payment of dividends is within the discretion of our Board, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our Shares, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common shares.

Stockholders are advised to read the more detailed discussion outlined in the Form 10-K of the Company attached in Appendix “G” under the heading “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities”.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Board considers that the work done in the year ended June 30, 2017 by the Company’s external auditors, MNP LLP is compatible with maintaining MNP LLP. All of the work expended by MNP LLP on our June 30, 2017 audit was attributed to work performed by MNP LLP’s full-time, permanent employees. The Audit Committee reviews and must approve all engagement agreements with external auditors. During the year ended June 30, 2017, the Audit Committee pre-approved all of the fees invoiced by MNP LLP.

Audit Fees: The aggregate fees, including expenses, billed by the Company’s auditor in connection with the audit of our financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-K and our quarterly reports on Form 10-Q during the fiscal year ending June 30, 2017 was CAD$47,800 (June 30, 2016: CAD$81,855).

Audit-Related Fees: The aggregate fees, including expenses, billed by the Company’s auditor for services reasonably related to the audit for the year ended June 30, 2017 were CAD$nil (June 30, 2016: CAD$nil).

Tax Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by its auditor during year ended June 30, 2017 was CAD$5,885 (June 30, 2016: CAD$22,898).

67

All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by its auditor during year ended June 30, 2017 was CAD$nil (June 30, 2016: CAD$nil).

ADDITIONAL INFORMATION

Additional information relating to the Company, including the Company’s annual filings (including audited consolidated financial statements and management’s discussion and analysis) for the year ended June 30, 2017, can be found on SEDAR at www.sedar.com or on the United States Securities and Exchange Commission website at www.sec.gov. Stockholders may also request copies from the Secretary of the Company by e-mail at info@nextsourcematerials.com or by phone at (800) 818-5442. Such copies will be made available free of charge.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board by sending an email or by sending a letter to NextSource Materials Inc.’s. Board of Directors, c/o the Secretary, 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8. The Secretary will receive the correspondence and forward it to the Chairman of the applicable Board Committee or to any individual director or directors to whom the communication is directed.

STOCKHOLDER PROPOSALS & NOMINATION DEADLINES

As an SEC filer, the Company is currently subject to to Rule 14a-8 of the Exchange Act. Under Rule 14a-8, certain Stockholder proposals may be eligible for inclusion in the Company’s Meeting Materials for the Meeting. In order to be eligible for inclusion, such proposals, if submitted for a regularly scheduled annual meeting, must be received by the Secretary at the Company’s principal executive offices not less than 120 calendar days before the date of the company's proxy statement released to shareholders in connection with the previous year's annual meeting, which was released on November 14, 2016 resulting in a current year deadline of July 17, 2017. However, if the company did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, or if the proposal is for a meeting of shareholders other than a regularly scheduled annual meeting, then the deadline is a reasonable time before the company begins to print and send its proxy materials. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of Stockholder proposals in company-sponsored materials. Should the Company become a foreign private issuer (as defined by the SEC) after the Redomicile, Rule 14a-8 will no longer apply to the Company.

The Company’s By-laws provide a formal procedure for bringing business before the Meeting. A Stockholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the Meeting or to nominate a candidate for election to the Board at the Meeting must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices by the following deadlines:

●

For director nominations, not less than thirty (30) nor more than sixty-five (65) days prior to the date of the Meeting; provided, however, that in the event that the Meeting is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first public announcement of the date of the Meeting was made, notice by the nominating Stockholder may be made not later than the close of business on the tenth (10th) day following the Notice Date.

●

For other business, not less than ten (10) nor more than sixty-five (65) days prior to the date of the Meeting; provided, however, that in the event that the Meeting is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first public announcement of the date of the Meeting was made, notice by the nominating Stockholder may be made not later than the close of business on the tenth (10th) day following the Notice Date.

Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the Meeting will have discretionary authority to vote with respect to any matter presented at the Meeting if the Company has not received notice of the matter by the dates required under the Company’s current by-laws, as described above, and in certain other instances specified in that rule.

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APPENDIX “A”

AUDIT COMMITTEE CHARTER

GENERAL AND AUTHORITY

The Board of Directors of NextSource Materials Inc. (the “Company) appoints the Audit Committee (the “Committee). The Committee is a key component of the Company’s commitment to maintaining a higher standard of corporate responsibility. The Committee shall review the Company’s financial reports, internal control systems, the management of financial risks and the external audit process. It has the authority to conduct any investigation appropriate to its responsibilities. The Committee has the authority to: engage independent counsel and other advisors as it necessary to carry out its duties; set and pay the compensation for advisors employed by the Committee; and communicate directly with the internal and external auditors.

RESPONSIBILITIES

Overseeing the External Audit Process - The Committee shall recommend to the Board the external auditor to be nominated, shall set the compensation for the external auditor and shall ensure that the external auditor reports directly to the Committee. (b) The Committee shall be directly responsible for overseeing the work of the external auditor, including the resolution of disagreements between management and the external auditor regarding financial reporting. (c) The Committee shall review the external auditor’s audit plan, including scope, procedures and timing of the audit. (d) The Committee shall pre-approve all non-audit services to be provided by the external auditor. (e) The Committee shall review and approve the Company’s hiring policies regarding partners, employees and former partners and employers of the present and former external auditor. (f) The Committee shall review fees paid by the Company to the external auditor and other professionals in respect of audit and non-audit services on an annual basis.

Financial Reporting and Internal Controls - (a) The Committee shall review the annual audited financial statements to satisfy itself that they are presented in accordance with generally accepted accounting principles, that the information contained therein is not erroneous, misleading or incomplete and that the audit function has been effectively carried out. (b) The Committee shall report to the Board with respect to its review of the annual audited financial statements and recommend to the Board whether or not same should be approved prior to their being publicly disclosed. (c) The Committee shall review the Company’s annual and interim financial statements, management’s discussion and analysis relating to annual and interim financial statements, and earnings press releases prior to any of the foregoing being publicly disclosed by the Company. (d) The Committee shall satisfy itself that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements other than the disclosure referred to in Section 3.2(c) of this Charter, and periodically assess the adequacy of these procedures. (e) The Committee shall oversee any investigations of alleged fraud and illegality relating to the Company’s finances. (f) The Committee shall establish procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company or concerns regarding questionable accounting or auditing matters. (g) The Committee shall meet no less frequently than annually with the external auditor and the Chief Financial Officer or, in the absence of a Chief Financial Officer, with the officer of the Company in charge of financial matters, to review accounting practices, internal controls, auditing matters and such other matters as the Committee deems appropriate.

Risk Management - The Committee shall inquire of management and the external auditor regarding significant risks or exposures to which the Company may be subject, and shall assess the adequacy of the steps management has taken to minimize such risks.

Other Responsibilities - The Committee shall perform any other responsibilities consistent with this Charter and any applicable laws as the Committee or Board deems appropriate.

COMPOSITION AND MEETINGS

Composition - (a) The Committee shall be composed of three or more directors, all of whom are independent as per the independence standards of the NYSE MKT in the United States of America and as per the standards of NI 58-101 in Canada (each are independent directors as they do not have involvement in the day-to-day operations of the Company). (b) If at any time, the Company ceases to be exempt from Part 3 of National Instrument 52-110 - Audit Committees, every audit committee member shall be Independent, as such term is defined in said Instrument. (c) Notwithstanding Sections 4.1(a) and 4.1(b) of this Charter, the Committee and its membership shall at all times be so constituted as to meet all current, applicable legal, regulatory and listing requirements, including, without limitation, securities laws and the requirements of the TSX and of all applicable securities regulatory authorities. (d) Committee members will be appointed by the Board. One member shall be designated by the Board to serve as Chair.

A-1

Meetings - (a) The Committee shall meet at least quarterly, at the discretion of the Chair or a majority of its members, as circumstances dictate or are required. A minimum of two and at least 50% of the members present in person or by telephone shall constitute a quorum. For quorum to exist, the majority of members’ present must not be Company’ employees, Control Persons or officers or any of its Associates or Affiliates, (capitalized terms as defined by the TSX). (b) If a vacancy in the Committee exists, the remaining members may exercise all of its powers and responsibilities provided that a quorum (as herein defined) remains in office. (c) The time and place at which meetings of the Committee shall be held, and the procedures at such meetings, shall be determined by the Committee. A meeting of the Committee may be called by letter, telephone, facsimile or electronic means, by giving 48 hours’ notice, or such greater notice as may be required under the Company’s By-Laws, provided that no notice shall be necessary if all the members are present either in person or by telephone or if those absent have waived notice. (d) The Committee shall keep minutes of its meetings which shall be submitted to the Board. The Committee may, from time to time, appoint any person, who need not be a member, to act as a secretary at any meeting. (e) The Committee may invite such officers, directors and employees of the Company as it deems appropriate, from time to time, to attend meetings of the Committee. Any matters to be determined by the Committee shall be decided by a majority of the votes cast at a meeting of the Committee called for such purpose. Actions of the Committee may be taken by an instrument or instruments in writing signed by all members of the Committee, and such actions shall be effective as though they had been decided by a majority of the votes cast at a meeting of the Committee called for such purpose.

REPORTING TO THE BOARD

The Committee shall report regularly to the Board on Committee activities, findings and recommendations. The Committee is responsible for ensuring that the Board is aware of any matter that may have a significant impact on the financial condition or affairs of the Company.

CONTINUED REVIEW OF CHARTER

The Committee shall review and assess the continued adequacy of this Charter annually and submit such proposed amendments as the Committee sees fit to the Board for its consideration.

A-2

APPENDIX “B”

PLAN OF CONVERSION

Plan of Conversion
of
NEXTSOURCE MATERIALS INC.

This Plan of Conversion (this “Plan”) relates to the conversion of NextSource Materials Inc., from a Minnesota corporation to a Canadian corporation organized under the Canada Business Corporations Act (the “Conversion”).

1.	Parties to the Conversion.

The name, form and jurisdiction of the organization before conversion is NextSource Materials Inc., a Minnesota corporation (the “Converting Corporation”). The name, form and jurisdiction of the organization after conversion shall be NextSource Materials Inc., a Canadian corporation organized under the Canada Business Corporations Act (the “Converted Corporation”).

2.	Effective Time.

Under the governing statute of the Converted Corporation, the Conversion shall be effective upon the filing and acceptance of the Articles of Continuance with the regulatory authorities in Canada (the “Effective Time”).

3.	Terms and Conditions of Conversion.

The Conversion is being consummated pursuant to Section 302A.682 of the Minnesota Business Corporation Act and Section 187 of the Canada Business Corporations Act. The officers of the Converting Corporation are hereby authorized to file Articles of Conversion with the Minnesota Secretary of State and Articles of Continuance with the applicable regulatory authorities in Canada in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively.

At the Effective Time, each share of stock in the Converting Corporation shall be converted into one share of stock of the Converted Corporation with substantially similar economic rights.

At the Effective Time, each stock option, warrant or other right to purchase shares of common stock in the Converting Corporation (collectively, the “Options”), if any, that are outstanding as of the Effective Time shall be converted into an option, warrant or other right, respectively, to purchase an equal number of common shares of the Converted Corporation.

At the Effective Time, pursuant to Minnesota Statutes Section 302A.691, (1) all property owned by the Converting Corporation shall remain vested in the Converted Corporation, (2) all debts, liabilities, and other obligations of the Converting Corporation shall continue as obligations of the Converted Corporation, (3) an action or proceeding pending by or against the Converting Corporation may be continued as if the Conversion had not occurred, and (4) all rights, privileges, immunities, and powers of the Converting Corporation shall remain vested in the Converted Corporation.

4.	Capitalization.

Upon completion of the Conversion, all shareholders of the outstanding shares of the Converting Corporation shall automatically become shareholders owning the same number of shares of the Converted Corporation. All terms and conditions of all stock purchase agreements and any other shareholder agreements between or among the Converting Corporation and its shareholders shall remain in full force and effect and binding upon the Converted Corporation and its shareholders according to their terms, including any and all restrictions on share transfers by shareholders.

5.	Governing Documents.

The Articles of Incorporation and the Bylaws of the Converting Corporation shall be terminated as of the Effective Time, and the affairs of the Converted Corporation shall thereafter be governed by the Articles of Continuance (attached as Exhibit “B” hereto) and By-laws of the Converted Corporation (attached as Exhibit “C” hereto), each of which shall be dated and effective as of the Effective Time, subject to such amendments as the board or shareholders of the Converting Corporation or Converted Corporation, as the case may be, may make to the Articles of Continuance or By-laws at or after the Effective Time.

6.	Termination.

This Plan may be amended or terminated by the Board of Directors of the Converting Corporation at any time prior to the filings described in Section 3 of this Plan.

7.	Other Actions.

The officers of the Converting Corporation, or any one of them, are hereby authorized to execute and deliver any and all documents and instruments and to take any and all such actions on behalf of the Converting Corporation as they may deem necessary or desirable in order to carry out the intent and purposes of this Plan, the execution and delivery of such documents or instruments or the taking of such actions to be conclusive evidence that such execution and delivery or the taking of such actions was authorized by this Plan.

Approved by the shareholders of NextSource Materials Inc. on ___________, 2017.

NEXTSOURCE MATERIALS INC.

Name: Title: Date:

Exhibit A to Appendix “B”

Articles of Conversion of NextSource Materials Inc.

(See Appendix “C” of this proxy statement/prospectus)

Exhibit B to Appendix “B”

Articles of Continuance of NextSource Materials Inc.

(See Appendix “D” of this proxy statement/prospectus)

Exhibit C to Appendix “B”

New By-laws of NextSource Materials Inc.

(See Appendix “E” of this proxy statement/prospectus)

APPENDIX “C”

PROPOSED ARTICLES OF CONVERSION

Articles of Conversion
of

Nextsource materials inc.

___________, 2017

NextSource Materials Inc., (the “Organization”) is being converted from a Business Corporation (Domestic) governed under Chapter 302A of the Minnesota Business Corporation Act to a Business Corporation (Foreign), governed under the Canada Business Corporations Act (the “Conversion”). The Conversion was approved as required by Chapter 302A of the Minnesota Business Corporation Act.

1.	The name of the corporation before the Conversion is NextSource Materials Inc. (the “Converting Corporation”), and the jurisdiction of the Converting Corporation before the Conversion is Minnesota.

2.	The name of the corporation after Conversion shall be NextSource Materials Inc.(the “Converted Corporation”), and the jurisdiction of the Converted Organization after the Conversion shall be Canada.

3.

The time the Conversion is effective under the Canada Business Corporations Act, the governing statute of the Converted Corporation, is upon the filing and acceptance of the Articles of Continuance by the regulatory authorities in Canada.

4.	The Conversion, including the Plan of Conversion was approved under and as required by Section 302A.684 of the Minnesota Business Corporation Act.

5.

The terms and conditions of the conversion are set forth in the Plan of Conversion attached as Exhibit “A”, and the Plan of Conversion was approved as required by Section 302A.684 of the Minnesota Business Corporation Act.

6.	All provisions of the Canada Business Corporations Act applicable to the conversion have been complied with.

7.

The secretary of state of the state of Minnesota is irrevocably appointed as the agent of the surviving corporation to accept service of process in any such proceeding, and the process may be forwarded to NextSource Materials Inc., 145 Wellington Street West, Suite 1001, Toronto, Ontario, Canada M5J 1H8.

The undersigned hereby certifies that he/she is signing this document as the person whose signature is required, or as agent of the person(s) whose signature would be required who has authorized him/her to sign this document on his/her behalf, or in both capacities. The undersigned further certifies that he/she has completed all required fields, and that the information in this document is true and correct and in compliance with the applicable chapter of Minnesota Statutes. The undersigned understands that by signing this document the undersigned is subject to the penalties of perjury as set forth in Section 609.48 as if I had signed this document under oath.

NEXTSOURCE MATERIALS INC.

Name: Title:

C-1

Exhibit A to Appendix “C”

Plan of Conversion

(See Appendix “B” of this proxy statement/prospectus)

C-2

APPENDIX “D”

PROPOSED ARTICLES OF CONTINUANCE

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 11
ARTICLES OF CONTINUANCE
(Section 187)

1 - Corporate name

NEXTSOURCE MATERIALS INC.

2 - The province or territory in Canada where the registered office is situated (do not indicate the full address)

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

4 - Restrictions, if any, on share transfers

None

5 - Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes)

Minimum number 1 **Maximum number** 10

6 - Restrictions, if any, on the business the corporation may carry on

None

7 a) - If change of name effected, previous name

Not Applicable

7 b) - Details of incorporation

8 - Other provisions, if any

See Schedule A

9 - Declaration

I hereby certify that I am a director or an authorized officer of the corporation continuing into the CBCA.

Print name	Signature

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3247E (2016/11) Page 1 of 2

Canada

D-1

Schedule A

8 – Other provisions, if any

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual and general meeting.

D-2

APPENDIX “E”

PROPOSED NEW BY-LAWS

BY-LAW NO. 1

NEXTSOURCE MATERIALS INC.

CONTENTS
Part One	-	Interpretation
Part Two	-	Business of the
Corporation
Part Three	-	Directors
Part Four	-	Meetings of Directors
Part Five	-	Committees
Part Six	-	Officers
Part Seven	-	Protection of Directors,
Officers and Others
Part Eight	-	Shares
Part Nine	-	Dividends and Rights
Part Ten	-	Meetings of Shareholders
Part Eleven	-	Notices
Part Twelve	-	Electronic Documents
Part Thirteen	-	Effective Date

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of NextSource Materials Inc. (the "Corporation") as follows:

PART One

INTERPRETATION

1.01	Definitions

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(1)

"Act" means the Canada Business Corporations Act, R.S.C., 1985, c. C-44 and the regulations made under the Act, as from time to time amended, and every statute that may be substituted therefor and, in the case of such amendment or substitution, any reference in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefor;

(2)	“appoint” includes “elect” and vice versa;

(3)	“articles” means the articles of the Corporation as from time to time amended or restated;

(4)	"board" means the board of directors of the Corporation;

(5)	"by-laws" means this by-law and any other by-law of the Corporation from time to time in force and effect;

(6)	"meeting of shareholders" includes an annual meeting of shareholders and a special meeting of shareholders;

(7)	"non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

(8)

"recorded address" means in the case of a shareholder, his or her address as recorded in the securities register; and in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding, or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his or her latest address as recorded in the records of the Corporation;

(9)	"signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant to section 2.04;

(10)	"special meeting of shareholders" includes a meeting of any class or classes of shareholders, and means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

(11)	all terms contained in the by-laws that are not otherwise defined in the by-laws and which are defined in the Act, such as “resident Canadian”, shall have the meanings given to such terms in the Act;

(12)

words importing the singular shall include the plural and vice-versa; words importing the masculine gender shall include the feminine and neuter genders; and the word “persons” shall include individuals, bodies corporate, partnerships, associations, personal representatives and any number or aggregate of persons; and

(13)

the headings used in the by-laws are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions thereof, or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

1.02	Conflicts with Laws

In the event of any inconsistencies between the by-laws and mandatory provisions of the Act, the provisions of the Act shall prevail.

PART Two

BUSINESS OF THE CORPORATION

2.01	Registered Office

Unless changed in accordance with the Act, the registered office of the Corporation shall be in the province in Canada from time to time specified in the articles and at such address within such province as the directors may from time to time determine.

2.02	Corporate Seal

The Corporation may, but need not, adopt a corporate seal and if one is adopted it shall be in such form as the directors may by resolution adopt from time to time.

2.03	Financial Year

The first financial period of the Corporation and thereafter the fiscal year of the Corporation shall terminate on such date as the directors may by resolution determine.

2.04	Execution of Instruments

Subject to section 2.06, contracts, documents or instruments in writing requiring the signature of the Corporation may be signed on behalf of the Corporation by any one officer or director. The directors are authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing. In addition, any director or officer who may execute contracts, documents or instruments in writing, on behalf of the Corporation, may direct the manner in which and the person or persons by whom any particular contract, document or instrument in writing, or class thereof, may or shall be executed and delivered on behalf of the Corporation.

The signature or signatures of any officer or director of the Corporation and of any officer or officers, person or persons appointed as set out above by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically or electronically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation, and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, as authorized by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced, and shall be as valid to all intents and purposes as if they had been signed manually, and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

The corporate seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as set out above or by an officer or officers, person or persons appointed as set out above by resolution of the board of directors, although a document is not invalid merely because a corporate seal is not affixed to it.

The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

2.05	Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the directors. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the directors may from time to time by resolution prescribe or authorize.

2.06	Cheques, Drafts, Notes, Etc.

All cheques, drafts or orders for the payment of money, and all notes, acceptances and bills of exchange shall be signed by such officer or officers or other person or persons, whether or not an officer or officers of the Corporation, and in such manner as the directors may from time to time designate by resolution.

2.07	Custody of Securities

All securities (including shares, debentures, bonds, notes, warrants or other obligations or securities) owned by the Corporation shall be lodged in the name of the Corporation with a chartered bank or a trust company or in a safety deposit box or, if so authorized by resolution of the directors, with such other depositaries or in such other manner as may be determined from time to time by the directors. All securities (including shares, debentures, bonds, notes, warrants or other obligations or securities) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship), and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

2.08	Voting Securities in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments shall be in favour of such persons as may be determined by the said signing officers executing or arranging for the same. In addition, the directors may from time to time direct the manner in which and the persons by whom any particular voting rights or class of voting rights may or shall be exercised.

PART Three

DIRECTORS

3.01	Number of Directors

Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the articles.

3.02	Qualification

Every director shall be an individual 18 or more years of age, and no one who is of unsound mind and has been so found by a court in Canada or elsewhere, or who has the status of a bankrupt shall be a director. Unless the articles otherwise provide, a director need not be a shareholder. Subject to the Act, at least 25% of the directors of the Corporation must be resident Canadians. If at any time the Corporation has less than four directors, at least one director must be a resident Canadian.

3.03	Term of Office

A director's term of office (subject to the provisions, if any, of the Corporation's articles, and subject to his or her election for an expressly stated term) shall be from the date of the meeting at which he or she is elected or appointed until the close of the annual meeting next following, or until his or her successor is elected or appointed.

3.04	Election and Removal

Directors shall be elected by the shareholders in a meeting on a show of hands unless a poll is demanded, and if a poll is demanded, such election shall be by ballot. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. Except for those directors elected for an expressly stated term, all the directors then in office shall cease to hold office at the close of a meeting of shareholders at which directors are elected but, if qualified, are eligible for re-election. If a meeting of the shareholders of the Corporation fails to elect the number or the minimum number of directors required by the articles by reason of the disqualification, incapacity or the death of any candidates, the directors elected at that meeting may exercise all the powers of the directors if the number of directors so elected constitutes a quorum. Subject to subsection 2 of section 109 of the Act, the shareholders of the Corporation may, by ordinary resolution at a special meeting, remove any director before the expiration of his or her term of office, in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his or her removal, and may, by a majority of the votes cast at the meeting, elect any person in his or her stead for the remainder of his or her term.

3.05	Advance Notice of Nomination of Directors

Subject only to the Act and the articles of the Corporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (i) by or at the direction of the board or an authorized officer of the Corporation, including pursuant to a notice of meeting; (ii) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act; or (iii) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for below in this Section 3.05 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and (ii) who complies with the notice procedures set forth below in this Section 3.05:

(a)

In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the secretary of the Corporation at the principal executive offices of the Corporation in accordance with this Section 3.05.

(b)

To be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be made (a) in the case of an annual meeting of shareholders, not less than thirty (30) nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and (b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

(c)

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(d)

To be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set forth (a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, and (iv) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and (b) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below). The Corporation may require any proposed nominee to furnish such other information, including a written consent to act, as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 3.05; provided, however, that nothing in this Section 3.05 shall be deemed to preclude discussion by a shareholder (as distinct from nominating directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(f)

For purposes of this Section 3.05, (i) “public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and (ii) “Applicable Securities Laws” means the applicable Securities Act of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(g)

Notwithstanding any other provision of the by-laws of the Corporation, notice given to the secretary of the Corporation pursuant to this Section 3.05 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Toronto time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(h)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Section 3.05.

3.06	Vacation of Office

The office of a director shall ipso facto be vacated if:

(a)	he or she dies:

(b)	he or she is removed from office by the shareholders;

(c)	he or she becomes bankrupt;

(d)	he or she is found by a court in Canada or elsewhere to be of unsound mind; or

(e)	his or her written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

3.07	Vacancies

Subject to the Act, where a vacancy occurs in the board, except a vacancy resulting from an increase in the number or minimum number of directors or from failure to elect the number or minimum number of directors required by the articles, and a quorum of directors remains in office, the directors then in office (even though 25% of such directors are not resident Canadians) may appoint a person to fill the vacancy for the remainder of the term. If there is not then a quorum of directors or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall without delay call a special meeting of shareholders to fill the vacancy and, if they fail to do so or if there are no directors then in office, the meeting may be called by any shareholder.

3.08	Action by Directors

The directors shall manage, or supervise the management of, the business and affairs of the Corporation, and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the articles, the by-laws, any special resolution of the Corporation, or by statute expressly directed or required to be done in some other manner.

3.09	Canadian Directors Present at Meetings

The directors shall not transact business at a meeting unless at least twenty-five per cent of the directors present are resident Canadians or, if the Corporation has less than four directors, at least one of the directors present is a resident Canadian, except where:

(a)	a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)	the required number of resident Canadian directors would have been present had that director been present at the meeting.

3.10	Duties

Every director and officer of the Corporation in exercising his or her powers and discharging his or her duties shall:

(a)	act honestly and in good faith with a view to the best interests of the Corporation; and

(b)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3.11	Validity of Acts

An act by a director or officer is valid notwithstanding an irregularity in his or her election or appointment or a defect in his or her qualification.

3.12	Remuneration and Expenses

The remuneration to be paid to the directors shall be such as the directors shall from time to time determine. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director of a Corporation. The confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

PART Four

MEETINGS OF DIRECTORS

4.01	Calling of Meetings

Meetings of the directors shall be held from time to time at such place as the chairman of the board (if any), the president or vice-president who is a director or any two directors may determine and the corporate secretary shall, upon direction of any of the foregoing, convene a meeting of directors.

4.02	Place of Meeting

Meetings of directors and of any committee of directors may be held at any place in or outside Canada.

4.03	Notice

Notice of the time and place for the holding of any such meeting shall be delivered personally, by mail or by facsimile, or otherwise communicated by electronic means upon written consent in accordance with the requirements of the Act (“Electronic Communications”) to each director not less than two business days (exclusive of the day on which the notice is delivered, mailed, or sent by Electronic Communications but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the directors or of any committee of directors may be held at any time without formal notice if all the directors are present (except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all absent directors have waived notice. Notice of any meeting of directors or of any committee of directors or any irregularity in any meeting or the notice thereof may be waived by any director in writing or by Electronic Communication addressed to the Corporation or in any other manner, and such waiver may be validly given either before or after the meeting to which such waiver relates. A notice of meeting of directors or of any committee of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

4.04	Quorum

Subject to section 3.09, the quorum for the transaction of business at any meeting of the directors shall consist of a majority of the directors then in office and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

4.05	First Meeting of the New Board

For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

4.06	Adjournment

Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place, and no notice of the time and place for the holding of the adjourned meeting need be given to any director if the time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

4.07	Electronic Participation

Subject to the Act, if all of the directors consent, a director may participate in a meeting of the directors or a committee of directors by means of such telephonic, electronic or other communications facilities as permit all persons participating in the meeting to communicate adequately with each other, and a director participating in a meeting by such means shall be deemed to be present at that meeting. A consent is effective whether given before or after the meeting and may be given with respect to all meetings of the directors and committees of the directors.

4.08	Regular Meetings

The directors may appoint a day or days in any month or months for regular meetings of the directors at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.09	Chairman

The chairman of any meeting of the directors shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, chief executive officer, president, lead director or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

4.10	Votes to Govern

All questions arising at any meeting of directors shall be decided by a majority of votes. In case of an equality of votes, the chairman of the meeting in addition to his or her original vote shall not have a second or casting vote.

4.11	Resolution in Lieu of Meeting

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

PART Five

COMMITTEES

5.01	Committees of Directors

The directors may appoint one or more committees of the board, however designated, and delegate to any such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of the board has no authority to exercise.

5.02	Transaction of Business

Subject to the provisions of section 4.07, the powers of such committee or committees of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.03	Audit Committee

The directors shall appoint annually from among its number an audit committee to be composed of not fewer than three directors. At least such number of directors as may be specified by the Act, other applicable law or stock exchange requirements shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers provided in the Act and in other applicable law and in, addition, such other powers and duties as the directors may determine.

5.04	Advisory Bodies

The directors may from time to time appoint advisory bodies as they may deem advisable.

5.05	Procedure

Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

PART Six

OFFICERS

6.01	Appointment of Officers

The directors shall annually or as often as may be required appoint a chief executive officer, president, chief financial officer and a corporate secretary, and if deemed advisable, may annually or as often as may be required appoint one or more vice-presidents (to which title may be words added indicating seniority or function), a treasurer, a controller and such other officers as the directors may determine, including one or more assistants to any one of the officers so appointed. Subject to sections 6.02 and 6.03, an officer may but need not be a director, and one person may hold more than one office. In case and whenever the same person holds the offices of corporate secretary and treasurer, he or she may but need not be known as the secretary-treasurer. The directors may from time to time appoint such other officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors.

6.02	Chairman of the Board

The board may from time to time appoint a chairman of the board who shall be a director. If appointed, the directors may assign to him or her any of the powers and duties that are by any provisions of this by-law assigned to the lead director or to the president; and he or she shall, subject to the provisions of the Act, have such other powers and duties as the directors may specify. During the absence or disability of the chairman of the board, his or her duties shall be performed and his or her powers exercised by the lead director, if any, or by the president.

6.03	Lead Director

The board of directors may appoint from their number a lead director who, unless otherwise permitted by the Act, shall be a resident Canadian. Subject to the Act, a lead director shall possess and exercise such authority and powers and shall perform such duties as may be determined by the by-laws and the board of directors. A lead director shall not be an officer of the Corporation.

6.04	Chief Executive Officer

The chief executive officer shall have, under the control of the board of directors, general supervision and direction of the business and affairs of the Corporation. The chief executive officer shall possess and exercise such authority and powers and perform such other duties as may be determined by the by-laws, the board of directors and the chairman of the board. In the absence of the chairman of the board and lead director, if any, and if the executive officer is also a director of the Corporation, the executive officer shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he or she shall sign such contracts, documents or instruments in writing as require his or her signature, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

6.05	President

Unless the board of directors determines otherwise, the president shall be the chief operating officer of the Corporation and shall have, under the control of the board of directors and the chief executive officer, general supervision of the business of the Corporation. The president shall possess and exercise such authority and powers and perform such other duties as may be determined by the by-laws, the board of directors, the chairman of the board and the chief executive officer. In the absence of the chairman of the board and the lead director, if any, and the chief executive officer, and if the president is also a director of the Corporation, the president shall, when present, preside at all meetings of the directors, any committee of the directors and shareholders; he or she shall sign such contracts, documents or instruments in writing as require his or her signature, and shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by resolution of the directors or as are incident to his or her office.

6.06	Vice-President

The vice-president or, if more than one, the vice-presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the president in the absence or inability or refusal to act of the chief executive officer, provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or shareholders. The vice-president or, if more than one, the vice-presidents in order of seniority, shall sign such contracts, documents or instruments in writing as require his, her or their signatures and shall also have such other powers and duties as may from time to time be assigned to him, her or them by resolution of the directors.

6.07	Corporate Secretary

The corporate secretary shall possess and exercise such authority and powers and perform such duties as may be determined by the by-laws, the board of directors, the chairman of the board, the chief executive officer and the president.

The corporate secretary shall give or cause to be given, as and when instructed, notices to the board of directors, the shareholders, officers, auditors and members of committees and advisory bodies of the board of directors. Unless otherwise determined by the board of directors, the corporate secretary shall attend and record minutes of all meetings of the board of directors, committees of the board of directors, shareholders and advisory bodies. The corporate secretary shall have charge of the corporate seal or seals and of the corporate records, subject to section 8.03 hereof, required by law to be kept, except accounting records.

6.08	Treasurer or Assistant Treasurer

The Treasurer or Assistant Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he or she shall render to the board whenever required an account of all his or her transactions as Treasurer or Assistant Treasurer and of the financial position of the Corporation; and he or she shall have such other powers and duties as the directors may specify. Unless and until the directors designate any other officer of the Corporation to be the Chief Financial Officer of the Corporation, the Treasurer or Assistant Treasurer shall be the Chief Financial Officer of the Corporation.

6.09	Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the directors or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.10	Term of Office

All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause. Otherwise, each officer appointed by the directors shall hold office until his or her successor is appointed or until the earlier of his or her resignation or death.

6.11	Variation of Powers and Duties

The directors may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.12	Terms of Employment and Remuneration

The terms of employment and remuneration of all officers appointed by the board, including the chairman of the board, if any, and the president shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder shall not disqualify him or her from receiving such remuneration as may be determined.

6.13	Conflict of Interest

An officer shall disclose his or her interest in any material contract or proposed material contract with the Corporation in accordance with section 7.04.

6.14	Vacancies

If the office of chairman, lead director, president, vice-president, corporate secretary, controller, treasurer, or any other office created by the directors pursuant to section 6.01 hereof shall be or become vacant by reason of death, resignation or in any other manner whatsoever, the directors shall in the case of the president or the corporate secretary and may in the case of any other officer appoint an officer to fill such vacancy.

6.15	Other Officers

The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

PART Seven

PROTECTION OF DIRECTORS AND OFFICERS

7.01	Limitation of Liability

Except as otherwise provided in the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her office or in relation thereto, unless the same shall happen by or through his or her failure to exercise his or her powers and to discharge his or her duties honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing in these by-laws shall relieve a director or officer from the duty to act in accordance with the Act and regulations made thereunder, or relieve him or her from liability for a breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board of directors.

7.02	Indemnity

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding to which the individual is involved because of that association with the Corporation or other entity, if:

(a)

the individual acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. The individual shall repay the monies if he or she does not fulfill the conditions set out in paragraphs (a) and (b) above. Nothing in this by-law shall limit the right of any individual entitled to indemnity to claim indemnity apart from the provisions of this by-law.

7.03	Insurance

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against any liability incurred by him or her in his or her capacity as a director or officer, or an individual acting in a similar capacity, of the Corporation or of another body corporate at the Corporation's request.

7.04	Conflict of Interest

A director or officer who is a party to, or who is a director or officer (or acting in a similar capacity) of or has a material interest in a party to, any material contract or transaction, whether made or proposed, with the Corporation shall disclose the nature and extent of his or her interest at the time and in the manner provided by the Act. Any such contract or transaction shall be referred to the directors or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the directors or shareholders, and a director interested in a contract so referred to the permitted board shall not vote on any resolution to approve the same, except as permitted by the Act.

7.05	Submission of Contracts or Transactions to Shareholders for Approval

The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any annual meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or any other by-law) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

PART Eight

SHARES

8.01	Issuance

Subject to the Act and the articles of the Corporation, the directors may from time to time issue, or grant options to purchase, the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the directors may determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.02	Commissions

The directors may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03	Transfer Agents and Registrars

The directors may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The directors may at any time terminate any such appointment.

8.04	Share Certificates

Every holder of one or more shares of the Corporation shall be entitled, at his or her option, to a share certificate, or to a non-transferable written acknowledgement of his or her right to obtain a share certificate, stating the number and class or series of shares held by him or her as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate shall be in such form as the directors shall from time to time approve. Any share certificate shall be signed in accordance with section 2.04; it need not be under the corporate seal. The signature of one of the signing officers may be printed or mechanically reproduced upon share certificates. Every printed or mechanically reproduced signature shall for all purposes be deemed to be a signature binding upon the Corporation. Unless the directors otherwise determine, certificates representing shares in respect of which a transfer agent or registrar, as the case may be, has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. In the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent or registrar, the signature of any signing officer may be printed or mechanically reproduced upon share certificates and every such printed or mechanically reproduced signature shall for all purposes be deemed to be a signature binding upon the Corporation. Notwithstanding any change in the persons holding office between the time of signing and the issuance of any certificate, and notwithstanding that a person may not have held office at the date of issuance of such certificate, any such certificate so signed shall be valid and binding upon the Corporation.

8.05	Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.06	Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make dividends or other payments in respect thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.07	Replacement of Share Certificates

The directors or any officer or agent designated by the directors may in their or his or her discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the directors, or any officer or agent designated by the directors, may from time to time prescribe, whether generally or in any particular case.

8.08	Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to the articles, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

PART Nine

DIVIDENDS AND RIGHTS

9.01	Dividends

Subject to the Act, the directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.02	Dividend Cheques

A dividend payable in money shall be paid by either electronically by direct deposit or by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and, if paid by cheque, mailed by prepaid ordinary mail to such registered holder at his or her recorded address, unless such holder otherwise directs. In the case of joint holders any cheque issued shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as set out in this section, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03	Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as set out in section 9.02, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the directors may from time to time prescribe, whether generally or in any particular case.

9.04	Record Date for Dividends and Rights

The directors may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment for such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than 7 days before such record date in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the directors.

9.05	Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART Ten

MEETINGS OF SHAREHOLDERS

10.01	Annual Meetings

The annual meeting of shareholders shall be held on such day and at such time in each year and, subject to section 10.03, at such place as the directors, the chairman of the board or the chief executive officer may from time to time determine, in any event no later than the earlier of (i) six months after the end of each financial year of the Corporation and (ii) 15 months after the Corporation’s last annual meeting of shareholders, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

An annual meeting of shareholders may also be constituted as an annual and special meeting of shareholders to consider and transact any special business, which may be considered and transacted at a special meeting of shareholders.

10.02	Special Meetings

The directors shall have power to call a special meeting of shareholders at any time.

10.03	Place of Meetings

Subject to the Act, meetings of shareholders shall be held at the place within Canada that the directors determine. If the Corporation makes available a telephonic, electronic or other communication facility that permits all participants of a shareholders meeting to communicate adequately with each other during the meeting and otherwise complies with the Act, any person entitled to attend such meeting may participate by means of such communication facility in the manner prescribed by the Act, and any person participating in the meeting by such means is deemed to be present at the meeting.

10.04	Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Part Eleven not less than 21 nor more than 60 days before the date of the meeting to each director, to the auditors and to each shareholder who at the close of business on the record date is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and the auditors' report, election of directors and reappointment of incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

10.05	List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is kept and at the meeting for which the list was prepared.

10.06	Record Date for Notice

The directors may fix in advance a record date, preceding the date of any meeting of shareholders by not more than 60 days and not less than 21 days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than 7 days before such record date, in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held.

10.07	Meetings Held by Electronic Means

If the directors or shareholders of the Corporation call a meeting of shareholders pursuant to the Act, the directors may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting.

10.08	Meetings without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held, provided that such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact.

10.09	Chairman, Corporate Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, chief executive officer, president, lead director or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the corporate secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as corporate secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

10.10	Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.11	Quorum

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or proxyholder for an absent shareholder so entitled, holding or representing in the aggregate not less than 10% of the issued and outstanding shares of the Corporation carrying voting rights at the meeting of shareholders.

10.12	Right to Vote

Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in paragraph 10.05, a shareholder whose name appears on such list is entitled to vote the shares shown opposite his or her name at the meeting to which the list relates. At any meeting of shareholders for which the Corporation has not prepared the list referred to in paragraph 10.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting. The persons entitled to vote at any meeting of shareholders shall be the persons entitled to vote in accordance with the Act.

10.13	Proxyholders and Representatives

Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, to attend and act as his or her representative at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his or her attorney and shall conform with the requirements of the Act. Alternatively, every such shareholder which is a body corporate or association may authorize by resolution of its directors or governing body an individual to represent it at a meeting of shareholders and such individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of such resolution, or in such other manner as may be satisfactory to the corporate secretary of the Corporation or the chairman of the meeting. Any such proxyholder or representative need not be a shareholder.

10.14	Time for Deposit of Proxies

The directors may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it has been received by the corporate secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.15	Joint Shareholders

If two or more persons hold shares jointly, any of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy, they shall vote together as one on the shares jointly held by them.

10.16	Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the Act, the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hand or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

10.17	Show of Hands

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, which may include such other indication of a vote made by means of the telephonic, electronic or other communication facility, if any, made available by the Corporation for that purpose, unless a ballot thereon is required or demanded as provided in section 10.18. Upon a show of hands, every person who is present, in person or by means of the telephonic, electronic or other communications facility, if any that the Corporation has made available for such purpose, and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question. For the purpose of this section, if at any meeting the Corporation has made available to shareholders the means to vote electronically, any vote made electronically shall be included in tallying any votes by show of hands.

10.18	Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairman may require a ballot or any person who is present and entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.19	Adjournment

The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.20	Resolution in Writing

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

PART Eleven

NOTICES

11.01	Method of Giving Notices

Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the directors shall be sufficiently given if delivered personally to the person to whom it is to be given; delivered to the recorded address of the person; mailed to the person’s recorded address by prepaid or ordinary or air mail; sent to the person’s recorded address by any means of prepaid transmitted or recorded communication; or an electronic document is provided in accordance with Part Twelve of this by-law.

A notice delivered as set out in this section is deemed to have been given when it is delivered personally or to the recorded address; a notice mailed as set out in this section shall be deemed to have been given when deposited in a post office or public letter box; and a notice sent by means of transmitted or recorded communication as set out in this section is deemed to have been dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and a notice sent by electronic means as set out in this section and Part Twelve shall be deemed to have been given upon receipt of reasonable confirmation of transmission to the designated information system indicated by the person entitled to receive such notice. The corporate secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the directors in accordance with any information believed by him or her to be reliable.

11.02	Signature to Notices

The signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, mechanically reproduced or electronically reproduced in whole or in part.

11.03	Proof of Service

With respect to every notice sent by post it is sufficient to prove that the envelope or wrapper continuing the notice or other document was properly addressed as provided in this by-law and put into a post office or into a letter box. With respect to every notice or other document sent as an electronic document it is sufficient to prove that the electronic document was properly addressed to the designated information system as provided in this by-law and sent by electronic means. A certificate of the chairman of the board, the chief executive officer, the president, a vice-president, the corporate secretary, the treasurer or the controller or of any other officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to the facts in relation to the mailing or delivery of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation as the case may be.

11.04	Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

11.05	Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.06	Undelivered Notices

If any notice given to a shareholder pursuant to section 11.01 is returned on three consecutive occasions because he or she cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he or she informs the Corporation in writing of his or her new address.

11.07	Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.08	Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder through whom he or she derives his or her title to such share prior to his or her name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he or she became so entitled) and prior to his or her furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

11.09	Waiver of Notice

Any shareholder, proxyholder, representative, director, officer, auditor, member of a committee of the board or other person entitled to attend a meeting of shareholders may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her or to the shareholder whom the proxyholder or representative represents under any provision of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event for which notice is required to be given shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

PART Twelve

ELECTRONIC DOCUMENTS

12.01	Creation and Provision of Information

Unless the Corporation’s articles provide otherwise, and subject to and in accordance with the Act, the Corporation may satisfy any requirement of the Act to create or provide a notice, document or other information to any person by the creation or provision of an electronic document. Except as provided in the Act, “electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means that can be read or perceived by a person by any means.

PART Thirteen

EFFECTIVE DATE

13.01	Effective Date

This by-law shall come into force upon being passed by the directors in accordance with the Act.

MADE by the board the _______ day of ____________, 2017.

(Signed)	(Signed)
[Name] [Title]	[Name] [Title]

APPENDIX “F”

SECTION 302A.471 OF THE MBCA

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS

Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1)     alters or abolishes a preferential right of the shares;

(2)     creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3)     alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4)     excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5)     eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322B or 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322B or 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion is adopted by the corporation and becomes effective;

(f) an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or

(g) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3. Rights not to apply. (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters' rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, or the NASDAQ Global Select Market.

(2) The applicability of clause (1) is determined as of:

(i)     the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii)     the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

SECTION 302A.473 OF THE MBCA

302A.473 PROCEDURES FOR ASSERTING DISSENTERS’ RIGHTS

Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b)     "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c)     "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d)     "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).

Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

Subd. 3. Notice of dissent. If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

(1)     the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2)     any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3)     a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4)     a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1)     the corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2)     an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3)     a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b)     The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c)     If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8. Costs; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b)     If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c)     The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

Appendix “G”

FORM 10-K OF THE COMPANY

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended June 30, 2017

[  ] TRANSITION REPORT UNDER SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-51151

NEXTSOURCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Minnesota	20-0803515
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1001–145 Wellington Street West, Toronto, Ontario	M5J 1H8
(Address of principal executive offices)	(Zip Code)

  _______________________

(416) 364-4911

(Registrant’s telephone number, including area code)

_______________________

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act: Common Stock, $0.001 par value per share

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   Yes [ ]     No [x]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.    Yes [ ]      No [x]

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.      Yes [x]     No [ ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [ ]  No [x]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated file ☐                      Accelerated filer ☐                    Non-Accelerated filer ☐

Smaller reporting company ☒                            Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).      Yes [ ]     No [ X]

Aggregate market value of voting and non-voting common equity held by non-affiliates of the registrant as of December 31, 2016, based upon the closing price of the common stock as reported on the OTCQB on such date: $22,995,535

As of September 27, 2017, there were 460,995,711 shares of the Registrant's common stock issued and outstanding.

Documents Incorporated by Reference:  None

G-1

NextSource Materials Inc.

FORWARD-LOOKING STATEMENTS

This Annual Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance.

Any statement in this report that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risks outlined under “Risk Factors” herein.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions described herein. The assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed in “Risk Factors”, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly, and adversely from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of the significant uncertainties inherent to forward-looking information included in the report statement, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

The forward-looking statements and associated risks set forth in this Report include or relate to, among other things: (a) our growth strategies, (b) anticipated trends in the mining industry, (c) currency fluctuations, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Business”.

Our future financial results are uncertain due to a number of factors, some of which are outside the Company’s control. These factors include, but are not limited to: (a) our ability to raise additional funding; (b) the market price for graphite, vanadium and other minerals and materials; (c) the results of the exploration programs and metallurgical analysis of our mineral properties; (d) the political instability and/or environmental regulations that may adversely impact costs and ability to operate in Madagascar; and (e) our ability to find joint venture and/or off-take partners in order to advance the development of our mineral properties. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors”. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this report will in fact occur.

The reader is cautioned that our Company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our Company over time means that actual events are bearing out as estimated in such forward-looking statements.

All references to “dollars”, “$” or “US$” are to United States dollars and all references to “CAD$” are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the daily average exchange rate as reported by the Bank of Canada on the applicable date. All references to “common shares” refer to the common shares in our capital stock.

All references to “tpa” refer to tonnes per annum.

NextSource Materials Inc.

FINANCIAL INFORMATION

As used in these footnotes, “we”, “us”, “our”, “NextSource Materials ”, “NextSource”, “Company” or “our company” refers to NextSource Materials Inc. and all of its subsidiaries.

All references to “dollars”, “$” or “US$” are to United States dollars and all references to “CAD$” are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the daily average exchange rate as reported by the Bank of Canada on the applicable date. All references to “common shares” refer to the common shares in our capital stock.

All references to “tpa” refer to tonnes per annum.

ITEM 1. – BUSINESS

Company Overview

Our principal business is the acquisition, exploration and development of mineral resources. We are primarily focused on the development of the Molo Graphite Project into a fully operational and sustainable graphite mine.

The Molo Graphite Project currently consists of a commercially minable graphite deposit situated in the African country of Madagascar. No mine infrastructure currently exists at the Molo Graphite Project site. We have additional exploration-stage mineral properties situated in Madagascar, including the Green Giant Property.

We have not generated operating revenues or paid dividends since inception on March 1, 2004 to the period ended June 30, 2017 and we are unlikely to do so in the immediate future. Our business activities have been entirely financed from the proceeds of securities subscriptions.

Our executive offices are situated at 1001–145 Wellington Street West, Toronto, Ontario, Canada, M5J 1H8 and the primary telephone number is (416) 364-4986. Our website is www.nextsourcematerials.com (which website is expressly not incorporated by reference into this filing).

We are incorporated in the State of Minnesota, USA and have a fiscal year end of June 30.

On April 19, 2017, the Company changed its name from Energizer Resources Inc. to NextSource Materials Inc. as part of our rebranding effort and to better reflect our evolution from an exploration-stage company into a mine-development company. Our new symbol on the Toronto Stock Exchange is “NEXT” and on the OTC Markets is “NSRC.”

During fiscal 2008, the Company incorporated Energizer (Mauritius) Ltd. (“ERMAU”), a Mauritius subsidiary, and Energizer Madagascar Sarl. (“ERMAD”), a Madagascar subsidiary of ERMAU. During fiscal 2009, the Company incorporated THB Ventures Ltd. (“THB”), a Mauritius subsidiary of ERMAU, and Energizer Minerals Sarl. (“ERMIN”), a Madagascar subsidiary of THB, which holds the 100% ownership interest of the Green Giant Property in Madagascar (see note 5). During fiscal 2012, the Company incorporated Madagascar-ERG Joint Venture (Mauritius) Ltd. (“ERGJVM”), a Mauritius subsidiary of ERMAU, and ERG (Madagascar) Sarl. (“ERGMAD”), a Madagascar subsidiary of ERGJVM, which holds the Malagasy Joint Venture Ground. During fiscal 2014, the Company incorporated 2391938 Ontario Inc., an Ontario, Canada subsidiary.

Our authorized capital is 650,000,000 shares, with a par value of $0.001 per share, of which 640,000,000 are deemed common shares and the remaining 10,000,000 are deemed eligible to be divisible into classes, series and types with rights and preferences as designated by our Board of Directors.

We have not had any bankruptcy, receivership or similar proceeding since incorporation. Except as described below, there have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Further details regarding each of our Madagascar properties, although not incorporated by reference, including the comprehensive feasibility studies prepared in accordance with Canada’s National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) for the Molo Graphite Project and separately the technical report on the Green Giant Property in Madagascar can be found on the Company’s website at www.nextsourcematerials.com (which website is expressly not incorporated by reference into this filing) or in the Company’s Canadian regulatory filings at www.sedar.com (which website and content is expressly not incorporated by reference into this filing).

We report mineral reserve estimates in accordance with the Securities and Exchange Commission’s Industry Guide 7 (“Guide 7”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”). As a reporting issuer in Canada with our primary trading market in Canada, we are also required to prepare reports on our mineral properties in accordance with NI 43-101. The technical reports referenced in this document use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports filed with the Securities and Exchange Commission. As a result, information in respect of our mineral resources determined in accordance with NI 43-101 is not contained in this document.

Cautionary Note

Based on the nature of our business, we anticipate incurring operating losses for the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage are ultimately developed into producing and profitable mines. Our future financial results are uncertain due to a number of factors, some of which are outside the Company’s control. These factors include, but are not limited to: (a) our ability to raise additional funding; (b) the market price for graphite, vanadium, gold and/or uranium; (c) the results of the exploration programs and metallurgical analysis of our mineral properties; (d) the political instability and/or environmental regulations that may adversely impact costs and ability to operate in Madagascar; and (e) our ability to find joint venture and/or off-take partners in order to advance the development of our mineral properties.

Any future equity financing will cause existing shareholders to experience dilution of their ownership interest in the Company. In the event the Company is not successful in raising additional financing, we anticipate the Company will not be able to proceed with its business plan. In such a case, the Company may decide to discontinue or modify its current business plan and seek other business opportunities in the resource sector.

During this period, the Company will need to maintain periodic filings with the appropriate regulatory authorities and will incur legal, accounting, administrative and listing costs. In the event no other such opportunities are available and the Company cannot raise additional capital to sustain operations, the Company may be forced to discontinue the business. The Company does not have any specific alternative business opportunities under consideration and have not planned for any such contingency.

Due to the present inability to generate revenues, accumulated losses, recurring losses and negative operating cash flows, the Company has stated its opinion in Note 1 of our audited financial statements, as included in this annual report, that there currently exists substantial doubt regarding the Company’s ability to continue as a going concern.

Summary of Milestones

In July 2016, we appointed UK-based HCF International Advisers Limited ("HCF") as advisor in negotiating and structuring strategic partnerships, off take agreements and debt financing for our Molo Graphite Project in Madagascar. Discussions in respect of these matters have been ongoing for the past 26 months and are expected to continue during the coming months with no assurances as to the conclusion or results of these discussions.

In August 2016, we initiated a Front-End Engineering Design Study (the “FEED Study”) and value engineering for our Molo Graphite Project in Madagascar. The FEED Study was undertaken in order to optimize the mine plan as envisioned in the technical report titled "Molo Feasibility Study – National Instrument 43-101 Technical Report on the Molo Graphite Project located near the village of Fotadrevo in the Province of Toliara, Madagascar", dated July 13, 2017, effective as of July 13, 2017 (the “Molo Feasibility Study”) and determine the optimal development path based on discussions with prospective strategic partners. All costing aspects were examined with the goal of providing a method to produce meaningful, multi-tonne test samples of Molo graphite concentrate to potential off-takers while reducing the CAPEX and time required to the commencement of commercial production.

On November 7, 2016, we outlined a phased mine development plan for the Molo Graphite Project based on the FEED Study and value engineering. The results supported the construction of a plant to test and verify the flow sheet design from the Molo Feasibility Study. Under the existing Exploration Permit, the Company is limited to an ore input of 20,000 cubic meters (or approximately 50,000 tonnes) of front-end feed into the demonstration plant. Upon approval of a full mining permit, the 20,000-cubic meter test limit would be removed and at full capacity, the demonstration plant would be capable of processing up to 240,000 tonnes of feed per annum, which equates to 30 tonnes per hour of ore feed and roughly 1 to 3 tonnes of flake graphite concentrate production per hour.

Phase 1

Phase 1 would consist of a fully operational and sustainable graphite mine with a permanent processing plant capable of producing, in our estimation, approximately 17,000 tpa of high-quality SuperFlake™ graphite concentrate with a mine life of 30 years (as discussed below). The fully-modularized mining operation in this phase will use a 100% owner-operated fleet that we believe will process an average of 240,000 tonnes of ore per year (or 30 tonnes per hour) of mill feed (ore) that will be processed on site. Phase 1 will provide “proof of concept” for the modular methodology and allow NextSource the flexibility to optimize further the process circuit while being capable of supplying a true “run-of-mine” flake concentrate to potential off-takers and customers for final product validation. All supporting infrastructure including water, fuel, power, dry-stack tailings and essential buildings will be constructed during Phase 1 to sustain the fully operational and permanent processing plant. The plant will utilize dry-stack tailings in order to eliminate the up-front capital costs associated with a tailings dam. NextSource’s existing camp adjacent to the nearby town of Fotadrevo will be used to accommodate employees and offices, with additional housing available within the town for additional employees.

Phase 2

Phase 2 would consist of a modular expansion to plant capable of producing approximately 50,000 tpa of high-quality SuperFlake™ graphite concentrate. Timing of the implementation of Phase 2 will be determined by market demand for SuperFlake™ graphite and will incorporate the unique full-modular build approach used in Phase 1. This phase will include the construction of additional on-site accommodation and offices, upgrading of road infrastructure, port facility upgrades, a wet tailings dam facility and further equipment purchases to provide redundancy within the processing circuit. The costs for these capital expenditures are unknown at this time, but will be assessed as part of an economic analysis completed in parallel with Phase 1 development.

On June 1, 2017, we released the results of a positive updated Molo Feasibility Study for Phase 1 of the mine development plan utilizing a fully modular build-out approach which was based on the FEED Study and subsequent detailed engineering studies. Phase 1 would consist of a fully operational and sustainable graphite mine with a permanent processing plant capable of producing, in our estimation, approximately 17,000 tpa of high-quality SuperFlake™ graphite concentrate per year with a mine life of 30 years. The Phase 1 production costs were estimated at $433 per tonne at the plant and $688 per tonne delivered CIF port of Rotterdam. The Phase 1 capital costs were estimated at $18.4 million with a construction projected but not guaranteed timeline of approximately 9 months. Based on an average selling cost of $1,014 per tonne, the Phase 1 was estimated to have a pre-tax NPV of $34 million using an 8% discount rate, a pre-tax internal rate of return (IRR) of 25.2%, and a post-tax IRR of 21.5%.

Summary of Future Plans

We have applied for a mining permit from the Government of Madagascar to begin construction of Phase 1 of the Molo Graphite Project. Although the Company believes it has complied with all permit requirements and has submitted all necessary documents, there can be no assurances as to the timing of the receipt of a mining permit.

In anticipation of receiving the mine permit and of eventual graphite production, we have continued to pursue negotiations in respect of potential off-take agreements with graphite end-users and intermediaries with the intention of securing project financing alternatives, which may include debt, equity and derivative instruments.

From the date of this report, and subject to availability of capital and unforeseen delays in receiving the mining permit for the Molo Graphite Project, our business plan during the next 12 months is to incur between $2,200,000 to $23,000,000 on further permitting, engineering, construction, professional fees, G&A and working capital costs to achieve initial production at the Molo Graphite Project by July 2018. No assurances can be provided that we will achieve our production objective by that date.

The following is a summary of the amounts budgeted to be incurred (presuming all $23,000,000 is required):

Professional Fees and General and Administrative	$1,500,000
Environmental and Permitting Fees	$700,000
Phase 1 Processing Plant CAPEX	$14,500,000
Phase 1 Infrastructure CAPEX	$400,000
Construction Financing Costs	$1,100,000
Construction Contingency Costs (10%)	$1,700,000
Working Capital for Mine Startup	$3,100,000
Total	$23,000,000

The above amounts may be updated based on actual costs and the timing may be delayed or adjusted based on several factors, including the availability of capital to fund the budget. We anticipate that the source of funds required to complete the budgeted items disclosed above will come from private placements in the capital markets, but there can be no assurance that financing will be available on terms favorable to the Company or at all.

We will also assess the addition of back-end value-added processing for lithium-ion battery and graphite foil applications in the classification portion of the plant. The costs for any value-added processing is unknown at this time, but will be assessed in parallel with the development of Phase 1.

Employees

As of the date of this annual report, we have 4 full-time employees and consultants based in Toronto and South Africa engaged in the management of the Company as well as several additional consultants in South Africa and Madagascar that serve managerial and non-managerial functions.

Competitive Conditions in our Industry

The mineral exploration and mining industry is competitive in all phases of exploration, development and production. We compete with a number of other entities and individuals in the search for, and acquisition of, attractive mineral properties. As a result of this competition, the majority of which is with companies with greater financial resources than us, we may not in the future be able to acquire attractive properties on terms our management considers acceptable. Furthermore, we compete with other resource companies, many of whom have greater financial resources and/or more advanced properties that are better able to attract equity investments and other capital. Factors beyond our control may affect the marketability of minerals mined or discovered by us.

Government Regulations and Permitting

The receipt of the exploitation permit is a critical step in the larger permitting and licensing regime.  The permitting and licensing of the Molo Graphite Project requires dedicated attention to ensure momentum is maintained  during the application for and delivery of all necessary permits and licenses.

The Molo Graphite Project exploration permit PR 3432 is currently held under the name of one of our Madagascar subsidiary ERG Madagascar SARLU. Our Madagascar subsidiaries have paid all taxes and administrative fees to the Madagascar government and its mining ministry with respect to all the mining permits held in country.  These taxes and administrative fee payments have been acknowledged and accepted by the Madagascar government.  In addition, we continue to diligently work with the Madagascar government to obtain the necessary permits as the country clears its backlog of applications and amendments.

We have applied to have the Molo Graphite Project exploration permit converted into an exploitation permit, which is expected to be completed in due course. The exploitation permit is required to advance the Molo Project into the developmental stage.

A comprehensive Environmental and Social Impact Assessment ("ESIA"), developed to local Malagasy, Equator Principles, World Bank and International Finance Corporation (IFC) standards, is nearing completion. This process was preceded by an Environmental Legal Review and an Environmental and Social Screening Assessment; both providing crucial information to align the project development and design with international best practice on sustainable project development.

Application for all necessary permits to construct and operate the mine, including water use, construction, mineral processing, transportation, export, and labour will be undertaken within the ESIA review period (6 months), which is expected to be from September 2017 till February 2018.

Security of land tenure is a process that is estimated to take 6-9 months to complete.  Compilation of a comprehensive legal register will also be required.

The Company cannot provide any assurance as to the timing of the receipt of the required permits and licenses.

Graphite Prices

Graphite prices are highly variable depending on the flake size, carbon content and level of processing.

Natural flake graphite prices rose steeply in 2010 and 2011 before declining steadily until mid-2016. This price peak was the result of graphite consumer fears that Chinese consolidation in the flake graphite sector, coupled with bullish forecasts for demand growth for use in lithium-ion batteries, would create an eventual shortage of supply and encouraged producers to hoard stocks and traders to speculate on prices. Instead, Chinese flake graphite consolidation continued but at a slower than expected pace and lithium-ion-based electric vehicle (“EV”) adoption rates were also been slower than first predicted.

This is expected to change over the next decade as the market for lithium-ion battery components increases graphite demand, resulting in price increases for battery grades.

Larger flake sizes and higher carbon grades have always achieved the highest price. The jumbo flake price premium is justified because of the use of the larger fractions in specialist applications. The actual market size for these larger fractions is relatively small but is forecast to grow over the next ten years.

The 3-year historic average price for global flake graphite across different flake sizes were as follows:

Global Flake Graphite Weighted Average Selling Price
	2014	2015	2016	3-Year Average
Jumbo Flake	$1,821	$1,530	$1,470	$1,607
Large Flake	$1,317	$1,183	$861	$1,120
Medium Flake	$1,042	$1,025	$770	$946
Fine Flake	$965	$846	$668	$826
Source: Flake graphite average prices provided by Roskill Consulting Group Ltd.

The rapid uptake of lithium-ion batteries between 2017 and 2030 is expected to encourage growth in the demand for fine and medium size flake graphite. The future price of flake graphite from 2017 until 2030 will be influenced by several factors until 2030, including:

●	Amount of graphite supply from new projects and expansions of existing projects in China and ROW
●	Curtailment of flake graphite production in China as the government imposes environmental controls
●	Demand and supply balance by graphite flake size
●	Growth of the lithium-ion battery market
●	Competition from synthetic graphite
●	Recycling of refractory graphite products

Cautionary note to U.S. investors regarding estimates of measured, indicated and inferred resources and proven and probable reserves

As used in this Annual Report on Form 10-K, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)-CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”).

These definitions differ from the definitions in Guide 7 under the Securities Act. However, despite the differences in the definition between NI 43-101 and Guide 7:

●

Erudite Strategies (Pty) Ltd. has stated that the Proven and Probable Reserves reported in the Molo Feasibility Study are equal to the proven and probable reserves which would have been reported had the reports been prepared pursuant to Guide 7 standards, and in such disclosures, the procedures and definitions employed in the estimation of proven and probable reserves is also consistent with Guide 7 definitions

Proven and probable reserves are based on extensive drilling, sampling, mine modeling and metallurgical testing from which we determined economic feasibility. The term “proven reserves” means mineral reserves for which (i) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (ii) grade and/or quality are computed from the results of detailed sampling; and (iii) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established. The term “probable reserves” means mineral reserves for which quantity and grade are computed from information similar to that used for proven reserves, but the sites for sampling are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation. The price sensitivity of reserves depends upon several factors including grade, metallurgical recovery, operating cost, waste-to-ore ratio and ore type. Metallurgical recovery rates vary depending on the metallurgical properties of each deposit and the production process used.

The proven and probable reserve figures presented herein are estimates based on information available at the time of calculation. No assurance can be given that the indicated levels of recovery of minerals will be realized. Minerals included in the proven and probable reserves are those contained prior to losses during metallurgical treatment. Reserve estimates may require revision based on actual production. Market fluctuations in the price of minerals, as well as increased production costs or reduced metallurgical recovery rates, could render certain proven and probable reserves containing lower grades of mineralization uneconomic to exploit and might result in a reduction of reserves

Mr. Craig Scherba, President and CEO of the Company, is designated as the “qualified person” who reviewed and approved the technical disclosure contained in this document.

Molo Graphite Project, Southern Madagascar, Africa

Madagascar has been a traditional producer of flake graphite for over a century but has never exceeded 12,000 tonnes of production annually. Currently, Madagascar’s annual production of flake graphite averages about 5,000 tonnes. The Molo Graphite Project deposit represents the first new and substantial graphite discovery in the country in over 50 years.

Project Timeline

The Molo Graphite Project is one of seven surficial graphite trends discovered and drill tested by NextSource in late 2011 and announced to the market in early January 2012. The Molo deposit itself occurs in a flat, sparsely populated and dry savannah grassland region that has easy access via a network of seasonal secondary roads.

The Molo Graphite Project graphitic zone consists of multi-folded graphitic strata with a surficially exposed strike length of over two kilometres. Outcrop mapping and trenching on the Molo Graphite Project has shown the surface geology to be dominated by resistant ridges of graphitic schist and graphitic gneiss, as well as abundant graphitic schist float. Geological modeling has shown that the Molo Graphite Project deposit consists of various zones of mineralized graphitic gneiss, with a barren footwall composed of garnetiferous gneiss. The host rock of the mineralized zones on the Molo Graphite Project is graphitic gneiss.

Resource delineation, drilling and trenching on the Molo Graphite Project took place between May and November of 2012, which resulted in a maiden mineral resource estimate to be released in early December of the same year. This maiden mineral resource estimate formed the basis for the Company’s Preliminary Economic Assessment (the “PEA”), which was undertaken by DRA Mineral Projects and released in 2013.

The positive outcome of the PEA led NextSource to undertake another phase of exploratory drilling and sampling in 2014 to upgrade the deposit and its contained mineral resources to mineral reserves. The process included an additional 32 diamond drill holes (totaling 2,063 metres) and 9 trenches (totaling 1,876 metres). The entire database upon which the upgraded resource estimate was based contained 80 drill holes (totaling 11,660 metres) and 35 trenches (totaling 8,492 metres). This new mineral resource formed the basis of the Molo Feasibility Study, which was originally released in February 2015.

In July 2016, we appointed HCF as advisor in negotiating and structuring strategic partnerships, off-take agreements and debt financing for its Molo Graphite Project.

In August 2016, we initiated the FEED Study and value engineering for our Molo Graphite Project in Madagascar. The FEED Study was undertaken in order to optimize the mine plan as envisioned in the Molo Feasibility Study and determine the optimal development path based on discussions with prospective strategic partners. All costing aspects were examined with the goal of providing a method to produce meaningful, multi-tonne test samples of Molo graphite concentrate to potential off-takers while reducing the CAPEX and time required to the commencement of commercial production.

On November 7, 2016, we outlined a phased mine development plan for the Molo Graphite Project based on the FEED Study and value engineering. The results supported the construction of a cost-effective demonstration plant to test and verify the flow sheet design from the Molo Feasibility Study. Under the Exploration Permit, the Company would initially be limited to an ore input of 20,000 cubic meters (or approximately 50,000 tonnes) of front-end feed into the demonstration plant. Upon approval of a full mining permit, the 20,000 cubic meter test limit would be removed and at full capacity, the demonstration plant would be capable of processing up to 240,000 tonnes of feed per annum, which equates to 30 tonnes per hour of ore feed and roughly 1 to 3 tonnes of flake graphite concentrate production per hour.

On June 1, 2017, we released the results of a positive updated Molo Feasibility Study for Phase 1 of the mine development plan utilizing a fully modular build-out approach and based on the FEED Study and subsequent detailed engineering studies. Phase 1 would consist of a fully operational and sustainable graphite mine with a permanent processing plant capable of producing approximately 17,000 tpa of high-quality SuperFlake™ graphite concentrate per year with a mine life of 30 years. The Phase 1 production costs were estimated at $433 per tonne at the plant and $688 per tonne delivered CIF port of Rotterdam. The Phase 1 capital costs were estimated at US$18.4 million with a construction timeline of approximately 9 months. Based on an average selling cost of $1,014 per tonne, the Phase 1 financials were estimated to have a pre-tax NPV of $34M using an 8% discount rate, a pre-tax internal rate of return (IRR) of 25.2%, and a post-tax IRR of 21.5%.  The average selling price of $1,014 per tonne is the weighted average selling price for the different graphite sizes that we expect to sell.  The average selling price is less than the comparable 3-year historic weighted average price.

Molo Feasibility Study

The following information is derived from the Molo Feasibility Study dated July 13, 2017 and prepared by J.K. de Bruin Pr.Eng of Erudite Strategies (Pty) Ltd., J. Hancox of Caracle Creek International Consulting (Pty) Ltd., D. Subrumani of Caracle Creek International Consulting (Pty) Ltd., D. Thompson of DRA Projects (Pty) Ltd., O. Peters of Metpro Management Inc., P. Harvey of Met63 (Pty) Ltd., H. Smit of Erudite Projects (Pty) Ltd., E.V. Heerden of EVH Consulting (Pty) Ltd., G. Pappagiorgio of Epoch Resources (Pty) Ltd. and A. Marais of GCS Consulting (Pty) Ltd., each of whom is a “qualified person” and “independent”, as such terms are defined in NI 43-101.

The information below does not purport to be a complete summary of the Molo Graphite Project and is subject to all the assumptions, qualifications and procedures set out in the Molo Feasibility Study and is qualified in its entirety with reference to the full text of the Molo Feasibility Study. It is advised that this summary should be read in conjunction with the Molo Feasibility Study (which is not incorporated by reference into this filing).

(See “Cautionary note to U.S. investors regarding estimates of measured, indicated and inferred resources and proven and probable reserves.”)

Overview

The Molo Feasibility Study was undertaken to reflect the Company’s decision to revise Phase 1 of its Molo Graphite Project mine plan from a demonstration plant to a fully operational and sustainable graphite mine with a permanent processing plant capable of producing, in our estimation, approximately 17,000 tpa of high-quality SuperFlake™ concentrate per year with a mine life of 30 years.

The Molo Feasibility Study for Phase 1 of the Molo Graphite Project was based on FEED Study and subsequent detailed engineering studies. The updated Molo Feasibility Study incorporates the procurement of all mining equipment, off-site modular fabrication and assembly, factory acceptance testing (“FAT”), module disassembly, shipping, plant infrastructure construction, onsite module re-assembly, commissioning, project contingencies and three months of capital. All capital and operating costs expressed below are considered to be accurate to +/- 10%.

The Molo Feasibility Study highlights are:

o	Initial production of 17,000 tpa of SuperFlake™ graphite during Phase 1
o	Phase 1 CAPEX estimated at $18.4 million using a modular assembly approach
o	Dry stack tailings can be utilized for Phase 1 production instead of cyclone deposition, which significantly reduces the CAPEX associated with a conventional tailings deposition facility
o	Total build and commissioning of the Molo Graphite Project mine is estimated at 9 months
o	Number of on-site personnel during construction is estimated at 50 people
o	Weighted averge selling price of $1,014 per tonne, which reflects current market conditions and is lower than the 3-year historic weighted average price for flake graphite
o	Total all-in OPEX of $433 per tonne at the plant and of $688 per tonne for CIF delivery to customer port Rotterdam
o	The financial results are based on 100% equity funding
o	Pre-tax NPV of $34 million and pre-tax IRR of 25.2%

Updated Phase 1 Feasibility Study Results Highlights(1)	Pre-Tax	Post-Tax
NPV at 8% Discount Rate	$34.0 M	$25.5 M
Internal Rate of Return (IRR)	25.2%	21.6%
Payback Period (years)	4.2	4.8
Average annual graphite concentrate production	17,000 tonnes
Average production costs of graphite concentrate (at plant)	$433 / tonne
Average production costs of graphite concentrate (Delivered CIF Port of Rotterdam)	$688 / tonne
Weighted average selling price (in USD)	$1,014 / tonne
Direct CAPEX	$14.5 M
Indirect CAPEX	$0.4 M
Environmental and Permitting	$0.7 M
Owner’s Costs	$1.1 M
Contingency (10%)	$1.7 M
Sub Total CAPEX	$18.4 M
Working Capital (3 months)	$3.1 M
Total CAPEX	$21.5 M
Projected build period	9 months

(1)

Unless otherwise noted, all monetary figures presented throughout this press release are expressed in US dollars (USD). The exchange rates used in the financial model are 12.85 South African Rand (ZAR) to US$1, moving in line with purchasing power parity

(2)	Direct CAPEX includes process equipment, civil & infrastructure, mining, buildings, electrical infrastructure, and project & construction services

The weighted average selling price used in the Molo Feasibility Study is the volume weighted average sales price for the various flake sizes and grades of SuperFlake™ graphite concentrate that are expected to be produced from the Molo Graphite Project deposit. This price is based on current quotes and projected real (as opposed to nominal) estimates provided by UK-based Roskill Consulting Group Ltd (“Roskill”), who are recognized as a leader in providing independent and unbiased market research, pricing trends and demand and supply analysis for the natural flake graphite market.

Molo Feasibility Study Weighted Average Selling Price
Flake Sizes	Graphite Sales Volume Weighting	Forecast Average Price per Tonne	Basket Price per Tonne
Jumbo Flake	15.7%	$1,499	$235
Large Flake	27.8%	$1,094	$304
Medium Flake	9.7%	$920	$89
Fine Flake	46.7%	$824	$385
Feasibility Study Weighted Average Selling Price			$1,014

The weighted average selling price used in the Molo Feasibility Study is less than the 3-year historic weighted average selling price, which was $1,041 per tonne.

Global Graphite Average Selling Prices by Flake Size
Flake Sizes	2014	2015	2016	3-Year Historic Average Price Per Tonne
Jumbo Flake	$1,821	$1,530	$1,470	$1,607
Large Flake	$1,317	$1,183	$861	$1,120
Medium Flake	$1,042	$1,025	$770	$946
Fine Flake	$965	$846	$668	$826
Source: Flake graphite average prices provided by Roskill Consulting Group Ltd.

Weighted Average Selling Price Using 3-Year Historic Average Price
Flake Sizes	Graphite Sales Volume Weighting	3-Year Historic Average Price per Tonne	Basket Price per Tonne
Jumbo Flake	15.7%	$1,607	$252
Large Flake	27.8%	$1,120	$311
Medium Flake	9.7%	$946	$91
Fine Flake	46.7%	$826	$386
3-Year Historic Weighted Average Selling Price			$1,041

No pricing premium for valued-added applications was applied on any sales. Furthermore, no financial or operational calculations and/or scenarios in the updated Molo Feasibility Study financial model with regards to downstream value-added processing of SuperFlake™ graphite concentrate were included. This includes purification, spherodization coating for battery-grade graphite and thermal expansion for specialty graphite applications, such as foils.

Project Description, Location and Access

Property and Site Description

The Molo Graphite Project deposit is situated 160 km southeast of the city of Toliara, in the Tulear region of south-western Madagascar, and about 220 km NW of Fort Dauphin. The deposit occurs in a sparsely populated, dry savannah grassland region, which has easy access via a network of seasonal secondary roads radiating outward from the village of Fotadrevo. Fotadrevo in turn has an all-weather airstrip and access to a road system that leads to the regional capital (and port city) of Toliara and the Port of Ehoala at Fort Dauphin via the RN10, or RN13.

The Project is centred on UTM coordinates 413,390 Easting 7,345,713 Northing (UTM 38S, WGS 84 datum). The Molo Graphite Project covers an area of 62.5 hectares (“ha”). The Government of Madagascar designates individual claims by a central LaBorde UTM location point, comprising a square with an area of 6.25 km2.

Geologically, the Molo Graphite Project is situated in the Bekikiy block (Tolagnaro-Ampanihy high grade metamorphic province) of southern Madagascar. The deposit is underlain predominantly by moderately to highly metamorphosed and sheared graphitic (biotite, chlorite and garnet- rich) quartzo-feldspathic schists and gneisses, which are variably mineralised. Near surface rocks are oxidised, and saprolitic to a depth, usually of less than 5m.

The Molo Graphite Project is one of several surficial graphite trends discovered by the Company in late 2011 and announced in early January 2012. The deposit was originally drill tested in 2012, with an initial seven holes being completed. Resource delineation, drilling and trenching on the Molo Graphite Project took place between May and November of 2012, and allowed for a maiden mineral resource estimates to be stated in early December of the same year. This maiden mineral resource estimate formed the basis for the PEA, which was undertaken by DRA Mineral Projects in 2013. The positive outcome of the PEA led the Company to undertake another phase of exploratory drilling and sampling in 2014, which was done under the supervision of Caracle Creek International Consulting (Proprietary) Limited (“Caracle Creek”). This phase of exploration was aimed at improving the geological confidence of the deposit and the contained mineral resources, and included an additional 32 diamond drill holes (totalling 2,063 metres) and 9 trenches (totalling 1,876 metres). Caracle Creek were subsequently engaged to update the geological model and mineral resource estimate. The entire database on which this new model and mineral resource estimate is based contains 80 drill holes (totalling 11,660 metres) and 35 trenches (totalling 8,492 metres). This new mineral resource forms the basis for the original feasibility study completed on the Molo Graphite Project in 2015 which targeted 860ktpa of ore processing capacity.

The Molo Feasibility Study utilises the knowledge base of the original feasibility study completed on the Molo Graphite Project in 2015 on a smaller scale low capital cost 240ktpa process capacity option.

Figure 1: Project Location

Figure 2.1: Exploration Area

The proposed development of the Molo graphite project includes the construction of a green fields open pit mine, a processing plant with a capacity of 240,000 tonnes of ore per annum and all supporting infrastructure including water, fuel, power, tailings, buildings and permanent accommodation.

Figure 2.2: Site Layout

Ownership

On December 14, 2011, we entered into a Definitive Joint Venture Agreement ("JVA") with Malagasy Minerals Limited ("Malagasy"), a public company on the Australian Stock Exchange, to acquire a 75% interest to explore and develop a group of industrial minerals, including graphite, vanadium and approximately 25 other minerals at the Molo Graphite Project. The land position covers 2,119 permits and 827.7 square kilometres and is mostly adjacent to the south and east of the Company's 100% owned Green Giant Property. We paid $2,261,690 and issued 7,500,000 common shares valued at $1,350,000 to Malagasy.

On April 16, 2014, we signed a Sale and Purchase Agreement and a Mineral Rights Agreement with Malagasy to acquire the remaining 25% interest in the Molo Graphite Project. We made the following payments at that time: $364,480 (CAD$400,000); issued 2,500,000 common shares subject to a 12 month voluntary vesting period and valued at $325,000; and issued 3,500,000 common share purchase warrants, valued at $320,950 using the Black Scholes pricing model with an exercise price of $0.14 and an expiry date of April 15, 2019.

On May 20, 2015 we paid $546,000 (CAD$700,000), and issued 1,000,000 common shares due to the completion of a bankable feasibility study (“BFS”) for the Molo Graphite Project. Further, a cash payment of $801,584 (CAD$1,000,000) will be due within five days of the commencement of commercial production. Malagasy retains a 1.5% net smelter return royalty ("NSR") on the Molo Graphite Project. We also acquired a 100% interest to the industrial mineral rights on approximately 1 1/2 additional claim blocks comprising 10,811 hectares to the east and adjoining the Molo Graphite Project.

Royalties

Malagasy retains a 1.5% net smelter return royalty on the Molo Graphite Project.

Government Regulations and Permitting

The Molo Graphite Project is located within Exploration Permit #3432 (the “Exploration Permit” or “PR 3432”) as issued by the Bureau de Cadastre Minier de Madagascar (“BCMM”) pursuant to the Mining Code 1999 (as amended) and its implementing decrees.

Carracle Creek  International Consulting (Pty) Ltd., which was a consultant for the Molo Feasibility Study, has had sight of and reviewed a copy of the “Contrat d’amodiation” pertaining to this right and are satisfied that the rights to explore this Exploration Permit have been ceded to the Company or one of its Madagascar subsidiaries.

The Company holds the exclusive right to explore for a defined group of industrial minerals within the Exploration Permit listed above. These industrial minerals include the following: Vanadium, Lithium, Aggregates, Alunite, Barite, Bentonite, Vermiculite, Carbonatites, Corundum, Dimensional stone (excluding labradorite), Feldspar (excluding labradorite), Fluorspar, Granite, Graphite, Gypsum, Kaolin, Kyanite, Limestone / Dolomite, Marble, Mica, Olivine, Perlite, Phosphate, Potash–Potassium minerals, Pumice Quartz, Staurolite, and Zeolites.

Reporting requirements of exploration activities carried out by the titleholder on an Exploration Permit are minimal. A titleholder must maintain a diary of events and record the names and dates present of persons active on the project. In addition, a site plan with a scale between 1/100 and 1/10,000 showing “a map of the work completed” must be presented. Upon establishment of a mineral resource, Exploration Permits may be converted into Exploitation Permits by application. Carracle Creek is of the opinion that the Company is compliant in terms of its commitments under these reporting requirements.

The Molo Graphite Project has not been legally surveyed; however, since all claim boundaries conform to the predetermined rectilinear LaBorde Projection grid, these can be readily located on the ground by use of Global Positioning System (“GPS”) instruments. Most current GPS units and software packages do not however offer LaBorde among their available options, and therefore defined shifts have to be employed to display LaBorde data in the WGS 84 system. For convenience, all Company positional data is collected in WGS 84, and if necessary converted back to LaBorde Royalties.

The receipt of the exploitation permit is a critical step in the larger permitting and licensing regime.  The permitting and licensing of the Molo Graphite Project requires dedicated attention to ensure momentum is maintained  during the application for and delivery of all necessary permits and licenses.

The Molo Graphite Project exploration permit PR 3432 is currently held under the name of one of our Madagascar subsidiary ERG Madagascar SARLU. Our Madagascar subsidiaries have paid all taxes and administrative fees to the Madagascar government and its mining ministry with respect to all the mining permits held in country.  These taxes and administrative fee payments have been acknowledged and accepted by the Madagascar government.  In addition, we continue to diligently work with the Madagascar government to obtain the necessary permits as the country clears its backlog of applications and amendments.

We have applied to the BCMM to have the Molo Graphite Project exploration permit converted into an exploitation permit, which is expected to be completed in due course. The exploitation permit is required to advance the Molo Project into the developmental stage.

A comprehensive Environmental and Social Impact Assessment ("ESIA"), developed to local Malagasy, Equator Principles, World Bank and International Finance Corporation (IFC) standards, is nearing completion. This process was preceded by an Environmental Legal Review and an Environmental and Social Screening Assessment; both providing crucial information to align the project development and design with international best practice on sustainable project development.

Application for all necessary permits to construct and operate the mine, including water use, construction, mineral processing, transportation, export, and labour will be undertaken within the ESIA review period (6 months), which is expected to be from September 2017 till February 2018.

Security of land tenure is a process that is estimated to take 6-9 months to complete.  Compilation of a comprehensive legal register will also be required.

The Company cannot provide any assurance as to the timing of the receipt of the required permits and licenses.

Geological Setting, Mineralization and Deposit Types

Regional Geology

Madagascar comprises a fragment of the African Plate, which rifted from the vicinity of Tanzania at the time of the breakup of Gondwana, some 180 million years ago. At that time Madagascar remained joined with India, moving east-by-south until the late Cretaceous (approximately 70 million years ago), whereupon the two land masses split apart. On a regional scale Madagascar can be described as being formed by two geological entities, a Precambrian crystalline basement, and a much younger Phanerozoic sedimentary cover Figure 12 that hosts potentially economic coal deposits. The central and eastern two thirds of the island are mainly composed of Neoproterozoic-aged, crystalline basement rocks, composed of a complex mélange of metamorphic schist and gneiss intruded by younger granitic and basic igneous Carboniferous to Permian-Triassic. These rocks correlate with the Karoo Super group successions of sub-Saharan Africa, which was widespread in the former supercontinent of Gondwana.

The geology of the basement of Madagascar is composed of intercontinental tectonic blocks made up of ancient poly-deformed, high-grade metamorphic rocks and later igneous intrusions. The tectonic and metallogenic basement framework was originally subdivided into four blocks (Besarie, 1967), these beingthe: northern Bemarivo Block; northeastern Antongil Block; central Antananarivo Block; and the southern Bekily Block. The Molo Graphite Project lies entirely within the bounds of the Bekily Block.

Molo Graphite Project Geology

The Molo Graphite Project graphitic zone consists of multi-folded graphitic strata with a surficially exposed strike length of over two kilometres. Outcrop mapping and trenching on Molo Graphite Project has shown the surface geology to be dominated by resistant ridges of graphitic schist and graphitic gneiss, with fracture-lined vanadium mineralisation, as well as abundant graphitic schist float. Geological modelling has shown that the deposit consists of various zones of mineralised graphitic gneiss, with a barren footwall composed of garnetiferous gneiss. The host rock of the mineralised zones is graphitic gneiss.

No academic studies have been undertaken on the graphitic schists and gneisses of the Molo Graphite Project deposit and at present the deposit is still not fully understood. There is, however, no indication of secondary hydrothermal, or other transported, post-metamorphic graphitic mineralisation or upgrading and the present distribution and crystallinity of the graphite zones seem to be primarily due to regional metamorphic and structural events.

Deposit Types

The Molo Graphite Project primarily hosts at least two different deposit types: (i) metamorphosed black shale/roll front redox vanadium deposits, and deposit types; and (ii) flake graphite deposits.

Exploration History

The region around the Molo Graphite Project has primarily been explored for base metal type occurrences, although colonial geologic services were alert to all kinds of mineral potential in the region. In 1985 the Bureau de Recherches Géologiques et Minières (“BRGM”) produced a three-volume country scale compilation of all exploration and mineral inventory data in their files. Relatively little exploration and development work has been completed in south-western Madagascar after that of BRGM, and therefore these volumes are key to retracing any historical data. Archival research by the Company has not revealed evidence of mineral exploration in the past fifty years within the Molo Graphite Project area.

Prior to the exploration work completed by the Company in 2007, there is no record of any previous exploration activity within the Molo Graphite Project area and no historical resource estimates exist for the area. Between 2007 and 2011 the Company retained Taiga Consultants Limited (“Taiga”) to manage exploration activities on the Molo Graphite Project.

The identification of graphite as a potential credit to the the Company’s NI 43-101 compliant vanadium resources led to a reconnaissance exploration programme being undertaken on the Molo Graphite Project in September 2011, with the goal of delineating new graphitic trends. Activities during this phase of exploration included prospecting, grab and trench sampling, and diamond drilling.

Based on the results of this programme, the Company launched a second phase of exploration in November 2011. The objective of this second programme was to use geophysical techniques to delineate additional graphite mineralisation, as well as to drill test the known graphitic. The signing of the JVA with Malagasy in November, 2011 prompted additional exploration to ascertain the industrial mineral potential of the Molo Graphite Project area. Exploration activities consisted of, geologic mapping, prospecting and sampling, (including metallurgical), ground geophysical surveying (EM-31), trenching, and diamond drilling. As a consequence of the work undertaken during 2011, the Molo Graphite Project was identified and targeted for additional work, which was undertaken between May 2012 and June 2014.

As at the effective date of the Molo Feasibility Study, no further exploration work is currently planned.

Drilling

The Molo Graphite Project is one of seven surficial graphite trends discovered and drill tested by the Company in late 2011 and announced to the market in early January 2012.

Resource delineation, drilling and trenching on the Molo Graphite Project took place between May and November of 2012, and allowed for a maiden mineral resource estimates to be stated in early December of the same year. This maiden mineral resource estimate formed the basis for the Company’s Preliminary Economic Assessment (the “PEA”), which was undertaken by DRA Mineral Projects and released to the market in 2013.

The positive outcome of the PEA led NextSource to undertake another phase of exploratory drilling and sampling in 2014 to upgrade the deposit and its contained mineral resources to mineral reserves. The process included an additional 32 diamond drill holes (totaling 2,063 metres) and 9 trenches (totaling 1,876 metres). The entire database upon which the upgraded resource estimate was based contained 80 drill holes (totaling 11,660 metres) and 35 trenches (totaling 8,492 metres). This new mineral resource formed the basis of the Molo Feasibility Study, which was originally released in February 2015.

Sampling, Analysis and Data Verification

At all times during sample collection, storage, and shipment to the laboratory facility, the samples are in the control of the Company, or our agents. When sufficient sample material (grab, trench, or core) has been collected, the samples are trucked, or flown to the Company’s storage location in Antananarivo, at all times accompanied by an employee of the Company.

From there, samples are further shipped to either South Africa (Mintek, or Genalysis), or Canada (Activation Labs) for ICP-MS analysis. Drill core samples collected during 2011 were directed to two major laboratories. All samples collected during Phase I of 2011 were sent to Mintek, South Africa. Samples were then tested for Carbon content (Total Organic Carbon and Overall Carbon content), as well as the full range of elements available through ICP-OES (Mintek code FA5) and XRF analysis.

The remainder of samples collected during Phase II of the 2011 exploration programme were submitted for analysis to Activation Labs, Canada. Samples were again submitted for analysis of Carbon content, as well as for a large range of elemental analysis. During 2012 all samples were submitted to Intertek Genalysis. All work undertaken by Intertek is performed in accordance with the Intertek Minerals Standard Terms and Conditions of which can be downloaded from their web page. All analytical results were e-mailed directly by both Genalysis and Mintek to the Project Manager, as well as the Company’s executive staff, and were posted on a secure website and downloaded by Company personnel using a secure username and password. Following the site inspection in May 2012, all analytical results were also e-mailed directly to Dr. Hancox (Carracle Creek) and these were compared against the final data set as presented by the Company.

All of the laboratories that carried out the sampling and analytical work are independent of the Company.

Quality Control Measures

In order to carry out QA/QC protocols on the assays, blanks, standards and duplicates were inserted into the sample streams. This was done once in every 30 samples, representing an insertion rate of 3.33% of the total.

Data Verification

Prior to Carracle Creek’s involvement with the Company and the Molo Graphite Project, all information published regarding the 2011 exploration programme was reviewed by an independent Qualified Person as it became available.

The database received by Carracle Creek from the Company contained 80 drill holes totalling 11,660 m and data from 35 trenches totalling 8,492m. With regards to the database, Carracle Creek performed various tests to verify the integrity of the collar co-ordinates, logging and sampling procedures, and assay results. Leapfrog™ Geo software was used for most of the checks.

Metallurgical Test Work

The Molo Feasibility Study is based on a full suite of metallurgical test work performed by SGS Canada Metallurgical Services Inc. in Lakefield, Ontario, Canada. These tests included laboratory scale metallurgical work and a 200 tonne bulk sample / pilot plant program. The laboratory scale work included comminution tests, process development and optimization tests, variability flotation, and concentrate upgrading tests.

Comminution test results place the Molo Graphite Project ore into the very soft to soft category with low abrasivity. A simple reagent regime consists of fuel oil number 2 and methyl isobutyl carbinol at dosages of approximately 120 g/t and 195 g/t, respectively. A total of approximately 150 open circuit and locked cycle flotation tests were completed on almost 70 composites as part of the process development, optimization, and variability flotation program. The metallurgical programs culminated in a process flowsheet that is capable of treating the ore using proven mineral processing techniques and its robustness has been successfully demonstrated in the laboratory and pilot plant campaigns.

The metallurgical programs indicated that variability exists with regards to the metallurgical response of the ore across the deposit, which resulted in a range of concentrate grades between 88.8% total carbon and 97.8% total carbon. Optical mineralogy on representative concentrate samples identified interlayered graphite and non-sulphide gangue minerals as the primary source of impurities. The process risk that was created by the ore variability was mitigated with the design of an upgrading circuit, which improved the grade of a concentrate representing the average mill product of the first five years of operation from 92.1% total carbon to 97.1% total carbon.

The overall graphitic carbon recovery into the final concentrate is 87.8% based on the metallurgical response of composites using samples from all drill holes within the five year pit design of the original feasibility study at the higher concentrate production rate of 53,000 tpa. The average composition of the combined concentrate grade is presented in the table below entitled “Metallurgical Data - Flake Size Distribution and Product Grade”. The size fraction analysis results were converted into a grouping reflecting a typical pricing matrix, which is shown in table below entitled “Pricing Matrix - Flake Size Distribution Grouping and Product Grade”.

All assays were completed using control quality analysis and cross checks were completed during the mass balancing process to verify that the results were within the estimated measurement uncertainly of up to 1.7% relative for graphite concentrate grades greater than 90% total carbon.

Metallurgical Data - Flake Size Distribution and Product Grade

Product Size	% Distribution	Product Grade (%) Carbon
+48 mesh (jumbo flake)	23.6	96.9
+65 mesh (coarse flake)	14.6	97.1
+80 mesh (large flake)	8.2	97.0
+100 mesh (medium flake)	6.9	97.3
+150 mesh (medium flake)	15.5	98.1
+200 mesh (small flake)	10.1	98.1
-200 mesh (fine flake)	21.1	97.5

Pricing Matrix - Flake Size Distribution Grouping and Product Grade

Product Size	% Distribution	Product Grade (%) Carbon
>50 mesh	23.6	96.9
-50 to +80 mesh	22.7	97.1
-80 to +100 mesh	6.9	97.2
-100 mesh	46.8	97.6

Vendor testing including solid-liquid separation of tailings and concentrate, screening and dewatering of concentrate, and drying of concentrate was completed successfully.

Mineral Reserve Estimate

As at the date of the Molo Feasibility Study, the following proven and probable mineral reserves are declared:

Mineral Reserves

Category	Tonnes	C Grade (%)
Proven	5,881,243	8.04
Probable	1,278,757	8.07
Proven and Probable	7,160,000	8.05

Proven reserves are reported as the measured resources inside the designed open pit and above the grade cut off of 5.5% C. Similarly, the probable reserves are reported as the indicated resources inside the designed open pit and above the grade cut-off of 5.5% C.

Mining Methods

The surficial, lateral expanse and the massive nature of the Molo Graphite Project deposit make it suitable for open-pit mining methods. It is a typical pipe-shaped and steeply dipping ore body, with extended mineral outcrop along the strike (north-south direction) of the deposit. In this mining method, the following activities are executed:

●

The land is cleared, topsoil is removed and stockpiled at designated sites for use in the future land rehabilitation. Depending on the extent of the abse of weathering, any further waste or ore that can be removed by free-digging is removed and stockpiled accordingly. The topsoil is planned to be used as a berm around the pit to prevent water flow into the pit and minimize transportation costs

●	In a number of cyclic processes the waste and/or ,mineralized material is drilled, charged with explosives and blasted, excavated, hauled and dumped in designated sites
●	At strategically planned periods the waste around the boundary of the pit is removed in order to mine out deeper ore

The conventional open-pit mining activities are carried out with small to medium sized mining equipment including 30t dump trucks, an excavator and a front end loader.

Detailed geotechnical and hydro-geological studies have been conducted and the reports indicated that there are no fatal flaws regarding the adoption of the open-pit mining as the preferred mining method.

Processing and Recovery Methods

The process design is based on an annual feed plant throughput capacity of 240 kilotonnes at a nominal head grade of 7.04% C(t) producing an estimated average of 15-17 kilotonnes per annum (“ktpa”) of final concentrate.

The ore processing circuit consists of three stages of crushing which comprises jaw crushing in the primary circuit, followed by secondary cone crushing and tertiary cone crushing; the secondary and tertiary crushers operate in closed circuit with a double deck classification screen. Crushing is followed by primary milling and screening, graphite recovery by froth flotation and concentrate upgrading circuit, and graphite product and tailings effluent handling unit operations. The crusher circuit is designed to operate 365 days per annum for 24 hours per day at ±55% utilization. The crushed product (P80 of approximately 13 mm) passes through a surge bin from where it is fed to the milling circuit.

The milling and flotation circuits are designed to operate 365 days per annum for 24 hours per day at 92% utilization. A single stage primary ball milling circuit is employed, incorporating a closed circuit classifying screen and a scalping screen ahead of the mill. The scalping screen undersize feeds into a flash flotation cell before combining with the mill discharge material. Scalping and classification screen oversize are the fed to the primary mill.

Primary milling is followed by rougher flotation which, along with flash flotation, recovers graphite to concentrate from the main stream. Rougher flotation employs six forced-draught trough cells. The primary, fine-flake and attritioning cleaning circuits upgrade the concentrate to the final product grade of above 94% C(t). Concentrate from the main stream feeds into the primary cleaning circuit consisting essentially of a dewatering screen, a polishing ball mill, a column flotation cell and flotation cleaner/cleaner scavenger trough cells.

The primary cleaner column cell concentrate gravitates to a 212 µm classifying screen, from where the large-flake oversize stream is pumped to a high rate thickener located in the concentrate attritioning circuit whilst the undersize is pumped to the fine-flake cleaning circuit.

The fine flake cleaning circuit consists primarily of a dewatering screen, a polishing ball mill, a column flotation cell and flotation cleaner/cleaner scavenger trough cells. The attritioning cleaning circuit employs a high rate thickener, an attritioning stirred media mill, a column flotation cell and flotation cleaner/cleaner scavenger trough cells. Fine flake column concentrate is combined with the +212 µm primary cleaner classifying screen oversize as it feeds the attritioning circuit thickener. Concentrate from the attrition circuit is pumped to the final concentrate thickener.

The combined fine flake cleaner concentrate and the +212 µm may also be processed through the secondary attrition circuit which consists of a dewatering screen, an attrition scrubber, column flotation cell and cleaner/cleaner scavenger trough cells. Concentrate from this circuit is pumped to the final concentrate. The secondary attrition circuit is optimal.

Combined rougher and cleaner flotation final tailings are pumped to the final tailings thickener. Thickened final concentrate is pumped to a filter press for further dewatering before the filter cake is stockpiled prior to load and haul.

The concentrate thickener underflow is pumped to a linear belt filter for further dewatering and fed to a diesel-fired rotary kiln for drying. The dried concentrate is then screened into four size fractions:

•	+48 mesh
•	-48 + 80 Mesh
•	-80 +100 mesh
•	-100 mesh

The various product sizes are bagged and readied for shipping.

Chemical reagents are used throughout the froth flotation circuits and thickeners. Diesel fuel is used as collector and liquid MIBC (methyl isobutyl carbinol) frother are used within the flotation circuits. Diesel collector is pumped from a diesel storage isotainer, from where it enters a manifold system which supplies multiple variable speed peristaltic pumps which discretely pump the collector at set rates to the various points-of-use within the flotation circuits.

MIBC (methyl isobutyl carbinol) frother is delivered by road to an isotainer. A manifold system on the storage isotainer supplies multiple variable speed peristaltic pumps, which discretely pump the frother at set rates to the various points-of-use within the flotation circuits.

Flocculant powder (Magnafloc 24) is delivered by road to the plant reagent store in 25 kg bags. The bags are collected by forklift as required and delivered to a flocculant mixing and dosing area. Here the flocculant is diluted as required using parallel, duplicate vendor-package automated make-up plants, each one being dedicated to supplying the concentrate and tailings thickeners due to the flocculant types required being different for each application. Variable speed peristaltic pumps discretely pump the flocculant at set rates to the thickeners’ points-of- use.

Coagulant powder (Magnafloc 1707) for thickening enhancement is handled similarly to the flocculant as described above, the exception being that a single make-up system is provided to supply both the concentrate and tailings thickeners. Again, variable speed peristaltic pumps discretely pump the coagulant at set rates to the thickeners’ points-of-use.

Infrastructure, Logistics and Permitting

The Molo Graphite Project is located in a relatively remote part of Southwestern Madagascar, approximately 13 km NE of the local village of Fotadrevo. There is currently limited infrastructure on site and project infrastructure will have to be constructed.

The following elements are all part of the Molo Graphite Project scope:

•	Raw water supply (from a network of bore holes extracting ground water)
•	Power supply (temporary during construction) and then a permanent diesel power station to supply the plant and permanent camp
•	Sanitation for the plant, permanent camp, and temporary during construction
•	Storm water control and management
•	All permanent buildings (offices, workshops, stores, laboratory)
•	All buried services (potable water, sewage, storm water, electrical reticulation)
•	In plant roads
•	Haul road
•	Waste, high and low grade -Rock dumps.

The following section describes the methods, assumptions and specifications used in the preliminary design of the civil, structural and infrastructure portions of the proposed new modular graphite plant. As the proposed new plant is a temporary pilot plant for a potentially much larger process plant and mining operation, the brief form the client was to develop a “fit for purpose” and cost-effective design without compromising on safety or quality.

Basis of Civil, Structural and Infrastructure Design

The scope of the civil and structural design covers the following facilities and areas:

•	Bulk earthworks and terraces for the process plant, administration and workshop areas
•	Earthworks for laydown areas
•	Bulk earthworks and retaining walls for the Run of Mine (ROM) tip ramp
•	Foundations and slabs for:
-	Front end crushing circuit
-	Conveyors, transfer stations and bins
-	Complete modular process plant
-	Workshops, offices, change-house, laboratory and stores
-	Security and access control buildings

-	Modular water treatment plant
-	Modular sewer treatment plant
-	Diesel generators
•	In plant roads and access
•	Fuel storage and bund area
•	Storm water drainage (Concrete lined v-drains) and protection berms
•	Plant pollution control dam

As the process plant is supplied in modular units by a vendor, the design of these structures are not included in this section. Critical structural design criteria are however still included.

Bulk Earthworks

Geotechnical

The geotechnical investigation conducted by SRK Consulting in 2014 was used as reference document for the design and planning of this phase of the project.

In summary, transported soils are present across all areas investigated to shallow depths not exceeding a maximum depth of 0.6 m. From the consistencies noted during test pit excavations the transported soils are anticipated to have a maximum allowable bearing capacity of 100 kPa, limiting total consolidation settlement to 25 mm.

Residual soils were noted in the majority of the test pits excavated and comprised dense to very dense silty and/ or clayey sands. The residual soils are expected to have a maximum allowable bearing capacity of 200 kPa, limiting total consolidation settlement to 25 mm (differential settlement expected to be half this value).

As rock is located at a shallow depth at most locations it is recommended that structures generally be founded on rock rather than the overlying thin soils. However, light structures with loads of less than 100 kPa could be founded on the soils if necessary.

Site Clearance

The entire plant area is to be cleared and grubbed. Topsoil shall be stripped nominally 150mm deep after clearing and grubbing and stockpiled in designated areas for possible re-use in accordance with the recommendations of the EIA. Topsoil may also be used for screen and drainage berms.

Terrace Design

Bulk earthworks are required for the process plant and building platforms, plant roads, storm water drainage, access ramps and laydown areas.

Finished surface levels for bulk earthworks at all plant will be 200 mm below the nominated top of concrete of all footings and foundation slabs with grading of the surface surrounding the foundation to ensure runoff is directed away from the foundations.

All fill areas will be compacted to a minimum modified AASHTO density of at least 95%. The terraces will be formed using a cut to fill operation with suitable in-situ material after all unsuitable topsoil has been removed. A borrow pit has been identified for any shortfall fill material.

The terrace design has been done to allow for a minimum load bearing capacity of 150kPa for concrete foundations and structures.

All fill slopes will be between 1:1.5 and 1:3 in accordance with the geotechnical report.

Plant Roads

Site roads will be formed from existing site material and be shaped to assist rainfall runoff. In plant roads will be 6m wide and constructed of in situ material. Borrow pit material is to be used for heavy vehicle haul roads.

Run of Mine (ROM) Ram

The ROM ramp will be constructed from borrow pit material with a ramp slope of 10 degrees. The ROM ramp retaining walls will be constructed with gabion baskets on a concrete footing.

Soil and Compaction Testing

All tests test work shall be done in accordance with the latest and applicable SANS 1200 specification.

Storm Water Runoff

Storm water runoff within the process plant areas are dealt with by a minimum slope on the terrace platform. Runoff is then collected in concrete lined V-drains. All V-drains form the process plant area will be routed to the plant pollution control dam.

Earth berms are proposed on the high sides of the process plant to prevent rainwater runoff from entering the process plant area and possibly becoming contaminated by plant spills or materials.

All runoff not affected by possibly contaminated areas will be routed to local low areas and natural seasonal watercourses.

Plant Pollution Control Dam

A pollution control dam will be constructed on the low side of the plant. All potentially contaminated water runoff from the process plant will be routed to this dam. The dam will be an earth wall dam constructed from in situ materials. If required by the Environmental Impact Assessment the dam will be lined.

Raw Water Supply

Water is supplied by a network of boreholes. A detailed water demand and supply analysis was done as part of the feasibility study, and this has shown that the water demands of the plant can be accommodated by boreholes within a radius of 5km from the plant. The daily maximum raw water make up requirement is estimated to be 561m3 per day, decreasing to 222m3 per day for latter part of the life of mine.

Power Supply

Due to the remote location of the Molo site, no other power or electrical infrastructure is available on the site, hence the supply to the Molo Graphite plant shall be independent by stand-alone diesel generators and not grid tied.

The total installed generation capacity equals to 2.8MW. Power to the plant and infrastructure shall be supplied by 2 x 1.4 MW, 3-ph, 400Vac diesel generators, interlocked and operating either in parallel or independently. Power to remote areas, such as the water wells shall be supplied via independent stand - alone 15kVA, 3-ph, 400Vac diesel generators.

Subject to the sequential starting of the larger loads for e.g. the Mill, it might be required during an ore loaded start-up, that both generators run in parallel. Once the plant has reached equilibrium the standby generator shall be stepped back. During continuous normal operation of the plant, one generator will suffice. The second unit shall primarily be used during maintenance and operational rotations

Product Pricing

Graphite prices are based on current quotes and projected estimates provided by UK-based Roskill Consulting Group Ltd ("Roskill"), recognized as a leader in providing independent and unbiased market research, pricing trends, and demand and supply analysis for the natural flake graphite market.

The weighted average price per tonne of graphite concentrate used for this study is based on the findings of Roskill and yielded $1,014/tonne. This is a basket price and reflects the contribution of the different flake sizes and carbon grades to the overall price. The start- up price (in 2018 terms) for a tonne graphite concentrate is a projection based on Roskill information. The nominal graphite price was used in the financial model, which in essence ‘flat-lines’ the price forecast over the life of mine. The reader is cautioned that these are forecasts and may change subject to market dynamics.

Logistics

The cost to transport one tonne of dry concentrate (0.5% moisture content) from the Molo Graphite Project to Rotterdam via Fort Dauphin, Madagascar, in December 2014 terms is $337 per tonne. This is based on shipping 26 tonnes of concentrate in 1 m3 bags placed inside a 40 ft. container.

The route from the Molo Graphite Project to Fort Dauphin runs either via the RN 10 or the RN 13. Both these routes are in relatively poor condition and trucks are expected to take between four and five days to make the round trip. A truck was run over the route by a Madagascan trucking contractor to gauge cycle times and they completed the journey in two long days each way. This was in the dry season and in the wet season there may be periods of time when the roads become impassable. No money has been budgeted for roads repairs or upgrades.

The Port of Ehoala at Fort Dauphin is a modern (2009) port developed by Rio Tinto for the QMM project. It has a 15m draft with shipping lines calling on a regular basis. There are however no crane facilities and vessels require their own cranes.

Figure 4: Port of Ehoala at Fort Dauphin

Figure 5: Road conditions between Molo and Fort Dauphin

Environmental Permitting and Social Impact Assessment

A comprehensive Environmental and Social Impact Assessment ("ESIA"), developed to local Malagasy, Equator Principles, World Bank and International Finance Corporation (IFC) standards, is nearing completion. This process was preceded by an Environmental Legal Review and an Environmental and Social Screening Assessment; both providing crucial information to align the project development and design with international best practice on sustainable project development.

The ESIA submission is subject to approval of the investment amount by Madagascar's Ministry of Mines, which is anticipated in October 2017. The investment application was submitted on June 21, 2017. The Company will receive a Global Environmental Permit upon approval of the ESIA, a process which is expected to take six months from date of submission.

A comprehensive permitting register is in place and additional sectorial permit applications will form part of the early execution phase. Approval of the sectorial applications is expected within the same six month period as the ESIA review.

No material issues were identified in relation to Environmental, Social and Permitting processes and through the stakeholder engagement process the local and regional community has expressed a desire for the project to move forward.

Capital and Operating Costs

The capital cost for the project is estimated to be $18.4 million, including a contingency of $1.7 million. A firm offer was obtained for the beneficiation facility, and supporting earthworks and civils have been quantified based on detailed designs and firm price offers from contractors established on the island.

The base date for the capital costs is April 2017 and no provision has been made for escalation. The accuracy of capital costs is considered to be accurate to +/- 10%.

Initial Capital Cost Summary

Capital Cost Breakdown	Cost (USD)
Process Equipment	$8,072,750
Civil & Infrastructure	1,842,450
Mining	2,292,885
Buildings	322,998
Electrical Infrastructure	89,670
Project Services	832,041
Construction Services	1,050,000
Indirect Costs	355,000
Environmental & Permitting costs	695,074
Owner's Costs	1,140,000
Capital Cost Sub-Total	16,692,871
Contingency (10%)	1,669,287
Total *Excludes taxes, tariffs, duties and interest	$18,362,158

Sustaining capital expenditure expected to be incurred has been allowed for in the financial model to cover replacement of the:

•	mine fleet,
•	replacement of the power plant,
•	process plant replacement items,
•	administration facilities maintenance
•	and for rehabilitation at the end of the project.

Over the life of mine the sustaining capital accounts for $3.3 million. Additionally, three months working capital is estimated at $3.1 million.

The operating costs per tonne of finished graphite flake concentrate delivered on a CIF basis in Rotterdam are outlined in the table below.

Operating Costs per Tonne of Finished Graphite Concentrate

Category
Mining (US$/T)	102.81
Processing (US$/T)	265.82
Trucking to local port / Ft. Dauphin (US$/T)	133.01
Shipping to customer port; CIF Rotterdam (US$/T)	122.50
General and Administration (US$/T)	64.29
Total	$688.43

The operating costs expressed above are considered to be accurate to +/- 10%, and assume a varying USD inflation rate of 1.6% in 2015 and escalating to 2.0% from 2017 onward. Currency inflation rates were also considered in the financial model and were applied to the South African Rand and Malagasy Ariary portions of the operating costs.

Please note that these operating costs assume that the plant is able to successfully handle the variability in the ore body, as shown by the SGS test work. Should the plant not perform as expected this could have a material impact on operating costs as:

•	The flake size distribution could be worse than expected
•	The product grade could be lower than expected
•	The recoveries could be lower than expected or a combination of all of these

Economic analysis

The table below summarizes the economic analysis of the project using discounted cash flow methods.  The weighted average selling price is less than the 3-year historic average price for Madagascar exports of flake graphite across all flake sizes to the USA and Germany, which was $1,000-1,200 per tonne between 2014 and 2016, and averaged $1,088 per tonne.

Economic Analysis of the Project

Category	Value
Average price / tonne of concentrate (at start up, 2018) (per tonne)	$1,014
Internal Rate of Return ("IRR") - Project Equity	25.2%
NPV @ 8% Discounted Cash Flow (in millions)	$34
NPV @ 10% Discounted Cash Flow (in millions)	$24.8
NPV @ 12% Discounted Cash Flow (in millions)	$18
Project Payback Period (in years) * Assumes that the project is financed through 100% equity.	4.2

Notes

All values in the above table do not account for inflation. Also included in the above table are forecasted prices for 2018, which coincides with the year the Molo Graphite Project mine is expected to be in production.

The exchange rates used in the financial model are as follows:

•	11.31 South African Rand (ZAR) to US$1, moving in line with purchasing power parity
•	0.833 Euro to US$1, fixed for the modelled period
•	2,746 Malagasy Ariary (MGA) to US$1, moving in line with purchasing power parity

Molo Feasibility Study Conclusions

Geology

The Company’s 2011 exploration programme delineated a number of new graphitic trends in southern Madagascar. The resource delineation drilling undertaken during 2012-2014 focussed on only one of these, the Molo Graphite Project deposit, and this has allowed for an Independent, CIM compliant, updated resource statement for the Molo deposit.

Mining

Maiden mineral reserves of 7,160,000 tonnes have been declared for in the Molo Feasibility Study at an average grade of 8.05% and based on such information it is possible to economically mine the Molo Graphite Project deposit.

Tailings

Due to the substantially reduced tonnages for the project as envisaged, tailings will be dried and co- disposed with the waste rock generated as part of the open cast mining. Despite this co-disposal approach, a detailed design has been completed, complete with environmental and social impact assessment and closure to allow for the upgrade to a more conventional, cyclone facility, should the throughput be increased during the life of the mine. This approach has been pursued to ensure that sufficient flexibility is built into the project development strategy to accommodate the anticipated increase in market demand.

Risks

In addition to the qualitative risk assessment completed during the previous BFS, a comprehensive HAZID study was completed as part of this study.

Permitting

Various permits will have to be obtained for the project including an Environmental Permit, a Mining permit, land tenure and land use approvals and finally supplementary sectoral permits. The most urgent permit is for the Company to obtain the exploitation permit for the right to mine and produce.

Metallurgical Test Work

Comprehensive metallurgical test programs culminated in a process flowsheet that is capable of treating the ore using conventional and established mineral processing techniques.

Process risks associated with the variability with regards to metallurgical performance have been mostly mitigated through the addition of an upgrading circuit. The upgrading circuit treated the combined concentrate after the secondary cleaning circuit. Reduced flake degradation and an improved process flexibility may be obtained by employing separate upgrading circuits for the coarse and fine flakes.

Molo Feasibility Study Recommendations

Geology

No further recommendations.

Mining

The following recommendations are made for the mine planning and production stage:

The Molo Graphite Project will allow for potential optimization of drilling and blasting designs during execution that could reduce operating costs slightly.

From a pure mining perspective, the Molo Graphite Project is very small and provided reasonable levels of short term planning are applied it should have very few challenges in delivering the required tonnages at the required grade to meet the production targets set out in this study.

Metallurgical Test Work

The following recommendations are made for the detailed engineering stage:

o	Investigate the metallurgical impact of different attrition mill technologies such as stirred media mills or attrition scrubbers
o	Evaluate a range of different grinding media (e.g. different size, shape, material) to determine if flake degradation can be reduced without affecting the concentrate grade
o

Develop a grinding energy versus concentrate grade relationship for the best grinding media. This will allow a more accurate prediction of the required attrition mill grinding energy as a function of the final concentrate grade

o	Conduct attrition mill vendor tests to aid in the sizing of the equipment
o	Carry out vendor testing on graphite tailings using the optimized reagent regime proposed by the reagent supplier
o	Complete a series of flotation tests on samples covering mine life intervals for the Molo Feasibility Study pit design

Recovery Methods

The following recommendations are made for the detailed engineering stage:

o

The process plant has been designed to easily optimize the final product grade, this is achieved by having two options in the attrition cleaning step. It is however recommended that additional laboratory test work be conducted to test the current plant configuration for treatment for higher feed grade material.

Infrastructure

The following are recommended prior to the detailed design stage:

o	Additional geotechnical investigations at the proposed new construction and permanent camp site, particularly at the location of the new potable water storage tanks
o

A detailed geotechnical investigation will need to be undertaken to identify and confirm suitable sources of concrete aggregate and concrete sand materials at the location of the project site. This testing will need to include for concrete material testing and the production of concrete trial mixes with the material identified

o

The geotechnical information will also need to confirm the suitability for construction of all the material to be excavated from the Return Water Dam. It is proposed that all the material excavated from the Return Water Dam is utilized in the works as processed fill material

o

Confirmation as to whether the material from the proposed borrow pit near Fotadrevo (which will be used to supply all fill material for the TSF starter wall construction) can be utilized as fill material, or if this material can be stabilized in some manner and used in the works

o

A detailed topographical survey will need to be undertaken of the proposed construction site, borrow pit areas and the access road between Fotadrevo and the mine site. This information is required prior to the final detailed design of the plant layout and associated earthworks

Water

The following is recommended during the detailed design phase:

o

Water quality and quantity data is required to provide a baseline for comparison once the Molo Graphite Project mine is commissioned. To provide the necessary baseline data, regular ground and surface water quality monitoring must be carried out leading up to the date when the mine will be commissioned. Additionally, proposed monitoring boreholes must be installed. This also should include the installation of flow meters on relevant pipelines to verify the dynamic water balance with measured flow rates during operations.

o	The installation of a weather station on the Molo Graphite project site should be done as soon as possible.
o	Quantitative and predictive water balance, groundwater and geochemical analyses should be undertaken on regular intervals in order to update the water management plan.

Environmental, Social

The following is recommended during the development and production phases:

o

The installation of a suitable weather station at or as near as possible to the proposed project site, even before construction commences, is recommended. Accurate, local weather data is almost non-existent in Madagascar. This data will prove invaluable for model calibration, improvement in baseline understanding and for future energy supply options which could utilize wind and or solar power generation.

o	Clean and or renewable energy supply should be considered as a medium to long term target.
o	Appointment of a community representative and the establishment of a mandate to sensitize the local communities prior to any project activities.
o	Monitoring and auditing to commence at project preparation phase.
o	Compilation of Standard Operating Procedures for Environmental and Social aspects requiring direct management and intervention.
o

It is recommended that actual activity data, (e.g. kilometres travelled, or litres of diesel consumed) for a financial year is used when a GHG Assessment is being calculated. Given that this project involves an estimation of a future GHG assessment for activities yet to begin, a series of assumptions have been made in order to obtain the activity data required to undertake this calculation.

o	Community recruitment, skills development and training should begin at project preparation phase.

Green Giant Property, Southern Madagascar, Africa

During 2007, the Company acquired a 75% interest in the Green Giant Property. We paid $765,000, issued 2,500,000 common shares and 1,000,000 now expired common share purchase warrants to enter into a joint venture agreement for the Green Giant Property with Madagascar Minerals and Resources Sarl ("MMR"). On July 9, 2009, we acquired the remaining 25% interest for $100,000. MMR retains a 2% NSR. The NSR can be purchased at our option, for $500,000 in cash or common shares for the first 1% NSR and at a price of $1,000,000 in cash or common shares for the second 1% NSR.

The Green Giant Property comprises claims located in south‐central Madagascar located in the UTM zone 38S on the WGS 84 datum at coordinates 510,000 E 7,350,000 N, 145 km southeast of the city of Toliara, in the Tulear region/Fotadrevo, covering an area of 225 km2 situated in two separate blocks. The Green Giant Property is composed of two separate groups of four and two Research Permits respectively.

The discovery of potentially economic vanadium mineralization on the Green Giant Property changed the focus of the 2008 diamond‐drilling program. Through a combination of prospecting, ground based scintillometer surveying, and analysis of a published airborne radiometric survey, five extensive vanadium‐bearing trends were identified during the 2008 exploration program. These vanadiferous trends are theorized to have formed in a black shale or paleo‐roll‐front environment before being subjected to regional granulite facies metamorphism.

The Company selected the Jaky and Manga vanadium‐bearing trend as the most prospective targets on the property and focus the late 2009‐drill program at delineating mineralized material on these two deposits. Various metallurgical scoping test programs have been completed since Q4 2009, covering physical and chemical pre-concentration processes, acid and alkaline leaching (atmospheric and pressure), alkaline salt roasting and high definition mineralogical characterization. Mineralogical characterization of several silicate samples has revealed a unique deportment of vanadium at the Green Giant Property. Vanadium bearing minerals include clays, micas, oxides, and sulphides.

The mineral deposits on the Green Giant Property have been divided into three separate zones, which are referred to as the Jaky, Manga, and Mainty deposits. The vanadium deposits on the Green Giant Property are split into two separate categories: oxide and primary. The mineralization analysis utilized 18,832 m of diamond drill hole data from the 2008, 2009, and 2010 drill programs and was supplemented by approximately 5,928 m of trench data from the 2008 and 2009 exploration programs.

Since early 2012, the Company has focused its efforts on the Molo Graphite Project and as such only minimal work has been completed on the Green Giant property since that time. At such time, the Company does not consider the Green Giant Property to be a material asset of the Company.

Sagar Property, Labrador Trough Region, Quebec, Canada

In 2006, the Company purchased from Virginia Mines Inc. ("Virginia") a 100% interest in 382 claims located in northern Quebec, Canada. Virginia retains a 2% net smelter return royalty ("NSR") on certain claims within the property. Other unrelated parties also retain a 1% NSR and a 0.5% NSR on certain claims within the property, of which half of the 1% NSR can be acquired by the Company by paying $200,000 and half of the 0.5% NSR can be acquired by the Company by paying $100,000.

On February 28, 2014, the Company signed an agreement to sell a 35% interest in the Sagar Property to Honey Badger Exploration Inc. (“Honey Badger”), a public company that is a related party through common management. The terms of the agreement were subsequently amended on July 31, 2014 and again on May 8, 2015. To earn the 35% interest, Honey Badger was required to complete a payment of $36,045 (CAD$50,000) by December 31, 2015, incur exploration expenditures of $360,450 (CAD$500,000) by December 31, 2016 and issue 20,000,000 common shares to the Company by December 31, 2015. Honey Badger did not complete the earn-in requirements by December 31, 2015 resulting in the termination of the option agreement.

Since early 2012, the Company has focused its efforts on the Molo Graphite Project and as such only minimal work has been completed on the Sagar Property since that time. At such time, the Company does not consider the Sagar Property to be a material asset of the Company.

ITEM 1A. – RISK FACTORS

The risk factors required pursuant to Regulation S-K, Item 503(c) are not required for smaller reporting companies. However, the Company has determined to provide particular risk factors at this time.

Our business is subject to a variety of risks and uncertainties, including, but not limited to, the risks and uncertainties described below. If any of the risks described below, or elsewhere in this report on Form 10-K, or our Company’s other filings with the Securities and Exchange Commission (the "SEC"), were to occur, our financial condition and results of operations could suffer and the trading price of our common stock could decline. Additionally, if other risks not presently known to us, or that we do not currently believe to be significant, occur or become significant, our financial condition and results of operations could suffer and the trading price of our common stock could decline. Our risk factors, including but not limited to the risk factors listed below, are as follows:

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS OF OUR BUSINESS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

The report of our independent registered public accounting firm contains explanatory language that substantial doubt exists about our ability to continue as a going concern.

The independent auditor’s report on our financial statements contains explanatory language that substantial doubt exists about our ability to continue as a going concern. Due to our lack of operating history and present inability to generate revenues, we have sustained operating losses since our inception.

Since our inception, up to June 30, 2017, we had accumulated net losses of $97,960,105 (June 30, 2016: $93,960,748). If we are unable to obtain sufficient financing in the near term as required or achieve profitability, then we would, in all likelihood, experience severe liquidity problems and may have to curtail our operations. If we curtail our operations, we may be placed into bankruptcy or undergo liquidation, the result of which will adversely affect the value of our common shares.

We may not have access to sufficient capital to pursue our business and therefore would be unable to achieve our planned future growth.

We intend to pursue a strategy that includes development of our Company’s business plan. Currently we have limited capital, which is insufficient to pursue our plans for development and growth. Our ability to implement our Company’s plans will depend primarily on our ability to obtain additional private or public equity or debt financing. Such financing may not be available, or we may be unable to locate and secure additional capital on terms and conditions that are acceptable to us. Financing exploration plans through equity financing will have a dilutive effect on our common shares. Our failure to obtain additional capital will have a material adverse effect on our business.

Dependence on Molo Graphite Project

Our only material mineral property is the Molo Graphite Project. As a result, unless we acquire or develop any additional material properties or projects, any adverse developments affecting this project or our rights to develop the Molo Graphite Project could materially adversely affect our business, financial condition and results of oprations.

Our primary exploration efforts are in the African country of Madagascar, where a new democratically elected government has been in place since early 2014.

Any adverse developments to the political situation in Madagascar could have a material effect on the Company’s business, results of operations and financial condition. Democratic elections in Madagascar occurred toward the end of 2013 as planned by the elections calendar jointly established between the UN and the Elections Commission.  To date, the Company has not experienced any disruptions or been placed under any constraints in our exploration efforts due to the political situation in Madagascar.  Depending on future actions taken by the newly elected government, or any future government, the Company’s business operations could be impacted.

The newly elected President was inaugurated on January 25, 2014 and the lower house of Parliament took office in February 2014.  A government reshuffle occurred in early 2015, with the naming of a new Prime Minister on January 14, 2015.  Ministers composing the new government were named on January 25, 2015. On May 26, 2015, the Parliament voted to impeach the President on the grounds that he had violated the Constitution.  The High Constitutional Court invalidated the claim, declaring the accusation unfounded.  Solonandrasana Olivier Mahafaly became prime minister of Madagascar after Jean Ravelonarivo resigned, ostensibly, due to disagreements with President Hery Rajaonarimampianina over development policy  In December 2015, the Senate was elected.  As of this report, the President, the Government and the Parliament continue to operate as before but Madagascar continues to experience occasional political instability.

The Company is actively monitoring the political climate in Madagascar and continues to hold meetings with representatives of the government and the Ministry attached to the Presidency in charge of Mining.

The Molo Graphite Project exploration permit PR 3432 is currently held under the name of one of our Madagascar subsidiary ERG Madagascar SARLU. Our Madagascar subsidiaries have paid all taxes and administrative fees to the Madagascar government and its mining ministry with respect to all the mining permits held in country.  These taxes and administrative fee payments have been acknowledged and accepted by the Madagascar government.  In addition, we continue to diligently work with the Madagascar government to obtain the necessary permits as the country clears its backlog of applications and amendments.

We have applied to have the Molo Graphite Project exploration permit converted into an exploitation permit, which is expected to be completed in due course. The exploitation permit is required to advance the Molo Project into the developmental stage.

The Company cannot provide any assurance as to the timing of the receipt of the required permits.

Our common shares have been subject to penny stock regulation in the United States of America.

Our common shares have been subject to the provisions of Section 15(g) and Rule 15g-9 of the (US) Securities Exchange Act of 1934, as amended (the “Exchange Act”), commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act. The Commission generally defines penny stock to be any equity security that has a market price less than US$5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the Commission; issued by a registered investment company; excluded from the definition on the basis of price (at least US$5.00 per share) or the registrant’s net tangible assets; or exempted from the definition by the Commission. If our common shares are deemed to be “penny stock”, trading in common shares will be subject to additional sales practice requirements on broker/dealers who sell penny stock to persons other than established customers and accredited investors.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a client, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that client. Prior to recommending speculative low-priced securities to their non-institutional clients, broker-dealers must make reasonable efforts to obtain information about the client’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some clients. FINRA requirements make it more difficult for broker-dealers to recommend that their clients buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

As a public company, we are subject to complex legal and accounting requirements that will require us to incur significant expenses and will expose us to risk of non-compliance.

As a public company, we are subject to numerous legal and accounting requirements in both Canada and the United States of America that do not apply to private companies. The cost of compliance with many of these requirements is material, not only in absolute terms but, more importantly, in relation to the overall scope of the operations of a small company. Our relative inexperience with these requirements may increase the cost of compliance and may also increase the risk that we will fail to comply. Failure to comply with these requirements can have numerous adverse consequences including, but not limited to, our inability to file required periodic reports on a timely basis, loss of market confidence, delisting of our securities and/or governmental or private actions against us. We cannot assure you that we will be able to comply with all of these requirements or that the cost of such compliance will not prove to be a substantial competitive disadvantage compared to privately held and larger public competitors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated thereunder, the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the U.S. public markets. Our management team needs to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Changes in tax laws or tax rulings could materially affect our financial position and results of operations.

Changes in tax laws or tax rulings could materially affect our financial position and results of operations. For example, the current U.S. administration and key members of Congress have made public statements indicating that tax reform is a priority. Certain changes to U.S. tax laws, including limitations on the ability to defer U.S. taxation on earnings outside of the United States until those earnings are repatriated to the United States, could affect the tax treatment of our foreign earnings. In addition, many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws. Certain proposals could include recommendations that would significantly increase our tax obligations in many countries where we do business. Due to the large and expanding scale of our international business activities, any changes in the taxation of such activities may increase our worldwide effective tax rate and harm our financial position and results of operations.

Because we are quoted on the OTCQB instead of a national securities exchange in the United States, our U.S. investors may have more difficulty selling their stock or experience negative volatility on the market price of our stock in the United States.

In the United States, our common shares are quoted on the OTCQB. The OTCQB is marketed as an electronic exchange for high growth and early stage U.S. companies and a prospective “final step toward a NASDAQ or NYSE listing” (although no assurances can be provided that such change of market shall occur). Trades are settled and cleared in the U.S. similar to any NASDAQ or NYSE stock and trade reports are disseminated through Yahoo, Bloomberg, Reuters, and most other financial data providers. The OTCQB may be significantly illiquid, in part because it does not have a national quotation system by which potential investors can follow the market price of shares except through information received and generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of volatility for securities that trade on the OTCQB as compared to a national securities exchange in the United States, such as the New York Stock Exchange, the NASDAQ Stock Market or the NYSE Amex. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume, and market conditions. U.S. investors in our common shares may experience high fluctuations in the market price and volume of the trading market for our securities. These fluctuations, when they occur, have a negative effect on the market price for our common shares. Accordingly, our U.S. shareholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our common shares improves.

In addition to being quoted on the OTCQB under the symbol “NSRC”, our common shares trade on the Toronto Stock Exchange, Canada’s national stock exchange, under the symbol “NEXT” and on the Frankfurt Exchange under the symbol “A1CXW3”.

The market price for our common shares is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of profits which could lead to wide fluctuations in our share price.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer. The volatility in our share price is attributable to a number of factors. First our common shares, at times, are thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our common shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history, lack of profits to date and uncertainty of future market acceptance for our potential products. As a consequence, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our performance. We cannot make any predictions as to what the prevailing market price for our common shares will be at any time or as to what effect that the sale of common shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation, thereby diverting our resources that may have a material effect on our profitability and results of operations.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. This type of litigation could result in substantial costs and could divert management’s attention and resources.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) could have a material adverse effect on our business and our operating results.

If we fail to comply with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common shares.

Pursuant to Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we are required to prepare assessments regarding internal controls over financial reporting. In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected. In the event that a material weakness is identified, we will employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify. However, the process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.

Our CEO and Principal Financial and Accounting Officer, concluded that our disclosure controls and procedures were effective as of June 30, 2017.

A failure to remediate any material weaknesses that we may identify or to implement new controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could adversely affect the results of the management evaluations of our internal controls. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common shares.

Should we lose the services of our key executives, our financial condition and proposed expansion may be negatively impacted.

We depend on the continued contributions of our executive officers to work effectively as a team, to execute our business strategy and to manage our business. The loss of key personnel, or their failure to work effectively, could have a material adverse effect on our business, financial condition, and results of operations. Specifically, we rely on Craig Scherba, our President and Chief Executive Officer and Marc Johnson, our Chief Financial Officer.

We do not maintain key man life insurance. Should we lose any or all of their services and we are unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Minnesota law and our articles of incorporation protect our directors from certain types of lawsuits, which could make it difficult for us to recover damages from them in the event of a lawsuit.

Minnesota law provides that our directors will not be liable to our Company or to our stockholders for monetary damages for all but certain types of conduct as directors. Our articles of incorporation require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require our Company to use its assets to defend our directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Due to the speculative nature of mineral property exploration, there is substantial risk that our assets will not go into commercial production and our business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  We cannot provide investors with any assurance that our claims and properties will ever enter into commercial production.  The exploration work that we have completed on our Molo Graphite Project claims may not result in the commercial production of graphite.  The exploration work that we have completed on our Green Giant Property may not result in the commercial production of vanadium or other minerals.

We are a mineral exploration company with a limited operating history and expect to incur operating losses for the foreseeable future.

We are a mineral exploration company. We have not earned any revenues and we have not been profitable. Prior to completing exploration on our claims, we may incur increased operating expenses without realizing any revenues. There are numerous difficulties normally encountered by mineral exploration companies, and these companies experience a high rate of failure. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot, or may elect not, to insure against. We currently have no such insurance, but our management intends to periodically review the availability of commercially reasonable insurance coverage. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets.

We can provide no assurance that we will be able to successfully bring our claims or interests into commercial production.

We will require significant additional funds in order to place the claims and interests into commercial production. This may occur for a number of reasons, including because of regulatory or permitting difficulties, because we are unable to obtain any adequate funds or because we cannot obtain such funds on terms that we consider economically feasible.

Because access to our properties may be restricted by inclement weather or proper infrastructure, our exploration programs are likely to experience delays.

Access to most of the properties underlying our claims and interests is restricted due to their remote locations and because of weather conditions. Some of our properties are only accessible by air. As a result, any attempts to visit, test, or explore the property are generally limited to those periods when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as mining and production efforts in the event that commercial amounts of minerals are found. This could cause our business to fail.

Our operations are subject to strict environmental regulations, which result in added costs of operations and operational delays.

Our operations are subject to environmental regulations, which could result in additional costs and operational delays. All phases of our operations are subject to environmental regulation. Environmental legislation is evolving in some countries and jurisdictions in a manner that may require stricter standards, and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that any future changes in environmental regulation will not negatively affect our projects.

Our business is subject to U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, a breach or violation of which could lead to civil and criminal fines and penalties, loss of licenses or permits and reputational harm.

We operate in certain jurisdictions that have experienced governmental and private sector corruption to some degree, and, in certain circumstances, strict compliance with anti-bribery laws may conflict with certain local customs and practices. For example, the U.S. Foreign Corrupt Practices Act and anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. Our corporate policies mandate compliance with these anti-bribery laws, which often carry substantial penalties. There can be no assurance that our internal control policies and procedures always will protect it from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by the Company’s affiliates, employees or agents. As such, our corporate policies and processes may not prevent all potential breaches of law or other governance practices. Violations of these laws, or allegations of such violations, could lead to civil and criminal fines and penalties, litigation, and loss of operating licenses or permits, and may damage the Company’s reputation, which could have a material adverse effect on our business, financial position and results of operations or cause the market value of our common shares to decline.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses generally and large multinational corporations in natural resources industries, face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that, as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment. The potential consequences of these pressures include reputational damage, legal suits, increasing social investment obligations and pressure to increase taxes and royalties payable to governments and communities.

In addition, our ability to successfully obtain key permits and approvals to explore for, develop and operate mines and to successfully operate in communities around the world will likely depend on our ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely impacted by real or perceived detrimental events associated with our activities or those of other mining companies affecting the environment, human health and safety of communities in which we operate. Delays in obtaining or failure to obtain government permits and approvals may adversely affect our operations, including our ability to explore or develop properties, commence production or continue operations. Key permits and approvals may be revoked or suspended or may be varied in a manner that adversely affects our operations, including our ability to explore or develop properties, commence production or continue operations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing worker health and safety and land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. Some of the countries in which we operate have implemented, and are developing, laws and regulations related to climate change and greenhouse gas emissions. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

We have no insurance for environmental problems.

Insurance against environmental risks, including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production, has not been available generally in the mining industry. We have no insurance coverage for most environmental risks. In the event of a problem, the payment of environmental liabilities and costs would reduce the funds available to us for future operations. If we are unable to full pay for the cost of remedying an environmental problem, we might be required to enter into an interim compliance measure pending completion of the required remedy.

We do not intend to pay dividends.

We do not anticipate paying cash dividends on our common shares in the foreseeable future. We may not have sufficient funds to legally pay dividends. Even if funds are legally available to pay dividends, we may nevertheless decide, in our sole discretion, not to pay dividends. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. There is no assurance that we will pay any dividends in the future, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

Due to external market factors in the mining business, we may not be able to market any minerals that may be found.

The mining industry, in general, is intensely competitive. Even if commercial quantities of minerals are discovered, we can provide no assurance to investors that a ready market will exist for the sale of these minerals. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the sale price of the minerals, the proximity and capacity of markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, mineral importing and exporting and environmental protection. The effect of these factors cannot be accurately predicted, but any combination of these factors may result in our not receiving an adequate return on invested capital.

Our performance may be subject to fluctuations in market prices of any minerals that we find.

The profitability of a mineral exploration project could be significantly affected by changes in the market price of the relevant minerals. A number of factors affect the market prices of minerals. The aggregate effect of the factors affecting the prices of various minerals is impossible to predict with accuracy. Fluctuations in mineral prices may adversely affect the value of any mineral discoveries made on the properties with which we are involved, which may in turn affect the market price and liquidity of our common shares and our ability to pursue and implement our business plan. In addition, the price of both graphite and vanadium can fluctuate significantly on a month-to-month and year-to-year basis.

Because from time to time we hold a significant portion of our cash reserves in Canadian dollars, we may experience losses due to foreign exchange translations.

From time to time we hold a significant portion of our cash reserves in Canadian dollars. Due to foreign exchange rate fluctuations, the value of these Canadian dollar reserves can result in translation gains or losses in U.S. dollar terms. If there was a significant decline in the Canadian dollar versus the U.S. dollar, our converted Canadian dollar cash balances presented in U.S. dollars on our balance sheet would significantly decline. If the US dollar significantly declines relative to the Canadian dollar our quoted US dollar cash position would significantly decline as it would be more expensive in US dollar terms to pay Canadian dollar expenses. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations. In addition, certain of our ongoing expenditures are in South African Rand, Madagascar Ariary and Euros requiring us to occasionally hold reserves of these foreign currencies with a similar risk of foreign exchange currency translation losses.

We are exposed to general economic conditions, which could have a material adverse impact on our business, operating results and financial condition.

Recently there have been adverse conditions and uncertainty in the global economy as the result of unstable global financial and credit markets, inflation, and recession. These unfavorable economic conditions and the weakness of the credit market may continue to have, an impact on our Company’s business and our Company’s financial condition. The current global macroeconomic environment may affect our Company’s ability to access the capital markets may be severely restricted at a time when our Company wishes or needs to access such markets, which could have a materially adverse impact on our Company’s flexibility to react to changing economic and business conditions or carry on our operations.

Climate change and related regulatory responses may impact our business.

Climate change as a result of emissions of greenhouse gases is a current topic of discussion and may generate government regulatory responses in the near future. It is impracticable to predict with any certainty the impact of climate change on our business or the regulatory responses to it, although we recognize that they could be significant. However, it is too soon for us to predict with any certainty the ultimate impact, either directionally or quantitatively, of climate change and related regulatory responses.

To the extent that climate change increases the risk of natural disasters or other disruptive events in the areas in which we operate, we could be harmed. While we maintain rudimentary business recovery plans that are intended to allow us to recover from natural disasters or other events that can be disruptive to our business, our plans may not fully protect us from all such disasters or events.

The current financial environment may impact our business and financial condition that we cannot predict.

The continued instability in the global financial system and related limitation on availability of credit may continue to have an impact on our business and our financial condition, and we may continue to face challenges if conditions in the financial markets do not improve. Our ability to access the capital markets has been restricted as a result of the economic downturn and related financial market conditions and may be restricted in the future when we would like, or need, to raise capital. The difficult financial environment may also limit the number of prospects for potential joint venture, asset monetization or other capital raising transactions that we may pursue in the future or reduce the values we are able to realize in those transactions, making these transactions uneconomic or difficult to consummate.

We will require additional capital in the future and no assurance can be given that such capital will be available on terms acceptable to us or at all.

We will require additional capital in the future and no assurance can be given that such capital will be available on terms acceptable to us or at all. Our currently available funds will not be sufficient to finance the development capital costs of the Molo Graphite Project as disclosed in the Molo Feasibility Study. Accordingly, we will need to raise further equity and/or debt financing to fund development of the Molo Graphite Project. The success and the pricing of any such equity and/or debt financing will be dependent upon the prevailing market conditions at that time, the outcomes of the permitting and development activities or any relevant studies and exploration programs at the Molo Graphite Project. If additional capital is raised by an issue of securities, this may have the effect of diluting stockholders’ interests. Any debt financing, if available, may involve financial covenants which limit our operations. If we cannot obtain such additional capital, we may not be able to complete the development of the Molo Graphite Project which would have a materially adverse effect on our business, operating results and financial condition.

Market Price of Common Shares

Securities of small-cap and mid-cap companies have experienced substantial volatility in the recent past, often based on factors unrelated to the financial performance or prospects of the companies involved. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The price of our common shares is also likely to be significantly affected by short-term changes in graphite prices and demand, the U.S. dollar, the Malagasy ariary, the Canadian dollar, and our financial condition or results of operations as reflected in its financial statements. Other factors unrelated to the performance of our Company that may have an effect on the price of the common shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our Company’s securities; lessening in trading volume and general market interest in our Company’s securities may affect an investor’s ability to trade significant numbers of our common shares; the size of our public float may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our common shares that persists for a significant period of time could cause our Company’s securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.

As a result of any of these factors, the market price of our common shares at any given point in time may not accurately reflect the long-term value of the Company. Class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Negative Operating Cash Flow

We reported negative cash flow from operations for the year ended June 30, 2017. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our mineral properties generate recurring revenues from being placed into production.

Inability to Enforce Legal Rights

Substantially all of our assets are located outside of the United States, in Madagascar. It may not be possible for investors to enforce judgments in the United States against our assets. In addition, many of our directors and officers, and some of the experts named in this document, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, are located outside the United States. It may also be difficult for holders of our common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws.

ITEM 1B. – UNRESOLVED STAFF COMMENTS

This Item is not applicable to us as we are not an accelerated filer, a large accelerated filer, or a well-seasoned issuer.

ITEM 2. – PROPERTY

The Company’s executive offices are currently located at 1001-145 Wellington Street West, Toronto, Ontario, Canada, M5J 1H8. These offices are leased on a month-to-month basis, and the Company’s current monthly rental payments are approximately CAD $2,000.

See Item 1 – Business, for the description of our material exploration properties.

ITEM 3. - LEGAL PROCEEDINGS

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries' officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

As of September 27, 2017, there were 460,995,711 common shares issued and outstanding and 74,991,256 common shares underlying outstanding options and warrants to purchase, or securities convertible into, our common shares. Our common shares are quoted on the OTCQB under the symbol “NSRC”, the TSX under the symbol “NEXT” and the Frankfurt Stock Exchange under the symbol “A1CXW3”.

On September 27, 2017, the last reported sale price for our common shares on the OTCQB and TSX was US$0.05 and CAD$0.07 per share, respectively. The table below sets forth the high and low closing sale prices of our common shares for the fiscal quarters indicated as reported on the OTCQB and TSX. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

	OTCBB / OTCQX / OTCQB (US$)		TSX / TSX-V (CDN$)
Period	High	Low	High	Low
Fiscal year ended June 30, 2017
First quarter ended September 30, 2016	$0.08	$0.05	$0.11	$0.07
Second quarter ended December 31, 2016	$0.05	$0.05	$0.07	$0.06
Third quarter ended March 31, 2017	$0.06	$0.05	$0.08	$0.06
Fourth quarter ended June 30, 2017	$0.08	$0.05	$0.11	$0.06
Fiscal year ended June 30, 2016
First quarter ended September 30, 2015	$0.09	$0.03	$0.11	$0.04
Second quarter ended December 31, 2015	$0.09	$0.02	$0.12	$0.03
Third quarter ended March 31, 2016	$0.07	$0.05	$0.10	$0.07
Fourth quarter ended June 30, 2016	$0.10	$0.05	$0.13	$0.07
Fiscal year ended June 30, 2015
First quarter ended September 30, 2014	$0.25	$0.11	$0.28	$0.12
Second quarter ended December 31, 2014	$0.19	$0.09	$0.20	$0.11
Third quarter ended March 31, 2015	$0.11	$0.09	$0.14	$0.12
Fourth quarter ended June 30, 2015	$0.11	$0.09	$0.14	$0.10
Fiscal year ended June 30, 2014
First quarter ended September 30, 2013	$0.28	$0.10	$0.28	$0.11
Second quarter ended December 31, 2013	$0.16	$0.11	$0.18	$0.12
Third quarter ended March 31, 2014	$0.17	$0.12	$0.18	$0.13
Fourth quarter ended June 30, 2014	$0.14	$.011	$0.15	$0.12

Our common shares commenced trading on the TSXV on May 5, 2010. Our common shares ceased trading on the TSXV and commenced trading on the TSX on June 16, 2011. Our common shares traded on the OTCQX from August 28, 2013 to September 4, 2015. Since September 8, 2015 our common shares trade on the OTCQB. Prior to August 28, 2014, our common shares traded on the OTCBB.

Holders

As of September 27, 2017, there were approximately 2,500 holders of record of common shares.

Dividends

We have never declared any cash dividends with respect to our common shares. Future payment of dividends is within the discretion of our board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors our board of directors may consider relevant. Although there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common shares, we presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common shares.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2017 for: (i) all compensation plans previously approved by the Company's security holders and (ii) all compensation plans not previously approved by the Company's security holders. Options reported below were issued under the Company's Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	44,470,000	$0.11	1,530,000
Equity compensation plans not approved by security holders	--	--	--
Total	44,470,000	$0.11	1,530,000

ITEM 6. SELECTED FINANCIAL DATA

As a “smaller reporting company”, we are not required to provide the information required by this Item.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As used in this annual report, “we”, “us”, “our”, “NextSource Materials”, “NextSource”, “Company” or “our company” refers to NextSource Materials Inc. and all of its subsidiaries. The term NSR stands for Net Smelter Royalty.

Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with our financial statements included herein. Further, this MD&A should be read in conjunction with our Financial Statements and Notes to Financial Statements included in this Annual Report on Form 10-K for the years ended June 30, 2017 and 2016.

Our actual results could differ materially from those anticipated by the forward-looking statements due to important factors and risks including, but not limited to, those set forth under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K and discussed below under “Cautionary Note”. In addition, the foregoing factors may affect generally our business, results of operations and financial position. Forward-looking statements speak only as of the date the statement was made. We do not undertake and specifically decline any obligation to update any forward-looking statements. Our financial statements have been prepared in accordance with United States generally accepted accounting principles (US GAAP). We urge you to read this report in conjunction with the risk factors referenced above.

Management’s Discussion and Analysis may contain various “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this Form 10-K, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “estimates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company has adopted the most conservative recognition of revenue based on the most stringent guidelines of the SEC. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

Company Overview

Our principal business is the acquisition, exploration and development of mineral resources. We are primarily focused on the development of the Molo Graphite Project into a fully operational and sustainable graphite mine.

The Molo Graphite Project currently consists of a commercially minable graphite deposit situated in the African country of Madagascar. No mine infrastructure currently exists at the Molo Graphite Project site. We have additional exploration-stage mineral properties situated in Madagascar, including the Green Giant Property.

We have not generated operating revenues or paid dividends since inception on March 1, 2004 to the period ended June 30, 2017 and we are unlikely to do so in the immediate future. Our business activities have been entirely financed from the proceeds of securities subscriptions.

Our executive offices are situated at 1001–145 Wellington Street West, Toronto, Ontario, Canada, M5J 1H8 and the primary telephone number is (416) 364-4986. Our website is www.nextsourcematerials.com (which website is expressly not incorporated by reference into this filing).

We are incorporated in the State of Minnesota, USA and have a fiscal year end of June 30.

On April 19, 2017, the Company changed its name from Energizer Resources Inc. to NextSource Materials Inc. as part of our rebranding effort and to better reflect our evolution from an exploration-stage company into a mine-development company. Our new symbol on the Toronto Stock Exchange is “NEXT” and on the OTC Markets is “NSRC.”

During fiscal 2008, the Company incorporated Energizer (Mauritius) Ltd. (“ERMAU”), a Mauritius subsidiary, and Energizer Madagascar Sarl. (“ERMAD”), a Madagascar subsidiary of ERMAU. During fiscal 2009, the Company incorporated THB Ventures Ltd. (“THB”), a Mauritius subsidiary of ERMAU, and Energizer Minerals Sarl. (“ERMIN”), a Madagascar subsidiary of THB, which holds the 100% ownership interest of the Green Giant Property in Madagascar (see note 5). During fiscal 2012, the Company incorporated Madagascar-ERG Joint Venture (Mauritius) Ltd. (“ERGJVM”), a Mauritius subsidiary of ERMAU, and ERG (Madagascar) Sarl. (“ERGMAD”), a Madagascar subsidiary of ERGJVM, which holds the Malagasy Joint Venture Ground. During fiscal 2014, the Company incorporated 2391938 Ontario Inc., an Ontario, Canada subsidiary.

Our authorized capital is 650,000,000 shares, with a par value of $0.001 per share, of which 640,000,000 are deemed common shares and the remaining 10,000,000 are deemed eligible to be divisible into classes, series and types with rights and preferences as designated by our Board of Directors.

We have not had any bankruptcy, receivership or similar proceeding since incorporation. Except as described below, there have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Further details regarding each of our Madagascar properties, although not incorporated by reference, including the comprehensive feasibility studies prepared in accordance with Canada’s National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”) for the Molo Graphite Project and separately the technical report on the Green Giant Property in Madagascar can be found on the Company’s website at www.nextsourcematerials.com (which website is expressly not incorporated by reference into this filing) or in the Company’s Canadian regulatory filings at www.sedar.com (which website and content is expressly not incorporated by reference into this filing).

We report mineral reserve estimates in accordance with the Securities and Exchange Commission’s Industry Guide 7 (“Guide 7”) under the Securities Act of 1933, as amended (the “U.S. Securities Act”). As a reporting issuer in Canada with our primary trading market in Canada, we are also required to prepare reports on our mineral properties in accordance with NI 43-101. The technical reports referenced in this document use the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource”. These terms are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports filed with the Securities and Exchange Commission. As a result, information in respect of our mineral resources determined in accordance with NI 43-101 is not contained in this document.

Cautionary Note

Based on the nature of our business, we anticipate incurring operating losses for the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage are ultimately developed into producing and profitable mines. Our future financial results are uncertain due to a number of factors, some of which are outside the Company’s control. These factors include, but are not limited to: (a) our ability to raise additional funding; (b) the market price for graphite, vanadium, gold and/or uranium; (c) the results of the exploration programs and metallurgical analysis of our mineral properties; (d) the political instability and/or environmental regulations that may adversely impact costs and ability to operate in Madagascar; and (e) our ability to find joint venture and/or off-take partners in order to advance the development of our mineral properties.

Any future equity financing will cause existing shareholders to experience dilution of their ownership interest in the Company. In the event the Company is not successful in raising additional financing, we anticipate the Company will not be able to proceed with its business plan. In such a case, the Company may decide to discontinue or modify its current business plan and seek other business opportunities in the resource sector.

During this period, the Company will need to maintain periodic filings with the appropriate regulatory authorities and will incur legal, accounting, administrative and listing costs. In the event no other such opportunities are available and the Company cannot raise additional capital to sustain operations, the Company may be forced to discontinue the business. The Company does not have any specific alternative business opportunities under consideration and have not planned for any such contingency.

Due to the present inability to generate revenues, accumulated losses, recurring losses and negative operating cash flows, the Company has stated its opinion in Note 1 of our audited financial statements, as included in this annual report, that there currently exists substantial doubt regarding the Company’s ability to continue as a going concern.

Summary of Milestones

In July 2016, we appointed UK-based HCF International Advisers Limited ("HCF") as advisor in negotiating and structuring strategic partnerships, off take agreements and debt financing for our Molo Graphite Project in Madagascar. Discussions in respect of these matters have been ongoing for the past 26 months and are expected to continue during the coming months with no assurances as to the conclusion or results of these discussions.

In August 2016, we initiated a Front-End Engineering Design Study (the “FEED Study”) and value engineering for our Molo Graphite Project in Madagascar. The FEED Study was undertaken in order to optimize the mine plan as envisioned in the technical report titled "Molo Feasibility Study – National Instrument 43-101 Technical Report on the Molo Graphite Project located near the village of Fotadrevo in the Province of Toliara, Madagascar", dated July 13, 2017, effective as of July 13, 2017 (the “Molo Feasibility Study”) and determine the optimal development path based on discussions with prospective strategic partners. All costing aspects were examined with the goal of providing a method to produce meaningful, multi-tonne test samples of Molo graphite concentrate to potential off-takers while reducing the CAPEX and time required to the commencement of commercial production.

On November 7, 2016, we outlined a phased mine development plan for the Molo Graphite Project based on the FEED Study and value engineering. The results supported the construction of a plant to test and verify the flow sheet design from the Molo Feasibility Study. Under the existing Exploration Permit, the Company is limited to an ore input of 20,000 cubic meters (or approximately 50,000 tonnes) of front-end feed into the demonstration plant. Upon approval of a full mining permit, the 20,000-cubic meter test limit would be removed and at full capacity, the demonstration plant would be capable of processing up to 240,000 tonnes of feed per annum, which equates to 30 tonnes per hour of ore feed and roughly 1 to 3 tonnes of flake graphite concentrate production per hour.

Phase 1

Phase 1 would consist of a fully operational and sustainable graphite mine with a permanent processing plant capable of producing, in our estimation, approximately 17,000 tpa of high-quality SuperFlake™ graphite concentrate with a mine life of 30 years (as discussed below). The fully-modularized mining operation in this phase will use a 100% owner-operated fleet that we believe will process an average of 240,000 tonnes of ore per year (or 30 tonnes per hour) of mill feed (ore) that will be processed on site. Phase 1 will provide “proof of concept” for the modular methodology and allow NextSource the flexibility to optimize further the process circuit while being capable of supplying a true “run-of-mine” flake concentrate to potential off-takers and customers for final product validation. All supporting infrastructure including water, fuel, power, dry-stack tailings and essential buildings will be constructed during Phase 1 to sustain the fully operational and permanent processing plant. The plant will utilize dry-stack tailings in order to eliminate the up-front capital costs associated with a tailings dam. NextSource’s existing camp adjacent to the nearby town of Fotadrevo will be used to accommodate employees and offices, with additional housing available within the town for additional employees.

Phase 2

Phase 2 would consist of a modular expansion to plant capable of producing approximately 50,000 tpa of high-quality SuperFlake™ graphite concentrate. Timing of the implementation of Phase 2 will be determined by market demand for SuperFlake™ graphite and will incorporate the unique full-modular build approach used in Phase 1. This phase will include the construction of additional on-site accommodation and offices, upgrading of road infrastructure, port facility upgrades, a wet tailings dam facility and further equipment purchases to provide redundancy within the processing circuit. The costs for these capital expenditures are unknown at this time, but will be assessed as part of an economic analysis completed in parallel with Phase 1 development.

On June 1, 2017, we released the results of a positive updated Molo Feasibility Study for Phase 1 of the mine development plan utilizing a fully modular build-out approach which was based on the FEED Study and subsequent detailed engineering studies. Phase 1 would consist of a fully operational and sustainable graphite mine with a permanent processing plant capable of producing, in our estimation, approximately 17,000 tpa of high-quality SuperFlake™ graphite concentrate per year with a mine life of 30 years. The Phase 1 production costs were estimated at $433 per tonne at the plant and $688 per tonne delivered CIF port of Rotterdam. The Phase 1 capital costs were estimated at $18.4 million with a construction projected but not guaranteed timeline of approximately 9 months. Based on an average selling cost of $1,014 per tonne, the Phase 1 was estimated to have a pre-tax NPV of $34 million using an 8% discount rate, a pre-tax internal rate of return (IRR) of 25.2%, and a post-tax IRR of 21.5%.

Summary of Future Plans

We have applied for a mining permit from the Government of Madagascar to begin construction of Phase 1 of the Molo Graphite Project. Although the Company believes it has complied with all permit requirements and has submitted all necessary documents, there can be no assurances as to the timing of the receipt of a mining permit.

In anticipation of receiving the mine permit and of eventual graphite production, we have continued to pursue negotiations in respect of potential off-take agreements with graphite end-users and intermediaries with the intention of securing project financing alternatives, which may include debt, equity and derivative instruments.

From the date of this report, and subject to availability of capital and unforeseen delays in receiving the mining permit for the Molo Graphite Project, our business plan during the next 12 months is to incur between $2,200,000 to $23,000,000 on further permitting, engineering, construction, professional fees, G&A and working capital costs to achieve initial production at the Molo Graphite Project by July 2018. No assurances can be provided that we will achieve our production objective by that date.

The following is a summary of the amounts budgeted to be incurred (presuming all $23,000,000 is required):

Professional Fees and General and Administrative	$1,500,000
Environmental and Permitting Fees	$700,000
Phase 1 Processing Plant CAPEX	$14,500,000
Phase 1 Infrastructure CAPEX	$400,000
Construction Financing Costs	$1,100,000
Construction Contingency Costs (10%)	$1,700,000
Working Capital for Mine Startup	$3,100,000
Total	$23,000,000

The above amounts may be updated based on actual costs and the timing may be delayed or adjusted based on several factors, including the availability of capital to fund the budget. We anticipate that the source of funds required to complete the budgeted items disclosed above will come from private placements in the capital markets, but there can be no assurance that financing will be available on terms favorable to the Company or at all.

We will also assess the addition of back-end value-added processing for lithium-ion battery and graphite foil applications in the classification portion of the plant. The costs for any value-added processing is unknown at this time, but will be assessed in parallel with the development of Phase 1.

Employees

As of the date of this annual report, we have 4 full-time employees and consultants based in Toronto and South Africa engaged in the management of the Company as well as several additional consultants in South Africa and Madagascar that serve managerial and non-managerial functions.

RESULTS OF OPERATIONS

The following are explanations of the material changes for the year ended June 30, 2017 compared to the year ended June 30, 2016:

	Year ended June 30, 2017	Year ended June 30, 2016

Revenues	$-	$-

Expenses

Mineral exploration expense	1,839,659	812,477
Professional and consulting fees	770,397	811,704
Stock-based compensation	794,864	331,491
General and administrative	458,780	279,097
Depreciation	21,911	56,602
Foreign currency translation loss (gain)	93,476	106,036

Total Expenses	3,979,087	2,408,778

Net Loss From Operations	(3,979,087)	(2,408,778)

Other Income (Expenses)

Investment income	-	623
Gain on legal settlement	-	59,556
(Loss) gain on sale of marketable securities	-	(18,916)
Change in value of warrant liability	111,049	733,802
Part XII.6 taxes	(131,320)	-

Net Loss	(3,999,358)	(1,633,713)

Realized gain from marketable securities	-	4,323

Comprehensive Loss	$(3,999,358)	$(1,629,390)

Loss per share – basic and diluted	$(0.01)	$(0.00)
Weighted average shares outstanding – basic and diluted	448,187,140	343,243,652

Results for the year ended June 30, 2017:

●

Mineral exploration costs increased to $1,839,659 (2016: $812,477) as our company completed metallurgical analysis activities related to the Feed Study, environmental permitting and consulting and general project expenditures as compared to the previous year.

●	Professional fees decreased to $770,397 (2016: $811,704 )as a result of a reduction in the number of employees and legal fees as compared to the previous year.
●	General and administrative (G&A) costs increased to $458,780 (2016: $279,097 )as a result of increased travel costs and investor relations activities as compared to the previous year.
●	Part XII.6 taxes of $131,320 (2016: $nil) were incurred to settle taxes payable to the Canada Revenue Agency (CRA) related to the issuance of flow-through shares during fiscal 2014.
●

A non-cash gain in the value of a warrant liability of $111,049 (2016: $733,802) was recognized. This is in relation to warrants that expried in January 2017 that were issued in a currency other than our functional currency. In accordance with ASC 815 Derivatives and Hedging, upon recognition the fair value of these warrants was estimated using a binomial model and was recorded as a derivative liability. The liability was subsequently remeasured at the end of each financial reporting period until expiration.

Liquidity, Capital Resources and Foreign Currencies

The following are explanations of the material changes to the working capital position as of June 30, 2017 when compared to June 30, 2016:

	June 30, 2017	June 30, 2016
Assets

Current Assets:
Cash and cash equivalents (note 12)	$1,964,948	$544,813
Amounts receivable	39,441	13,955
Prepaid expenses (note 6)	39,096	11,545
Total current assets	2,043,485	570,313

Current Liabilities:
Accounts payable (note 6)	$159,147	$215,391
Accrued liabilities	68,241	24,743
Contingency provision (note 13)	182,883	182,742
Warrant liability (note 10)	-	111,049
Total current liabilities	410,271	533,925

Net working capital position	$1,633,214	$36,388

In managing liquidity, management’s primary objective is to ensure the entity can continue as a going concern while raising additional funding to meet our obligations as they come due. However, due to the present inability to generate revenues, accumulated losses, recurring losses and negative operating cash flows, the Company has stated its opinion in Note 1 of our audited financial statements, as included in this annual report, that there currently exists substantial doubt regarding the Company’s ability to continue as a going concern. Our operations to date have been funded by issuing equity.  Our company expects to raise additional working capital to fund planned project expenditures by securing additional financing.  The existing working capital position is expected to be sufficient to fund non-project expenditures for the next 12 months.

We hold a significant portion of our cash reserves in Canadian dollars to satisfy non-exploration expenditures such as professional and consulting fees and general and administrative costs, which are mainly incurred in Canadian dollars. Due to foreign exchange rate fluctuations, the remeasurement of the value of Canadian dollar reserves into US dollars results in foreign currency translation gains or losses. If there was to be a significant decline in the Canadian dollar against the US dollar, the value of that Canadian dollar cash reserves, as presented on the balance sheet, could significantly decline causing significant foreign currency translation losses. For illustration, there has been a consistent and steady decline in the value of the Canadian dollar from near par in 2013 to the Canadian dollar’s current rates. In addition, certain of our ongoing expenditures are in South African Rand, Madagascar Ariary and Euros requiring us to occasionally hold reserves of these foreign currencies with a similar risk of foreign exchange currency translation losses.

Capital Financings

We have funded our business to date from sales of our securities. We will require additional funding throughout fiscal 2018 to advance our projects, which will likely be in the form of equity financing from the issuance of additional common shares. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common shares.

Net proceeds during the past two years:

●

On October 7, 2015, we closed a non-brokered private placement offering of 14,200,000 units at a price of $0.04 (CAD$0.05) per unit, representing gross proceeds of $530,673 (CAD$710,000). Insiders subscribed for a total of $50,000CAD as part of this offering. Each unit is comprised of one (1) common share and one-half (0.5) of one (1) common share purchase warrant. Each warrant entitling the holder thereof to acquire one (1) additional common share at a price of $0.07 per share until October 6, 2017.

●

On February 4, 2016, we closed a private placement offering of 6,437,900 units at a price of $0.05 (CAD$0.07) per unit, representing aggregate gross proceeds of $328,977 (CAD$450,653). Each unit consisted of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at a price of $0.11 per common share until February 4, 2018.

●

On April 11, 2016, we closed a private placement offering of 3,207,857 units at a price of $0.05 (CAD$0.07) per unit, representing aggregate gross proceeds of $172,633 (CAD$224,550). Each unit consisted of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at a price of $0.11 per common share until April 11, 2018.

●	On May 17, 2016, we closed a private placement offering of 11,150,000 common shares at a price of $0.07 (CAD$0.09) per unit, representing aggregate gross proceeds of $782,730 (CAD$1,003,500).
●	On August 18, 2016, we closed a private placement offering of 96,064,286 common shares at a price of $0.05 (CAD$0.07) per unit, representing aggregate gross proceeds of $5,177,885 (CAD$6,724,500).

Net proceeds subsequent to the end of the current reporting period:

●	None.

Each of the issuances above were effected in reliance upon the exemption provided by Regulation S under the Securities Act of 1933, as amended, for a transaction not involving a public offering. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the securities was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The securities contain a legend restricting the sale of such securities in accordance with the Securities Act.

Off-balance sheet arrangements

The Company does not have off-balance sheet arrangements including any arrangements that would affect the liquidity, capital resources, market risk support and credit risk support or other benefits.

ITEM 7.A. - QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8. – FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required by this Item, the accompanying notes thereto and the reports of independent accountants are included, as part of this Form 10-K immediately following the signature page.

ITEM 9. – CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. - CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management team, under the supervision and with the participation of our chief executive officer and our chief financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures as such term is defined under Rule 13a-15(e) promulgated under the Exchange Act, as of the last day of the fiscal period covered by this report, June 30, 2017.

The term disclosure controls and procedures means our controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is accumulated and communicated to management, including our chief executive and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Based on this evaluation, our chief executive officer and our chief financial officer concluded that, our disclosure controls and procedures were effective as of June 30, 2017.

Management’s report on internal control over financial reporting

Our principal executive officer and our principal financial officer, are responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). Management is required to base its assessment of the effectiveness of our internal control over financial reporting on a suitable, recognized control framework, such as the framework developed by the Committee of Sponsoring Organizations (COSO). The 2013 COSO framework, published in Internal Control-Integrated Framework, is known as the COSO Report. Our principal executive officer and our principal financial officer, have chosen the COSO framework on which to base its assessment. Based on this evaluation, we have concluded that, as of June 30, 2017, our internal controls over financial reporting was effective.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even systems like ours which have been determined to be effective can only provide reasonable and not absolute assurance of achieving their control objectives. Furthermore, smaller reporting companies, like ours, face additional limitations. Smaller reporting companies employ fewer individuals and find it difficult to properly segregate duties. Often, only a few individuals control every aspect of the Company's operation and are in a position to override any system of internal control. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

This annual report does not include an attestation report of our independent registered public accounting firm over management’s assessment regarding internal control over financial controls. However, the auditors have reported that they have found no material weaknesses in internal controls during the period of their audit. Management’s report was not subject to attestation by our registered public accounting firm pursuant to an exemption for smaller reporting companies under Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

It should be noted that any system of controls, however well designed and operated, can provide only reasonable and not absolute assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of certain events. However, as noted, when the size of our Company and its finance department is materially increased, the deficiencies can be addressed. Once increased, we intend to create a new finance and accounting position that will allow for proper segregation of duties consistent with control objectives, and will increase our personnel resources and technical accounting expertise within the accounting function; and we will prepare and implement appropriate written policies and checklists which set forth procedures for accounting and financial reporting with respect to the requirements and application of US generally accepted accounting principles and SEC disclosure requirements. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote or when the size of our Company and our finance department will materially increase to address these issues.

Changes In Internal Control Over Financial Reporting

There were no changes in the Company's internal controls over financial reporting during the most recently completed fiscal quarter that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting.

ITEM 9B. – OTHER INFORMATION

Not applicable.

PART III

ITEM 10. - DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth the name, age, and position of each executive officer and director the Company as at September 27, 2017.

Name	Age	Position
Craig Scherba	45	President, Chief Executive Officer and Director
Marc Johnson	41	Chief Financial Officer
Robin Borley	49	Senior Vice President of Mine Development and Director
John Sanderson	82	Chairman and Director
Quentin Yarie	52	Director
Dean Comand	51	Director
Dalton Larson	77	Director

Directors of the Company hold their offices until the next annual meeting of the Company’s shareholders and until their successors have been duly elected and qualified or until their earlier resignation, removal of office or death. Executive officers of the Company are elected by the board of directors to serve until their successors are elected and qualified. There are no family relationships between any director or executive officer of the Company.

John Sanderson, Q.C. (Vancouver, Canada): Mr. Sanderson has been the Company’s Vice Chairman of the Board since October 2009 and a director of our Company since January 2009. Mr. Sanderson was Chairman of the Board of the Company from January 2009 to September 2009. Mr. Sanderson is a chartered mediator, chartered arbitrator, consultant and lawyer called to the bar in the Canadian provinces of Ontario and British Columbia. Mr. Sanderson’s qualifications to serve as a director include his many years of legal and mediation experience in various industries. Mr. Sanderson is a Queen’s Counsel (Q.C.). He has acted as mediator, facilitator and arbitrator across Canada, and internationally, in numerous commercial transactions, including insurance claims, corporate contractual disputes, construction matters and disputes, environmental disputes, inter-governmental disputes, employment matters, and in relation to aboriginal claims. He has authored and co-authored books on the use and value of dispute resolution systems as an alternative to the courts in managing business and legal issues.

Craig Scherba, P.Geol. (Oakville, Canada): Mr. Scherba was appointed as our Chief Executive Officer and President in August 2015 and has served as a director since January 2010. Mr. Scherba served as President and Chief Operating Officer from September 2012 to August 2015 and Vice President, Exploration of the Company from January 2010 to September 2012. Mr. Scherba has been a professional geologist (P. Geol.) since 2000, and his expertise includes supervising large Canadian and international exploration. Mr. Scherba also serves as Vice President, Exploration of MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc. which are resource exploration company trading on the TSX - Venture Exchange. In addition, Mr. Scherba was professional geologist with Taiga Consultants, a mining exploration consulting company from March 2003 to December 2009. He was a managing partner of Taiga between January 2006 and December 2009. Mr. Scherba was an integral member of the exploration team that developed Nevsun Resources’ high-grade gold, copper and zinc Bisha project in Eritrea. While at Taiga, Mr. Scherba served as the Company's Country and Exploration Manager in Madagascar during its initial exploration stage.

Robin Borley (Johannesburg, South Africa): Mr. Borley was appointed our Senior Vice President (“SVP”) of Mine Development during December 2013. Mr. Borley is a Graduate mining engineering professional and a certified mine manager with more than 25 years of international mining experience building and operating mining ventures. He has held senior management positions both internationally and within the South African mining industry. Until October 2014, Mr. Borley served as Mining Director for DRA Mineral Projects. In addition, Mr. Borley was instrumental as the COO of Red Island Minerals in a developing a Madagascar coal venture. His diverse career has spanned resource project management, evaluation, exploration and mine development. Robin has completed several mine evaluations including operational and financial evaluations of new and existing operations across a diverse range of resource sectors. He has experience in the management of underground and surface mining operations from both the contractor and owner miner environments. From 2006 through to 2012, Robin participated in the BEE management buy-out transaction of the Optimum Colliery mining property from BHP, through its independent listing and its ultimate sale to Glencore in December 2012.

Marc Johnson (Toronto, Canada): Mr. Johnson was appointed as our Chief Financial Officer in October 2015.  Mr. Johnson is a senior executive with over 20 years of experience, including 10 years at large public companies in corporate development, financial management and cost control positions. He also brings 10 years of capital markets experience, specifically in mining investment banking and as an equity research mining analyst covering precious and base metals. Mr. Johnson is a Chartered Professional Accountant, a Chartered Financial Analyst (CFA) and holds a Bachelor of Commerce (Finance) degree from the John Molson School of Business at Concordia University. Mr. Johnson also currently serves as the CFO of Red Pine Exploration Inc. and as the CFO of Honey Badger Exploration Inc..

Quentin Yarie, P.Geo. (Toronto, Canada): Mr. Yarie has served as a director of our Company since 2008. Mr. Yarie is an experienced geophysicist and a successful entrepreneur with over 25 years’ experience in mining and environmental/engineering. Mr. Yarie has project management and business development experience as he has held positions of increasing responsibility with a number of Canadian-based geophysical service providers. He is currently CEO and President of Red Pine Exploration Inc, and Honey Badger Exploration Inc. and President of MacDonald Mines Exploration Inc. From January 2010, Mr. Yarie was Senior Vice President Exploration for MacDonald Mines Exploration Ltd, Red Pine Exploration Inc. and Honey Badger Exploration Inc. all listed on the TSX-Venture Exchange headquartered in Toronto, Canada. From October 2007 to December 2009, Mr. Yarie was a business development officer with Geotech Ltd, a geophysical airborne survey company. From September 2004 to October 2007, Mr. Yarie was a senior representative of sales and business development for Aeroquest Limited. From 1992-2001, he was a partner of a specialized environmental and engineering consulting group where he managed a number of large projects including the ESA of the Sydney Tar Ponds, the closure of the Canadian Forces Bases in Germany and the Maritime and Northeast Pipeline project.

Dean Comand P. Eng, CET MMP CDir. (Ancaster, Canada): Mr. Comand is a Mechanical Engineer and holds his P. Eng designation in the province of Ontario as well as designation as a Certified Engineering Technologist. He earned his Maintenance Manager Professional Designation (MMP) license in 2006 and his Charter Director designation (CDir) in 2012. Mr. Comand is currently the President and Chief Executive Officer of Hamilton Utilities Corporation and continues to provide strategic advice to numerous clients around the world in the mining and energy sectors from 2009 – 2014, Mr. Comand worked for Sherritt International as Vice President of Operations of Ambatovy, a large-scale nickel project Madagascar. He successfully led the construction and commissioning of Ambatovy, and led the operations to commercial production. He has extensive business and financial acumen in large-scale energy, power, and mining industries. He has consistently held senior positions in operations, business, project development, environmental management, maintenance, and project construction. He has managed a variety of complex operations, including one of the world’s largest mining facilities, industrial facilities, numerous power plants, renewable energy facilities and privately held municipal water treatment facilities across Canada and the United States.

Dalton Larson (Surrey, Canada): Mr. Larson is a Canadian attorney with more than 35 years as a member of the Law Society of British Columbia. He commenced practice as a member of the Faculty of Law, University of British Columbia, subsequently becoming a partner of a major Vancouver Law firm, now McMillan LLP. Currently, he maintains a private practice along with a vigorous investment business. He is a recognized expert in alternate dispute resolution and has extensive experience as a professional arbitrator and mediator. He has three degrees, including a Master’s Degree in law from the University of London, England. His business activities include more than 25 years as a director of several investment funds managed by the CW Funds group of companies, affiliated with Ventures West Management Inc., which is one of the largest venture capital firms in Canada. The CW Funds raised and invested in a wide variety of businesses totaling more than $130 million, primarily from overseas investors. In that period, he served as Chairman of the Board of Directors of a Philippine ethanol company. He was the founding shareholder of the First Coal Corporation, which started operations in 2014. He served as the first Chairman of the Board of Directors for two years and then participated closely in its governance and management including serving as the Chair of the Compensation Committee. During his tenure, the Company raised in excess of $65 million in equity to finance its development activities, all by way of private placements. This company was sold to Xstrata in excess of $150 million. He currently serves as the Chairman of the Board of Directors of Cloud Nine Education Group (CSE:CNI) and on the Board of Directors of SmartCool Systems Inc. (TSX-V: SSC).

Director Term Limits and Female Representation in Management and on the Board

The Company has not instituted director term limits. The Company believes that in taking into account the nature and size of the Board and the Company, it is more important to have relevant experience than to impose set time limits on a director’s tenure, which may create vacancies at a time when a suitable candidate cannot be identified and as such would not be in the best interests of the Company. In lieu of imposing term limits, the Company regularly monitors director performance through annual assessments and regularly encourages sharing and new perspectives through regularly scheduled Board meetings, meetings with only independent directors in attendance, as well as through continuing education initiatives. On a regular basis, the Company analyzes the skills and experience necessary for the Board and evaluates the need for director changes to ensure that the Company has highly knowledgeable and motivated Board members, while ensuring that new perspectives are available to the Board.

The Company has not implemented a diversity policy; however, the Company believes that it currently promotes the benefits of, and need for, extending opportunities to all candidates, without distinction as to gender, race, colour, religion, sexual orientation, family or marital status, political belief, age, national or ethnic origin, citizenship, disability, or any other basis and will strive for diversity of experience, perspective and education. The Company believes that it currently focuses on hiring the best quality individuals for the position and also encourages representation of women on the Board and in executive officer positions.

The Company has seven Board members and four executive officers, none of whom are female. The Company has not considered the level of representation of women in its executive officer positions or on its Board in previous nominations or appointments (including a targeted number or percentage). The Company’s focus has always been, and will continue to be, working to attract the highest quality executive officers and Board candidates with special focus on the skills, experience, character and behavioral qualities of each candidate. The Company will continue to monitor developments in the area of diversity.

Audit Committee and Audit Committee Financial Expert

The audit committee is a key component of the Company’s commitment to maintaining a higher standard of corporate responsibility. This committee consists of Dalton L. Larson, Dean Comand, John Sanderson and prior to his passing, Albert Thiess, Jr., each of whom are financially literate (see biographies under “Nominees” section above) and independent as per the independence standards of the NYSE American in the United States of America and as per the standards of NI 58-101 in Canada (each are independent directors as they do not have involvement in the day-to-day operations of the Company). The Board has determine that Dean Comand is the “audit committee financial expert” as defined in the SEC’s rules and regulations.

The audit committee assists our Board in its oversight of the Company’s accounting and financial reporting processes and the annual audits of the Company’s financial statements, including (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements in both Canada and the United States of America, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the Board. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, shall: (1) be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (2) discuss the annual audited financial statements and the quarterly unaudited financial statements with management and, if necessary the independent auditor prior to their filing with the SEC in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; (3) review with the Company’s financial management on a periodic basis (a) issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and (b) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company; (4) monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct; (5) maintain open, continuing and direct communication between the Board, the committee and both the company’s independent auditors and its internal auditors; and (6) monitor our compliance with legal and regulatory requirements and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Form 3 (Initial Statement of Beneficial Ownership), Form 4 (Statement of Changes of Beneficial Ownership of Securities) and Form 5 (Annual Statement of Beneficial Ownership of Securities). Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they filed.

Except as otherwise set forth herein, based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that for the fiscal year ended June 30, 2017, beneficial owners and executives complied with Section 16(a) filing requirements applicable to them.

Involvement in Certain Legal Proceedings

None of the following events have occurred during the past ten years and are material to an evaluation of the ability or integrity of any director or officer of the Company:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

a.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or
c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(a) above, or to be associated with persons engaged in any such activity;

5.

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or
b.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

The Company has adopted a code of business conduct and ethics that applies to its directors, officers, and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller or persons performing similar functions. If we make substantive amendments to the Code of Ethics for Senior Financial Officers or the Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.  We will provide a copy of the Code of Ethics for Senior Financial Officers and the Code of Business Conduct and Ethics without charge, upon request, by contacting our Corporate Secretary at 1001-145 Wellington Street West, Toronto, ON, M5J 1H8 or 416-364-4911.

ITEM 11. – EXECUTIVE COMPENSATION

Compensation of Executives

Summary Compensation Table

The table below sets forth certain summary information concerning the compensation paid or accrued during each of our last two completed fiscal years to our principal executive officer and four most highly compensated executive officers who received compensation over $100,000 for the fiscal year ended June 30, 2017 (Named Executive Officers” or “NEO”):

Name and Principal Position	Fiscal Year	Salary & Consulting Fees ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)	Non- Equity Incentive Plans ($)	Change in Pension Value & Non-Qualified Deferred Compensation ($)	Other Compensation & Severance ($)	Total ($)
Craig Scherba,	2017	139,870	0	90,240	0	0	0	0	230,110
CEO, President	2016	88,015	0	37,049	0	0	0	0	125,064
and Director (A)			0
Marc Johnson,	2017	128,860	0	82,720	0	0	0	0	211,580
CFO (B)	2016	51,784	0	29,249	0	0	0	0	81,033
			0
Robin Borley,	2017	196,800	0	82,720	0	0	0	0	279,520
SVP and Director	2016	204,800	0	29,249	0	0	0	0	234,049
(C)			0
Brent Nykoliation,	2017	132,594	0	82,720	0	0	0	0	215,314
SVP (D)	2016	129,027	0	29,249	0	0	0	0	158,276
			0

(A)

On July 30, 2015, Mr. Scherba became the Chief Executive Officer. The Company has an employment agreement with Mr. Scherba, who receives a salary of CAD$20,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(B)

On October 23, 2015, Mr. Johnson became the Chief Financial Officer. The Company has a management company agreement with Mr. Johnson, who receives consulting fees of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(C)

The Company has a management company agreement with Mr. Borley, who receives consulting fees of USD$16,400 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(D)

The Company has a management company agreement with Mr. Nykoliation, who receives a salary of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

(1)	These amounts include salary and/or consulting fees paid during the year. No bonuses have been paid during the fiscal year.
(2)

These values represent the calculated Black-Scholes theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Outstanding Stock Option Grants

Outstanding stock options granted to Named Executive Officers (“NEO’s”) as at June 30, 2017 are as follows:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Value Realized if Exercised ($)(1)	Option Expiration Date
Craig Scherba	750,000	0	0	0.21	0	February 27, 2018
CEO, President	180,000	0	0	0.11	0	July 9, 2018
and Director	500,000	0	0	0.18	0	January 10, 2019
	250,000	0	0	0.15	0	July 3, 2019
	470,000	0	0	0.20	0	February 26, 2020
	950,000	0	0	0.056	0	December 22, 2020
	2,400,000	0	0	0.066	0	June 9, 2022
Marc Johnson	750,000	0	0	0.056	0	December 22, 2020
CFO	2,200,000	0	0	0.066	0	June 9, 2022

Robin Borley	75,000	0	0	0.21	0	February 27, 2018
SVP and Director	300,000	0	0	0.18	0	January 10, 2019
	350,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Brent Nykoliation	700,000	0	0	0.21	0	February 27, 2018
SVP	175,000	0	0	0.11	0	July 9, 2018
	75,000	0	0	0.15	0	July 19, 2018
	400,000	0	0	0.18	0	January 10, 2019
	400,000	0	0	0.15	0	July 3, 2019
	450,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022

(1)	Based on a closing price of $0.05 (CAD$0.07) on June 30, 2017 and presuming all options are exercised.

Outstanding Stock Appreciation Rights Grants

The Company had no stock appreciation rights as of June 30, 2017.

Outstanding Stock Awards at Year End

There were no outstanding stock awards as at June 30, 2017.

Options Exercises and Stocks Vested

No options were exercised and no stocks issued with a vesting period vested during the year ended June 30, 2017.

Grants of Plan-Based Awards

There were no grants of plan-based awards to a named executive officer during the year ended June 30, 2017.

Non-Qualified Deferred Compensation

The Company had no formalized deferred compensation plan as of June 30, 2017.

Other Compensation and Awards

The Company had arrangements in place relating to the termination of employees or NEOs as of June 30, 2017:

●

The Company has an employment agreement with Mr. Scherba, who receives a salary of CAD$20,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

On October 23, 2015, Mr. Johnson became the Chief Financial Officer. The Company has a management company agreement with Mr. Johnson, who receives consulting fees of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Borley, who receives consulting fees of USD$16,400 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

●

The Company has a management company agreement with Mr. Nykoliation, who receives a salary of CAD$15,000 per month. He is eligible to receive specific bonuses linked to achieving company milestones. His contract has an 18-month termination notice, which increases to 36 months if within 12 months of a change of control the Company gives notice of its intention to terminate or a triggering event occurs and he elects to terminate.

Long-Term Incentive Plan Awards Table

There Company had no Long-Term Incentive Plans in place as of June 30, 2017.

Pension Benefits

The Company had no pension or retirement plans as of June 30, 2017.

Compensation of Directors

The following table summarizes compensation paid to or earned by our directors who are not Named Executive Officers for their service as directors of our company during the fiscal year ended June 30, 2017.

Name and Principal Position	Salary & Consulting Fees ($)(1)	Bonus ($)	Option Awards ($)(2)	Stock Awards ($)	Non- Equity Incentive Plans ($)	Change in Pension Value & Non-Qualified Deferred Compensation ($)	Other Compensation & Severance ($)	Total ($)
John Sanderson, Chairman (A)	13,475	0	90,240	0	0	0	0	103,715
Quentin Yarie, Director (B)	5,775	0	82,720	0	0	0	0	88,495
Dean Comand, Director (C)	9,625	0	82,720	0	0	0	0	92,345
Dalton Larson, Director (D)	12,191	0	86,480	0	0	0	0	98,671

(A)	Mr. Sanderson receives chairman fees of CAD$3,500 per month.
(B)	Mr. Yarie receives director fees of CAD$2,500 per month.
(C)	Mr. Comand receives director fees of CAD$2,500 per month.
(D)	Mr. Larson receives director fees of CAD$2,500 per month plus committee chair fees of $667 per month.

(1)	These amounts include salary and/or consulting fees paid during the year. No bonuses have been paid.
(2)

These values represent the calculated Black-Scholes theoretical value of granted options. It is important to note that these granted options may or may not ever be exercised. Whether granted options are exercised or not will be based primarily, but not singularly, on the Company’s future stock price and whether the granted options become “in-the-money”. If these granted options are unexercised and expire, the cash value or benefit to the above noted individuals is $nil.

Outstanding stock options granted to directors who are not Named Executive Officers as at June 30, 2017 are as follows:

Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- Exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Value Realized if Exercised ($)(1)	Option Expiration Date
John Sanderson,	100,000	0	0	0.21	0	February 27, 2018
Chairman	25,000	0	0	0.11	0	July 9, 2018
	50,000	0	0	0.15	0	July 19, 2018
	400,000	0	0	0.18	0	January 10, 2019
	200,000	0	0	0.15	0	July 3, 2019
	350,000	0	0	0.20	0	February 26, 2020
	850,000	0	0	0.056	0	December 22, 2020
	2,400,000	0	0	0.066	0	June 9, 2022
Quentin Yarie,	300,000	0	0	0.21	0	February 27, 2018
Director	100,000	0	0	0.11	0	July 9, 2018
	50,000	0	0	0.15	0	July 19, 2018
	425,000	0	0	0.18	0	January 10, 2019
	250,000	0	0	0.15	0	July 3, 2019
	350,000	0	0	0.20	0	February 26, 2020
	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Dean Comand,	400,000	0	0	0.20	0	February 26, 2020
Director	750,000	0	0	0.056	0	December 22, 2020
	2,200,000	0	0	0.066	0	June 9, 2022
Dalton Larson,	200,000	0	0	0.20	0	February 26, 2020
Director	750,000	0	0	0.056	0	December 22, 2020
	2,300,000	0	0	0.066	0	June 9, 2022

(1)	Based on a closing price of $0.05 (CAD$0.07) on June 30, 2017 and presuming all options are exercised.

ITEM 12. – SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common shares as of September 27, 2017, by: (i) each person who is known by the Company to own beneficially more than 5% of our common shares; (ii) each current director of the Company; (iii) each current Named Executive Officers; and (iv) all directors and Named Executive Officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of stock options that are immediately exercisable or exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The Company believes that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

The “Number of Common Shares Beneficially Owned” is the sum of common shares outstanding (460,995,711) plus the common share purchase warrants exerciseable within 60 days by that beneficial owner and the common stock purchase options entitled to be exercised within 60 days by that beneficial owner.

Name, Principal Position and Address	Common Shares Owned (#)	Common Share Purchase Warrants (#)	Common Share Stock Purchase Options (#)	Number of Common Shares Beneficially Owned (#)	Percentage of Common Shares Beneficially Owned (%)
Goodman & Company, Investment Counsel Inc.,(3) 2100-1 Adelaide Street East, Ontario, Canada	45,714,286	0	-	45,714,286	9.92%
VR Capital Group Ltd., (4) Dubai International Financial Centre, Gate Village 4, Suite 402, Dubai, UAE	28,991,713	11,042,000(1)	-	40,033,713	8.5%
JP Morgan Chase & Co., (5) 270 Park Avenue, New York, NY 10017	33,428,200	-	-	33,428,200	7.0%
Craig Scherba, CEO, President & Director 1480 Willowdown Road, Oakville, ON, Canada	600,000	-	5,500,000	6,100,000	1.3%
Marc Johnson, CFO 59 East Liberty Street, Toronto, ON, Canada	85,000	-	2,950,000	3,035,000	0.7%
Brent Nykoliation, SVP Corporate Development 161 Fallingbrook Road, Toronto, ON, Canada	736,860	-	5,150,000	5,886,860	1.3%
John Sanderson, Chairman of the Board & Director 1721-27th Street, West Vancouver, BC, Canada	75,000	-	4,375,000	4,450,000	1.0%
Robin Borley, SVP Mine Development & Director Waterfall Country Estate, Gauteng, South Africa	2,787,857	2,787,857(2)	3,675,000	9,250,714	2.0%
Quentin Yarie, Director 196 McAllister Road, North York, ON, Canada	825,000	-	4,425,000	5,250,000	1.1%
Dean Comand, Director 131 Garden Avenue, Ancaster, ON, Canada	-	-	3,350,000	3,350,000	0.7%
Dalton Larson, Director 3629 Canterbury Drive, Surrey, BC , Canada	1,000,000	-	3,250,000	4,250,000	0.9%
All Directors and Named Executive Officers as a group	6,109,717	2,787,857	33,870,000	42,767,574	8.6%

(1)	These warrants expire May 4, 2018 and have an exercise price of $0.14.
(2)	These warrants expire April 11, 2018 and have an exercise price of $0.11.
(3)	Based on the Schedule 13G/A filed on March 7, 2017. The control person is Brett Whalen, Vice President and Portfolio Manager.
(4)

Based on the Schedule 13G/A filed on February 14, 2017 on behalf of (i) VR Global Partners, L.P. (the “Fund”), a Cayman Islands exempted limited partnership, (ii) VR Advisory Services Ltd (“VR”), a Cayman Islands exempted company, as the general partner of the Fund, (iii) VR Capital Participation Ltd. (“VRCP”), a Cayman Islands exempted company, as the sole shareholder of VR, (iv) VR Capital Group Ltd. (“VRCG”), a Cayman Islands exempted company, as the sole shareholder of VRCP, (v) VR Capital Holdings Ltd. (“VRCH”), a Cayman Islands exempted company, as the sole shareholder of VRCG and (vi) Richard Deitz, the principal of VR, VRCP, VRCG, VRCH. All shares of Common Stock are held by the Fund and VRCG.

(5)

Based on the Schedule 13G/A filed on January 18, 2017 by JP Morgan Chase & Co. for itself and its wholly-owned subsidiary, JPMorgan Asset Management (UK) Limited. The control person is Neil Gregson, Portfolio Manager, Natural Resources Fund, J.P. Morgan Asset Management.

The following table sets forth information as of June 30, 2017 for: (i) all compensation plans previously approved by the Company's security holders and (ii) all compensation plans not previously approved by the Company's security holders. Options reported below were issued under the Company's Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	44,470,000	$0.11	1,530,000
Equity compensation plans not approved by security holders	--	--	--
Total	44,470,000	$0.11	1,530,000

Changes in Control

We are not aware of any arrangements that may result in a change in control of the Company.

ITEM 13. - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as noted under the section “Compensation of Executives” and below, none of the following parties has any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction with us that has or will materially affect us: (1) any of our directors or officers; (2) any person proposed as a nominee for election as a director; (3) any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; (4) any of our promoters; and (5) any relative or spouse of any of the foregoing persons who has the same house as such person.

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making operating and financial decisions. Parties are also related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the exchange amount.

The following related party transactions occurred during the year ended June 30, 2017:

a)

The Company incurred $639,190 in mineral exploration expense and professional and consulting fees incurred directly to directors and officers or companies under their control (June 30, 2016: $556,982).

b)	The Company incurred $nil in severance costs paid or accrued directly to former officers (June 30, 2016: $125,047).
c)	The Company incurred $nil in general and administrative costs (June 30, 2016: $68,293) from a public company related by common management, Red Pine Exploration Inc. (TSX.V: “RPX”).
d)

The Company granted 18,100,000 stock options to directors and officers of the Company (June 30, 2016: 7,900,000 common stock purchase options issued to directors and officers). These stock options were valued at $680,560 using the Black-Scholes option pricing model and are included in stock-based compensation (June 30, 2016: $308,092).

The following related party transactions balances existed as of June 30, 2017:

a)	The accounts payable balance for payroll, management and consulting fees owed to directors and officers or companies under their control was $16,400 at the end of the period (June 30, 2016: $42,000).
b)	The prepaid payroll balance for payroll expenditures paid to officers was $29,746 at the end of the period (June 30, 2016: $nil).

The following related party transactions occurred during the year ended June 30, 2016:

a)

The Company incurred $68,293 in general and administrative costs (June 30, 2015: $98,595) from a public company related by common management, Red Pine Exploration Inc. (TSX.V: "RPX"). During the year the Company forgave the $68,293 in general and administrative costs as a result of a cost settlement agreement between the Companies. The accounts payable balance for general and administrative costs due to RPX was $nil at the end of the year (June 30, 2015: $24,048).

b)

The Company incurred $556,982 in mineral exploration, management and consulting fees paid or accrued directly to directors and officers or to companies under their control (June 30, 2015: $629,204). The accounts payable balance for these expenditures was $42,000 at the end of the year (June 30, 2015: $nil).

c)	The Company incurred $125,047 in severance costs paid or accrued directly to former officers. The accounts payable balance for these costs was $34,010 at the end of the year (June 30, 2015: $46,292).
d)

The Company incurred $nil in mineral exploration from a mining and engineering firm for which one of the Company’s Director services as a senior officer and director (June 30, 2015: $1,927,797), which is included in mineral exploration expenses.

e)

The Company granted 7,900,000 common stock purchase options to directors and officers of the Company (June 30, 2015: 6,680,000). These common stock purchase options were valued at $308,092 using the Black-Scholes option pricing model (June 30, 2015: $438,035), which is included in stock-based compensation.

f)

The Company received a principal repayment of $76,450 (June 30, 2015: $nil) during the year from MacDonald Mines Exploration Ltd. (TSXV: BMK), a company related by way of common management, for an outstanding loan.

ITEM 14. - PRINCIPAL ACCOUNTING FEES AND SERVICES

The Board considers that the work done in the year ended June 30, 2017 by our company’s external auditors, MNP LLP is compatible with maintaining MNP LLP.  All of the work expended by MNP LLP on our June 30, 2017 audit was attributed to work performed by MNP LLP’s full-time, permanent employees. The Audit Committee reviews and must approve all engagement agreements with external auditors.  During the year ended June 30, 2017, the Audit Committee pre-approved all of the fees invoiced by MNP LLP.

Audit Fees: The aggregate fees, including expenses, billed by the Company’s auditor in connection with the audit of our financial statements for the most recent fiscal year and for the review of our financial information included in our Annual Report on Form 10-K and our quarterly reports on Form 10-Q during the fiscal year ending June 30, 2017 was CAD$47,800 (June 30, 2016: CAD$81,855).

Audit-Related Fees: The aggregate fees, including expenses, billed by the Company’s auditor for services reasonably related to the audit for the year ended June 30, 2017 were $nil (June 30, 2016: $nil).

Tax Fees:  The aggregate fees, including expenses, billed for all other services rendered to the Company by its auditor during year ended June 30, 2017 was CAD$5,885 (June 30, 2016: CAD$22,898).

All Other Fees:  The aggregate fees, including expenses, billed for all other services rendered to the Company by its auditor during year ended June 30, 2017 was CAD$nil (June 30, 2016: CAD$nil).

ITEM 15. – EXHIBITS

Exhibit Number & Description

3.1

Articles of Incorporation of Energizer Resources Inc. (now known as NextSource Materials Inc.) (Incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1/A filed on July 29, 2015)

3.2	Amendment to Articles of Incorporation of NextSource Materials Inc. (Incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K as filed with the SEC on April 24, 2017)
3.3	Third Amended and Restated By-Laws of NextSource Materials Inc. (Incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K as filed with the SEC on April 24, 2017)

4.1

Amended and Restated 2006 Stock Option Plan of NextSource Materials, Inc. (as of February 2009) (Incorporated by reference to Exhibit 4.1 to the registrant's Form S-8 registration statement as filed with the SEC on February 19, 2010)

4.2.	Amended and Restated Stock Option Plan of NextSource Materials, Inc. (Incorporated by reference to the registrant’s current report on Form 8-K as filed with the SEC on October 16, 2013)
4.3	Stock Option Plan of NextSource Materials, Inc. (Incorporated by reference to Appendix B to Schedule 14A as filed with the SEC on November 14, 2016)
4.4	Form of Warrant relating to private placement completed during October 2015 (Filed herein).
4.5	Form of Warrant relating to private placement completed during July 2015 (Filed herein).
4.6	Form of Warrant relating to private placement completed during February 2016 (Filed herein).
4.7	Form of Warrant relating to private placement completed during April 2016 (Filed herein).
4.8	Form of Warrant relating to private placement completed during June 2014 (Filed herein).

10.1

Sale and Purchase Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014 (Incorporated by reference to Exhibit 10.8 to the registrant’s Form 10-Q as filed on May 14, 2014).

10.2

ERG Project Minerals Rights Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014 (Incorporated by reference to Exhibit 10.9 to the registrant’s Form 10-Q as filed on May 14, 2014).

10.3

Green Giant Project Joint Venture Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014 (Incorporated by reference to Exhibit 10.9 to the registrant’s Form 10-Q as filed on May 14, 2014).

10.4	Employment Agreement with Craig Scherba (Filed herein).
10.5	Employment Agreement with Brent Nykoliation (Filed herein).
10.6	Management Consulting Agreement with Marc Johnson (Filed herein).
10.7	Management Consulting Agreement with Robin Borley (Filed herein).

21	Subsidiaries of the Registrant (Filed herein)

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act. (Filed herein)
31.2	Certification of Principal Financial & Accounting Officer Pursuant to Section 302 of the Sarbanes-Oxley Act. (Filed herein)
32.1	Certification of Chief Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act. (Filed herein)
32.2	Certification of Chief Accounting Officer Pursuant to Section 906 of the Sarbanes-Oxley Act. (Filed herein)

101.INS XBRL Instance Document

101.SCH XBRL Taxonomy Extension Schema Document

101.CAL XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF XBRL Taxonomy Extension Definition Linkbase Document

101.LAB XBRL Taxonomy Extension Label Linkbase Document

101.PRE XBRL Taxonomy Extension Presentation Linkbase Document

ITEM 16. -       FORM 10-K SUMMARY

None

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC website at http://www.sec.gov. The public may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. We maintain a website at http://www.NextSourceMaterials.com, (which website is expressly not incorporated by reference into this filing). Information contained on our website is not part of this report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEXTSOURCE MATERIALS INC.

Dated: September 27, 2017

 By:        /s/ Craig Scherba

Name: Craig Scherba

Title: Chief Executive Officer and Director

Dated: September 27, 2017

By:         /s/ Marc Johnson

Name: Marc Johnson

Title: Chief Financial Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.

By:         /s/ Craig Scherba

Name:  Craig Scherba

Title:  Chief Executive Officer, Director

Dated: September 27, 2017

By:         /s/ John Sanderson

Name:  John Sanderson

Title:  Chairman of the Board, Director

Dated: September 27, 2017

By:         /s/ Marc Johnson

Name:  Marc Johnson

Title:  Chief Financial Officer (Principal Accounting Officer)

Dated: September 27, 2017

By:         /s/ Robin Borley

Name:  Robin Borley

Title:  SVP, Mine Development, Director

Dated: September 27, 2017

By:         /s/ Quentin Yarie

Name:  Quentin Yarie

Title:  Director

Dated: September 27, 2017

By:         /s/ Dean Comand

Name:  Dean Comand

Title:  Director

Dated: September 27, 2017

By:         /s/ Dalton Larson

Name:  Dalton Larson

Title:  Director

Dated: September 27, 2017

NEXTSOURCE MATERIALS INC.

(An Exploration Stage Company)

Consolidated financial statements

For the years ended June 30, 2017 and 2016

(Expressed in US Dollars)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of NextSource Materials Inc.

We have audited the accompanying consolidated balance sheets of NextSource Materials Inc. as of June 30, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, shareholders' equity (deficiency), and cash flows for the years then ended. NextSource Materials Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. NextSource Materials Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of NextSource Materials Inc.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NextSource Materials Inc. as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company has experienced negative cash flows from operations since inception and has accumulated a significant deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mississauga, Canada September 27, 2017	Chartered Professional Accountants Licensed Public Accountants

NextSource Materials Inc.

Consolidated Balance Sheets

(Expressed in US Dollars)

	June 30, 2017	June 30, 2016
Assets

Current Assets:
Cash and cash equivalents (note 12)	$1,964,948	$544,813
Amounts receivable	39,441	13,955
Prepaid expenses (note 6)	39,096	11,545
Total current assets	2,043,485	570,313

Equipment (note 4)	27,805	21,911

Total Assets	$2,071,290	$592,224

Liabilities and Stockholders' Equity

Liabilities

Current Liabilities:
Accounts payable (note 6)	$159,147	$215,391
Accrued liabilities	68,241	24,743
Contingency provision (note 13)	182,883	182,742
Warrant liability (note 10)	-	111,049

Total Liabilities	$410,271	$533,925

Stockholders' Equity

Common stock	460,996	364,932
650,000,000 shares authorized, $0.001 par value, 460,995,711 issued and outstanding (June 30, 2016: 364,931,425) (note 7)

Additional paid-in capital (note 7)	99,160,128	93,654,114
Accumulated deficit	(97,960,105)	(93,960,747)

Total Stockholders' Equity	1,661,019	58,299

Total Liabilities and Stockholders' Equity	$2,071,290	$592,224

The accompanying notes are an integral part of these consolidated financial statements.

Nature of Operations and Going Concern (note 1)

Mineral Properties (note 5)

NextSource Materials Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in US Dollars)

	Year ended June 30, 2017	Year ended June 30, 2016

Revenues	$-	$-

Expenses

Mineral exploration expense (notes 5, 6 and 12)	1,839,659	812,477
Professional and consulting fees (note 6)	770,397	811,704
Stock-based compensation (note 6)	794,864	331,491
General and administrative (note 6)	458,780	279,097
Depreciation (note 4)	21,911	56,602
Interest	-	11,371
Foreign currency translation loss	93,476	106,036

Total Expenses	3,979,087	2,408,778

Net Loss From Operations	(3,979,087)	(2,408,778)

Other Income (Expenses)

Investment income	-	623
Gain on legal settlement	-	59,556
Loss on sale of marketable securities	-	(18,916)
Change in value of warrant liability (note 10)	111,049	733,802
Part XII.6 taxes (note 13)	(131,320)	-

Net Loss	(3,999,358)	(1,633,713)

Realized gain from marketable securities	-	4,323

Comprehensive Loss	$(3,999,358)	$(1,629,390)

Loss per share – basic and diluted	$(0.01)	$(0.00)
Weighted average shares outstanding – basic and diluted (note 11)	448,187,140	343,243,652

The accompanying notes are an integral part of these consolidated financial statements.

NextSource Materials Inc.

Consolidated Statements of Cash Flows

(Expressed in US Dollars)

	Year ended June 30, 2017	Year ended June 30, 2016

Operating Activities

Net Loss	$(3,999,358)	$(1,633,713)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	21,911	56,602
Change in value of warrant derivative liability	(111,049)	(733,802)
Stock-based compensation	794,864	331,491
Loss on sale of marketable securities	-	8,068

Change in non-cash working capital:
Amounts receivable and prepaid expenses	(53,037)	40,016
Accounts payable and accrued liabilities	(12,746)	(139,398)
Contingency provision	141	(7,345)

Net cash used in operating activities	(3,359,274)	(2,078,081)

Investing Activities

Loan to related party	-	76,450
Proceeds from sale of securities	-	3,870
Equipment Purchases	(27,805)	-

Net cash (used in) provided by investing activities	(27,805)	80,320

Financing Activities

Proceeds from issuance of common stock	5,177,885	1,815,013
Common stock issue costs	(370,671)	(51,557)

Net cash provided by financing activities	4,807,214	1,763,456

Net increase (decrease) in cash and cash equivalents	1,420,135	(234,305)
Cash and cash equivalents - beginning of year	544,813	779,118
Cash and cash equivalents - end of year	$1,964,948	$544,813

Supplemental Disclosures:
Interest Received	$-	$11,371

The accompanying notes are an integral part of these consolidated financial statements.

NextSource Materials Inc.

Consolidated Statement of Shareholder’s Equity (Deficiency)

(Expressed in US Dollars)

	Shares #	Common Stock $	Additional Paid-In Capital $	Accumulated Comprehensive Income (Loss) $	Accumulated Deficit $	Total $

Balance - June 30, 2015	309,384,670	309,385	91,614,714	(4,323)	(92,327,034)	(407,258)

Conversion of Special Warrants into common shares	20,550,998	20,551	(20,551)	-	-	-
Private placement of common shares subscribed	14,200,000	14,200	516,473	-	-	530,673
Private placement of common shares subscribed	6,437,900	6,438	322,539	-	-	328,977
Private placement of common shares subscribed	3,207,857	3,208	169,425	-	-	172,633
Private placement of common shares subscribed	11,150,000	11,150	771,580	-	-	782,730
Cost of issue of private placement of common shares subscribed	-	-	(51,557)	-	-	(51,557)
Stock-based compensation	-	-	331,491	-	-	331,491
Loss on marketable securities	-	-	-	(3,745)	-	(3,745)
Reclassified loss to profit or loss	-	-	-	8,068	-	8,068
Net loss for the year	-	-	-	-	(1,633,713)	(1,633,713)

Balance - June 30, 2016	364,931,425	364,932	93,654,114	-	(93,960,747)	58,299

Private placement of common shares subscribed	96,064,286	96,064	5,081,821	-	-	5,177,885
Cost of issue of private placement of common shares subscribed	-	-	(370,671)	-	-	(370,671)
Stock-based compensation	-	-	794,864	-	-	794,864
Net loss for the year	-	-	-	-	(3,999,358)	(3,999,358)

Balance - June 30, 2017	460,995,711	460,996	99,160,128	-	(97,960,105)	1,661,019

The accompanying notes are an integral part of these consolidated financial statements.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

1.      Nature of Operations and Going Concern

NextSource Materials Inc. (f/k/a/ Energizer Resources, Inc.) (the "Company") is incorporated in the State of Minnesota, USA and has a fiscal year end of June 30. The Company's principal business is the acquisition, exploration and development of mineral resources. The Company has yet to generate revenue from mining operations or pay dividends and is unlikely to do so in the immediate or foreseeable future.

During fiscal 2008, the Company incorporated Energizer (Mauritius) Ltd. (“ERMAU”), a Mauritius subsidiary, and Energizer Madagascar Sarl. (“ERMAD”), a Madagascar subsidiary of ERMAU. During fiscal 2009, the Company incorporated THB Ventures Ltd. (“THB”), a Mauritius subsidiary of ERMAU, and Energizer Minerals Sarl. (“ERMIN”), a Madagascar subsidiary of THB, which holds the 100% ownership interest of the Green Giant Property in Madagascar (see note 5). During fiscal 2012, the Company incorporated Madagascar-ERG Joint Venture (Mauritius) Ltd. (“ERGJVM”), a Mauritius subsidiary of ERMAU, and ERG (Madagascar) Sarl. (“ERGMAD”), a Madagascar subsidiary of ERGJVM, which holds the Malagasy Joint Venture Ground (see note 5). During fiscal 2014, the Company incorporated 2391938 Ontario Inc., an Ontario, Canada subsidiary.

As of June 30, 2017, the Company had accumulated losses of $97,960,105 (June 30, 2016: $93,960,747), recurring loss and negative operating cash flows, and as such, there is substantial doubt regarding the Company's ability to continue as a going concern.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity or debt financing to continue operations, the Company's ability to attract joint venture partners and off-take contracts and the attainment of profitable operations. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

2.     Significant Accounting Policies

Principals of Consolidation and Basis of Presentation

These consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). These consolidated financial statements include the accounts of NextSource Materials Inc. and its wholly-owned subsidiaries, Energizer (Mauritius) Ltd., THB Ventures Ltd., Energizer Madagascar Sarl, Energizer Minerals Sarl, Madagascar-ERG Joint Venture (Mauritius) Ltd., ERG (Madagascar) Sarl and 2391938 Ontario Inc.

All inter-company balances and transactions have been eliminated on consolidation.

Use of Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these consolidated financial statements and the reported amounts of revenues and expenses during the year. On an ongoing basis, management evaluates its judgments and estimates in relation to assets, liabilities, revenue and expenses. Management uses past experience and other factors as the basis for its judgments and estimates. Actual results may differ from those estimates. The impacts of estimates are pervasive throughout these consolidated financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects current and future periods. Areas where significant estimates and assumptions are used include: the binomial valuation of the warrant liability, the Black-Scholes valuation of warrants and stock options, the valuation recorded for future income taxes and the assumption that the Company will receive title to the properties after the Madagascar political situation stabilizes.

Cash and Cash Equivalents

Cash and cash equivalents include money market investments that are readily convertible to known amounts of cash and have an original maturity of less than or equal to 90 days. Included in cash and cash equivalents are term deposits and GICs that are held as security against the company’s credit cards in the amount of $70,131.

Marketable Securities

The Company classifies and accounts for debt and equity securities in accordance with ASC Topic 320, Accounting for Certain Investments in Debt and Equity Securities. The Company has classified all of its marketable securities as available for sale, thus securities are recorded at fair market value and any associated unrealized gain or loss, net of tax, are included as a separate component of stockholders’ equity, titled accumulated comprehensive loss. When an unrealized loss is classified as being other than temporary, it is expensed within the consolidated statement of operations and comprehensive loss.

Equipment

Equipment is recorded at cost, less accumulated depreciation, and consists of exploration equipment. Depreciation is computed on a straight-line basis over 3 years, which coincides with its estimated useful life.

Mineral Property Costs

Mineral property acquisition and exploration costs are expensed as incurred. The Company has not yet realized any revenues from its mineral operations. When it has been determined that a mineral property can be economically developed as a result of establishing probable and proven reserves, the costs then incurred to develop such property will be capitalized. Such costs will be amortized using the units of production method over the estimated life of the probable reserve. If properties are abandoned or the carrying value is determined to be in excess of possible future recoverable amounts the Company will write off the appropriate amount.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

2.     Significant Accounting Policies (Continued)

Warrant Liability

The Company accounts for its derivative instruments not indexed to its stock as either assets or liabilities and carries them at fair value. Derivatives that are not defined as hedges must be adjusted to fair value through earnings. The Company has issued stock purchase warrants with exercise prices denominated in a currency other than its functional currency of U.S. dollars. As a result, these warrants were no longer considered to be solely indexed to the Company's common stock. Therefore, these warrants are classified as liabilities under the caption "warrant liability" and recorded at estimated fair value at each reporting date, computed using the Binomial valuation method. Changes in the liability from period to period are recorded in the statements of operations under the caption "change in value of warrant liability". The Company records the change in fair value of the warrant liability as a component of other income and expense on the statement of operations as it is believed the amounts recorded relate to financing activities and not as a result of our operations.

Comprehensive Income / (Loss)

ASC Topic 220, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income, its components and accumulated balances.

Foreign Currency Translation

The Company's functional and reporting currency is United States Dollars.  The functional and reporting currency of the Mauritius subsidiaries is United States Dollars.  The functional and reporting currency of the Madagascar subsidiaries is Madagascar Ariary.  Monetary assets and liabilities denominated in foreign currencies are translated in accordance with ASC Topic 830, "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the consolidated statements of operations and comprehensive loss.

Long Lived Assets

In accordance with ASC Topic 360, "Accounting for Impairment or Disposal of Long Lived Assets", the carrying value of intangible assets and other long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Basic and Diluted Net Income / (Loss) Per Share

The Company computes net earnings / (loss) per share in accordance with ASC Topic 260, "Earnings per Share". ASC Topic 260 requires presentation of basic and diluted earnings per share ("EPS") on the consolidated statement of operations and comprehensive loss. Basic EPS is computed by dividing net income / (loss) (numerator) by the weighted average number of shares outstanding (denominator) during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year using the treasury stock method and the "if converted" method for convertible instruments. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Diluted EPS and the weighted average number of common shares exclude all dilutive potential shares since their effect is anti-dilutive.

Stock-Based Compensation

The Company has a Stock Option Plan (see Note 8). All stock based awards granted are accounted for using the fair value based method, using the more reliable measure of value of services and Black Scholes pricing model. The fair value of stock options granted is recognized as an expense within the consolidated statements of operations and comprehensive loss and a corresponding increase in additional paid in capital. Any consideration paid by eligible participants on the exercise of stock options is credited to common stock at the par value with the remaining included in additional paid-in capital. The additional paid in capital amount associated with stock options is transferred to common stock upon exercise.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

2.     Significant Accounting Policies (Continued)

Income Taxes

The Company has adopted Topic 740 "Accounting for Income Taxes" which is required to compute tax asset benefits for net operating losses carried forward. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some of all of the deferred tax asset will not be realized. Potential benefits of net operating losses have not been recognized in these consolidated financial statements as the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. Management does not believe unrecognized tax benefits will significantly change within one year of the balance sheet date. Interest and penalties related to income tax matters are recognized in income tax expense. As of June 30, 2017, there was no interest or penalties related to uncertain tax positions.

Asset Retirement Obligations

The operations of the Company are subject to regulations governing the environment, including future site restoration for mineral properties. The Company will recognize the fair value of a liability for an asset retirement obligation in the period in which it is incurred and when a reasonable estimate of fair value can be made. If a reasonable estimate of fair value cannot be made in the period the asset retirement is incurred, the liability is recognized when a reasonable estimate of fair value can be made. The Company has determined that there are no asset retirement obligations or any other environmental obligations currently existing with respect to its mineral properties and therefore no liability has been recognized.

Financial Instruments

The fair value of cash and cash equivalents, accounts payable and accrued liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The Company's exploration operations are in Madagascar and Canada, which result in exposure to market risks from changes in foreign currency rates.  Financial risk is the risk to the Company's operations that arise from movements in foreign exchange rates and the degree of volatility of these rates.

Fair Value of Financial Instruments Hierarchy

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Cash and cash equivalents and marketable securities were in Level 1 within the fair value hierarchy. The three levels are as follows:

●

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 includes marketable securities such as listed equities and U.S. government treasury securities.

●

Level 2 - Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using industry standard models or other valuation methodologies. These models consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, current market and contractual prices for the underlying instruments as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include the warrant liability.

●

Level 3 - Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs. At each balance sheet date, the Company performs an analysis of all instruments subject to ASC Topic 820 and includes in Level 3 all of those whose fair value is based on significant unobservable inputs.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

3.     Recent Accounting Pronouncements Potentially Affecting The Company

The following are recent FASB accounting pronouncements, which may have an impact on the Company's future consolidated financial statements.

●

"Presentation of Financial Statements Going Concern (ASC Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern ("ASU 2014-15") was issued during August 2014. FASB issued guidance on how to account for and disclose going concern risks. This guidance is effective for annual periods beginning after December 15, 2016.

●

“Leases” (ASU 2016-02) was issued during February 2016. This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual and interim periods beginning after December 15, 2018.

●

“Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (ASU 2016-09) was issued in March 2016. This new standard provided guidance for the simplification of several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. This standard is effective for annual periods beginning after December 15, 2016.

●

“Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”) was issued in August 2016. This update addresses several specific cash flow issues with the objective of reducing the existing diversity in practice.

●

“Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting” (ASU 2017-09) was issued in May 2017. This update will provide clarity and reduce both diversity in practice and cost and complexity when applying the guidance in Topic 718, Compensation – Stock Compensation, to a change to the terms or conditions of a share-based payment award. This standard is effective for annual periods beginning after December 15, 2017.

The Company continues to evaluate the impact of ASU 2014-15, ASU 2016-02, ASU 2016-09, ASU 2016-15, and ASU 2017-09 on its consolidated financial statements.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

4.     Equipment

For the year ended June 30, 2017, the Company incurred depreciation expenses totaling $21,911 (June 30, 2016: $56,602) resulting in the full depreciation of the underlying equipment and its derecognition since no future economic benefits are expected from use or disposal.

During the year ended June 30, 2017, the Company acquired metallurgical testing equipment in Madagascar valued at $27,805 (March 31, 2016: $nil) which has not yet been put into use.

	Equipment Cost $	Less: Accumulated Depreciation $	Net Book Value $

Balance June 30, 2015	195,561	117,048	78,513

Depreciation expense	-	56,602	(56,602)

Balance June 30, 2016	195,561	173,650	21,911

Depreciation expense	-	21,911	(21,911)
Derecognition of equipment	(195,561)	(195,561)	-
Acquisition of metallurgical equipment	27,805	-	27,805

Balance June 30, 2017	27,805	-	27,805

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

5.     Mineral Properties

Molo Graphite Property, Southern Madagascar Region, Madagascar

On December 14, 2011, the Company entered into a Definitive Joint Venture Agreement ("JVA") with Malagasy Minerals Limited ("Malagasy"), a public company listed on the Australian Stock Exchange, to acquire a 75% interest in a property package for the exploration and development of industrial minerals, including graphite, vanadium and 25 other minerals. The land position consists of 2,119 permits covering 827.7 square kilometers and is mostly adjacent towards the south and east with the Company's 100% owned Green Giant Property. Pursuant to the JVA, the Company paid $2,261,690 and issued 7,500,000 common shares that were valued at $1,350,000.

On April 16, 2014, the Company signed a Sale and Purchase Agreement and a Mineral Rights Agreement (together “the Agreements”) with Malagasy to acquire the remaining 25% interest. Pursuant to the Agreements, the Company paid $364,480 (CAD$400,000), issued 2,500,000 common shares subject to a 12-month voluntary vesting period that were valued at $325,000 and issued 3,500,000 common share purchase warrants, which were valued at $320,950 using Black-Scholes, with an exercise price of $0.14 and an expiry date of April 15, 2019. On May 20, 2015 and upon completion of a bankable feasibility study (“BFS”) for the Molo Graphite Property, the Company paid $546,000 (CAD$700,000) and issued 1,000,000 common shares, which were valued at $100,000.

Malagasy retains a 1.5% net smelter return royalty ("NSR") on the property. A further cash payment of approximately $720,900 (CAD$1,000,000) will be due within five days of the commencement of commercial production.

The Company also acquired a 100% interest in the industrial mineral rights additional claim blocks covering 10,811 hectares adjoining the east side of the Molo Graphite Property.

The Molo Graphite Project is located within Exploration Permit #3432 ( “PR 3432”) as issued by the Bureau de Cadastre Minier de Madagascar (“BCMM”) pursuant to the Mining Code 1999 (as amended) and its implementing decrees.

The Molo Graphite Project exploration permit PR 3432 is currently held under the name of one of our Madagascar subsidiary ERG Madagascar SARLU. Our Madagascar subsidiaries have paid all taxes and administrative fees to the Madagascar government and its mining ministry with respect to all the mining permits held in country.  These taxes and administrative fee payments have been acknowledged and accepted by the Madagascar government.

We have applied to the BCMM to have the Molo Graphite Project exploration permit converted into an exploitation permit. The exploitation permit is required to advance the Molo Project into the developmental stage.

The Company cannot provide any assurance as to the timing of the receipt of the required permits and licenses.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

Green Giant Property, Southern Madagascar Region, Madagascar

In 2007, the Company entered into a joint venture agreement with Madagascar Minerals and Resources Sarl ("MMR") to acquire a 75% interest in the Green Giant Property. Pursuant to the agreement, the Company paid $765,000 in cash, issued 2,500,000 common shares and issued 1,000,000 common share purchase warrants, which have now expired.

On July 9, 2009, the Company acquired the remaining 25% interest by paying $100,000. MMR retains a 2% NSR. The first 1% NSR can be acquired at the Company's option by paying $500,000 in cash or common shares and the second 1% NSR can be acquired at the Company’s option by paying $1,000,000 in cash or common shares.

On April 16, 2014, the Company signed a Joint Venture Agreement with Malagasy, whereby Malagasy acquired a 75% interest in non-industrial minerals on the Company's 100% owned Green Giant Property. On May 21, 2015, Malagasy terminated the Joint Venture Agreement, which as a result, the Company reverted to its original 100% interest in all minerals on the property.

Sagar Property, Labrador Trough Region, Quebec, Canada

In 2006, the Company purchased from Virginia Mines Inc. ("Virginia") a 100% interest in 369 claims located in northern Quebec, Canada. Virginia retains a 2% net smelter return royalty ("NSR") on certain claims within the property. Other unrelated parties also retain a 1% NSR and a 0.5% NSR on certain claims within the property, of which half of the 1% NSR can be acquired by the Company by paying $200,000 and half of the 0.5% NSR can be acquired by the Company by paying $100,000.

On February 28, 2014, the Company signed an agreement to sell a 35% interest in the Sagar property to Honey Badger Exploration Inc. (“Honey Badger”), a public company that is a related party through common management. The terms of the agreement were subsequently amended on July 31, 2014 and again on May 8, 2015. To earn the 35% interest, Honey Badger was required to complete a payment of $36,045 (CAD$50,000) by December 31, 2015, incur exploration expenditures of $360,450 (CAD$500,000) by December 31, 2016 and issue 20,000,000 common shares to the Company by December 31, 2015. Honey Badger did not complete the earn-in requirements by December 31, 2015 resulting in the termination of the option agreement.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

6.     Related Party Transactions and Balances

The Company had related party transactions during the period. Parties are related if one party has the direct or indirect ability to control or exercise significant influence over the other party in making operating and financial decisions. Parties are also related if they are subject to common control or common significant influence. Related parties include corporate entities, members of the Board of Directors and certain key management as well as companies controlled by these individuals.

A transaction is considered to be a related party transaction when there is a transfer of economic resources or financial obligations between related parties. Related party transactions that are in the normal course of business and have commercial substance are measured at the fair value.

The following related party transactions occurred during the year ended June 30, 2017:

a)

The Company incurred $639,190 in mineral exploration expense and professional and consulting fees incurred directly to directors and officers or companies under their control (June 30, 2016: $556,982).

b)	The Company incurred $nil in severance costs paid or accrued directly to former officers (June 30, 2016: $125,047).
c)	The Company incurred $nil in general and administrative costs (June 30, 2016: $68,293) from a public company related by common management, Red Pine Exploration Inc. (TSX.V: “RPX”).
d)

The Company granted 18,100,000 stock options to directors and officers of the Company (June 30, 2016: 7,900,000 common stock purchase options issued to directors and officers). These stock options were valued at $680,560 using the Black-Scholes option pricing model and are included in stock-based compensation (June 30, 2016: $308,092).

The following related party transactions balances existed as of June 30, 2017:

a)	The accounts payable balance for payroll, management and consulting fees owed to directors and officers or companies under their control was $16,400 at the end of the year (June 30, 2016: $42,000).
b)	The prepaid payroll balance for payroll expenditures paid to officers was $29,746 at the end of the year (June 30, 2016: $nil).

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

7.     Common Stock and Additional Paid-in Capital

The authorized share capital of the Company is 650,000,000 shares with a $0.001 par value. As of June 30, 2017, the Company had 460,995,711 common shares issued and outstanding (June 30, 2016: 364,931,425).

The Company issued the following common shares during the year ended June 30, 2017:

(a)

On August 18, 2016, the Company closed a non-brokered private placement offering of 96,064,286 common shares at a price of $0.05 (CAD$0.07) for aggregate gross proceeds of $5,177,885 (CAD$6,724,500). The share issue costs totaled $370,671 for this issuance.

The Company issued the following common shares during the year ended June 30, 2016:

(a)

On July 31, 2015, a total of 20,550,998 special common share purchase warrants with no exercise price were converted into one common share and one half one common share purchase warrants with an exercise price of $0.14 and an expiry date of May 4, 2018 (see also note 9). As a result, a total of 20,550,998 common shares and 10,275,499 common share purchase warrants were issued.

(b)

On October 7, 2015, the Company closed a private placement offering of 14,200,000 units (the “Units”) at a price of $0.04 (CAD$0.05) per unit, representing aggregate gross proceeds of $530,673 (CAD$710,000). Each Unit consisted of one common share of the Company and one half of one common share purchase warrant (each whole common share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one common share at a price of $0.07 per common share until October 6, 2017.

(c)

On February 4, 2016, the Company closed a private placement offering of 6,437,900 units (the “Units”) at a price of $0.05 (CAD$0.07) per unit, representing aggregate gross proceeds of $328,977 (CAD$450,653). Each Unit consisted of one common share of the Company and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder to purchase one common share at a price of $0.11 per common share until February 4, 2018.

(d)

On April 11, 2016, the Company closed a private placement offering of 3,207,857 units (the “Units”) at a price of $0.05 (CAD$0.07) per unit, representing aggregate gross proceeds of $172,633 (CAD$224,550). Each Unit consisted of one common share of the Company and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder to purchase one common share at a price of $0.11 per common share until April 11, 2018.

(e)	On May 17, 2016, the Company closed a private placement offering of 11,150,000 common shares at a price of $0.07 (CAD$0.09) for aggregate gross proceeds of $782,730 (CAD$1,003,500).

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

8.     Stock Options

The Company’s stock option plan is restricted to a maximum of 46,000,000 stock options.

As of June 30, 2017, there were 44,470,000 options outstanding (June 30, 2016: 41,965,000) with a weighted average exercise price of $0.11 and an expiration of 3.5 years.  All the stock options vested on their grant date.

The following is a schedule of the Company’s outstanding common stock purchase options for the year ending June 30, 2017:

Grant Date	Expiration Date	Exercise Price	Balance Outstanding June 30, 2016	Balance Outstanding June 30, 2017
July 1, 2011	July 1, 2016	$0.30	3,300,000	-
July 12, 2012	July 13, 2016	$0.29	1,650,000	-
October 24, 2011	October 24, 2016	$0.20	1,640,000	-
December 1, 2011	December 1, 2016	$0.21	1,785,000	-
March 7, 2012	March 4, 2017	$0.28	4,900,000	-
May 23, 2012	May 23, 2017	$0.23	180,000	-
February 27, 2013	February 27, 2018	$0.21	4,900,000	3,725,000
July 9, 2013	July 9, 2018	$0.11	1,080,000	880,000
September 19, 2013	July 19, 2018	$0.15	675,000	450,000
October 9, 2013	October 9, 2018	$0.13	250,000	-
January 10, 2014	January 10, 2019	$0.18	4,400,000	3,775,000
July 3, 2014	July 3, 2019	$0.15	4,275,000	2,750,000
February 26, 2015	February 26, 2020	$0.20	4,430,000	4,100,000
December 22, 2015	December 22, 2020	$0.06	8,500,000	7,650,000
June 9, 2017	June 9, 2022	$0.07	-	21,140,000
Total Outstanding			41,965,000	44,470,000

The following is a continuity schedule of the Company's outstanding common stock purchase options from prior years:

	Weighted-Average Exercise Price ($)	Number of Stock Options
Outstanding as of June 30, 2015	0.22	35,365,000
Granted	0.06	8,500,000
Exercised	-	-
Expired	0.23	(1,900,000)

Outstanding as of June 30, 2016	0.18	41,965,000
Granted	0.07	21,140,000
Exercised	-	-
Expired	0.23	(18,635,000)

Outstanding as of June 30, 2017	0.11	44,470,000

The Company granted the following stock options during the year ended June 30, 2017:

(a)

On June 9, 2017, the Company issued 21,140,000 stock options at an exercise price of $0.07 and an expiry date of June 9, 2022. The stock options were valued at $794,864 using the Black-Scholes pricing model with the following assumptions: risk free rate – 1.11%; expected volatility – 82%; dividend yield – NIL; and expected life – 5 years. These stock options vested on the grant date.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

The Company granted the following stock options during the year ended June 30, 2016:

(b)

On December 22, 2015, the Company issued 8,500,000 stock options at an exercise price of $0.06 and an expiry date of December 22, 2020. The stock options were valued at $331,491 using the Black-Scholes pricing model with the following assumptions: risk free rate – 0.74%; expected volatility – 91%; dividend yield – NIL; and expected life – 5 years. These stock options vested on the grant date.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

9.     Warrants

As of June 30, 2017, there were 30,521,256 common share purchase warrants outstanding with a weighted average exercise price of $0.11 and an expiration of 0.8 years.

The following is a schedule of the Company’s outstanding common stock purchase warrants for the year ending on June 30, 2017:

Issued Date	Expiration Date	Exercise Price		Balance Outstanding June 30, 2016	Balance Outstanding June 30, 2017
September 26, 2014	September 26, 2016	$0.14		1,928,571	-
November 15, 2012	November 15, 2016	$0.18		2,903,571	-
December 30, 2014	December 30, 2016	$0.12		147,000	-
January 14, 2014	January 14, 2017	$0.14	(a)	29,152,033	-
January 31, 2014	January 31, 2017	$0.14	(a)	590,000	-
October 7, 2015	October 6, 2017	$0.07	(b)	7,100,000	7,100,000
July 31, 2015	May 4, 2018	$0.14	(c)	10,275,499	10,275,499
February 4, 2016	February 4, 2018	$0.11	(d)	6,437,900	6,437,900
April 11, 2016	April 11, 2018	$0.11	(e)	3,207,857	3,207,857
June 23, 2014	April 15, 2019	$0.14		3,500,000	3,500,000
Total Outstanding				65,242,431	30,521,256

(a)	These warrants were issued at a $0.18 CAD exercise price (see Note 10).

The following is the continuity schedule of the Company's common share purchase warrants from prior years:

	Weighted-Average Exercise Price ($)		Number of Warrants
Outstanding as of June 30, 2015	0.10	*	63,618,917
Issued	0.11		27,021,256
Exercised	-		(20,550,998)
Expired	0.12	*	(4,846,744)

Outstanding as of June 30, 2016	0.13	*	65,242,431
Issued	-		-
Exercised	-		-
Expired	0.14	*	(34,721,175)

Outstanding as of June 30, 2017	0.11		30,521,256

* Amount represents the converted USD exercise price

The Company did not issue any common share purchase warrants during the year ended June 30, 2017.

The Company issued the following common share purchase warrants during the year ended June 30, 2016:

(b)	These warrants were issued on October 7, 2015 as part of a private placement (see note 8).
(c)	These warrants were issued on July 31, 2015 as part of the conversion of special common share purchase warrants (see note 8).
(d)	These warrants were issued on February 4, 2016 as part of a private placement (see note 8).
(e)	These warrants were issued on April 11, 2016 as part of a private placement (see note 8).

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

10.     Warrant Liability

The warrants that expired in January 2017 were issued in a currency other than the Company’s functional currency and therefore, in accordance with ASC 815 Derivatives and Hedging, are considered a derivative instrument and recorded on the balance sheet as a warrant liability. The fair value of the warrant liability was estimated on the date of issue and is re-measured at each reporting period using a binomial model until expiration or exercise of the underlying warrants.

For the year ended June 30, 2017, the Company recorded a gain in the fair value of the derivative warrant liability of $111,049 (June 30, 2016: gain of $733,802).

The fair value of the warrant liability was estimated using the following model inputs on the following valuation dates:

	Year-Ended June 30, 2017	Year-Ended June 30, 2016

Exercise price	Nil	$0.14
Risk free rate	Nil	0.50%
Expected volatility	Nil	88%
Expected dividend yield	Nil	Nil
Expected life (in years)	Nil	0.55

Opening balance, derivative warrant liability	$111,049	$844,851
Gain on change in fair value of derivative warrant liability	(111,049)	(733,802)
Ending balance, derivative warrant liability	$-	$111,049

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

11.     Loss Per Share

Basic and diluted loss per share is computed using the weighted average number of common shares outstanding during the reporting period. Diluted loss per share and the weighted average number of shares of common stock excludes all potentially dilutive shares since their effect is anti-dilutive.

As of June 30, 2017, there was a total of 74,991,256 potentially dilutive warrants and stock options outstanding (June 30, 2016: 107,207,431).

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

12.     Segmented Reporting

The Company operates one operating segment, which is the acquisition, exploration and development of mineral resources in Madagascar. No revenue has been generated by any mineral resource properties. Limited amounts of cash and equipment are currently held in Madagascar. Substantially all of the remaining assets are held in Canada. The Company's President and Chief Executive Officer and Chief Financial Officer are the operating decision-makers and direct the allocation of resources to its geographic segments.

The following is the segmented information by geographic region:

Mineral Exploration Expense	Madagascar $	Canada $	Total $
Year ended June 30, 2017	1,763,223	76,436	1,839,659
Year ended June 30, 2016	747,315	65,162	812,477

Cash and Equivalents	Madagascar $	Canada $	Total $
As of June 30, 2017	44,085	1,920,863	1,964,948
As of June 30, 2016	29,239	515,574	544,813

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

13.      Contingency Provision and Legal Settlement

(a)

During fiscal 2014, the Company issued 17,889,215 flow-through shares to eligible Canadian taxpayer subscribers with contractual commitments for the Company to incur $3,812,642 in eligible Canadian Exploration Expenditures (“CEEs”) by December 31, 2014 as per the provision of the Income Tax Act of Canada. The CEEs were renounced as a tax credit to the flow-through share subscribers on December 31, 2013. As at December 31, 2014, the Company had unfulfilled CEE obligations. During the year ended June 30, 2015, the Company recorded a contingent provision for the Part XII.6 taxes and related penalties for the indemnification liability to subscribers for taxes and penalties related to the CEE renunciation shortfall. During the year ended June 30, 2017, the Company paid $131,320 (2015: $nil) in Part XII.6 taxes related to a revised estimate of the CEE renunciation shortfall and maintained the existing contingent provision amount for the indemnification liability to subscribers for taxes and penalties. During the year ended June 30, 2017, the contingent provision was adjusted due to foreign exchange fluctuations to $182,883 (June 30, 2016: $182,742).

(b)	On July 30, 2016, the Company concluded a legal settlement with the Company’s former Chief Financial Officer, whereby a severance of $34,457 (CAD$44,750) was awarded and paid in full.

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

14.     Income Taxes

Below is a reconciliation of the United States income tax provision at the statutory rate of 35% to the actual provision:

	June 30, 2017	June 30, 2016
Net Loss	(3,999,358)	(1,633,713)
Statutory rate	35.00%	35.00%

Expected income tax recovery	(1,399,775)	(571,800)
Tax rate changes and other adjustments	(147,580)	(703,720)
Stock based compensation	278,200	116,020
Change in tax benefits not recognized	1,260,325	1,415,360
Non-deductible expenses	8,830	(255,860)
Income tax recovery	-	-

Deferred Tax

The Company’s future income tax assets and liabilities as at June 30, 2017 and 2016 are as follows:

	June 30, 2017	June 30, 2016
Property, plant and equipment	31,780	29,230
Non-capital losses – United States	7,041,230	7,562,070
Exploration expenditures	13,046,610	11,259,980
Other deductible temporary differences	6,890	6,890
Deferred tax assets	20,126,511	18,858,170
Less: valuation allowance	(20,126,511)	(18,858,170)
Net deferred tax liabilities	-	-

NextSource Materials Inc. Notes to Consolidated Financial Statements For the years ended June 30, 2017 and 2016 (Expressed in US Dollars)

14.     Income Taxes (Continued)

The United States net operating loss carry forwards expire as noted in the table below. The remaining deductible temporary differences may be carried forward indefinitely. Deferred tax assets have not been recognized in respect of these items because it is not probable that future taxable profit will be available against which the group can utilize the benefits there from.

The Company's United States net operating losses expire as follows:

Expiration Year	Tax Loss $
2025	4,130
2026	29,460
2027	283,870
2028	909,180
2029	341,250
2030	3,435,600
2031	3,998,670
2032	5,264,970
2033	4,956,930
2034	3,642,800
2035	4,880,240
2036	4,549,970
2037	4,978,979
Operating loss carry forwards	37,276,037

Revocable Proxy – NextSource Materials Inc.

Proxy for the Annual and Special Meeting of Stockholders

This Proxy is solicited on behalf of the Board of Directors and management of NextSource Materials Inc. (the "Company") for the 2017 Annual and Special Meeting of Stockholders (“2017 Meeting”) to be held at the Company offices at 145 Wellington Street West, Suite 1001, Toronto, Ontario on December 5, 2017 at 10:00 a.m., local time.

The undersigned, a holder of Shares of the Company, hereby appoints John Sanderson and/or Craig Scherba (the "Proxyholders"), or, _______________________________________(print name) and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the Shares of the Company which the undersigned would be entitled to vote if personally present at the 2017 Meeting, and at any adjournment or postponement thereof, in all matters indicated on the reverse side hereof, and with discretionary authority to vote as to any other matters that may properly come before such meeting.

	For	Withhold
Proposal 1 - The election of the following individuals as Directors of the Company, each to serve a term of one year or until their successor is duly elected or appointed.
John Sanderson	[_____]	[_____]
Craig Scherba	[_____]	[_____]
Quentin Yarie	[_____]	[_____]
Robin Borley	[_____]	[_____]
Dean Comand	[_____]	[_____]
Dalton Larson	[_____]	[_____]

	For	Against	Abstain

Proposal 2 - To ratify the appointment of MNP LLP, Chartered Accountants, as the
Company’s independent registered public accounting firm for the fiscal year ending
June 30, 2018 and allow the directors to fix their remuneration.	[_____]	[_____]	[_____]

Proposal 3 - To approve the amendment of the articles of incorporation or articles of continuance of the Company, as applicable, to be completed at the Board’ sole discretion, to effect the Share Consolidation with an Exchange Ratio between 1-for 5 and 1-for-10.

	[_____]	[_____]	[_____]

Proposal 4 – To authorize the Board to effect the Redomicile and to approve the Plan of
Conversion, Articles of Conversion, Articles of Continuance, amendment of the Articles
of Incorporation and the New By-Laws.	[_____]	[_____]	[_____]

Proposal 5 - To approve by an advisory vote in respect of executive officer compensation.	[_____]	[_____]	[_____]

Signature of Stockholder	Name of Stockholder (print exactly as it appears hereon)

Number of Shares Held	Certificate Number	Date

This proxy should be read in conjunction with the meeting materials prior to voting. To be valid, this proxy must be signed. When signed, this Proxy will be voted in the manner directed. If no direction is given, this Proxy will be voted FOR proposals 1, 2, 3, 4, 5 & 6. By completing and returning this proxy, you are granting the Proxyholders, and each of them, the right and authority to vote in their discretion with respect to any amendments to any of the above proposals, as well as with respect to any other matter that may properly be brought before the 2017 Meeting, in each case in accordance with the judgment of the person or persons voting. The Company does not expect that any matter other those noted above to be brought before the 2017 Meeting.

Once completed send the proxy to TSX Trust Company, 301 - 100 Adelaide Street West, Toronto, ON, M5H 4H1, Canada (fax: (416) 595-9593). The proxy must be received on or before December 1, 2017 at 10:00 a.m. (ET). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If you appoint Management’s nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management voting recommendations highlighted for each resolution. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose. This proxy confers discretionary authority on the person named to vote in their discretion with respect to amendments or variations to the matters identified in the Notice of the Meeting accompanying the proxy or such other matters which may properly come before the Meeting or any adjournment or postponement thereof. Please date the proxy. If the proxy is not dated, it is deemed to bear the date of its being mailed to the Stockholders of the Company. Late proxies may be accepted or rejected by the Chairman of the Meeting at their discretion. If the Stockholder is a corporation, the proxy must be executed by an officer or attorney thereof duly authorized, and the Stockholder may be required to provide documentation evidencing the signatory’s power to sign the proxy.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Under Section 124(1) of the CBCA, we may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or the other entity on condition that (i) the individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The CBCA also provides, under Section 124(2), that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with a proceeding described above; provided however, that the individual shall repay the moneys if the individual does not fulfill condition (i) and where applicable, condition (ii) above.

Furthermore, under Section 124(4) of the CBCA, we may, with court approval, indemnify an individual described in the first paragraph above or advance moneys as described in second paragraph above in respect of an action by or on behalf of the Company or another entity to procure a judgment in its favor, to which the individual is made a party by reason of the individual’s association with the Company or such other entity described in the first paragraph, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if the individual fulfils condition (i) and where applicable, condition (ii), above.

An individual referred to in the first paragraph is entitled to indemnification from the Company as a matter of right if such individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done and fulfils conditions (i) and (ii) above.

Our New By-laws require us to indemnify our directors and officers against all damages incurred in connection with our business to the fullest extent provided or allowed by the CBCA, and provides further, that, to the fullest extent permitted by the CBCA, a director of our Company shall not be personally liable to the Company or our shareholders for monetary damages for breach of fiduciary duty as a director.

Our New By-laws also require us to indemnify all our officers and directors for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent permitted by the CBCA. Our New By-laws prohibit us from indemnifying any of our officers or directors who is not otherwise entitled to indemnification in the preceding sentence, unless approved by our board of directors.

The CBCA also permits the Company to purchase and maintain insurance for the benefit of an individual referred to in the first paragraph against any liability incurred by the individual in the individual’s capacity as a director or officer of the Company or in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at our request. We maintain a directors’ and officers’ liability insurance policy which insures directors and officers for losses as a result of claims based upon the acts or omissions of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

1

Item 21. Exhibits and Financial Statement Schedules.

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7)       To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)       That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(9)       That every prospectus (i) that is filed pursuant to paragraph (8) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(10)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(11)      To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(12)      To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 30th day of October, 2017.

NEXTSOURCE MATERIALS INC.

By:	/s/ Craig Scherba
Craig Scherba
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ Craig Scherba	President and Chief Executive Officer, Director (Principal Executive Officer)	October 30, 2017
Craig Scherba

*	Chief Financial Officer (Principal Financial and Accounting Officer)	October 30, 2017
Marc Johnson

*	Chairman of the Board of Directors, Director	October 30, 2017
John Sanderson

*	Director	October 30, 2017
Robin Borley

*	Director	October 30, 2017
Quentin Yarie

*	Director	October 30, 2017
Dean Comand

*	Director	October 30, 2017
Dalton Larson

* By:      /S/ Craig Scherba

Craig Scherba

Attorney-in-Fact

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EXHIBIT INDEX

Exhibit		Filed with this		Incorporated by Reference
Number	Exhibit Title	Form S-4	Form	File No.	Exhibit	Date Filed
2.1	Plan of Conversion (incorporated from Appendix “C” to the proxy statement/prospectus)	X
3.1	Articles of Incorporation of NextSource Materials Inc.		S-4	333-220899	3.1	October 11, 2017
3.2	Third Amended and Restated Bylaws of NextSource Materials Inc.		8-K	000-51151	3.2	April 24, 2017
3.3	Form of Articles of Continuance at the effective time of the Redomicile (incorporated from Appendix “D” to the proxy statement/prospectus)	X
3.4	Form of New Bylaws at the effective time of the Redomicile (incorporated from Appendix “E” to the proxy statement/prospectus)	X
4.1	Amended and Restated 2006 Stock Option Plan of NextSource Materials Inc.		S-8	333-201793	4.1	January 30, 2015
4.2	Stock Option Plan of NextSource Materials Inc.		S-8	333-220802	4.1	October 4, 2017
4.3	Form of warrant relating to private placement completed during June 2014		10-K	000-51151	4.8	September 28, 2017
4.4	Form of warrant relating to private placement completed during July 2015		10-K	000-51151	4.5	September 28, 2017
4.5	Form of warrant relating to private placement completed during February 2016		10-K	000-51151	4.6	September 28, 2017
4.6	Form of warrant relating to private placement completed during April 2016		10-K	000-51151	4.7	September 28, 2017
5.1	Opinion of Cassels Brock & Blackwell LLP as to the validity of the securities being registered	X
8.1	Opinion of Dorsey & Whitney LLP as to certain U.S. tax matters	X
8.2	Opinion of Cassels Brock & Blackwell LLP as to certain Canadian tax matters	X
10.1	Sale and Purchase Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014		10-Q	000-51151	10.8	May 14, 2014
10.2	ERG Project Minerals Rights Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014		10-Q	000-51151	10.9	May 14, 2014
10.3	Green Giant Joint Venture Agreement between Malagasy Minerals Limited and NextSource Materials Inc. dated April 16, 2014		10-Q	000-51151	10.10	May 14, 2014
10.4	Employment Agreement with Craig Scherba		10-K	000-51151	10.4	September 28, 2017
10.5	Employment Agreement with Brent Nykoliation		10-K	000-51151	10.5	September 28, 2017
10.6	Management Consulting Agreement with Marc Johnson		10-K	000-51151	10.6	September 28, 2017
10.7	Management Consulting Agreement with R. Borley		10-K	000-51151	10.7	September 28, 2017
21.1	Subsidiaries of the Company		10-K	000-51151	21	September 28, 2017
23.1	Consent of MNP LLP	X
23.2	Consent of Cassels Brock & Blackwell LLP ( included in the opinion filed as Exhibit 5.1 and 8.2 hereto)	X
23.3	Consent of Dorsey & Whitney LLP ( included in the opinion filed as Exhibit 8.1 hereto)	X
23.4	Consent of Roskill Consulting Group Ltd.	X
23.5	Consent of Craig Scherba	X
23.6	Consent of Caracle Creek International Consulting (Pty) Ltd.	X
23.7	Consent of DRA Projects (Pty) Ltd.	X
23.8	Consent of Metpro Management Inc.	X
23.9	Consent of Met63 (Pty) Ltd.	X
23.10	Consent of EVH Consulting (Pty) Ltd.	X
23.11	Consent of Epoch Resources (Pty) Ltd.	X
23.12	Consent of GCS Consulting (Pty) Ltd.	X
23.13	Consent of Erudite Projects (Pty) Ltd.	X
23.14	Consent of Erudite Strategies (Pty) Ltd.	X
24	Powers of Attorney		S-4	333-220899	24	October 11, 2017

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